Prospectus

Filed Pursuant Rule 424(b)(3)
Registration No. 333-257801

ATI Physical Therapy, Inc.

196,770,282 shares of Common Stock

Up to 9,866,657 shares of Common Stock Issuable upon Exercise of the Warrants

This prospectus relates to: (1) the issuance by us of up to 6,899,991 shares of common stock, par value $0.0001 per share (“Common Stock”), of ATI Physical Therapy, Inc., a Delaware corporation (the “Company,” “we,” “our”) that may be issued upon exercise of the Public Warrants (the “Public Warrants”) at an exercise price of $11.50 per share, (2) the issuance by us of up to 2,966,666 shares of Common Stock issuable upon the exercise of 2,966,666 warrants (“Private Placement Warrants” and together with the Public Warrants, the “Warrants”) originally issued to the Sponsor (as such term is defined under “Selected Definitions”) in a private placement, currently exercisable at a price of $11.50 per Private Placement Warrant, (2) the offer and sale, from time to time by the selling security holders identified in this prospectus (the “Selling Securityholders”), or their permitted transferees of up to 181,770,282 shares of Common Stock currently outstanding and (3) up to 15,000,000 shares of Common Stock that may be issued in the form of Common Stock pursuant to the earnout provisions of the Merger Agreement.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of the securities under this prospectus, although we could receive up to approximately $113,466,556 for the issuance by us of the Common Stock registered under this prospectus assuming the exercise of all the outstanding Warrants, to the extent such warrants are exercised for cash. However, we will pay the expenses associated with the sale of securities pursuant to this prospectus. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes.

Information regarding the Selling Securityholders, the amounts of shares of Common Stock that may be sold by them and the times and manner in which they may offer and sell the shares of Common Stock under this prospectus is provided under the sections entitled “Selling Securityholders” and “Plan of Distribution,” respectively, in this prospectus. The Selling Securityholders may sell any, all, or none of the securities offered by this prospectus.

The Selling Securityholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock and our Public Warrants, which are not being registered hereunder, are listed on the New York Stock Exchange, or NYSE, under the symbol “ATIP” and “ATIPWS” respectively. On July 29, 2021, the last reported sale prices of our Common Stock was $3.63 per share and the last reported sales price of our Public Warrants was $0.78 per warrant.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2021

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information about the Company, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any securities. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information contained in this prospectus may change after the date of this prospectus. Do not assume after the date of this prospectus that the information contained in this prospectus is still correct.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, from time to time, the Selling Securityholders may offer and sell the securities offered by them described in this prospectus in one or more offerings from time to time through any means described in the section entitled “Plan of Distribution.” We may use the shelf registration statement to issue shares of Common Stock upon exercise of the Public Warrants. We will receive proceeds from any exercise of the Public Warrants for cash. Additional information about any offering may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find Additional Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

On June 16, 2021 (the “Closing Date”), we consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated as of February 21, 2021 (the “Merger Agreement”), by and among Fortress Value Acquisition Corp. II, a Delaware corporation (“FAII”), FVAC Merger Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of FAII (“Merger Sub”), and Wilco Holdco, Inc., a Delaware corporation (“Wilco”), which provided for, among other things, the merger of Merger Sub with and into Wilco, with Wilco being the surviving corporation and a direct, wholly-owned subsidiary of FAII (the “Merger,” and together with the other transactions and ancillary agreements contemplated by the Merger Agreement, the “Business Combination”). In connection with the Closing, we changed our name from “Fortress Value Acquisition Corp. II” to “ATI Physical Therapy, Inc.”

In connection with the closing of the Business Combination (the “Closing”), we own, directly or indirectly, 100% of the stock of Wilco and its subsidiaries, and the stockholders of Wilco as of immediately prior to the effective time of the Merger (the “ATI Stockholders”) hold a portion of our Common Stock.

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On the Closing Date, a number of purchasers (each, a “Subscriber”) purchased from the Company an aggregate of 30,000,000 shares of Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of approximately $300 million, pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into concurrently with the Merger Agreement, effective as of February 21, 2021. Pursuant to the Subscription Agreements, we gave certain registration rights to the Subscribers with respect to the PIPE Shares.

MARKET AND OTHER INDUSTRY DATA

Certain market and industry data included in this prospectus, including the size of certain markets and our size or position within these markets, including our products, are based on estimates of our management and third-party reports. Management estimates have been derived from our management’s knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate, which, in each case, we believe are reliable.

We are responsible for all of the disclosure in this prospectus and while we believe the data from these sources to be accurate and complete, we have not independently verified data from these sources or obtained third-party verification of market share data and this information may not be reliable. In addition, these sources may use different definitions of the relevant markets. Data regarding our industry is intended to provide general guidance but is inherently imprecise.

Assumptions and estimates of our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors—Risks Relating to our Business and Industry.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Notes Regarding Forward-Looking Statements.”

SELECTED DEFINITIONS

Unless stated in this prospectus or the context otherwise requires, references to:

•	“Amended and Restated Bylaws” means the certain Amended and Restated Bylaws of the Company, adopted at the closing of the Business Combination.

•	“ATI” means ATI Physical Therapy, Inc. (f/k/a Fortress Value Acquisition Corp. II prior to the consummation of the Business Combination) and its consolidated subsidiaries.

•	“ATI Preferred Stock” means collectively, series A-1 and series A-2 shares of Wilco preferred stock.

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“A&R RRA” means that certain Amended and Restated Registration Rights Agreement, as amended, effective at the closing of the Business Combination, by and among FAII, Fortress Acquisition Sponsor II LLC and the other parties thereto.

•	“A&R RRA Parties” means FAII, Fortress Acquisition Sponsor II LLC and the other signatories to the A&R RRA.

•	“The Board,” “Board of Directors” or “our Board” means the board of directors of ATI.

•	“Closing” means the closing of the transactions contemplated by the Merger Agreement.

•	“Closing Date” means June 16, 2021.

•	“Common Stock” means the shares of Common Stock, par value $0.0001 per share, of “ATI.”

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“Earnout Shares” means the up to an additional 15,000,000 shares of Common Stock Wilco Acquisition and its designees (“Eligible ATI Equityholders”) have a contingent right to receive pursuant to the earnout provisions in the Merger Agreement.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“FAII” means Fortress Value Acquisition Corp. II, a Delaware corporation (n/k/a ATI Physical Therapy, Inc. following the consummation of the Business Combination).

•	“FAII Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of FAII, (following the consummation of the Business Combination, “Common Stock”).

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“FAII Class F common stock” means the shares of Class F common stock, par value $0.0001 per share, of FAII, which upon consummation of the Business Combination were converted into FAII Class A common stock.

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“FAII Common Stock” means the shares of common stock, par value $0.0001 per share, of FAII, consisting of FAII Class A common stock and FAII Class F common stock, prior to the consummation of the Business Combination.

•	“Founder Shares” means shares of FAII Class F common stock initially purchased by the Insiders whether or not converted into shares of FAII Class A common stock.

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“FAII’s IPO” means FAII’s initial public offering, consummated on August 14, 2020, through the sale of 34,500,000 units (including 4,500,000 units sold pursuant to the underwriters’ exercise of their over-allotment option) at $10.00 per unit.

•	“Insiders” means holders of Founder Shares prior to FAII’s IPO.

•	“Merger Sub” means FAII Merger Corp. II, a Delaware corporation, wholly owned subsidiary of FAII prior to the consummation of the Business Combination.

•	“NYSE” means the New York Stock Exchange.

•	“Parent Sponsor Letter Agreement” means that certain amended and restated letter agreement dated February 21, 2021, by and among FAII, the Company and the Insiders.

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“PIPE Investors” means the Sponsor and certain other investors who entered into Subscription Agreements with FAII (together with any permitted assigns under the Subscription Agreements) in connection with the Business Combination.

•	“Private Placement Warrants” means the 2,966,666 warrants to purchase shares of Common Stock purchased in a private placement in connection with FAII’s IPO.

•	“Public Warrants” means the warrants included in the public units issued in FAII’s IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms.

•	“SEC” means the United States Securities and Exchange Commission.

•	“Second Amended and Restated Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of ATI, adopted at the closing of the Business Combination.

•	“Securities Act” means the Securities Act of 1933, as amended.

•	“Sponsor” means Fortress Acquisition Sponsor II LLC, a Delaware limited liability company.

•	“Stockholders Agreement” means the Stockholders Agreement dated February 21, 2021, by and among the Fortress Value Acquisition Corp. II and the other parties thereto.

•	“Subscription Agreements” means those certain Subscription Agreements, each dated as of February 21, 2021, by and between FAII and each of the PIPE Investors.

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“Vesting Shares” means the shares of Common Stock issued upon the conversion of the Founder Shares (shares of FAII Class F common stock initially purchased by holders of Founder Shares prior to the FAII’s IPO), which are subject to certain vesting and forfeiture provisions.

•	“Wilco Acquisition” means Wilco Acquisition, L.P., a Delaware limited partnership.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this prospectus, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including:

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our dependence upon governmental and third party private payors for reimbursement and that decreases in reimbursement rates or changes in payor and service mix may adversely affect our financial results;

•	federal and state governments’ continued efforts to contain growth in Medicaid expenditures, which could adversely affect the Company’s revenue and profitability;

•	payments that we receive from Medicare and Medicaid being subject to potential retroactive reduction;

•	risks associated with public health crises, including COVID-19;

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our inability to realize the anticipated benefits of the Business Combination and compete effectively in a competitive industry subject to rapid technological change including competition that could impact our ability to recruit and retain skilled physical therapists;

•	the outcome of any legal proceedings instituted against us or any of our directors or officers, following the announcement of the Business Combination;

•	risks associated with future acquisitions, which may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities;

•	our operations are subject to extensive regulation and macroeconomic uncertainty;

•	failure of third-party customer service and technical support providers to adequately address customers’ requests;

•	our dependence upon the cultivation and maintenance of relationships with customers, suppliers, physicians and other referral sources;

•	the severity of the weather and natural disasters that can occur in the regions of the U.S. in which we operate, which could cause disruption to our business;

•	risks associated with applicable state laws regarding fee-splitting and professional corporation laws;

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inspections, reviews, audits and investigations under federal and state government programs and payor contracts that could have adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition and reputation;

•	our facilities face competition for experienced physical therapists and other clinical providers that may increase labor costs and reduce profitability;

•	risks associated with our reliance on IT in critical areas of our operations;

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our failure to maintain financial controls and processes over billing and collections or disputes with third-parties could have a significant negative impact on our financial condition and results of operations;

•	risk resulting from the Warrants, Earnout shares and Vesting shares being accounted for as liabilities;

•	costs related to operating as a public company and our ability to maintain the listing of our securities on the NYSE;

•	the risk that we may be required to recognize an impairment of our goodwill and other intangible assets, which represent a significant portion of our total assets; and

•	those factors discussed under the heading “Risk Factors” and elsewhere in this prospectus.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including, in particular, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes.

As used in this prospectus, unless the context otherwise requires or indicates, references to “ATI,” “Company,” “we,” “our,” and “us,” refer to ATI Physical Therapy, Inc. and its subsidiaries.

Overview

We are a nationally recognized outpatient physical therapy provider specializing in outpatient rehabilitation and adjacent healthcare services, with nearly 900 clinics (as well as 22 clinics under management service agreements) located in 24 states as of March 31, 2021. We operate with a commitment to providing our patients, medical provider partners, payors and employers with evidence-based, patient-centric care.

We offer a variety of services within our clinics, including physical therapy to treat spine, shoulder, knee and neck injuries or pain; work injury rehabilitation services, including work conditioning and work hardening; hand therapy; and other specialized treatment services. Our team of professionals is dedicated to returning patients to optimal physical health.

Physical therapy patients benefit from team-based care, robust techniques and individualized treatment plans in an encouraging environment. To achieve exceptional results, we use an extensive array of techniques including therapeutic exercise, manual therapy and strength training, among others. Our physical therapy model aims to deliver optimized outcomes and time to recovery for patients, insights and service satisfaction for referring providers and predictable costs and measurable value for payors.

In addition to providing services to physical therapy patients at outpatient rehabilitation clinics, we provide services through our ATI Worksite Solutions (“AWS”) program, Management Service Agreements (“MSA”), Home Health, and Sports Medicine arrangements. AWS provides an on-site team of healthcare professionals at employer worksites to promote work-related injury prevention, facilitate expedient and appropriate return-to-work follow-up and maintain the health and well-being of the workforce. MSA contracts with clinics or physician offices may provide dedicated service teams to oversee management and other physical therapy services. Home Health offers in-home rehabilitation. Sports Medicine arrangements provide certified healthcare professionals to various schools, universities and other institutions to perform on-site physical therapy and rehabilitation services.

Recent Developments

Business Combination Completion

On the Closing Date, we consummated the previously announced business combination pursuant to the Merger Agreement, which provided for, among other things, the merger of Merger Sub with and into Wilco, with Wilco being the surviving corporation and a direct, wholly-owned subsidiary of FAII. On the Closing Date and in connection with the closing of the Business Combination, we changed our name from Fortress Value Acquisition Corp. II to ATI Physical Therapy, Inc.

Pursuant to the Parent Sponsor Letter Agreement entered into concurrently with the Merger Agreement, all of the Founder Shares and shares of Common Stock issued upon the exercise or conversion of the Founder Shares (the “Vesting Shares”) are subject to vesting and forfeiture provisions as follows: (i) 33.33% of the

Vesting Shares beneficially owned by the Insiders shall vest at such time as a $12.00 Common Share Price is achieved, (ii) 33.33% of the Vesting Shares beneficially owned by the Insiders shall vest at such time as a $14.00 Common Share Price is achieved and (iii) 33.34% of the Vesting Shares beneficially owned by the Insiders shall vest at such time as a $16.00 Common Share Price is achieved, in each case on or before the date that is ten years after the Closing Date. The “Common Share Price” will be considered achieved only when the VWAP equals or exceeds the applicable threshold for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination.

The Sponsor and each of the Insiders shall not (and will cause its respective affiliates not to) directly transfer any unvested Founder Shares or shares of Common Stock issued or issuable upon the exercise or conversion of the unvested Founder Shares prior to the later of (x) the expiration of the applicable lock-up period and (y) the date such Founder Shares converted into Common Stock become vested as described above.

Wilco Acquisition and its designees have the contingent right to receive up to an additional 15,000,000 shares of Common Stock (the “Earnout Shares”), on or before the date that is ten years after the consummation of the Business Combination, if the VWAP of our Common Stock exceeds certain thresholds. In the event the VWAP of our Common Stock is greater than (i) $12.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there shall be a one-time issuance of 5,000,000 shares of our Common Stock, (ii) $14.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there shall be a one-time issuance of 5,000,000 shares of our Common Stock and (iii) $16.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there shall be a one-time issuance of 5,000,000 shares of our Common Stock.

Recently announced trends and preliminary results

Set forth below is certain unaudited selected financial and other data for the three months ended June 30, 2021 and 2020, as well as for the three months ended March 31, 2021. Our final unaudited interim condensed consolidated financial statements for the three- and six-month periods ended June 30, 2021 are not yet available. The following information reflects our expectations based on currently available information, is not a comprehensive statement of our financial results and is subject to change.

Our financial closing procedures for the three months ended June 30, 2021 are not yet complete and, as a result, our final results upon completion of our closing procedures may vary from the information herein. This information should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with GAAP. Further, these results are not necessarily indicative of the results to be expected for the remainder of the year or any future period. See the sections titled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information regarding factors that could affect our results in future periods.

The preliminary financial and other data for the three months ended June 30, 2021 and 2020, as well as for the three months ended March 31, 2021, presented below have been prepared by, and are the responsibility of, management. PricewaterhouseCoopers LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to such preliminary data for the three months ended June 30, 2021 and 2020. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Summary of key performance results in second quarter 2021, in addition to prior sequential quarter and prior comparative quarter, were as follows ($’s in millions, except on per visit basis):

Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Visits per Day (in thousands)	21.6	19.5	12.6
growth rate, quarter over quarter	10.5%	—	—
growth rate, year over year	70.6%	—	—

Rate per Visit	$106.26	$107.56	$117.41
growth rate, quarter over quarter	(1.2)%	—	—
growth rate, year over year	(9.5)%	—	—

Net Operating Revenue	$164.0	$149.1	$107.8
growth rate, quarter over quarter	10.0%	—	—
growth rate, year over year	52.1%	—	—

Clinic Salaries and Related Costs	$80.9	$80.7	$54.0
As % net operating revenue	49.3%	54.1%	50.1%

Net (Loss) Income before Taxes	$(5.5)	$(28.3)	$8.2
Net (loss) income before taxes margin	(3.4)%	(19.0)%	7.6%

Net (Loss) Income(1)	—	$(17.8)	$4.6
Net (loss) income margin	—	(12.0)%	4.3%

Adjusted EBITDA(2)	$24.0	$5.6	$45.5
Adjusted EBITDA margin	14.6%	3.8%	42.2%

Net (Decrease) Increase in Cash	$(7.1)	$(44.5)	$93.4

(1)

At this time, we are not yet able to calculate Income tax expense without unreasonable efforts, and accordingly, Net income (loss) for the quarter ended June 30, 2021 and will provide such totals in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 when filed.

(2)

A reconciliation of our non-GAAP results to our GAAP results is included below. See “Non-GAAP Financial Measures” below and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Non-GAAP Financial Measures.”

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Visits per Day (“VPD”) were 21,569, compared to 19,520 in the first quarter of 2021 and 12,643 in the second quarter of 2020, an increase of 10.5% quarter over quarter and 70.6% year over year as a result of continued volume increases as COVID-19 restrictions in local markets evolved and referral levels improved, steadily increasing demand for our services.

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Rate per Visit (“RPV”) was $106.26, compared to $107.56 in the first quarter of 2021 and $117.41 in the second quarter of 2020, a decrease of 1.2% quarter over quarter and 9.5% year over year driven by a faster rebound in lower reimbursing vs. higher reimbursing payors and state mix shift.

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Net operating revenue was $164.0 million, compared to $149.1 million in the first quarter of 2021 and $107.8 million in the second quarter of 2020, an increase of 10.0% quarter over quarter and 52.1% year over year. The increase was driven by higher patient visit volumes, partially offset by lower RPV.

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Clinic salaries and related costs were $80.9 million, compared to $80.7 million in the first quarter of 2021 and $54.0 million in the second quarter of 2020. Clinic salaries and related costs as a percentage of net operating revenue were 49.3%, compared to 54.1% in the first quarter of 2021 and 50.1% in the second quarter of 2020. The decreasing expense ratio was primarily driven by higher clinic labor productivity.

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Net (loss) income before taxes was $(5.5) million, compared to $(28.3) million in the first quarter of 2021 and $8.2 million in the second quarter of 2020. Net (loss) income before taxes margin was (3.4)%, compared to (19.0)% in the first quarter of 2021 and 7.6% in the second quarter of 2020.

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Net (loss) income was $(17.8) million in the first quarter of 2021 and $4.6 million in the second quarter of 2020. Net (loss) income margin was (12.0)% in the first quarter of 2021 and 4.3% in the second quarter of 2020. At this time, we are not yet able to calculate income tax expense for the second quarter 2021 without unreasonable efforts and, accordingly second quarter 2021 net (loss) income will not be reported until we file our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

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Adjusted EBITDA was $24.0 million, compared to $5.6 million in the first quarter of 2021 and $45.5 million (which includes CARES Act Provider Relief Funds of $44.3 million) in the second quarter of 2020. Adjusted EBITDA margin was 14.6%, compared to 3.8% in the first quarter of 2021 and 1.1% (excluding CARES Act Provider Relief Funds of $44.3 million) in the second quarter of 2020. The increase in margin was primarily driven by higher clinic labor productivity and the operating leverage inherent in our business model.

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Net (decrease) increase in cash was $(7.1) million, compared to $(44.5) million in the first quarter of 2021 and $93.4 million in the second quarter of 2020 (including $118.2 million of cash flow resulting from the CARES Act Provider Relief Funds and MAAPP).

Summary of key balance sheet items as of end of second quarter 2021 were as follows ($’s in millions):

•	Cash and cash equivalents totaled $90.6 million. The revolving credit facility was undrawn with available capacity of $68.8 million, net of usage by letters of credit.

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Gross debt totaled $559.1 million, and net debt (i.e. gross debt less $90.6 million of unrestricted cash) was $468.5 million. With the latest twelve months Adjusted EBITDA of $112.8 million as of June 30, 2021, gross and net debt leverage ratios were 5.0x and 4.2x, respectively.

Non-GAAP Financial Measures

The following table reconciles the supplemental non-GAAP financial measures, as defined under the rules of the SEC, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. We believe Adjusted EBITDA and Adjusted EBITDA margin (i.e. Adjusted EBITDA divided by Net Operating Revenue) assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Information provided for the twelve months ended June 30, 2021 (or LTM) refers to the four-quarter period ended June 30, 2021. We regularly compute and review our key GAAP and non-GAAP measures on a last twelve months basis as it is used by management and our board of directors to assess our financial performance. Measures calculated on an LTM basis are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry.

Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or the ratio of net income (loss) to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of cash available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We have reconciled Adjusted EBITDA to Net income (loss) for all historical periods. We are not able to reconcile to Net income (loss) for the period ended June 30, 2021 at this time, because the information necessary to complete that reconciliation is not yet available without unreasonable effort, and will provide such reconciliation in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 when filed, and are not able to provide a reconciliation for Adjusted EBITDA forecast for future periods. Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Reconciliation of GAAP to Non-GAAP Financial Measures

$ in thousands	Twelve months ended	Three months ended June 30,		Six months ended June 30,		Three months ended March 31,
Unaudited	June 30, 2021	2021	2020	2021	2020	2021
(Loss) income before taxes	$(30,358)	$(5,526)	$8,164	$(33,859)	$(1,734)	(28,333)
Income tax expense (benefit)(1)			3,568		1,776	(10,515)

Net income (loss)(1)			4,596		(3,510)	(17,818)

Plus (minus):
Net income attributable to non-controlling interest	(4,449)	(1,252)	(1,855)	(2,561)	(3,185)	(1,309)
Income tax expense (benefit)			3,568		1,776	(10,515)
Interest expense, net	65,469	15,632	17,683	31,719	35,541	16,087
Interest expense on redeemable preferred stock	20,137	4,779	4,604	10,087	8,981	5,308
Depreciation and amortization expense	38,720	9,149	9,763	18,768	19,748	9,619

EBITDA	$89,519	$22,782	$38,359	$24,154	$59,351	$1,372
Changes in fair value of warrant liability and contingent common shares liability(2)	(25,487)	(25,487)	—	(25,487)	—	—
Loss on debt extinguishment(3)	5,534	5,534	—	5,534	—	—
Loss on settlement of redeemable preferred stock(4)	14,037	14,037	—	14,037	—	—
Transaction and integration costs(5)	10,320	3,580	100	6,498	968	2,918
Share-based compensation	4,593	3,112	466	3,616	960	504
Pre-opening de novo costs(6)	1,578	441	268	875	862	434
Reorganization and severance costs(7)	5,477	—	1,255	362	2,397	362
Business optimization costs(8)	2,969	—	5,011	—	7,408	—
Charges related to lease terminations(9)	4,253	—	—	—	—	—

Adjusted EBITDA	$112,793	$23,999	$45,459	$29,589	$71,946	$5,590
Adjusted EBITDA margin	18.3%	14.6%	42.2%	9.5%	24.8%	3.8%

(1)

We have reconciled Adjusted EBITDA to Net income (loss) for all historical periods. At this time, we are not yet able to reconcile to Net income (loss) for the period ended June 30, 2021 and will provide such reconciliation in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 when filed.

(2)	Represents non-cash charges related to the change in the estimated fair value of Warrants, Earnout Shares and Vesting Shares
(3)

Represents charges related to the derecognition of the proportionate amount of remaining unamortized deferred financing costs and original issuance discount associated with the partial repayment of the first lien term loan and derecognition of the unamortized original issuance discount associated with the full repayment of the subordinated second lien term loan.

(4)

Represents loss on settlement of redeemable preferred stock based on the value of cash and equity provided to preferred stockholders in relation to the outstanding redeemable preferred stock liability at the time of the closing of the Business Combination.

(5)	Represents costs related to the Business Combination, clinic acquisitions and acquisition-related integration and consulting and planning costs related to preparation to operate as a public company.
(6)	Represents expenses associated with renovation, equipment and marketing costs relating to the start-up and launch of new locations incurred prior to opening.
(7)	Represents severance, consulting and other costs related to discrete initiatives focused on reorganization and delayering of the Company’s labor model, management structure and support functions.
(8)

Represents non-recurring costs to optimize our platform and ATI transformative initiatives. Costs primarily related to duplicate costs driven by IT and Revenue Cycle Management conversions, labor related costs during the transition of key positions and other incremental costs of driving optimization initiatives.

(9)	Represents charges related to lease terminations prior to the end of term for corporate facilities no longer in use.

Recent trends impacting our second quarter results and expectations for future periods, including the full year 2021

As a result of recently developing trends in our business, we are expecting that our results for the coming year will be significantly adversely affected as compared to our prior expectations, including in respect of revenue, net (loss) income and Adjusted EBITDA. These trends are likely to continue to have adverse effects on us in future periods after 2021 as well. We also expect that new clinic openings will be in the range of 55 to 65 clinics for the full year, down from an expectation of 90 clinics.

We believe that these adverse effects are attributable to a combination of factors, which include:

•

The acceleration of attrition in the second quarter and continuing into the third quarter caused, in part, by changes made during the COVID-19 pandemic related to compensation, staffing levels and support for clinicians. We have taken swift actions to offset those changes, but the company expects the impact of attrition in the second and third quarters will impact overall profitability for the year.

•

Labor market dynamics increased competition for the available physical therapy providers in the workforce, creating wage inflation and elevated employee attrition at ATI, negatively affecting our ability to capitalize on continued customer demand.

•

Decrease in rate per visit primarily driven by continuing less favorable payor and state mix when compared to pre-pandemic profile, with general shift from workers compensation and auto personal injury to commercial and government, and further impacted by mix-shift out of higher reimbursement states.

These adverse trends have been partially offset by strong demand for our services.

Our ability to achieve our business plan and expectations for the remainder of 2021 depends upon a number of factors, including the success of a number of steps being taken to significantly reduce attrition of physical therapists and significant hiring of physical therapists.

The Company has determined that the revision to its 2021 forecast constitutes an interim triggering event that requires further analysis with respect to potential impairment to goodwill and trade name intangible assets. Accordingly, the Company is currently performing interim quantitative impairment testing during the third quarter of 2021. If it is determined that the fair value amounts are below the respective carrying amounts, the Company will record an impairment charge which could be material.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As such, we will take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, ATI’s stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following August 14, 2025, the fifth anniversary of the closing of FAII’s IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which ATI is deemed to be a large accelerated filer, which means the market value of our Common Stock that are held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. ATI has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Corporate Information

We were incorporated on June 10, 2020 as a Delaware corporation under the name “Fortress Value Acquisition Corp. II” and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses. On June 16, 2021, in connection with the consummation of the Business Combination, we changed our name to “ATI Physical Therapy, Inc.”

Our principal executive office is located at 790 Remington Boulevard, Bolingbrook, Illinois 60440 and our telephone number is (630) 296-2223. Our website is www.atipt.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

Risk Factors

An investment in our common stock involves substantial risk. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others:

•

our dependence upon governmental and third party private payors for reimbursement and that decreases in reimbursement rates or changes in payor and service mix may adversely affect our financial results;

•	federal and state governments’ continued efforts to contain growth in Medicaid expenditures, which could adversely affect the Company’s revenue and profitability;

•	payments that we receive from Medicare and Medicaid being subject to potential retroactive reduction;

•	risks associated with public health crises, including COVID-19;

•

our inability to realize the anticipated benefits of the Business Combination and compete effectively in a competitive industry subject to rapid technological change including competition that could impact our ability to retain and attract skilled physical therapists;

•	the outcome of any legal proceedings instituted against us or any of our directors or officers, following the announcement of the Business Combination;

•	risks associated with future acquisitions, which may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities;

•	our operations are subject to extensive regulation and macroeconomic uncertainty;

•	failure of third-party customer service and technical support providers to adequately address customers’ requests;

•	our dependence upon the cultivation and maintenance of relationships with customers, suppliers, physicians and other referral sources;

•	the severity of the weather and natural disasters that can occur in the regions of the U.S. in which we operate, which could cause disruption to our business;

•	risks associated with applicable state laws regarding fee-splitting and professional corporation laws;

•

inspections, reviews, audits and investigations under federal and state government programs and payor contracts that could have adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition and reputation;

•	our facilities face competition for experienced physical therapists and other clinical providers that may increase labor costs and reduce profitability;

•	risks associated with our reliance on IT in critical areas of our operations;

•

our failure to maintain financial controls and processes over billing and collections or disputes with third-parties could have a significant negative impact on our financial condition and results of operations;

•	the risk that we may be required to recognize an impairment of our goodwill and other intangible assets, which represent a significant portion of our total assets; and

•	costs related to operating as a public company.

You should carefully review and consider the risk factors set forth under the section entitled “Risk Factors”.

THE OFFERING

Issuance of Common Stock

Shares of Common Stock offered by us	9,866,657 shares of Common Stock, consisting of (i) 6,899,991 shares of Common Stock that may be issued upon exercise of the Public Warrants and (ii) 2,966,666 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants.

Shares of Common Stock outstanding prior to exercise of all Warrants	207,282,536 shares (as of July 27, 2021).

Shares of Common Stock outstanding assuming exercise of all Warrants	217,149,193 shares (based on total shares outstanding as of July 27, 2021).

Exercise price of Warrants	$11.50 per share, subject to adjustment as described herein.

Use of proceeds	We will receive up to an aggregate of approximately $113,466,556 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the Warrants for general corporate purposes.

Resale of Common Stock and Private Placement Warrants

Shares of Common Stock offered by the Selling Securityholders	199,736,948 shares of Common Stock, consisting of (i) 8,625,000 Founder Shares, (ii) 143,145,282 shares of Common Stock subject to the Amended and Restated Registration Rights Agreement, (iii) 2,966,666 shares of Common Stock issuable upon the exercise of the Private Placement Warrants, (iv) 30,000,000 PIPE Shares and (v) up to 15,000,000 Earnout Shares that may be issued in the form of Common Stock pursuant to the earnout provisions in the Merger Agreement.

Private Placement Warrants offered by the Selling Securityholders	2,966,666 Private Placement Warrants.

Use of proceeds	We will not receive any proceeds from the sale of the shares of Common Stock or Private Placement Warrants by the Selling Securityholders.

Restrictions to sell	Certain of our securityholders are subject to certain restrictions on transfer until the termination of applicable lockup periods. See the section entitled “Plan of Distribution – Restrictions to Sell.”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors.”

NYSE ticker symbols	Common Stock: ATIP

Public Warrants: ATIPWS

RISK FACTORS

Investing in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the other information set forth in the registration statement of which this prospectus forms a part, including our financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our Common Stock. If any of the events or developments described below occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Notes Regarding Forward-Looking Statements.”

Risks Relating to our Business and Industry

We depend upon governmental payors through Medicare and Medicaid reimbursement and decreases in Medicare reimbursement rates may adversely affect our financial results.

A significant portion of our net patient revenue is derived from governmental third-party payors. In 2020, approximately 22.2% of our net patient revenue was derived from Medicare and Medicaid and net patient revenues from Medicare and Medicaid were approximately $117.4 million. In recent years, through legislative and regulatory actions, the federal government has made substantial changes to various payment systems under the Medicare program. Additional reforms or other changes to these payment systems may be proposed or adopted, either by the U.S. Congress (“Congress”) or by the Centers for Medicare & Medicaid Services (“CMS”), including bundled payments, outcomes-based payment methodologies and a shift away from traditional fee-for-service reimbursement. If revised regulations are adopted, the availability, methods and rates of Medicare reimbursements for services of the type furnished at our facilities could change. Some of these changes and proposed changes could adversely affect our business strategy, operations and financial results. The Medicare program reimburses outpatient rehabilitation providers based on the Medicare Physician Fee Schedule (“MPFS”). In the 2020 MPFS final rule, CMS proposed an increase to the code values for office / outpatient evaluation and management codes and cuts to other codes to maintain budget neutrality of the MPFS. This change in code valuations became effective January 1, 2021. Under the new code values, physical / occupational therapy services expected to see code reductions resulting in an estimated 9% decrease in payment. In December 2020, Congress passed the Consolidated Appropriations Act, which reduced the original approximately 9% reduction in reimbursement for physical and occupational therapy services in 2021 to approximately 3% and suspended a 2% sequestration deduction through the first quarter of 2021. On April 14, 2021, H.R. 1868 was signed into law. H.R. 1868 extends the suspension of the 2% Medicare sequestration reduction through 2021. The suspension initially went effective on April 1, 2021 and is subject to potential further suspension pending possible Congressional action. Additional reductions in Medicare reimbursement are projected in subsequent years.

Medicare claims for outpatient therapy services furnished by therapy assistants on or after January 1, 2020 must include a modifier indicating the service was furnished by a therapy assistant. Outpatient therapy services furnished on or after January 1, 2022 in whole or part by a therapy assistant will be paid at an amount equal to 85% of the payment amount otherwise applicable for the service. On March 11, 2021, the President of the United States signed into law the American Rescue Plan Act of 2021, which will result in an additional 4% reduction in Medicare reimbursement for all Medicare providers beginning in 2022, unless the reductions are otherwise prevented by Congress.

Statutes, regulations and payment rules governing the delivery of therapy services to Medicare and Medicaid beneficiaries are complex and subject to interpretation. Compliance with such laws and regulations requires significant expense and management attention and can be subject to future government review and interpretation, as well as significant regulatory actions, including fines, penalties and exclusion from the Medicare and Medicaid programs if we are found to be in non-compliance. Any required actions to return to compliance, or any challenges to such regulatory actions, could be costly and time consuming and may not result in a favorable reversal of any such fines, penalties or exclusions.

Given the history of frequent revisions to the Medicare and Medicaid programs and their complexity, reimbursement rates and rules, we may not continue to receive reimbursement rates from Medicare or Medicaid that sufficiently compensate us for services or, in some instances, cover operating costs. Limits on reimbursement rates or the scope of services being reimbursed could have a material adverse effect on our revenue, financial condition and results of operations. Additionally, any delay or default by the federal or state governments in making Medicare or Medicaid reimbursement payments could materially and adversely affect our business, financial condition and results of operations.

We anticipate the federal and state governments to continue their efforts to contain growth in Medicaid expenditures, which could adversely affect our revenue and profitability.

Medicaid spending has increased rapidly in recent years, becoming a significant component of state budgets. This, combined with slower state revenue growth, has led the federal government and many states to institute measures aimed at controlling the growth of Medicaid spending, and in some instances reducing aggregate Medicaid spending. We expect these state and federal efforts to continue for the foreseeable future. Furthermore, not all of the states in which we operate have elected to expand Medicaid as part of federal healthcare reform legislation. There can be no assurance that the program, on the current terms or otherwise, will continue for any particular period of time beyond the foreseeable future. Historically, state budget pressures have translated into reductions in state spending. In addition, an economic downturn, including the consequences of the COVID-19 pandemic, coupled with sustained unemployment, may also impact the number of enrollees in managed care programs as well as the profitability of managed care companies, which could result in reduced reimbursement rates. If Medicaid reimbursement rates are reduced or fail to increase as quickly as our costs, or if there are changes in the rules governing the Medicaid program that are disadvantageous to our business, our business and results of operations could be materially and adversely affected.

Payments we receive from Medicare and Medicaid are subject to potential retroactive reduction.

Payments we receive from Medicare and Medicaid can be retroactively adjusted during the claims settlement process or as a result of post-payment audits. Payors may disallow our requests for reimbursement, or recoup amounts previously reimbursed, based on determinations by the payors or their third-party audit contractors that certain costs are not reimbursable because the documentation provided was inadequate or because certain services were not covered or were deemed medically unnecessary. Significant adjustments, recoupments or repayments of our Medicare or Medicaid revenue, and the costs associated with complying with audits and investigations by regulatory and governmental authorities, could adversely affect our financial condition and results of operations.

Additionally, from time to time we become aware, either based on information provided by third parties and/or the results of internal audits, of payments from payor sources that were either wholly or partially in excess of the amount that we should have been paid for the services provided. We are also subject to regular post-payment inquiries, investigations and audits of the claims we submit to Medicare and Medicaid for payment for our services. These post-payment reviews have increased as a result of government cost-containment initiatives. Overpayments may result from a variety of factors, including insufficient documentation to support the services rendered or the medical necessity of such services, or other failures to document the satisfaction of the necessary conditions of payment. We are required by law in most instances to refund the full amount of the overpayment after becoming aware of it, and failure to do so within requisite time limits imposed by applicable law could lead to significant fines and penalties being imposed on us. Furthermore, initial billing of and payments for services that are unsupported by the requisite documentation and satisfaction of any other conditions of payment, regardless of our awareness of the failure at the time of the billing or payment, could expose us to significant fines and penalties. We and/or certain of our operating companies could also be subject to exclusion from participation in the Medicare or Medicaid programs in some circumstances, in addition to any monetary or other fines, penalties or sanctions that we may incur under applicable federal and/or state law. Our repayment of any overpayments, as well as any related fines, penalties or other sanctions that we may be subject to, and any costs incurred in responding to requests for records or pursuing the reversal of payment denials, could be significant and could have a material and adverse effect on our results of operations and financial condition.

From time to time we are also involved in various external governmental investigations, subpoenas, audits and reviews, including in connection with our claims for reimbursement and associated payments. Reviews, audits and investigations of this sort can lead to governmental subpoenas or other actions, which can result in the assessment of damages, civil or criminal fines or penalties, or other sanctions, including restrictions or changes in the way we conduct business, loss of licensure or exclusion from participation in government programs. Failure to comply with applicable laws, regulations and rules could have a material and adverse effect on our results of operations and financial condition. Furthermore, becoming subject to these governmental subpoenas, investigations, audits and reviews can require us to incur significant legal and document production expenses as we cooperate with the governmental authorities, regardless of whether the particular investigation, audit or review leads to the identification of underlying issues.

We depend upon reimbursement by third-party payors.

A significant portion of our revenue is derived from third-party payors. In 2020, approximately 53.1% of our revenue was derived from commercial payors. These private third-party payors attempt to control healthcare costs by contracting with healthcare providers to obtain services on a discounted basis. We believe that this trend will continue and may limit reimbursement for healthcare services in the future. In addition, Company claims are closely scrutinized, and failure to submit accurate and complete clinical documentation, including specific documentation by the service provider, could result in adverse actions taken by the payor. Further, if insurers or managed care companies from whom we receive substantial payments were to reduce the amounts they pay for services, our profit margins may decline, or we may lose patients if we choose not to renew our contracts with these insurers at lower rates. In addition, in certain geographical areas, our clinics must be approved as providers by key health maintenance organizations and preferred provider plans. Failure to obtain or maintain these approvals would adversely affect our financial results.

If payments from workers’ compensation payors are reduced or eliminated, our revenue and profitability could be adversely affected.

In 2020, approximately 17.6% of our revenue was derived from workers’ compensation payors. State workers’ compensation laws and regulations vary and changes to state laws could result in decreased reimbursement by third-party payors for physical therapy services, which could have an adverse impact on our revenue. Further, payments received under certain workers’ compensation arrangements may be based on pre-determined state fee schedules, which may be impacted by changes in state funding. Any modification to such schedules that reduces our ability to receive payments from workers’ compensation payors could be significant and could have a material adverse effect on our results of operations and financial condition. We may continue to experience unfavorable changes in rates and payor and service mix shifts driven by faster rebound in lower reimbursing payor classes as opposed to higher reimbursing classes such as workers compensation and auto personal injury. These changes may reflect longer term trends in our markets. See “Summary – Recent Developments.” Adverse changes in payor mix and/or payor rates are likely to adversely affect our results of operations in future periods, which effects may be material.

Our payor contracts are subject to renegotiation or termination, which could result in a decrease in our revenue or profits.

The majority of our payor contracts are subject to termination by either party. Such contracts are routinely amended (sometimes through unilateral action by payors with respect to payment policies), renegotiated, subjected to bidding processes with our competitors, or terminated altogether. Oftentimes in the renegotiation process, certain lines of business may not be renewed or a payor may enlarge its provider network or otherwise change the way it conducts its business in a way that adversely impacts our revenue. In other cases, a payor may reduce its provider network in exchange for lower payment rates. Our revenue from a payor may also be adversely affected if the payor alters its utilization management expectations and/or administrative procedures for payments and audits, changes its order of preference among the providers to which it refers business or imposes a third-party administrator, network manager or other intermediary.

We are subject to risks associated with public health crises and epidemics / pandemics, such as COVID-19.

Our operations expose us to risks associated with public health crises and epidemics / pandemics, such as the COVID-19 pandemic that has spread globally since February 2020.

The COVID-19 pandemic has had, and will continue to have, a material and adverse impact on our operations, including through restrictions on the operation of physical locations, potential cancellations of physical therapy patient appointments and a decline in the scheduling of new or additional patient appointments. Due to these impacts and measures, we have experienced, and may continue to experience, significant and unpredictable reductions and cancellations of patient visits.

The continued spread of COVID-19, and the related global, national and regional policy response has also led to disruption and volatility in the global capital markets, which increases economic uncertainty and the cost of, and adversely impacts access to, capital. The COVID-19 pandemic has caused an economic slowdown of potentially extended duration, and could possibly cause a global recession.

Our financial results have been, and are expected to continue to be, negatively impacted by the COVID-19 pandemic, particularly since, as of December 31, 2020, approximately 40% of our customers are in the above-60 age group and may delay their return to physical therapy clinics. Visits per day decreased approximately 50.5%, 27.9% and 24.4% in the quarters ended June 30, 2020, September 30, 2020 and December 31, 2020, respectively, in relation to the comparative prior year periods. While we are experiencing a steady build toward pre-COVID-19 patient volumes across the country, we continue to experience lower aggregate patient volumes in many geographic areas in which we operate as compared to prior to the pandemic. The current economic crisis and increased unemployment rates resulting from COVID-19 have significantly reduced individual disposable income and depressed consumer confidence, which have reduced, and could continue to reduce, customer spend on certain medical procedures, including physical therapy, in both the short- and medium-term. Furthermore, we are unable to predict the impact that COVID-19 may have going forward on our business, results of operations or financial position of any of our major payors, which could impact each payor to a varying degree and at different times and could ultimately impact our own financial performance. Certain of our competitors may also be better equipped to weather the impact of COVID-19 and be better able to address changes in customer demand.

In addition, in response to COVID-19-related public health directives and orders, we have implemented alternative working practices and work-from-home requirements for appropriate employees. At the start of the pandemic and in accordance with many state orders, corporate support staff were asked to work remotely / from home to the greatest extent possible. Over the course of the pandemic, corporate staff have largely continued to work remotely and were asked to consult with their functional leaders as to whether certain job responsibilities needed to be performed from the office from time to time.

At the start of the pandemic, we formed a COVID-19 task force (the “Task Force”), consisting of representatives from clinic operations, human resources, legal, compliance, marketing / communications, sales and strategy, to determine, coordinate and communicate our response to the evolving situation. The Task Force has relied on state and local directives, CDC and Occupational Safety and Health Administration (“OSHA”) guidance and has consulted with a University of Chicago epidemiologist to establish policies and procedures to ensure the health and safety of our employees and patients.

We have implemented enhanced cleaning, sanitization and social distancing protocols and adopted a mask policy for all clinicians, patients and support staff and implemented screening protocols for all employees and patients designed to identify possible COVID-19 symptoms and exclude individuals from clinics or the workplace for the appropriate quarantine period. We launched ATI Connect, a tele-physical therapy platform to offer patients an alternative to in-clinic treatment. Additionally, we developed a corporate support center playbook for communicating and implementing the new policies and issued frequent communications to the staff and the field to ensure compliance with evolving CDC, regulatory and state and local guidance and requirements. These initiatives, and initiatives we may take in the future, require expenditures of time and resources that we would otherwise be investing in growing the business and could result in slower growth and opportunity costs.

To the extent our operating cash flows, together with our cash on hand, become insufficient to cover our liquidity and capital requirements, including funds for any future acquisitions and other corporate transactions, we may be required to seek third-party financing. There can be no assurance that we would be able to obtain any required financing on a timely basis or at all. Further, lenders and other financial institutions could require us to agree to more restrictive covenants, grant liens on our assets as collateral and/or accept other terms that are not commercially beneficial to us in order to obtain financing. Such terms could further restrict our operations and exacerbate any impact on its results of operations and liquidity that may result from COVID-19. In addition, a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our securities.

The full extent to which the COVID-19 pandemic and the various governmental responses to it impact our business, operations and financial results will depend on numerous other evolving factors that we may not be able to accurately predict, including:

•	the duration and scope of the pandemic;

•	governmental, business and individual actions that have been and continue to be taken in response to the pandemic;

•	our ability to comply with the requirements necessary to retain the Coronavirus Aid, Relief, and Economic Security Act provider relief funds we received;

•	the effect on our patient, physician and facility referral sources and demand and ability to pay for physical therapy services;

•	disruptions of or restrictions on the ability of our employees to travel and to work, including as a result of their health and wellbeing;

•	availability of third-party providers to whom we outsource portions of our internal business functions, including billing and administrative functions relating to revenue cycle management;

•	increased cybersecurity risks as a result of remote working conditions;

•	the availability and cost of accessing the capital markets;

•	our ability to pursue, diligence, finance and integrate acquisitions;

•	our ability to comply with financial and operating covenants in our debt and operating lease agreements; and

•	potential for goodwill impairment charges.

Furthermore, COVID-19 could increase the magnitude of many of the other risks described herein and have other adverse effects on our operations that we are not currently able to predict. Additionally, we may also be required to delay or limit our internal strategies in the short- and medium-term by, for example, redirecting significant resources and management attention away from implementing our strategic priorities or executing opportunistic corporate development transactions.

The magnitude of the effect of COVID-19 on our business will depend, in part, on the length and severity of the COVID-19- related restrictions (including the effects of any “re-opening” actions and plans) and other limitations on our ability to conduct its business in the ordinary course. The longer the pandemic continues, the more severe the impacts described above will be on our business (which may also be disproportionately larger in certain local areas compared to the national level). The extent, length and consequences of the COVID-19 pandemic are uncertain and impossible to predict. COVID-19 and other similar outbreaks, epidemics or pandemics could have a material adverse effect on our business, financial condition, results of operations and cash flows, and could cause significant volatility in the trading prices of our securities.

We operate in a competitive industry, and if we are not able to compete effectively, our business, financial condition and results of operations will be harmed.

Even if our services are more effective than those of our competitors, current or potential clients may accept competitive services in lieu of our services. If we are unable to compete successfully in the physical therapy industry, our business, financial condition and results of operations could be materially adversely affected.

The outpatient physical therapy market is rapidly evolving and highly competitive. We expect competition to intensify in the future as existing competitors and new entrants introduce new physical therapy services and platforms. We currently face competition from a range of companies, including other incumbent providers of physical therapy consultation services, that are continuing to grow and enhance their service offerings and develop more sophisticated and effective service platforms. In addition, since there are limited capital expenditures required for providing physical therapy services, there are few financial barriers to enter the industry. Other companies could enter the healthcare industry in the future and divert some or all of our business. Competition from specialized physical therapy service providers, healthcare providers, hospital systems and other parties will result in continued pricing pressures, which is likely to lead to price declines in certain of our services, all of which could negatively impact our sales, profitability and market share.

Some competitors may have greater name recognition, longer operating histories and significantly greater resources than us. Further, our current or potential competitors may be acquired by third parties with greater available resources. As a result, our competitors may be able to respond more quickly and effectively than us to new or changing opportunities, technologies, standards or client requirements and may have the ability to initiate or withstand substantial price competition. In addition, current and potential competitors have established, and may in the future establish, cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their services in the marketplace. Accordingly, new competitors or alliances may emerge that have greater market share, a larger client base, more widely adopted proprietary technologies, greater marketing expertise, greater financial resources or larger sales forces than ours, which could put us at a competitive disadvantage. Our competitors could also be better positioned to serve certain geographies or segments of the physical therapy market, which could create additional price pressure. As we expand into new geographical areas, we may encounter competitors with stronger relationships or recognition in the community in such new areas, which could give those competitors an advantage in obtaining new patients or retaining existing ones.

We also compete for physical therapists and we have recently experienced an accelerated rate of attrition, which has had and may continue to have adverse effects on our business, financial condition, results of operations, as well as our ability to open new clinics.

Moreover, we expect that competition will continue to increase as a result of consolidation in the healthcare industry. Many healthcare industry participants are consolidating to create integrated healthcare systems with greater market power, including, in some cases, integrating physical therapy services with their core medical practices. As provider networks and managed care organizations consolidate, thus decreasing the number of market participants, competition to provide services like ours will become more intense, and the importance of establishing and maintaining relationships with key industry participants will become greater.

Rapid technological change in our industry presents us with significant risks and challenges.

The healthcare market is characterized by rapid technological change, changing consumer requirements, short product lifecycles and evolving industry standards. Our success will depend on our ability to enhance our brands with next-generation technologies and to develop, acquire and market new services to access new consumer populations. Moreover, we may not be successful in developing, using, selling or maintaining new technologies effectively or adapting solutions to evolving client requirements or emerging industry standards, and, as a result, our business, financial condition and results of operations could be materially adversely affected. In addition, we have limited insight into trends that might develop and later affect our business, and which could lead to errors in our analysis of available data or in predicting and reacting to relevant business, legal and regulatory trends and healthcare reform. Further, there can be no assurance that technological advances by one or more of our current or future competitors will not result in our present or future solutions and services becoming uncompetitive or obsolete. If any of these events occur, it could harm our business.

If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service and patient satisfaction or adequately address competitive challenges.

We have experienced, and may continue to experience, rapid growth and organizational change, which has placed, and may continue to place, significant demands on our management and our operational and financial resources. To manage growth effectively, we will be required, among other things, to continue to implement and improve our operating and financial systems and controls to expand, train and manage our employee base. This will require us to continue expending funds to enhance our operational, financial and management controls, reporting systems and procedures and to retain and attract sufficient numbers of talented personnel. If we are unable to implement and scale improvements to all of our control systems in an efficient and timely manner, or if we encounter deficiencies in existing systems and controls, then we will not be able to make available the services required to successfully execute our business plan. Failure to retain and attract sufficient numbers of qualified personnel could further strain our human resources department and impede our growth or result in ineffective growth.

In addition, as we expand our business, it is important that we continue to maintain a high level of patient service and satisfaction. As our patient base continues to grow, we will need to increase our patient services and other personnel, as well as our network of partners, to provide personalized patient service. If we are not able to continue to provide high quality physical therapy services with high levels of patient satisfaction, our reputation, as well as our business, results of operations and financial condition could be adversely affected.

Our current locations may become unattractive, and attractive new locations may not be available for a reasonable price, if at all, which could adversely affect our business.

The success of any of our clinics depends in substantial part on their locations. There can be no assurance that the current locations will continue to be attractive as demographic patterns and trade areas change. For example, neighborhood or economic conditions where our clinics are located could decline in the future, thus resulting in potentially reduced patient visits. In addition, rising real estate prices in some areas may restrict our ability to lease new desirable locations. If desirable locations cannot be obtained at reasonable prices, our ability to execute our growth strategies could be adversely affected, and we may be impacted by declines in patient visits as a result of the deterioration of certain locations, each of which could materially and adversely affect our business and results of operations.

We may incur closure costs and losses.

The competitive, economic or reimbursement conditions in the markets in which we operate may require us to reorganize or close certain clinics. In the three months ended March 31, 2021, we opened 10 clinics and closed 3 clinics, compared to the three months ended March 31, 2020, during which we opened 3 clinics and closed 7 clinics. In fiscal year 2020, we opened 23 clinics and closed 20 clinics, compared to fiscal year 2019, during which we opened 71 clinics and closed 9 clinics. In the event a clinic is reorganized or closed, we may incur losses and closure costs, including, but not limited to, lease obligations, severance and write-down or write-off of goodwill and other intangible assets.

Our ability to generate revenue is highly sensitive to the strength of the economies in which we operate and the demographics and populations of the local communities that we serve.

Our revenues depend upon a number of factors, including, among others, the size and demographic characteristics of local populations and the economic condition of the communities that our locations serve. In the case of an economic downturn in a market (such as the current downturn resulting from the COVID-19 pandemic), the utilization of physical therapy services by the local population of such market, and our resulting revenues and profitability in that market, could be adversely affected. Our revenues could also be affected by negative trends in the general economy that affect consumer spending. Furthermore, significant demographic changes in, or significant outmigration from, the neighborhoods where our clinics are located could reduce the demand for our services, all of which could materially and adversely affect our business and results of operation.

The size and expected growth of our addressable market has not been established with precision and may be smaller than estimated.

Our estimates of the addressable market are based on a number of internal and third-party estimates and assumptions. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct. Accordingly, the statements in this prospectus relating to, among other things, the expected growth in the market for physical therapy services may prove to be inaccurate, and the actual size of our total addressable market and resulting growth rates may be materially lower than expected.

Risks Relating to our Operations

Future acquisitions may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities.

We have historically acquired outpatient physical therapy clinics and, as an important part of our growth strategy, we intend to pursue similar acquisition activity in the future. Failure to successfully identify and complete acquisitions would likely result in slower growth. Even if we are able to identify appropriate acquisition targets, we may not be able to execute transactions on favorable terms or integrate targets in a manner that allows us to fully realize the anticipated benefits of these acquisitions. Acquisitions may involve significant cash expenditures, potential debt incurrence and operational losses, dilutive issuances of equity securities and expenses that could have an adverse effect on our financial condition and results of operations. Acquisitions also involve numerous risks, including:

•	the difficulty and expense of integrating acquired personnel into our business;

•	the diversion of management’s time from existing operations;

•	the potential loss of key employees of acquired companies and existing customers of the acquired companies that may not be familiar with our brand or services;

•	the difficulty of assignment and/or procurement of managed care contractual arrangements; and

•	the assumption of the liabilities and exposure to unforeseen liabilities of acquired companies, including liabilities for failure to comply with healthcare regulations.

Failure of our third-party customer service and technical support providers to adequately address customers’ requests could harm our business and adversely affect our financial results.

Our customers rely on our customer service support organization to resolve issues with our services. We outsource a portion of our customer service and technical support activities to third-party service providers. We depend on these third-party customer service and technical support representatives working on our behalf, and expect to continue to rely on third parties in the future. This strategy presents risks to the business due to the fact that we may not be able to influence the quality of support as directly as we would be able to do if our own employees performed these activities. Our customers may react negatively to providing information to, and receiving support from, third-party organizations, especially if these third-party organizations are based overseas. If we encounter problems with our third-party customer service and technical support providers, our reputation may be harmed, our ability to sell our services could be adversely affected, and we could lose customers and associated revenue.

We depend upon the cultivation and maintenance of relationships with the physicians and other referral sources in our markets.

Our success is partially dependent upon referrals from physicians in the communities our clinics serve and our ability to maintain good relationships with these physicians and other referral sources. Physicians referring patients to our clinics are free to refer their patients to other therapy providers or to their own physician owned therapy practices. If we are unable to successfully cultivate and maintain strong relationships with such physicians and other referral sources (including as a result of negative publicity (whether true or not)), our business may be negatively impacted and our net operating revenues may decline. In addition, our relationships with referral sources are subject to extensive laws and regulations, and if those relationships with referral sources are found to be in violation of those requirements, we may be subject to significant civil, criminal and/or administrative penalties, exclusion from participation in government programs, such as Medicare and Medicaid, and/or reputational harm.

We operate our business in regions subject to natural disasters and other catastrophic events, and any disruption to our business resulting from such natural disasters would adversely affect our revenue and results of operations.

We operate our business in regions subject to severe weather and natural disasters, including hurricanes, floods, fires, earthquakes and other catastrophic events. In February 2021, the state of Texas experienced unprecedented cold weather, resulting in power outages across the state. Nearly all of our 57 clinics in Texas were impacted by the weather, with all clinics closing for at least one day. Due to the extreme weather conditions and power outages, we estimate losses in revenue of $317,093 based on a five-week comparison period of average visit volumes from January 11, 2021 through February 15, 2021. An insurance claim we submitted is currently under review and we cannot anticipate the outcome of such claim, which would have an impact on our business or results of operations. Any natural disaster could adversely affect our ability to conduct business and provide services to its customers, and the insurance we maintain may not be adequate to cover losses resulting from any business interruption resulting from a natural disaster or other catastrophic event.

Our systems infrastructure may not adequately support our operations.

We believe our future success will depend in large part on establishing an efficient and productive information technology (“IT”) systems infrastructure that is able to provide operational intelligence to support and enhance our value proposition. Our systems infrastructure is designed to address interoperability challenges across the healthcare continuum and any failure of our systems infrastructure to identify efficiencies or productivity may impact the execution of our strategies and have a significant impact on business and operating results. Our inability to continue improving our clinical systems and data infrastructure could impact our ability to perform and continue improving outcomes for patients using our proprietary software.

Failure by us to maintain financial controls and processes over billing and collections or disputes with third-parties could have a significant negative impact on our financial condition and results of operations.

The collection of accounts receivable requires constant focus and involvement by management, as well as ongoing enhancements of information systems and billing center operating procedures. There can be no assurance that we will be able to improve upon or maintain our current levels of collectability and days sales outstanding in future periods. Further, some of our patients may experience financial difficulties, or may otherwise fail to pay accounts receivable when due, resulting in increased write-offs. If we are unable to properly bill and collect our accounts receivable, our financial condition and results of operations will be adversely affected. In addition, from time to time we are involved in disputes with various parties, including our payors and their intermediaries regarding their performance of various contractual or regulatory obligations. These disputes sometimes lead to legal and other proceedings and cause us to incur costs or experience delays in collections, increases in our accounts receivable or loss of revenue. In addition, in the event such disputes are not resolved in our favor or cause us to terminate our relationships with such parties, there may be an adverse impact on our financial condition and results of operations.

Legal and Regulatory Risks Relating to Our Business

Our operations are subject to extensive regulation.

Our operations are subject to extensive federal, state and local government laws and regulations, such as:

•	Medicare and Medicaid reimbursement rules and regulations (as discussed above);

•	federal and state anti-kickback laws, which prohibit the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration for referring an individual;

•

in return for ordering, leasing, purchasing or recommending or arranging for or to induce the referral of an individual or the ordering, purchasing or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid;

•

the Physician Self-Referral Law and analogous state self-referral prohibition statutes, which, subject to limited exceptions, prohibits physicians from referring Medicare or Medicaid patients to an entity for the provision of certain “designated health services,” including physical therapy, if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with an entity, and prohibits the entity from billing Medicare or Medicaid for such “designated health services”;

•

the federal False Claims Acts (the “False Claims Acts”), which impose civil and/or criminal penalties against any person or entity that knowingly submits or causes to be submitted a claim that the person knew or should have known (i) to be false or fraudulent; (ii) for items or services not provided or provided as claimed; or (iii) was provided by an individual not otherwise qualified or who was excluded from participation in federal healthcare programs. The False Claims Acts also impose penalties for requests for payment that otherwise violate conditions of participation in federal healthcare programs or other healthcare compliance laws;

•

U.S.C. 42 U.S. Code § 1320a–7, the Exclusions Statute of the Social Security Act, which subjects healthcare providers to exclusion from participation in federal healthcare programs if they engage in Medicare fraud, patient neglect or abuse / felony convictions related to fraud, breach of fiduciary duties or other financial misconduct related to healthcare service delivery;

•

the civil monetary penalty statute and associated regulations, which authorizes the government agency to impose civil money penalties, an assessment, and program exclusion for various forms of fraud and abuse; and

•	the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which created new federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity can be found guilty of violating HIPAA without actual knowledge of the statute or specific intent to violate it.

In recent years, there have been heightened coordinated civil and criminal enforcement efforts by both federal and state government agencies relating to the healthcare industry, and physical therapy providers, in particular, have been subject to increased enforcement. We believe we are in substantial compliance with all laws, but differing interpretations or enforcement of these laws and regulations could subject our current practices to allegations of impropriety or illegality or could require us to make changes in our methods of operations, facilities, equipment, personnel, services and capital expenditure programs and increase our operating expenses. If we fail to comply with these extensive laws and government regulations, we could become ineligible to receive government program reimbursement, suffer civil or criminal penalties or be required to make significant changes to our operations. In addition, we could be forced to expend considerable resources responding to an investigation or other enforcement action under these laws or regulations.

In conducting our business, we are required to comply with applicable state laws regarding fee-splitting and professional corporation laws.

The laws of some states restrict or prohibit the “corporate practice of medicine,” meaning business corporations cannot provide medical services through the direct employment of medical providers, or by exercising control over medical decisions by medical providers. In some states, such restrictions explicitly apply to physical therapy services; in others, those restrictions have been interpreted to apply to physical therapy services or are not fully developed.

Specific restrictions with respect to enforcement of the corporate practice of medicine or physical therapy vary from state to state and certain states in which we operate may present higher risk than others. Each state has its own professional entity laws and unique requirements for entities that provide professional services. Further, states impose varying requirements on the licenses that the shareholders, directors, officers, and professional employees of professional corporations must possess.

Many states also have laws that prohibit non-physical therapy entities, individuals or providers from sharing in or splitting professional fees for patient care (“fee-splitting”). Generally, these laws restrict business arrangements that involve a physical therapist sharing professional fees with a referral source, but in some states, these laws have been interpreted to extend to management agreements between physical therapists and business entities under some circumstances.

Such laws and regulations vary from state to state and are enforced by governmental, judicial, law enforcement or regulatory authorities with broad discretion. Accordingly, we cannot be certain that our interpretation of certain laws and regulations is correct with respect to how we have structured our operations, service agreements and other arrangements with physical therapists in the states in which we operate.

The enforcement environment in any state in which we operate could also change, leading to increased enforcement of existing laws and regulations. If a court or governing body determines that we, or the physical therapists whom we support, have violated any of the fee-splitting laws or regulations, or if new fee-splitting laws or regulations are enacted, we or the physical therapists whom we support could be subject to civil or criminal penalties, our contracts could be found legally invalid and unenforceable (in whole or in part), or we could be required to restructure our contractual arrangements with our licensed providers of physical therapy

(which may not be completed on a timely basis, if at all, and may result in terms materially less favorable to us), all of which may have a material adverse effect on our business.

We face inspections, reviews, audits and investigations under federal and state government programs and payor contracts. These audits could have adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition and reputation.

As a result of our participation in the Medicare and Medicaid programs, we are subject to various governmental inspections, reviews, audits, subpoenas and investigations to verify our compliance with these programs and applicable laws and regulations. Payors may also reserve the right to conduct audits. We also periodically conduct internal audits and reviews of its regulatory compliance. While our facilities intend to comply with the federal requirements for properly billing, coding and documenting claims for reimbursement, there can be no assurance that these audits will determine that all applicable requirements are fully met at the facilities that are reviewed. An adverse inspection, review, audit or investigation could result in:

•	refunding amounts we have been paid pursuant to the Medicare or Medicaid programs or from payors;

•	state or federal agencies imposing fines, penalties and other sanctions on us;

•	temporary suspension of payment for new patients;

•	decertification or exclusion from participation in the Medicare or Medicaid programs or one or more payor networks;

•	self-disclosure of violations to applicable regulatory authorities;

•	damage to our reputation; and

•	loss of certain rights under, or termination of, our contracts with payors.

We are currently, have in the past been, and will likely in the future be, subject to various external governmental investigations, subpoenas, audits and reviews. Certain adverse governmental investigations, subpoenas, audits and reviews may require us to refund amounts we have been paid and/or pay fines and penalties as a result of these inspections, reviews, audits and investigations, which could have a material adverse effect on our business and operating results. Furthermore, the legal, document production and other costs associated with complying with these inspections, reviews, subpoenas, audits or investigations could be significant.

Our facilities are subject to extensive federal and state laws and regulations relating to the privacy of individually identifiable information.

HIPAA required the Health and Human Services Department to adopt standards to protect the privacy and security of individually identifiable health-related information. The privacy regulations extensively regulate the use and disclosure of individually identifiable health-related information. The regulations also provide patients with significant rights related to understanding and controlling how their health information is used or disclosed. The security regulations require healthcare providers to implement administrative, physical and technical practices to protect the security of individually identifiable health information that is maintained or transmitted electronically. The Health Information Technology for Electronic and Clinical Health Act (“HITECH”), which was signed into law in 2009, enhanced the privacy, security and enforcement provisions of HIPAA by, among other things establishing security breach notification requirements, allowing enforcement of HIPAA by state attorneys general and increasing penalties for HIPAA violations. Violations of HIPAA or HITECH could result in civil or criminal penalties.

In addition to HIPAA, there are numerous federal and state laws and regulations addressing patient and consumer privacy concerns, including unauthorized access or theft of personal information. State statutes and regulations vary from state to state. Lawsuits, including class actions and actions by state attorneys general, directed at companies that have experienced a privacy or security breach also can occur.

We have established policies and procedures in an effort to ensure compliance with these privacy related requirements. However, if there is a breach of these privacy related requirements, we may be subject to various penalties and damages and may be required to incur costs to mitigate the impact of the breach on affected individuals.

Our business may be adversely impacted by healthcare reform efforts, including repeal of or significant modifications to the ACA.

In recent years, Congress and certain state legislatures have considered and passed a number of laws that are intended to result in significant changes to the healthcare industry. However, there is significant uncertainty regarding the future of the Patient Protection and Affordable Care Act (“ACA”), the most prominent of these reform efforts. The law has been subject to legislative and regulatory changes and court challenges, and the prior presidential administration and certain members of Congress have stated their intent to repeal or make additional significant changes to the ACA, its implementation or its interpretation. In 2017, the Tax Cuts and Jobs Acts was enacted, which, effective January 1, 2019, among other things, removed penalties for not complying with ACA’s individual mandate to carry health insurance. Because the penalty associated with the individual mandate was eliminated, a federal judge in Texas ruled in December 2018 that the entire ACA was unconstitutional. On December 18, 2019, the Fifth Circuit U.S. Court of Appeals upheld the lower court’s finding that the individual mandate is unconstitutional and remanded the case back to the lower court to reconsider its earlier invalidation of the full ACA. On March 2, 2020, the United States Supreme Court (the “Supreme Court”) granted the petitions for writs of certiorari to review this case and on June 17, 2021, the Supreme Court dismissed this case without specifically ruling on the constitutionality of the ACA. These and other efforts to challenge, repeal or replace the ACA may result in reduced funding for state Medicaid programs, lower numbers of insured individuals, and reduced coverage for insured individuals. There is uncertainty regarding whether, when and how the ACA will be further changed, what alternative provisions, if any, will be enacted, and the impact of alternative provisions on providers and other healthcare industry participants. Government efforts to repeal or change the ACA or to implement alternative reform measures could cause our revenues to decrease to the extent such legislation reduces Medicaid and/or Medicare reimbursement rates.

Our failure to comply with labor and employment laws could result in monetary fines and penalties.

Worker health and safety (OSHA and similar state and local agencies); family medical leave (the Family Medical Leave Act), wage and hour laws and regulations, equal employment opportunity and non-discrimination requirements, among other laws and regulations relating to employment, apply to us. Failure to comply with such laws and regulations could result in the imposition of consent orders or civil and criminal penalties, including fines, which could damage our reputation and have an adverse effect on our results of operations or financial condition. The regulatory framework for privacy issues is rapidly evolving and future enactment of more restrictive laws, rules or regulations and/or future enforcement actions or investigations could have a materially adverse impact on us through increased costs or restrictions on our business, and noncompliance could result in regulatory penalties and significant legal liability.

There is an inherent risk of liability in the provision of healthcare services; damage to our reputation or our failure to adequately insure against losses, including from substantial claims and litigation, could have an adverse impact on our operations, financial condition or prospects.

There is an inherent risk of liability in the provision of healthcare services. As a participant in the healthcare industry, we are and expect to be, periodically subject to lawsuits, some of which may involve large claims and significant costs to defend. In such cases, coverage under our insurance programs may not be adequate to protect us. Our insurance policies are subject to annual renewal and its insurance premiums could be subject to material increases in the future. We cannot ensure that we will be able to maintain our insurance on acceptable terms in the future, or at all. A successful claim in excess of, or not covered by, our insurance policies could have a material adverse effect on our business, financial condition, results of operations, cash flow, capital resources and liquidity. Even where our insurance is adequate to cover claims against us, damage to our reputation in the event of a judgment against us, or continued increases in our insurance costs, could have an adverse effect on our business, financial condition, results of operations, cash flow, capital resources, liquidity, or prospects.

We have outstanding indebtedness and may incur additional debt in the future.

We have outstanding indebtedness and our ability to incur additional indebtedness is subject to and potentially restricted by the terms of any such indebtedness or future indebtedness. Our indebtedness could have detrimental consequences on our ability to obtain additional financing as needed for working capital, acquisition costs, other capital expenditures or general corporate purposes. We cannot be certain that cash flow from operations will be sufficient to allow us to pay principal and interest on the debt, support operations and meet other obligations. If we do not have the resources to meet our obligations, we may be required to refinance all or part of our outstanding debt, sell assets or borrow more money. We may not be able to do so on acceptable terms, in a timely manner, or at all. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of our assets on disadvantageous terms, potentially resulting in losses. Defaults under our debt agreements could have a material adverse effect on our business, prospects, liquidity, financial condition or results of operations.

Risks Relating to Our Human Resources

Our facilities face competition for experienced physical therapists and other clinical providers that may increase labor costs and reduce profitability.

Our ability to retain and attract clinical talent is critical to our ability to provide high quality care to patients and successfully cultivate and maintain strong relationships in the communities we serve. If we cannot recruit and retain our base of experienced and clinically skilled therapists and other clinical providers, management and support personnel, our business may decrease and our revenues may decline. We compete with other healthcare providers in recruiting and retaining qualified management, physical therapists and other clinical staff and support personnel responsible for the daily operations of our business, financial condition and results of operations. We have recently experienced an accelerated rate of attrition, which has had and may continue to have adverse effects on our business, financial condition, results of operations, as well as our ability to open new clinics.

As we implement actions to reduce attrition and increase hiring of physical therapists, we expect to experience increases in our labor costs, primarily due to higher wages and greater benefits required to retain and attract qualified healthcare personnel, and such increases may adversely affect our profitability. Furthermore, while we attempt to manage overall labor costs in the most efficient way, our efforts to manage them may have limited effectiveness and may lead to increased turnover and other challenges.

We face licensing and credentialing barriers, and associated variability across states is a risk to timely delivery of productive talent.

The scope of licensing laws differs from state to state, and the application of such laws to the activities of physical therapists and other clinical providers is often unclear. Given the nature and scope of the solutions and services that we provide, we are required to maintain physical therapy licenses and registrations for us and our providers in certain jurisdictions and to ensure that such licenses and registrations are in good standing. These licenses require us and our providers to comply with the rules and regulations of the governmental bodies that issued such licenses. Our providers’ failure to comply with such rules and regulations could result in significant administrative penalties, the suspension of a license or the loss of a license, all of which could negatively impact our business.

Risks Relating to Our Information Technology

We rely on information technology in critical areas of our operations, and a disruption relating to such technology could harm our financial condition.

We rely on IT systems in critical areas of our operations, including our electronic medical records system and systems supporting revenue cycle management, and financial and operational reporting, among others. We have legacy IT systems that IT is continuing to upgrade and modernize. If one of these systems were to fail or cause operational or reporting interruptions, or if we decide to change these systems or hire outside parties to provide these systems, we may suffer disruptions, which could have a material adverse effect on our operation, results of operations and financial condition. In addition, we may underestimate the costs, complexity and time required to develop and implement new systems.

We use software vendors and network and cloud providers in our business and if they cannot deliver or perform as expected or if our relationships with them are terminated or otherwise change, it could have a material adverse effect on our business, financial condition and results of operations.

Our ability to provide our services and support our operations requires that we work with certain third-party providers, including software vendors and network and cloud providers, and depends on such third parties meeting our expectations in timeliness, quality, quantity and economics. Our third-party suppliers may be unable to meet such expectations due to a number of factors, including due to factors attributable to the COVID-19 pandemic. We might incur significant additional liabilities if the services provided by these third parties do not meet our expectations, if they terminate or refuse to renew their relationships with us or if they were to offer their services on less advantageous terms. We rely on internally developed software applications and systems to conduct our critical operating and administrative functions. We also depend on our software vendors to provide long-term software maintenance support for our information systems. In addition, while there are backup systems in many of our operating facilities, we may experience an extended outage of network services supplied by these vendors or providers that could impair our ability to deliver our solutions, which could have a material adverse effect on our business, financial condition and results of operations.

We are a target of attempted cyber and other security threats and must continuously monitor and develop our IT networks and infrastructure to prevent, detect, address and mitigate the risk of unauthorized access, misuse, computer viruses and other events that could have a security impact or which may cause a violation of HIPAA or HITECH and subject us to potential legal and reputational harm.

In the normal course of business, our IT systems hold sensitive patient information including patient demographic data, eligibility for various medical plans including Medicare and Medicaid and protected health information subject to HIPAA and HITECH. We also contract with third-party vendors to maintain and store our patients’ individually identifiable health information. Numerous state and federal laws and regulations address privacy and information security concerns resulting from our access to our patients’ and employees’ personal information. Additionally, we utilize those same systems to perform our day-to-day activities, such as receiving referrals, assigning clinicians to patients, documenting medical information and maintaining an accurate record of all transactions.

While we have not experienced any known attacks on our IT systems that have compromised patient data, our IT systems and those of our vendors that process, maintain and transmit such data are subject to computer viruses, cyber-attacks, including ransomware attacks, or breaches. We maintain our IT systems with safeguard protection against cyber-attacks including active intrusion protection, firewalls and virus detection software, adhere to (and require our third-party vendors to adhere to) policies and procedures designed to ensure compliance with HIPAA and HITECH regulations, and have developed and tested a response plan in the event of a successful attack and maintains commercial insurance related to a cyber-attack. However, these safeguards do not ensure that a significant cyber-attack could not occur. A successful attack on our or our third-party vendors’ IT systems could have significant consequences to the business, including liability for compromised patient information, business interruption, significant civil and criminal penalties, lawsuits, reputational harm and increased costs to us, any of which could have a material adverse effect on our financial condition and results of operations.

In addition, insider or employee cyber and security threats are increasingly a concern for all large companies, including us. Our future results could be adversely affected due to the theft, destruction, loss, misappropriation or release of protected health information, other confidential data or proprietary business information, operational or business delays resulting from the disruption of IT systems and subsequent mitigation activities, or regulatory action taken as a result of such incidents. We provide our employees with training and regular reminders on important measures they can take to prevent breaches. We routinely identify attempts to gain unauthorized access to our systems. However, given the rapidly evolving nature and proliferation of cyber threats, there can be no assurance our training and network security measures or other controls will detect, prevent or remediate security or data breaches in a timely manner or otherwise prevent unauthorized access to, damage to, or interruption of our systems and operations. Accordingly, we may be vulnerable to losses associated with the improper functioning, security breach, or unavailability of our information systems, as well as any systems used in acquired company operations.

Risks Relating to Our Accounting and Financial Policies

We currently outsource, and from time to time in the future may outsource, a portion of our internal business functions to third-party providers. Outsourcing these functions has significant risks, and our failure to manage these risks successfully could materially adversely affect our business, results of operations and financial condition.

We currently, and from time to time in the future, may outsource portions of our internal business functions, including billing and administrative functions relating to revenue cycle management, to third-party providers. These third-party providers may not comply on a timely basis with all of our requirements, or may not provide us with an acceptable level of service. In addition, reliance on third-party providers could have significant negative consequences, including significant disruptions in our operations and significantly increased costs to undertake such operations, either of which could damage our relationships with our customers. We could experience a reduction in revenue due to inability to collect from patients, overpayments, claim denials, recoupments or governmental and third-party audits all of which may impact our profitability and cash flow.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our results of operations could be adversely affected.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes included elsewhere in this prospectus. The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant estimates and judgments used in preparing financial statements include those related to the determination of the revenue transaction price for current transactions and estimation of expected collections on our accounts receivable, among others. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors.

The Warrants are accounted for as liabilities and the changes in value of the Warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations

for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on warrants that have certain settlement terms and provisions related to certain tender offers or warrants which do not meet the criteria to be considered indexed to an entity’s own stock, which terms are similar to those contained in the warrant agreement governing the warrants. As a result of the SEC Statement, FAII reevaluated the accounting treatment of the 6,900,000 Public Warrants and 5,933,333 Private Placement Warrants then-outstanding, and determined that the Warrants should be reclassified as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, included on FAII’s balance sheet as of December 31, 2020 contained in FAII’s Annual Report on Form 10-K/A for the period ended December 31, 2020 (the “Amended Annual Report”) are derivative liabilities related to embedded features contained within the warrants. Accounting Standards Codification 815-40, “Derivatives and Hedging—Contracts on an Entity’s Own Equity,” provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors which are outside of our control. Due to the recurring fair value measurement, we expect to recognize non-cash gains or losses on the Warrants each reporting period and that the amount of such gains or losses could be material.

The Earnout Shares and Vesting Shares are accounted for as liabilities and the changes in value of these shares could have a material effect on our financial results.

We account for the potential Earnout Shares and the Vesting Shares as liabilities in accordance with the guidance in Accounting Standards Codification 480, “Distinguishing Liabilities from Equity,” and 815-40, “Derivatives and Hedging—Contracts on an Entity’s Own Equity,” which provide for the remeasurement of the fair value of such shares at each balance sheet date and changes in fair value are recognized in our statements of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors which are outside of our control, and such fluctuations could have a material effect on our financial results.

In light of our recent reduction in our forecast, we may be required to recognize an impairment of our goodwill and other intangible assets, which represent a significant portion of our total assets. Any such impairment charge may be material and have material adverse effect on our business, financial condition, and results of operations

As of June 30, 2021, we had $1,330 million of goodwill and $645 million of trade name and other intangible assets recorded on our balance sheet. We test such assets for impairment at least annually on the first day of the fourth quarter of each year or on an interim basis whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Impairment may result from, among other things, increased attrition, adverse market conditions, adverse changes in applicable laws or regulations, including changes that affect the services we offer, lower visit volumes and a variety of other factors. The amount of any quantified impairment must be expensed immediately as a charge to results of operations. Depending on future circumstances, it is possible that we may never realize the full value of our intangible assets. An impairment of all or a part of our goodwill or other identifiable intangible assets may have a material adverse effect on our business, financial condition, and results of operations. Refer to “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and Note 2 to our consolidated financial statements included elsewhere in this prospectus for further discussion of our goodwill and intangible assets.

The Company has determined that the revision to 2021 forecast constitutes an interim triggering event that requires further analysis with respect to a potential impairment to goodwill and trade name intangible assets. Accordingly, the Company is currently performing interim quantitative impairment testing during the third quarter of 2021. If it is determined that the fair value amounts are below the respective carrying amounts, the Company will record an impairment charge which could be material

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis.

If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses in our internal controls over financial reporting.

We may face litigation and other risks as a result of the material weakness in FAII’s internal control over financial reporting.

Following the issuance of the SEC Statement, after consultation with FAII’s independent registered public accounting firm, FAII’s management and audit committee concluded that it was appropriate to restate FAII’s previously issued audited financial statements as of December 31, 2020 and for the period from June 10, 2020 (inception) through December 31, 2020. As part of the Restatement, FAII identified a material weakness in FAII’s internal controls over financial reporting.

As a result of such material weakness, the Restatement, the change in accounting for the Warrants, and other matters raised or that may in the future be raised by the SEC, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and material weaknesses in FAII’s internal control over financial reporting and the preparation of FAII’s financial statements. As of the date of this prospectus, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition.

Risks Relating to Ownership of Our Common Stock

Our stock price may change significantly and you could lose all or part of your investment as a result.

The trading price of our Common Stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in “—Risks Relating to Our Business and Industry” and the following:

•	results of operations that vary from the expectations of securities analysts and investors;

•

changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors or other unexpected adverse developments in our financial results, guidance or other forward-looking information, or industry, geographical or market sector trends;

•	declines in the market prices of stocks generally;

•	strategic actions by us or our competitors;

•	announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•	any significant change in our management;

•	changes in general economic or market conditions or trends in our industry or markets;

•	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	future sales of our Common Stock or other securities;

•	investor perceptions or the investment opportunity associated with our Common Stock relative to other investment alternatives;

•	the public’s response to press releases or other public announcements by us or third-parties, including

•	our filings with the SEC;

•	litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;

•	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

•	the development and sustainability of an active trading market for our stock;

•	actions by institutional or activist stockholders;

•	changes in accounting standards, policies, guidelines, interpretations or principles; and

•	other events or factors, including those resulting from natural disasters, war, acts of terrorism, health pandemics or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of our Common Stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock is low.

In the past, following periods of market volatility or other unexpected adverse developments in our financial results, guidance or other forward-looking information, or industry, geographical or market sector trends, stockholders have instituted securities class action litigation. If we become involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of our Common Stock will be at the sole discretion of our Board. Our Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our Board may deem relevant. In we have no direct operations and no significant assets other than our ownership of our subsidiaries from whom we will depend on for distributions, and whose ability to pay dividends may be limited by covenants of any future indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell such our Common Stock for a price greater than that which you paid for it.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

The trading market for our Common Stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We will not control these analysts. In addition, some financial analysts may have limited expertise with our model and operations. Furthermore, if one or more of the analysts who do cover us downgrade our stock or industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our Common Stock to decline.

The sale of shares of Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.

The Insiders and certain holders of Common Stock and preferred stock have each agreed, subject to certain exceptions, not to dispose of or distribute any of their common stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of the A&R RRA continuing through the date that is 180 days after the Closing Date.

Upon the expiration or waiver of the lock-ups described above, shares held by the Insiders and holders of the common stock and preferred stock will be eligible for resale, subject to volume, manner of sale and other limitations under Rule 144.

As restrictions on resale end, the market price of shares of Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of Common Stock or other securities.

In addition, the Common Stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The aggregate number of shares of Common Stock expected to be reserved for future issuance under our equity incentive plans is 20.8 million. The compensation committee of our Board may determine the exact number of shares to be reserved for future issuance under our equity incentive plans at its discretion. We will file one or more registration statements on Form S-8 under the Securities Act to register shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued pursuant to our equity incentive plans. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of Common Stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to ATI’s stockholders.

Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

Certain provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction deemed undesirable by our that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

These provisions provide for, among other things:

•	there is no cumulative voting with respect to the election of our Board;

•	the division of our Board into three classes, with only one class of directors being elected in each year;

•	the ability of our Board to issue one or more series of preferred stock;

•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

•	certain limitations on convening special stockholder meetings;

•	limiting the ability of stockholders to act by written consent;

•	the ability of our Board to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances;

•	providing that our Board is expressly authorized to adopt, amend, alter or repeal our bylaws;

•	the removal of directors only for cause; and

•

that certain provisions may be amended only by the affirmative vote of at least 65% (for amendments to the indemnification provisions) or 66.7% (for amendments to the provisions relating to the board of directors) of the shares of our Common Stock entitled to vote generally in the election of our directors.

These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”), which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder.

Our Amended and Restated Bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Amended and Restated Bylaws provide that, subject to limited exceptions, any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, our Second Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws or (iv) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. Our Amended and Restated Bylaws also provide that, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of the Amended and Restated Bylaws described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. This exclusive forum provision does not apply to claims under the Exchange Act but does apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. If a court were to find these provisions of our Amended and Restated Bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

As a “controlled company” within the meaning of NYSE listing standards, we qualify for exemptions from certain corporate governance requirements. We have the opportunity to elect any of the exemptions afforded a controlled company.

Because Advent International Corporation (“Advent”) controls more than a majority of our total voting power, we are a “controlled company” within the meaning of NYSE Listing Standards. Under NYSE rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a “controlled company” and may elect not to comply with the following NYSE rules regarding corporate governance:

•	the requirement that a majority of its board of directors consist of independent directors;

•

the requirement that compensation of its executive officers be determined by a majority of the independent directors of the board or a compensation committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•

the requirement that director nominees be selected, or recommended for the board’s selection, either by a majority of the independent directors of the board or a nominating committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Advent has significant influence over us.

Advent beneficially owns approximately 62.86% of our Common Stock. As long as Advent owns or controls a significant percentage of our outstanding voting power, it will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our Board, any amendment to our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. Advent’s influence over our management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of our Common Stock to decline or prevent stockholders from realizing a premium over the market price for our Common Stock.

Advent’s interests may not align with our interests as a company or the interests of our other stockholders. Accordingly, Advent could cause us to enter into transactions or agreements of which other stockholders would not approve or make decisions with which other stockholders would disagree. Further, Advent is in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Advent may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In recognition that partners, members, directors, employees, stockholders, agents and successors of Advent and its successors and affiliates and any of their respective managed investment funds and portfolio companies may serve as our directors or officers, the Second Amended and Restated Certificate of Incorporation provides, among other things, that none of Advent or any partners, members, directors, employees, stockholders, agents or successors of Advent and its successors and affiliates and any of their respective managed investment funds and portfolio companies has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do (except as otherwise expressly provided in any agreement entered into between us and such exempted person). In the event that any of these persons or entities acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and these persons and entities will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for themselves or direct such opportunity to another person. These potential conflicts of interest could have a material adverse effect on our business, financial condition and results of operations if, among other things, attractive corporate opportunities are allocated by Advent to themselves or their other affiliates.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements.

As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following August 14, 2025, the fifth anniversary of the closing of our IPO, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion or (iii) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt in the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Common Stock less attractive because we will rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of securities by the Selling Securityholders, although we could receive up to approximately $113,466,556 assuming the exercise of all of the outstanding Warrants for cash. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes. The holders of the Warrants are not obligated to exercise such Warrants and we cannot assure you that the holders of the Warrants will choose to exercise any or all of such Warrants.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the public warrant of $11.50 per share. The Public Warrants are listed on the NYSE under the symbol “ATIPWS.”

We cannot currently determine the price or prices at which shares of our Common Stock or Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Common Stock and Public Warrants are currently listed on the NYSE under the symbols “ATIP” and “ATIP WS,” respectively. Prior to the consummation of the Business Combination, our Common Stock and Public Warrants were listed on the NYSE under the symbols “FAII” and “FAII WS,” respectively. As of July 27, 2021, following the business combination, there were 207,282,536 shares of Common Stock issued and outstanding held of record by 45 holders, and warrants to purchase an aggregate of 9,866,657 shares of Common Stock outstanding held of record by 2 holders.

Dividends

We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time. In addition, we are not currently contemplating and do not anticipate declaring any stock dividends in the foreseeable future as it is currently expected that available cash resources will be utilized in connection with our ongoing operations and development.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, the “Company” refers to Fortress Value Acquisition Corp. II prior to the Closing and to the combined company and its subsidiaries following the Closing, “ATI” refers to the business of Wilco Holdco, Inc. and its subsidiaries prior to the Closing, and “FAII” refers to Fortress Value Acquisition Corp. II prior to the Closing.

The following unaudited pro forma condensed combined financial information present the combination of the financial information of FAII and ATI adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of FAII and the historical balance sheet of ATI, on a pro forma basis as if the Business Combination, summarized below, had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020, combines the historical statements of operations of FAII and ATI for such periods, on a pro forma basis as if the Business Combination, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented, giving effect to:

•	the reverse recapitalization between FAII and ATI; and

•	the issuance and sale of 30,000,000 shares of Class A Stock at a purchase price of $10.00 per share and an aggregate purchase price of $300.0 million pursuant to the PIPE Investment.

The unaudited pro forma condensed combined financial statements were derived as described below and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical unaudited financial statements of ATI as of and for the three months ended March 31, 2021 and the related notes which are included elsewhere in this prospectus;

•	the historical audited financial statements of ATI for the year ended December 31, 2020 and the related notes which are included elsewhere in this prospectus;

•	the historical unaudited financial statements of FAII as of and for the three months ended March 31, 2021 and the related notes which are included elsewhere in this prospectus;

•

the historical audited financial statements of FAII for the period from June 10, 2020 (inception) to December 31, 2020, (As Restated) and the related notes which are included elsewhere in this prospectus; and

•	other information relating to FAII and ATI which are included elsewhere in this prospectus.

Description of the Business Combination

The aggregate merger consideration received by ATI stockholders in connection with the Business Combination was $1.5 billion, of which $59.0 million constituted cash consideration payable to the holders of ATI preferred stock, and the remaining amount of merger consideration constituted Class A Stock valued at $10.00 per share to ATI stockholders. Additionally, ATI’s stockholders are entitled to receive Earnout Shares up to an aggregate of 15,000,000 shares of Common Stock if the price of the Common Stock trading on the NYSE exceeds certain market share price milestones during the ten-year period following the closing of the Business Combination.

We also obtained PIPE Investment commitments from certain investors for a private placement of 30,000,000 shares of Common Stock pursuant to the terms of the Subscription Agreements for an aggregate purchase price equal to $300.0 million.

In connection with the closing of the Business Combination, 8,625,000 of the Founder Shares converted to unvested shares of Common Stock and will vest upon achieving certain market share price milestones within a period of ten years post-Business Combination (“Vesting Shares”). These shares are forfeited if the set milestones are not reached.

The following summarizes the pro forma shares of Common Stock outstanding, excluding the potential dilutive effect of the Earnout Shares, Vesting Shares, exercise of Public Warrants and Private Placement Warrants and the shares underlying the equity awards to be granted pursuant to the terms of the New Employment Agreements:

	Shares Outstanding	%
FAII public stockholders	25,512,254	12.8%
ATI Shareholders	143,145,282	72.1%
PIPE Investment	30,000,000	15.1%

Pro Forma Class A Stock at March 31, 2021	198,657,536	100.0%

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands)

	Historical
	Fortress Value Acquisition Corp. II	Wilco Holdco, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$163	$97,677	$345,007	(A)	$92,228
			300,000	(B)
			(12,075)	(C)
			(448,047)	(D)
			(27,872)	(E)
			(13,747)	(F)
			(59,000)	(I)
			(89,878)	(N)
Accounts receivable	—	94,684	—		94,684
Prepaid expenses	348	—	(348)	(M)	—
Other current assets	—	11,236	(3,953)	(E)	7,631
			348	(M)

Total Current Assets	511	203,597	(9,565)		194,543
Investments held in Trust Account	345,007	—	(345,007)	(A)	—
Property and equipment, net	—	134,452	—		134,452
Operating lease right-of-use assets	—	255,336	—		255,336
Goodwill	—	1,330,085	—		1,330,085
Trade name and other intangible assets, net	—	644,934	—		644,934
Other non-current assets	—	1,784	—		1,784

Total Assets	$345,518	$2,570,188	$(354,572)		$2,561,134

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$—	$12,359	$—		$12,359
Accounts payable and accrued expenses	5,509	—	(5,509)	(F)	—
Franchise tax payable	49	—	(45)	(F)	—
			(4)	(M)
Accrued expenses and other liabilities	—	71,579	(5,217)	(E)	66,366
			4	(M)
Current portion of operating lease liabilities	—	48,182	—		48,182
Current portion of long-term debt	—	8,167	—		8,167

Total Current Liabilities	5,558	140,287	(10,771)		135,074
Deferred underwriting commissions payable	12,075	—	(12,075)	(C)	—
Warrant liabilities	20,798	—	—		20,798
Long-term debt, net	—	990,370	(442,138)	(D)	548,232
Redeemable preferred stock	—	168,637	(168,637)	(I)	—
Deferred income tax liabilities	—	128,032	—		128,032
Operating lease liabilities	—	250,165	—		250,165
Contingent consideration common shares liability	—	—	78,114	(K)	213,964
			135,850	(L)
Other non-current liabilities	—	11,908	—		11,908

Total Liabilities	38,431	1,689,399	(419,657)		1,308,173
Commitments and contingencies
Class A common stock subject to possible redemption	302,087	—	(302,087)	(G)	—

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands)

	Historical
	Fortress Value Acquisition Corp. II	Wilco Holdco, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Stockholders’ Equity:
Common stock	—	9	(9)	(J)	—
Class A common stock	—	—	3	(B)	19
			3	(G)
			1	(I)
			13	(J)
			(1)	(N)
Class F common stock	1	—	(1)	(K)	—
Additional paid-in capital	10,808	955,236	299,997	(B)	1,358,228
			(20,503)	(E)
			302,084	(G)
			(14,002)	(H)
			128,452	(I)
			(4)	(J)
			(78,113)	(K)
			(135,850)	(L)
			(89,877)	(N)
Accumulated other comprehensive loss	—	(1,346)	—		(1,346)
Accumulated deficit	(5,809)	(87,931)	(5,909)	(D)	(118,761)
			(6,105)	(6,105)
			(8,193)	(F)
			14,002	(H)
			(18,816)	(I)
Non-controlling interests	—	14,821	—		14,821

Total Stockholders’ Equity	5,000	880,789	367,172		1,252,961

Total Liabilities and Stockholders’ Equity	$345,518	$2,570,188	$(354,572)		$2,561,134

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	Historical
	Fortress Value Acquisition Corp. II	Wilco Holdco, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Net patient revenue	$—	$132,271	$—		$132,271
Other revenue	—	16,791	—		16,791

Net operating revenue	—	149,062	—		149,062
Clinic operating costs:
Salaries and related costs	—	80,654	—		80,654
Rent, clinic supplies, contract labor and other	—	43,296	—		43,296
Provision for doubtful accounts	—	7,171	—		7,171

Total clinic operating costs	—	131,121	—		131,121

Selling, general and administrative expenses	—	24,726	219	(FF)	30,240
			5,049	(HH)
			246	(II)
General and administrative expenses	5,000	—	(5,000)	(HH)	—
Franchise tax expense	49	—	(49)	(HH)	—

Operating loss	(5,049)	(6,785)	(465)		(12,299)
Other (income) expense, net	—	153	—		153
Interest (income) expense	(16)	—	16	(AA)	—
Interest expense, net	—	16,087	(8,842)	(CC)	7,245
Interest expense on redeemable preferred stock	—	5,308	(5,308)	(BB)	—
Decrease in fair value of warrant liabilities	12,836	—	—		(12,836)

Income (loss) before taxes	7,803	(28,333)	13,669		(6,861)
Income tax expense (benefit)	—	(10,515)	3,828	(GG)	(6,687)

Net (loss) income	7,803	(17,818)	9,841		(174)

Net income attributable to non-controlling interest	—	1,309	—		1,309
Net (loss) income attributable to Company	7,803	(19,127)	9,841		(1,483)

Other comprehensive loss:
Unrealized gain on interest rate swap	—	561	—		561
Comprehensive loss	7,803	(18,566)	9,841		(922)

Weighted average shares outstanding of Class A common stock—basic and diluted	34,500,000				198,657,536
Basic and diluted net income (loss) per share attributable to common shareholders	$—				$(0.00)
Weighted average shares outstanding of Class F common stock	8,625,000
Basic and diluted net loss per share, Class F common stock	$0.90

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	Historical
	Fortress Value Acquisition Corp. II	Wilco Holdco, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Net patient revenue	$—	$529,585	$—		$529,585
Other revenue	—	62,668	—		62,668

Net operating revenue	—	592,253	—		592,253
Clinic operating costs:
Salaries and related costs	—	306,471	—		306,471
Rent, clinic supplies, contract labor and other	—	166,144	—		166,144
Provision for doubtful accounts	—	16,231	—		16,231

Total clinic operating costs	—	488,846	—		488,846
Selling, general and administrative expenses	—	104,320	1,527	(DD)	120,181
			875	(FF)
			9,647	(HH)
			3,812	(II)
General and administrative expenses	1,496	—	8,039	(EE)	—
			(9,535)	(HH)
Franchise tax expense	112	—	(112)	(HH)	—

Operating loss	(1,608)	(913)	(14,253)		(16,774)
Other (income) expense, net	—	(91,002)	—		(91,002)
Interest (income) expense	(19)	—	19	(AA)	—
Interest expense, net	—	69,291	(31,817)	(CC)	37,474
Interest expense on redeemable preferred stock	—	19,031	(19,031)	(BB)	—
Loss on settlement of redeemable preferred stock	—	—	18,816	(BB)	18,816
Increase in fair value of warrant liabilities	7,031	—	—		7,031
Loss on excess of fair value over cash received for Private Placement Warrants	4,217	—	—		4,217
Offering costs related to warrant liabilities	775	—	—		775

Income (loss) before taxes	(13,612)	1,767	17,760		5,915
Income tax expense (benefit)	—	2,065	4,973	(GG)	7,038

Net (loss) income	(13,612)	(298)	12,787		(1,123)

Net income attributable to non-controlling interest	—	5,073	—		5,073
Net (loss) income attributable to Company	(13,612)	(5,371)	12,787		(6,196)

Other comprehensive loss:
Unrealized loss on interest rate swap	—	(582)	—		(582)

Comprehensive loss	(13,612)	(5,953)	12,787		(6,778)

Weighted average shares outstanding of Class A common stock—basic and diluted	34,500,000				198,657,536
Basic and diluted net income (loss) per share attributable to common shareholders	$—				$(0.03)
Weighted average shares outstanding of Class F common stock	8,625,000
Basic and diluted net loss per share, Class F common stock	$(1.58)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information has been adjusted to include Transaction Accounting Adjustments, which reflect the application of the accounting required by U.S. GAAP, linking the effects of the Business Combination, described above, to the FAII and ATI historical financial statements (“Transaction Accounting Adjustments”).

The Business Combination has been accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, FAII is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of ATI issuing stock for the net assets of FAII, accompanied by a recapitalization. The net assets of FAII is stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of ATI.

ATI has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the no redemption and maximum redemption scenarios:

•	ATI stockholders have the greatest voting interest in the combined entity with approximately 72% of the voting interest;

•	ATI’s former executive management makes up all of the management of the Company;

•	ATI’s existing directors and individuals designated by, or representing, ATI stockholders constitute a majority of the initial Company Board following the consummation of the Business Combination;

•	the Company assumes the name “ATI Physical Therapy, Inc.;” and

•	ATI is the larger entity based on assets and revenue. Additionally, ATI has a larger employee base and substantive operations.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020, the beginning of the earliest period presented. All periods are presented on the basis of ATI as the accounting acquirer.

The pro forma adjustments are based on the information currently available and reflect assumptions and estimates underlying the pro forma adjustments as described in the accompanying notes. Additionally, the unaudited pro forma condensed combined financial information is based on preliminary accounting conclusions, which are subject to change. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates and accounting, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that the Company would have achieved had FAII and the ATI been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the Company may achieve. The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Company.

There were no intercompany balances or transactions between FAII and ATI as of the date and for the periods of this unaudited pro forma condensed combined financial information. Accordingly, no pro forma adjustments were required to eliminate the activities between FAII and ATI.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had FAII an ATI filed consolidated income tax returns during the periods presented.

2. Accounting Policies

Management will perform a comprehensive review of the two entities’ accounting policies. As a result of that review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any significant differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Certain reclassification adjustments have been made to the unaudited pro forma condensed combined financial information to align FAII and ATI’s financial statement presentation. Such reclassification adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

3. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)	Reflects the reclassification of $345.0 million of investments held in the Trust Account that became available following the Business Combination.

(B)	Reflects the proceeds of $300.0 million from the issuance and sale of 30,000,000 shares of Class A Stock at $10.00 per share in the PIPE Investment.

(C)	Reflects the settlement of $12.1 million of deferred underwriters’ fees.

(D)

Reflects the application of cash to the partial and full repayments relating to ATI’s first and second lien term loans of $448.0 million with the corresponding adjustment to pro forma long-term debt, net related to the debt payoff offset by the write-off of deferred financing costs and original issue discounts of $5.9 million.

(E)

Represents the payment of the ATI’s acquisition-related transaction costs incurred of approximately $27.9 million as part of the Business Combination. Of ATI’s transaction costs, approximately $20.5 million was capitalized as deferred offering costs, $3.9 million was capitalized in other currents assets and $5.2 million was accrued for as accrued expenses and other liabilities on ATI’s historical balance sheet as of March 31, 2021, and the remaining $6.1 million of transaction costs are not eligible to be capitalized, and have been expensed through accumulated deficit in the unaudited pro forma condensed combined balance sheet.

(F)

Represents the payment of FAII’s acquisition-related transaction costs of approximately $13.7 million as part of the Business Combination. Of the FAII transaction costs, approximately $5.5 million was accrued for as accounts payable and accrued expenses and $0.05 million was accrued for as franchise tax payable on the FAII historical balance sheet and $8.1 million was expensed through accumulated deficit in the unaudited pro forma condensed combined balance sheet.

(G)	Reflects the reclassification of $302.1 million of Class A Stock subject to possible redemption to permanent equity.

(H)	Reflects the elimination of FAII historical accumulated deficit, after recording the transaction costs incurred by FAII as described in note (F).

(I)	Reflects the settlement of ATI’s redeemable preferred stock in exchange for $59.0 million of cash proceeds and $128.5 million of Class A Stock equal to 12,845,284 shares with a par value of $0.0001.

The loss on settlement of redeemable preferred stock of $18.8 million is calculated based on the difference between the value transferred for ATI’s redeemable preferred stock and its historical book value.

(J)	Reflects the recapitalization of ATI and issuance of 130.3 million of the Class A Stock to ATI stockholders as consideration in the Business Combination.

(K)

Reflects the conversion of 8,625,000 FAII Class F common stock at $0.0001 par value into Vesting Shares. The Vesting Shares are classified as a liability in the unaudited pro forma condensed combined balance sheet and vest upon achieving certain market share price milestones as outlined in the Business Combination Agreement during the earn-out period. The earn-out liability is recognized at their estimated fair value of $78.1 million as of March 31, 2021. Post-Business Combination, this liability will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value post-Business Combination will be recognized in the combined company’s statement of operations.

(L)

Represents recognition of 15,000,000 Earnout Shares stipulated under terms of the Business Combination Agreement. The Earnout Shares are classified as a liability in the unaudited pro forma condensed combined balance sheet and become issuable upon achieving certain market share price milestones as outlined in the Business Combination Agreement during the earn-out period. The earn-out liability is recognized at their estimated fair value of $135.9 million as of March 31, 2021. Post-Business Combination, this liability will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value post-Business Combination will be recognized in the combined company’s statement of operations.

(M)	The following table summarizes reclassification adjustments to the unaudited pro forma condensed combined balance sheet:

FAII Reclassifications	Historical	Reclassification Amount
	(in thousands)
Prepaid expenses(1)	$348	$(348)
Other current assets(1)	—	348
Franchise tax payable(2)	49	(4)
Accrued expenses and other liabilities(2)	—	4

(1)	Reflects the reclassification of $0.3 million of prepaid expenses into $0.3 million of other currents assets.
(2)

Reflects the reclassification of $0.004 million of franchise tax payable into $0.004 million of accrued expenses and other liabilities, after recording the settlement of transaction costs incurred by FAII.

(N)

Represents the actual redemption of 8,987,746 shares of Class A Stock for approximately $89.9 million allocated to Class A Stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.00 per share.

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 are as follows:

(AA)	Reflects elimination of investment (income) expense related to the interest earned on the investment held in the Trust Account.

(BB)	Represents the elimination of ATI’s redeemable preferred stock’s historical interest expense. Additionally, reflects the recognition of the pro forma loss on settlement of redeemable preferred stock, which is a non-recurring item and is reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations.

(CC)

Reflects the elimination of historical interest expense, including amortization of deferred financing costs and original issue discounts related to the partial and full repayments of the ATI’s first and second lien term loans, respectively. Additionally, reflects the write-off of deferred financing costs and original issue discounts as described in adjustment (D), which is a non-recurring item.

	For the three months ended March 31, 2021	For the year ended December 31, 2020
	(in thousands)
Historical interest expense, including amortization of deferred financing costs and original issue discounts	$(8,842)	$(37,726)
Write-off of deferred financing costs and original issue discounts from adjustment (D)	—	5,909

Total pro forma adjustments to interest expense, net	$(8,842)	$(31,817)

(DD)

Reflects the total portion of ATI transaction costs incurred not eligible for capitalization of $7.3 million. Of this amount, $2.3 million and $3.5 million are already incurred and expensed in ATI’s historical statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(EE)

Reflects the total transaction costs incurred by FAII of $13.9 million. Of this amount, $4.8 million and $1.1 million are already incurred and expensed in FAII’s statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(FF)

Reflects the increase in compensation expense pertaining to new executed executive employment agreements entered into in connection with the Business Combination which also includes stock-based compensation expense related to time-based incentive awards granted to the executives under these agreements.

(GG)

Reflects the income tax effect of pro forma adjustments using the estimated blended tax rate of 28.0%, compromised of the federal statutory corporate tax rate of 21.0% and the blended state statutory tax rate of 7%.

(HH)	The following table summarizes reclassification adjustments to the unaudited pro forma condensed combined statements of operations:

FAII Reclassifications—For the three months ended March 31, 2021	Historical	Transaction Accounting Adjustment	Reclassification Amount
		(in thousands)
Selling, general and administrative expenses(1)	$—	$—	$5,049
General and administrative expenses(1)	5,000	—	(5,000)
Franchise tax expense(1)	(49)	49	—

(1)	Reflects the reclassification of $5.0 million in general and administrative expenses and $0.05 million in franchise tax expense into $5.05 million of selling, general and administrative expense.

FAII Reclassifications—For the year ended December 31, 2020	Historical	Transaction Accounting Adjustment	Reclassification Amount
		(in thousands)
Selling, general and administrative expenses(1)	$—	$—	$9,647
General and administrative expenses(1)	1,496	8,039	(9,535)
Franchise tax expense(1)	112	—	(112)

(1)

Reflects the reclassification of $9.5 million in general and administrative expenses and $0.1 million in franchise tax expense into $9.6 million of selling, general and administrative expense, after recording the transaction costs incurred by FAII.

(II)

Reflects the compensation expense related to the vesting of certain ATI incentive common units, with such vesting being triggered by the Business Combination, a portion of which is non-recurring. These costs are reflected as incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations.

4. Net Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire periods presented. For shares redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared for the three months ended March 31, 2021 and the year ended December 31, 2020:

	For the three months ended March 31, 2021	For the year ended December 31, 2020
Pro forma net loss (in thousands)	$(922)	$(6,778)
Weighted average shares outstanding of Class A Stock(1)(2)	198,657,536	198,657,536
Basic and diluted net loss per share—Class A Stock	$(0.00)	$(0.03)

(1)

The Public Warrants and Private Placement Warrants are exercisable at $11.50 per share which does not exceed the current market price of Class A Stock and the approximate per share redemption price, as of June 23, 2021. Additionally, including these warrants would result in anti-dilution, and thus they have been excluded from the calculation of diluted loss per share.

(2)

The 8,625,000 Vesting Shares and 15,000,000 Earnout Shares are excluded from the earnings per share calculation as these are not deemed to be participating securities, and further would be anti-dilutive.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information which the Company’s management believes is relevant to an assessment and understanding of its consolidated results of operations and financial condition. The discussion should be read in conjunction the Company’s audited and unaudited condensed consolidated financial statements and related notes thereto included elsewhere in this prospectus. The discussion and analysis should also be read together with the unaudited pro forma financial information as of and for the three month period ended March 31, 2021 and the year ended December 31, 2020. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus.

Overview

We are a nationally recognized outpatient physical therapy provider in the United States specializing in outpatient rehabilitation and adjacent healthcare services, with 882 owned clinics (as well as 22 clinics under management service agreements) located in 24 states as of March 31, 2021. We operate with a commitment to providing our patients, medical provider partners, payors and employers with evidence-based, patient-centric care. We offer a variety of services within our clinics, including physical therapy to treat spine, shoulder, knee and neck injuries or pain; work injury rehabilitation services, including work conditioning and work hardening; hand therapy; and other specialized treatment services. Our Company’s team of professionals is dedicated to helping return patients to optimal physical health.

Physical therapy patients benefit from team-based care, leading-edge techniques and individualized treatment plans in an encouraging environment. To achieve optimal results, we use an extensive array of techniques including therapeutic exercise, manual therapy and strength training, among others. Our physical therapy model aims to deliver optimized outcomes and time to recovery for patients, insights and service satisfaction for referring providers and predictable costs and measurable value for payors.

In addition to providing services to physical therapy patients at outpatient rehabilitation clinics, we provide services through our AWS program, MSA, Home Health, and Sports Medicine arrangements. AWS provides an on-site team of healthcare professionals at employer worksites to promote work-related injury prevention, facilitate expedient and appropriate return-to-work follow-up and maintain the health and well-being of the workforce. Our MSA arrangements typically include the Company providing management and physical therapy-related services to physician-owned physical therapy clinics. Home Health offers in-home rehabilitation. Sports Medicine arrangements provide certified healthcare professionals to various schools, universities and other institutions to perform on-site physical therapy and rehabilitation services.

Trends and Factors Affecting the Company’s Future Performance and Comparability of Results

COVID-19 pandemic impacts

The onset of the coronavirus (“COVID-19”) pandemic in the United States resulted in changes to our operating environment leading to significantly reduced visit volumes and associated patient service revenues since March 2020. In response, the Company implemented measures to reduce labor-related costs in relation to the reduced visit volumes through reduced working schedules, voluntary and involuntary furloughs and headcount reductions. In addition, the Company executed plans to reduce discretionary spend, including by reducing bonuses and incentives and delaying certain capital expenditures. The Company, however, took significant measures to ensure employees were cared for, including by maintaining health benefits for furloughed workers and reducing executive compensation to establish an employee relief pool that provided assistance to employees most in need.

As an essential business, we implemented various safety measures and maintained our operations in a way that allowed nearly all clinical locations to remain open since the onset of the pandemic. We also established a telehealth option, ATI Connect, to provide patients with an online avenue to obtain physical therapy services, which launched amidst state and national lockdowns.

We continue to closely monitor the impact of COVID-19 on all aspects of our business, and our priorities remain protecting the health and safety of employees, maximizing the availability of services to satisfy patient needs, and preserving the operational and financial stability of our business. While we expect the disruption caused by COVID-19 to be temporary, we cannot predict the length of such disruption, and if such disruption continues for an extended period, it could have a material impact on the Company’s results of operations, financial condition and cash flows.

As a result of the COVID-19 pandemic, visits per day (“VPD”) decreased to a low point of 12,643 during the quarter ended June 30, 2020. Since then, VPD has sequentially increased to 18,159, 19,441, and 19,520 in the quarters ended September 30, 2020, December 31, 2020 and March 31, 2021, respectively, as local restrictions in certain markets evolved and referral levels improved as hospitals and other facilities began to perform elective surgeries again. In the first quarter of 2021, the Company realized stable VPD compared to December 31, 2020 in what is normally a period with slightly lower volume due to seasonal factors. As visit volumes rebound, the Company continues to match its clinical staffing levels accordingly. As of March 31, 2021, no Company employees remained on furlough. The chart below reflects the quarterly trend in VPD.

The COVID-19 pandemic is still evolving and much of its future impact remains unknown and difficult to predict. The future impact of the COVID-19 pandemic on our visit volumes and operational performance will depend on certain developments, including the duration and spread of the virus and its newly identified strains, effectiveness and rollout of vaccines and other therapeutic remedies and the potential for continued restrictive policies enforced by federal, state and local government, all of which create uncertainty and cannot be predicted. Nevertheless, we do believe that the overall adverse impact will diminish over time, and that our visit volumes will continue to improve as the prevalence of the virus decreases, social distancing, masking and testing measures become more routine and as a greater proportion of the US population becomes vaccinated or otherwise develops immunity.

CARES Act

On March 27, 2020, the CARES Act was signed into law providing reimbursement, grants, waivers and other funds to assist health care providers during the COVID-19 pandemic. The CARES Act stimulus provisions include, but are not limited to, the following:

•

$100.0 billion provided in appropriations for the Public Health and Social Services Emergency Fund, also referred to as the Provider Relief Fund, to be used for preventing, preparing and responding to COVID-19 and for reimbursing “eligible health care providers for health care related expenses or lost revenues that are attributable to COVID-19.” A portion of the fund was allocated for general distribution to Medicare providers, with the remainder allocated for targeted distributions to providers that meet additional criteria. The provider relief funds are subject to certain restrictions and are subject to recoupment if not used for designated purposes. The U.S. Department of Health and Human Services (“HHS”) has indicated that the CARES Act provider relief funds are subject to ongoing reporting and changes to the terms and conditions.

•

Expansion of the Medicare Accelerated and Advance Payment Program (“MAAPP”) funds allowed healthcare providers to apply to receive advanced payments for future Medicare services, with the expectation that the advanced funds would offset reimbursement from Medicare when such future services are provided based on the terms of the program.

•

Tax provisions enacted related to the suspension of certain payment requirements for the employer portion of Social Security taxes, the timing of realization of certain tax attributes, changes to the prior and future limitations on interest deductions, technical corrections from prior tax legislation for tax depreciation of certain qualified improvement property and the creation of certain payroll tax credits associated with the retention of employees.

•

Temporary suspension of the 2% cut to Medicare payments due to sequestration so that, for the period from May 1, 2020 to March 31, 2021, the Medicare program would be exempt from any sequestration order. In April 2021, the President of the United States signed into law H.R. 1868, which extends the sequestration relief through December 2021.

The Company has realized benefits under the CARES Act including, but not limited to, the following:

•

In 2020, the Company received approximately $91.5 million of general distribution payments under the Provider Relief Fund. These payments have been recognized as other income in the consolidated statement of operations and comprehensive income/(loss) throughout 2020 in a manner commensurate with the reporting and eligibility requirements issued by the HHS. Based on the terms and conditions of the program, including recent reporting guidance issued by the HHS in early 2021, the Company believes that it has met the applicable terms and conditions. This includes, but is not limited to, the fact that the Company’s COVID-19 related expenses and lost revenues for the year ended December 31, 2020 exceeded the amount of funds received. To the extent that reporting requirements and terms and conditions are subsequently modified, it may affect the Company’s ability to comply and ability to retain the funds.

•

The Company applied for and attained approval to receive $26.7 million of MAAPP funds during the quarter ended June 30, 2020. Based on current guidance, the MAAPP funds received are required to be applied to future Medicare billings commencing during the quarter ending June 30, 2021. Because the Company has not yet met all required performance obligations or performed the services related to these funds, as of March 31, 2021 and December 31, 2020, $22.1 million and $15.5 million of the funds are recorded in accrued expenses and other liabilities, respectively, and $4.6 million and $11.2 million of the funds are recorded in other non-current liabilities, respectively.

•

The Company elected to defer depositing the employer portion of Social Security taxes for payments due from March 27, 2020 through December 31, 2020, interest-free and penalty-free. Related to these payments, as of March 31, 2021 and December 31, 2020, $5.5 million is included in accrued expenses and other liabilities and $5.5 million is included in other non-current liabilities.

Market and industry trends and factors

•

Physical Therapy Services Growth. Outpatient physical therapy continues to play a key role in treating musculoskeletal conditions for patients. According to the CMS, musculoskeletal conditions impact individuals of all ages and include some of the most common health issues in the U.S. As healthcare trends in the U.S. continue to evolve, quality healthcare services addressing such conditions in lower cost outpatient settings may continue increasing in prevalence.

•

U.S. Population Demographics. The population of adults aged 65 and older in the U.S. is expected to continue to grow and thus expand the Company’s market opportunity. According to the U.S. Census Bureau, the population of adults over the age of 65 is expected to grow 40% from 2016 through 2030.

•

Rise in outpatient care trends. With a growing focus on value-based care emphasizing up-front, conservative care to deliver better outcomes and save costs for the healthcare system, the healthcare industry is seeing a continued growth in outpatient services.

•

Federal funding for Medicare and Medicaid. Federal and state funding of Medicare and Medicaid and the terms of access to these reimbursement programs affect demand for physical therapy services. Beginning in January 2021, the Company realized a reduction of Medicare reimbursement rates of approximately 3% in accordance with the Medicare physician fee schedule for therapy services, and a further sequestration reduction of 2% has been postponed until December 31, 2021.

•	Workers’ compensation funding. Payments received under certain workers’ compensation arrangements may be based on pre-determined state fee schedules, which may be impacted by changes in state funding.

•

Number of people with private health insurance. Physical therapy services are often covered by private health insurance. Individuals covered by private health insurance may be more likely to use healthcare services because it helps offset the cost of such services. As health insurance coverage rises, demand for physical therapy services tends to also increase.

The Business Combination and Public Company Costs

On June 16, 2021, we consummated the previously announced business combination pursuant to the Merger Agreement. In connection with the Closing, we own, directly or indirectly, 100% of the stock of Wilco and its subsidiaries, and the ATI Stockholders hold a portion of our Common Stock. In connection with the Closing, we changed our name from “Fortress Value Acquisition Corp. II” to “ATI Physical Therapy, Inc.”

On the Closing Date, the Subscribers purchased from the Company an aggregate of 30,000,000 PIPE Shares, for a purchase price of $10.00 per share and an aggregate purchase price of approximately $300 million, pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into concurrently with the Merger Agreement, effective as of February 21, 2021. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares.

As a consequence of the Business Combination, we became the successor to an SEC-registered and NYSE-listed company, which will require us to hire additional staff and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources and fees.

Recent Developments

See “Prospectus Summary—Recent Developments—Business Combination Completion” and “—Recently announced trends and preliminary results” for additional information regarding current trends affecting our business and financial performance.”

Key Components of Operating Results

Net patient revenue. Net patient revenues are recorded for physical therapy services that the Company provides to patients including physical therapy, work conditioning, hand therapy, aquatic therapy and functional capacity assessment. Net patient revenue is recognized based on contracted amounts with payors or other established rates, adjusted for the estimated effects of any variable consideration, such as contractual allowances and implicit price concessions. Visit volume is primarily driven by conversion of physician referrals and marketing efforts.

Other revenue. Other revenue consists of revenue generated by our AWS, MSA, Home Health and Sports Medicine service lines.

Salaries and related costs. Salaries and related costs consist primarily of wages and benefits for our healthcare professionals engaged directly and indirectly in providing services to patients.

Rent, clinic supplies, contract labor and other. Comprised of non-salary, clinic related expenses consisting of rent, clinic supplies, contract labor and other costs including travel expenses and depreciation at our clinics.

Provision for doubtful accounts. Provision for doubtful accounts represents the Company’s estimate of net patient revenue recorded during the period that may ultimately prove uncollectible based on historical write-off experience.

Selling, general and administrative expenses. Selling, general and administrative expenses consist primarily of wages and benefits for corporate personnel, corporate outside services, marketing costs, depreciation of corporate fixed assets, amortization of intangible assets and certain corporate level professional fees, including those related to legal, accounting and payroll.

Other income (expense). Other income (expense) is comprised of income statement activity not related to the core operations of the Company.

Interest expense, net Interest expense includes the cost of borrowing under the Company’s credit facility and amortization of deferred financing costs.

Interest expense on redeemable preferred stock. Represents interest expense related to accruing dividends on the Company’s redeemable preferred stock based on contract terms.

Key Business Metrics

When evaluating the results of operations, Management has identified a number of metrics that allow for specific evaluation of performance on a more detailed basis. See “Results of Operations” for further discussion on financial statement metrics such as net operating revenue, net income, EBITDA and Adjusted EBITDA.

Patient visits

As the main operations of the Company are driven by physical therapy services provided to patients, management considers total patient visits to be a key volume measure of such services. In addition to total patient visits, management analyzes average VPD calculated as total patient visits divided by business days for the period, as this allows for comparability between time periods with an unequal number of business days.

Net patient revenue per visit

The Company also calculates net patient revenue per visit, its most significant reimbursement metric, by taking net patient revenue in a period and dividing by total patient visits in the same period.

Clinics

To better understand geographical and location-based trends, the Company evaluates metrics based on the 882 owned and 22 managed clinic locations as of March 31, 2021. De novo clinics represent organic new clinics opened during the current period based on sophisticated site selection analytics. Acqui-novo clinics represent an existing clinic, not previously owned by the Company, in a target geography that provides the Company with an immediate presence, available staff and referral relationships of the former owner within the surrounding areas. Same clinic revenue growth rate identifies revenue growth year over year on clinics that have been operating for over one year. This metric is determined by isolating the population of clinics that have been open for at least 12 months and calculating the percentage change in revenue of this population between the current and prior period.

The following table presents selected operating and financial data that we believe are key indicators of our operating performance.

	Three months Ended March 31,
	2021	2020
Number of clinics owned (end of period)	882	868
Number of clinics managed (end of period)	22	31
De novo and acqui-novo clinics opened during the period	10	3
Business days	63	64
Average visits per day	19,520	22,855
Total patient visits	1,229,786	1,462,744
Net patient revenue per visit	$107.56	$112.76
Same clinic revenue growth rate	(20.1%)	(5.0%)

Results of Operations

Three months ended March 31, 2021 compared to three months ended March 31, 2020

The following table summarizes the Company’s consolidated results of operations for the three months ended March 31, 2021 and 2020:

	Three months ended March 31,
	2021		2020		Increase/(Decrease)
(in $ thousands, except percentages)	$	% of Revenue	$	% of Revenue	$	%
Net patient revenue	$132,271	88.7%	$164,939	90.3%	$(32,668)	(19.8%)
Other revenue	16,791	11.3%	17,799	9.7%	(1,008)	(5.7%)

Net operating revenue	149,062	100.0%	182,738	100.0%	(33,676)	(18.4%)
Clinic operating costs:
Salaries and related costs	80,654	54.1%	95,349	52.2%	(14,695)	(15.4%)
Rent, clinic supplies, contract labor and other	43,296	29.0%	45,429	24.9%	(2,133)	(4.7%)
Provision for doubtful accounts	7,171	4.8%	6,020	3.3%	1,151	19.1%

Total clinic operating costs	131,121	88.0%	146,798	80.3%	(15,677)	(10.7%)
Selling, general and administrative expenses	24,726	16.6%	23,471	12.8%	1,255	5.3%

Operating (loss) income	(6,785)	-4.6%	12,469	6.8%	(19,254)	(154.4%)
Other expenses, net	153	0.1%	132	0.1%	21	16.2%
Interest expense, net	16,087	10.8%	17,858	9.8%	(1,771)	(9.9%)
Interest expense on redeemable preferred stock	5,308	3.6%	4,377	2.4%	931	21.3%

Loss before income taxes	(28,333)	(19.0%)	(9,898)	(5.4%)	(18,435)	186.3%
Income tax benefit	(10,515)	(7.1%)	(1,792)	(1.0%)	(8,723)	n/m

Net loss	($17,818)	(12.0%)	($8,106)	(4.4%)	($9,712)	119.8%

Net patient revenue. Net patient revenue for the three months ended March 31, 2021 was $132.3 million compared to $164.9 million for the three months ended March 31, 2020, a decrease of $32.7 million or 19.8%.

The decrease in net patient revenue was primarily driven by decreased visit volumes as a result of federal, state and local restrictions (e.g., “stay-at-home” orders) established in response to the COVID-19 pandemic, unfavorable revenue mix and one less business day in the current period. Total patient visits decreased by approximately 0.2 million visits, or 15.9%, driving a decrease in average visits per day of 3,335, or 14.6%. Net patient revenue per visit decreased $5.20, or 4.6%, to $107.56 for the three months ended March 31, 2021. The decrease in net patient revenue per visit was primarily driven by unfavorable payor mix shifts during the three months ended March 31, 2021 from higher reimbursing states and payor classes.

The following chart reflects additional detail with respect to drivers of the change in net patient revenue (in millions).

Other revenue. Other revenue for the three months ended March 31, 2021 was $16.8 million compared to $17.8 million for the three months ended March 31, 2020, a decrease of $1.0 million or 5.7%. The decrease in other revenue was primarily driven by volume reduction in the MSA, Sports Medicine, and Home Health service lines as a result of COVID-19 related restrictions. These decreases were partially offset by increased revenue volumes in the AWS service line.

Salaries and related costs. Salaries and related costs for the three months ended March 31, 2021 were $80.7 million compared to $95.3 million for the three months ended March 31, 2020, a decrease of $14.7 million or 15.4%. Salaries and related costs as a percentage of net operating revenue was 54.1% and 52.2% for the three months ended March 31, 2021 and 2020, respectively. The decrease of $14.7 million was primarily due to the lower level of wages and benefits as the Company matched its labor supply with reduced visit volumes due to the COVID-19 pandemic. The increase as a percentage of net operating revenue was primarily driven by reduced cost leverage due to lower visit volumes.

Rent, clinic supplies, contract labor and other. Rent, clinic supplies, contract labor and other costs for the three months ended March 31, 2021 were $43.3 million compared to $45.4 million for the three months ended March 31, 2020, a decrease of $2.1 million or 4.7%. Rent, clinic supplies, contract labor and other costs as a percentage of net operating revenue was 29.0% and 24.9% for the three months ended March 31, 2021 and 2020, respectively. The $2.1 million decrease was primarily driven by lower discretionary spend. The increase as a percentage of net operating revenue was primarily driven by unfavorable changes to cost leverage of the Company’s facilities-related fixed costs due to lower visit volumes.

Provision for doubtful accounts. Provision for doubtful accounts for the three months ended March 31, 2021 was $7.2 million compared to $6.0 million for the three months ended March 31, 2020, an increase of

$1.2 million or 19.1%. Provision for doubtful accounts as a percentage of net operating revenue was 4.8% and 3.3% for the three months ended March 31, 2021 and 2020, respectively. The increase of $1.2 million and increase as percentage of revenue was primarily driven by unfavorable cash collections during the three months ended March 31, 2021.

Selling, general and administrative expenses. Selling, general and administrative expenses for the three months ended March 31, 2021 were $24.7 million compared to $23.5 million for the three months ended March 31, 2020, an increase of $1.3 million or 5.3%. Selling, general and administrative expenses as a percentage of net operating revenue was 16.6% and 12.8% for the three months ended March 31, 2021 and 2020, respectively. The increase of $1.3 million was primarily due to higher transaction expenses and external consulting costs, partially offset by lower business optimization costs during the three months ended March 31, 2021. The increase as a percentage of revenue relates to unfavorable changes to cost leverage in a period of lower visit volumes due to selling, general and administrative costs being more fixed in nature.

Other expenses, net. Other expense, net for the three months ended March 31, 2021 was $0.2 million compared to $0.1 million for the three months ended March 31, 2020.

Interest expense, net. Interest expense, net for the three months ended March 31, 2021 was $16.1 million compared to $17.9 million for the three months ended March 31, 2020, a decrease of $1.8 million or 9.9%. The decrease in interest expense was primarily driven by lower effective interest rates under the Company’s first and second lien credit agreement during the three months ended March 31, 2021.

Interest expense on redeemable preferred stock. Interest expense on redeemable preferred stock for the three months ended March 31, 2021 was $5.3 million compared to $4.4 million for the year three months March 31, 2020, an increase of $0.9 million or 21.3%. The increase was driven by contractual accrued dividend rate increases.

Income tax benefit. Income tax benefit for the three months ended March 31, 2021 was $10.5 million compared to $1.8 million for the three months ended March 31, 2020, an increase of $8.7 million. The change was primarily driven by a higher net loss before income taxes of $18.4 million for the three months ended March 31, 2021, as well as a higher estimated annual effective tax rate driven by higher expected permanent book to tax differences in 2021 such as transaction costs and interest expense on redeemable preferred stock.

Net loss. Net loss for the three months ended March 31, 2021 was $17.8 million compared to $8.1 million for the three months ended March 31, 2020, an increase of $9.7 million or 119.8%. The increase was primarily driven by lower net operating revenue of $33.7 million, partially offset by lower salaries and related costs of $14.7 million and a higher income tax benefit of $8.7 million.

Non-GAAP Financial Measures

The following table reconciles the supplemental non-GAAP financial measures, as defined under the rules of the SEC, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. EBITDA and Adjusted EBITDA are defined as net income from continuing operations calculated in accordance with GAAP, less net income attributable to non-controlling interests, plus the sum of income tax expense, interest expense, net, depreciation and amortization (“EBITDA”) and further adjusted to exclude certain items of a significant or unusual nature, including but not limited to, business optimization costs, reorganization and severance costs, transaction and integration costs, charges related to lease terminations, share-based compensation and pre-opening de novo costs (“Adjusted EBITDA”).

We present EBITDA and Adjusted EBITDA because they are key measures used by our management team to evaluate our operating performance, generate future operating plans and make strategic decisions. The Company believes EBITDA and Adjusted EBITDA are useful to investors for the purposes of comparing our results period-to-period and alongside peers and understanding and evaluating our operating results in the same manner as our management team and board of directors.

These supplemental measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented. In addition, since these non-GAAP measures are not determined in accordance with GAAP, they are susceptible to varying calculations and may not be comparable to other similarly titled non-GAAP measures of other companies.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

The following is a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to EBITDA and Adjusted EBITDA (each of which is a non-GAAP financial measure) for each of the periods indicated: For additional information on these non-GAAP financial measures, see “Non-GAAP Financial Measures” above.

	Three months ended March 31,
(in $ thousands)	2021	2020
Net loss	$(17,818)	$(8,106)
Plus (minus):
Net income attributable to non-controlling interest	(1,309)	(1,330)
Interest expense, net	16,087	17,858
Interest expense on redeemable preferred stock	5,308	4,377
Income tax benefit	(10,515)	(1,792)
Depreciation and amortization expense	9,619	9,985

EBITDA	1,372	$20,992
Transaction and integration costs(1)	2,918	868
Share-based compensation	504	494
Pre-opening de novo costs(2)	434	594
Reorganization and severance costs(3)	362	1,142
Business optimization costs(4)	—	2,397

Adjusted EBITDA (Non-GAAP measure)	5,590	$26,487

(1)	Represents costs related to the Business Combination, acquisitions and acquisition-related integration and consulting and planning costs related to preparation to operate as a public company.
(2)	Represents renovation, equipment and marketing costs relating to the start-up and launch of new locations incurred prior to opening.
(3)	Represents severance, consulting and other costs related to discrete initiatives focused on reorganization and delayering of the Company’s labor model, management structure and support functions.
(4)

Represents non-recurring costs to optimize our platform and ATI transformative initiatives. Costs primarily related to duplicate costs driven by IT and RCM conversions, labor related costs during the transition of key positions and other incremental costs /driving optimization initiatives.

Results of Operations

Year ended December 31, 2020 compared to year ended December 31, 2019

The following table summarizes the Company’s consolidated results of operations for the years ended December 31, 2020 and December 31, 2019:

	Years Ended December 31,
	2020		2019		Increase/(Decrease)
(in $ thousands, except percentages)	$	% of Revenue	$	% of Revenue	$	%
Net patient revenue	$529,585	89.4%	$717,596	91.4%	($188,011)	(26.2%)
Other revenue	62,668	10.6%	67,862	8.6%	(5,194)	(7.7%)

Net operating revenue	592,253	100.0%	785,458	100.0%	(193,205)	(24.6%)
Clinic operating costs:
Salaries and related costs	306,471	51.7%	414,492	52.8%	(108,021)	(26.1%)
Rent, clinic supplies, contract labor and other	166,144	28.1%	170,516	21.7%	(4,372)	(2.6%)
Provision for doubtful accounts	16,231	2.7%	22,191	2.8%	(5,960)	(26.9%)

Total clinic operating costs	488,846	82.5%	607,199	77.3%	(118,353)	(19.5%)
Selling, general and administrative expenses	104,320	17.6%	119,221	15.2%	(14,901)	(12.5%)

Operating (loss) income	(913)	(0.2%)	59,038	7.5%	(59,951)	(101.5%)
Other (income) expenses, net	(91,002)	(15.4%)	825	0.1%	(91,827)	NM
Interest expense, net	69,291	11.7%	76,972	9.8%	(7,681)	(10.0%)
Interest expense on redeemable preferred stock	19,031	3.2%	15,511	2.0%	3,520	22.7%

Income (loss) before income taxes	1,767	0.3%	(34,270)	(4.4%)	36,037	(105.2%)
Income tax expense (benefit)	2,065	0.3%	(44,019)	(5.6%)	46,084	(104.7%)

Net (loss) income	(298)	(0.1%)	$9,749	1.2%	($10,047)	(103.1%)

Net patient revenue. Net patient revenue for the year ended December 31, 2020 was $529.6 million, compared to $717.6 million for the year ended December 31, 2019, a decrease of $188.0 million or 26.2%.

The decrease in net patient revenue was primarily driven by decreased visit volumes as a result of federal, state and local restrictions (e.g., “stay-at-home” orders) established in response to the COVID-19 pandemic, partially offset by two additional working days in 2020 compared to 2019, and higher net patient revenue per visit driven by favorable revenue mix. Total patient visits decreased by approximately 1.7 million visits or 26.8%, driving a decrease in average visits per day of 6,878 or 27.3%. Net patient revenue per visit increased $0.88 or 0.8%, to $112.76 for the year ended December 31, 2020.

The following chart reflects additional detail with respect to drivers of the change in net patient revenue:

Other revenue. Other revenue for the year ended December 31, 2020 was $62.7 million compared to $67.9 million for the year ended December 31, 2019, a decrease of $5.2 million or 7.7%. The decrease in other revenue was primarily driven by volume reduction in the Sports Medicine, MSA and Home Health service lines as a result of COVID-19 related restrictions.

Salaries and related costs. Salaries and related costs for the year ended December 31, 2020 were $306.5 million compared to $414.5 million for the year ended December 31, 2019, a decrease of $108.0 million or 26.1%. Salaries and related costs as a percentage of net operating revenue was 51.7% and 52.8% for the years ended December 31, 2020 and 2019, respectively. The decrease was primarily due to the lower level of wages and benefits resulting from measures implemented by the Company to match labor supply with reduced visit volumes due to the COVID-19 pandemic, including reduced working schedules, voluntary and involuntary furloughs and headcount reductions. The decrease as a percentage of net operating revenue was primarily driven by improved clinician productivity as a result of a shift in the Company’s clinical labor models.

Rent, clinic supplies, contract labor and other. Rent, clinic supplies, contract labor and other costs for the year ended December 31, 2020 were $166.1 million compared to $170.5 million for the year ended December 31, 2019, a decrease of $4.4 million or 2.6%. Rent, clinic supplies, contract labor and other costs as a percentage of net operating revenue was 28.1% and 21.7% for the years ended December 31, 2020 and 2019, respectively. The $4.4 million decrease was driven by a reduction in the use of contract labor. The increase as a percentage of net operating revenue was primarily driven by unfavorable changes to cost leverage of the Company’s facilities- related fixed costs due to lower visit volumes.

Provision for doubtful accounts. Provision for doubtful accounts for the year ended December 31, 2020 was $16.2 million compared to $22.2 million for the year ended December 31, 2019, a decrease of $6.0 million or 26.9%. Provision for doubtful accounts as a percentage of net operating revenue was 2.7% and 2.8% for the years ended December 31, 2020 and 2019, respectively. The decrease of $6.0 million was primarily driven by lower visit volumes.

Selling, general and administrative expenses. Selling, general and administrative expenses for the year ended December 31, 2020 were $104.3 million compared to $119.2 million for the year ended December 31, 2019, a decrease of $14.9 million or 12.5%. Selling, general and administrative expenses as a percentage of net operating revenue was 17.6% and 15.2% for the years ended December 31, 2020 and 2019, respectively. The decrease was primarily due to reduced bonus and incentives and discretionary spend, partially offset by charges related to lease terminations, for the year ended December 31, 2020. The increase as a percentage of revenue relates to unfavorable changes to cost leverage in a period of lower visit volumes due to selling, general and administrative costs being more fixed in nature.

Other (income) expenses, net. Other income, net for the year ended December 31, 2020 was $91.0 million of income compared to $0.8 million of expense for the year ended December 31, 2019. The increase was driven by $91.5 million of provider relief funds received from the federal government under the CARES Act.

Interest expense, net. Interest expense, net for the year ended December 31, 2020 was $69.3 million compared to $77.0 million for the year ended December 31, 2019, a decrease of $7.7 million or 10.0%. The decrease in interest expense was primarily driven by lower effective interest rates under the Company’s first and second lien credit agreement during the year ended December 31, 2020.

Interest expense on redeemable preferred stock. Interest expense on redeemable preferred stock for the year ended December 31, 2020 was $19.0 million compared to $15.5 million for the year ended December 31, 2019, an increase of $3.5 million or 22.7%. The increase was driven by contractual accrued dividend rate increases.

Income tax expense (benefit). Income tax expense for the year ended December 31, 2020 was $2.1 million compared to a benefit of $44.0 million for the year ended December 31, 2019, a change of $46.1 million. The change was primarily driven by the release of a significant portion of the Company’s valuation allowance in 2019.

Net (loss) income. Net loss for the year ended December 31, 2020 was $0.3 million compared to net income of $9.7 million for the year ended December 31, 2019, a change of $10.0 million or 103.1%. The decrease was primarily driven by lower net operating revenue of $193.2 million and a lower income tax benefit of $46.1 million, partially offset by higher other income of $91.0 million and lower salaries and related costs of $108.0 million.

Year ended December 31, 2019 compared to year ended December 31, 2018

The following table summarizes the Company’s consolidated results of operations for the years ended December 31, 2019 and December 31, 2018:

	Year Ended December 31,
	2019		2018		Increase/(Decrease)
(in $ thousands, except percentages)	$	% of Revenue	$	% of Revenue	$	%
Net patient revenue	$717,596	91.4%	$680,238	92.1%	$37,358	5.5%
Other revenue	67,862	8.6%	58,416	7.9%	9,446	16.2%

Net operating revenue	785,458	100.0%	738,654	100.0%	46,804	6.3%
Clinic operating costs:
Salaries and related costs	414,492	52.8%	398,899	54.0%	15,593	3.9%
Rent, clinic supplies, contract labor and other	170,516	21.7%	163,407	22.1%	7,109	4.4%
Provision for doubtful accounts	22,191	2.8%	37,368	5.1%	(15,177)	(40.6%)

Total clinic operating costs	607,199	77.3%	599,674	81.2%	7,525	1.3%
Selling, general and administrative expenses	119,221	15.2%	106,911	14.5%	12,310	11.5%

Operating income	59,038	7.5%	32,069	4.3%	26,969	84.1%
Other expenses, net	825	0.1%	694	0.1%	131	18.9%
Interest expense, net	76,972	9.8%	73,493	9.9%	3,479	4.7%
Interest expense on redeemable preferred stock	15,511	2.0%	12,775	1.7%	2,736	21.4%

Loss before income taxes	(34,270)	(4.4%)	(54,893)	(7.4%)	20,623	(37.6%)
Income tax benefit	(44,019)	(5.6%)	(9,966)	(1.3%)	(34,053)	NM

Net income (loss)	$9,749	1.2%	($44,927)	(6.1%)	$54,676	(121.7%)

Net patient revenue. Net patient revenue for the year ended December 31, 2019 was $717.6 million compared to $680.2 million for the year ended December 31, 2018, an increase of $37.4 million or 5.5%.

The increase in net patient revenue was primarily driven by increased visit volume from new and existing clinics, partially offset by lower net patient revenue per visit. Our total patient visits increased by 469,714 or 7.9% for the year ended December 31, 2019, driving an increase in average visits per day of 1,842. The increase in visit volume was partially offset by lower net patient revenue per visit of $2.56 or 2.2%, as a result of changes in revenue mix.

The following chart reflects additional detail with respect to drivers of the change in net patient revenue:

Other revenue. Other revenue for the year ended December 31, 2019 was $67.9 million compared to $58.4 million for the year ended December 31, 2018, an increase of $9.5 million or 16.2%. The increase in other revenue was primarily driven by growth in the AWS service line as a result of new contracts and additional demand from existing employer worksites.

Salaries and related costs. Salaries and related costs for the year ended December 31, 2019 were $414.5 million compared to $398.9 million for the year ended December 31, 2018, an increase of $15.6 million or 3.9%. Salaries and related costs as a percentage of net operating revenue was 52.8% and 54.0% for the years ended December 31, 2019 and 2018, respectively. The $15.6 million increase was primarily due to increased wages and benefits for additional healthcare professionals supporting growth in the business. The decrease as a percentage of net operating revenue was primarily driven by improved leverage of the Company’s revenue cycle support function costs.

Rent, clinic supplies, contract labor and other. Rent, clinic supplies, contract labor and other costs for the year ended December 31, 2019 were $170.5 million compared to $163.4 million for the year ended December 31, 2018, an increase of $7.1 million or 4.4%. Rent, clinic supplies, contract labor and other costs as a percentage of net operating revenue was 21.7% and 22.1% for the years ended December 31, 2019 and 2018, respectively. The $7.1 million increase was primarily comprised of increased rent and occupancy costs from new clinics and increased clinical outside services to support growth in the business. The decrease as a percentage of net operating revenue was primarily driven by improved leverage of the Company’s facilities-related fixed costs.

Provision for doubtful accounts. Provision for doubtful accounts for the year ended December 31, 2019 was $22.2 million compared to $37.4 million for the year ended December 31, 2018, a decrease of $15.2 million or 40.6%. Provision for doubtful accounts as a percentage of net operating revenue was 2.8% and 5.1% for the years ended December 31, 2019 and 2018, respectively. The decrease in both dollar value and percentage of net operating revenue was primarily driven by improved collection experience on payor and patient balances.

Selling, general and administrative expenses. Selling, general and administrative expenses for the year ended December 31, 2019 were $119.2 million compared to $106.9 million for the year ended December 31, 2018, an increase of $12.3 million or 11.5%. Selling, general and administrative expenses as a percentage of net operating revenue was 15.2% for the year ended December 31, 2019 and 14.5% for the year ended December 31, 2018. The increase in both dollar value and percentage of net operating revenue was primarily due to a company-wide reorganization resulting in higher employee severance costs during the year ended December 31, 2019.

Other expenses, net. Other expense was $0.8 million for the year ended December 31, 2019 and was relatively consistent compared to $0.7 million of expense for the year ended December 31, 2018.

Interest expense, net. Interest expense for the year ended December 31, 2019 was $77.0 million compared to $73.5 million for the year ended December 31, 2018, an increase of $3.5 million or 4.7%. The increase in interest expense was primarily driven by a higher average principal balance outstanding under the Company’s first lien credit agreement during the year ended December 31, 2019 due to $40.0 million of incremental term loan borrowings in October 2018.

Interest expense on redeemable preferred stock. Interest expense on redeemable preferred stock for the year ended December 31, 2019 was $15.5 million compared to $12.8 million for the year ended December 31, 2018, an increase of $2.7 million or 21.4%. The increase was driven by contractual accrued dividend rate increases.

Income tax benefit. Income tax benefit for the year ended December 31, 2019 was $44.0 million compared to $10.0 million for the year ended December 31, 2018, an increase of $34.0 million. The increase in income tax benefit was primarily driven by the release of the Company’s valuation allowance related to a significant portion of its federal and state deferred tax assets due to the continued improvements in operating performance and the expectation of current and future taxable income.

Net income (loss). Net income for the year ended December 31, 2019 was $9.7 million compared to net loss of $44.9 million for the year ended December 31, 2018, a change of $54.7 million or 121.7%. The change was driven by an increase in net operating revenue of $46.8 million and a higher income tax benefit, partially offset by increased operating expenses.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

The following is a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to EBITDA and Adjusted EBITDA (each of which is a non-GAAP financial measure) for each of the periods indicated. For additional information on these non-GAAP financial measures, see “Non-GAAP Financial Measures” above.

	Year Ended December 31,
(in $ thousands)	2020	2019	2018
Net (loss) income (GAAP)	$(298)	$9,749	$(44,927)
Plus (minus):
Net income attributable to non-controlling interest	(5,073)	(4,400)	(3,887)
Interest expense, net	69,291	76,972	73,493
Interest expense on redeemable preferred stock	19,031	15,511	12,775
Income tax expense (benefit)	2,065	(44,019)	(9,966)
Depreciation and amortization expense	39,700	39,104	37,755

EBITDA	$124,716	$92,917	$65,243
Business optimization costs(1)	10,377	18,512	14,523
Reorganization and severance costs(2)	7,512	8,331	7,024
Transaction and integration costs(3)	4,790	4,535	637
Charges related to lease terminations(4)	4,253	—	—
Share-based compensation	1,936	1,822	2,935
Pre-opening de novo costs(5)	1,565	2,275	3,650

Adjusted EBITDA (Non-GAAP financial measure)	$155,149	$128,392	$94,012

(1)

Represents non-recurring costs to optimize our platform and Company transformative initiatives. Costs primarily related to duplicate costs driven by IT and RCM conversions, labor related costs during the transition of key positions and other incremental costs driving optimization initiatives.

(2)	Represents severance, consulting and other costs related to discrete initiatives focused on reorganization and delayering of the Company’s labor model, management structure and support functions.
(3)	Represents costs related to the Business Combination, acquisitions and acquisition-related integration and consulting and planning costs related to preparation to operate as a public company.
(4)	Represents charges related to lease terminations prior to the end of term for corporate facilities no longer in use.
(5)	Represents renovation, equipment and marketing costs relating to the start-up and launch of new locations incurred prior to opening.

Liquidity and Capital Resources

Our principal sources of liquidity are operating cash flows, borrowings under our credit agreements and proceeds from equity issuances. We have used these funds to meet our short-term and long-term capital uses, which consist of salaries, benefits and other employee-related expenses, rent, clinical supplies, outside services, capital expenditures, acquisitions, de novos and acqui-novos and debt service. Our capital expenditure requirements will depend on many factors, including de novo openings, patient volume and revenue growth rates.

We may be required to seek additional equity or debt financing in connection with the business. If additional financing is necessary from outside sources, we may not be able to raise it on acceptable terms or at all, and the cost or availability of future financing may be impacted by financial market conditions, including future developments related to the COVID-19 pandemic. While we expect the disruption caused by COVID-19 to be temporary, we cannot predict the duration of any such disruption, and if such disruption continues for an extended period, it could have a material impact on the Company’s liquidity and financial condition. If additional capital is unavailable when desired, our business, results of operations and financial condition would be materially and adversely affected. We believe our operating cash flow, combined with our existing cash, cash equivalents and credit facility, will continue to be sufficient to fund our operations and growth strategies for at least the next 12 months.

As of March 31, 2021 and December 31, 2020, we had $97.7 million and $142.1 million in cash and cash equivalents, respectively, and $70.0 million available under our revolving credit facility, less $1.2 million of outstanding letters of credit.

With respect to the CARES Act, the Company has $26.7 million of MAAPP funds and $11.0 million of deferred employer Social Security taxes contributing to the Company’s balance of cash and cash equivalents as of March 31, 2021 and December 31, 2020. The Company expects to begin applying MAAPP funds to Medicare billings in the second quarter of 2021 and remit payments on its deferred employer Social Security taxes in 2021 and 2022. As noted previously, during the year ended December 31, 2020, the Company received approximately $91.5 million of general distribution payments under the Provider Relief Fund of the CARES Act.

We make reasonable and appropriate efforts to collect accounts receivable, including payor amounts and applicable patient deductibles, co-payments and co-insurance, in a consistent manner for all payor types. Claims are submitted to payors daily, weekly or monthly in accordance with our policy or payor’s requirements. When possible, we submit our claims electronically. The collection process is time consuming and typically involves the submission of claims to multiple payors whose payment of claims may be dependent upon the payment of another payor. Claims under litigation and vehicular incidents can take a year or longer to collect.

2016 first and second lien credit agreements

On May 10, 2016, ATI Holdings Acquisition, Inc. (the “Borrower”) entered into (a) a First Lien Credit Agreement (the “First Lien Credit Agreement”) with, among others, the lenders party thereto and Barclays Bank PLC, as administrative agent, and (b) a Second Lien Credit Agreement (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”) with, among others, the lenders party thereto and Wilmington Trust, National Association, as administrative agent.

The aggregate outstanding principal amount under the Credit Agreements was $998.5 million and $999.6 million as of March 31, 2021 and December 31, 2020, respectively. On the Closing Date, the Borrower repaid, using funds received upon the closing of the Business Combination, (a) in full the aggregate outstanding indebtedness under the Second Lien Credit Agreement and (b) a portion of the aggregate outstanding indebtedness under the First Lien Credit Agreement. The term loan under the First Lien Credit Agreement is payable in quarterly installments and matures on May 10, 2023. The Second Lien Credit Agreement was terminated upon the repayment of the outstanding indebtedness under such agreement.

The First Lien Credit Agreement includes a revolving credit facility with a maximum borrowing capacity of $70.0 million, including $15.0 million sub-limit for swingline loans and amounts available for letters of credit. The issuance of such letters of credit and the making of swingline loans reduces the amount available under the applicable revolving credit facility. The Borrower may make draws under the revolving credit facility to make or purchase additional investments and for general working capital purposes until the maturity date of the revolving credit facility.

The revolving facility under the First Lien Credit Agreement matures on May 10, 2023 unless (a) as of February 9, 2023 (the “Springing Maturity Date”), either (i) more than $100.0 million of first lien term loans remain outstanding on the Springing Maturity Date or (ii) the debt incurred to refinance any portion of the first lien term loans in excess of $100.0 million does not satisfy specified parameters, in which case the first lien revolving facility will mature on February 9, 2023, or (b) the Borrower makes certain prohibited restricted payments, in which case the first lien revolving facility will mature on the later of (i) the date of such restricted payment and (ii) May 10, 2021.

The first lien credit arrangement is guaranteed by Wilco Intermediate Holdings, Inc. and its domestic subsidiaries, subject to customary exceptions (collectively, the “Guarantors”) and secured by substantially all of the assets of the Borrower and Guarantors.

The borrowings under the First Lien Credit Agreement bears interest, at the Borrower’s election, at a base interest rate of the Alternate Base Rate (“ABR”) or London InterBank Offered Rate (“LIBOR”) plus an interest rate spread, as defined in the First Lien Credit Agreements. The ABR is the highest of (i) the federal funds rate plus 0.50%, (ii) one-month LIBOR plus 1.00%, and (iii) the prime rate. The LIBOR term may be one, two, three, or six months (or, to the extent available, 12 months or a shorter period).

The per annum interest rate spread for first lien revolving loans is (a) 3.50% for ABR loans and (b) 4.50% for LIBOR loans, with stepdowns based on the first lien leverage ratio. As of March 31, 2021 and December 31, 2020, the applicable interest rate spreads were 3.0% for ABR revolving borrowings and 4.0% for LIBOR revolving borrowings. In addition to the stated interest rate on borrowings under the revolving credit facility, we are required to pay a commitment fee of between 0.25% and 0.50% per annum on any unused portion of the revolving credit facility based on our first lien leverage ratio.

The per annum interest rate spread for first lien term loans is (a) 2.50% for ABR loans and (b) 3.50% for LIBOR loans. As of March 31, 2021 and December 31, 2020, the effective interest rate for the first lien term loans was 4.9% and 10.9%, respectively.

The First Lien Credit Agreement contains covenants with which the Borrower must comply. Pursuant to the First Lien Credit Agreement, the Borrower must maintain, as of the last day of each fiscal quarter when the sum of the outstanding balance of revolving loans, swingline loans and certain letters of credit exceeds 30% of the total revolving credit facility commitment, a ratio of consolidated first lien net debt to consolidated Adjusted EBITDA, as defined in the First Lien Credit Agreement, not to exceed 6.25:1.00. As of March 31, 2021 and December 31, 2020, the Borrower was in compliance with the financial covenant contained in the First Lien Credit Agreement.

Consolidated Cash Flows

Three months ended March 31, 2021 compared to three months ended March 31, 2020

The following table presents selected data from our consolidated statements of cash flows for the three months ended March 31, 2021 and 2020:

	Three months ended March 31,
(in $ thousands)	2021	2020
Net cash (used in) provided by operating activities	$(30,072)	$1,872
Net cash used in investing activities	(8,762)	(6,958)
Net cash (used in) provided by financing activities	(5,617)	15,405

Net (decrease) increase in cash and cash equivalents	(44,451)	10,319
Cash and cash equivalents at beginning of period	142,128	38,303

Cash and cash equivalents at end of period	$97,677	$48,622

Net cash used in operating activities for the three months ended March 31, 2021 was $30.1 million compared to $1.9 million provided by operating activities for the three months ended March 31, 2020, a change of $31.9 million. The change was primarily the result of a higher net loss before taxes and lower cash inflows from accounts receivable driven by lower revenue volumes.

Net cash used in investing activities for the three months ended March 31, 2021 was $8.8 million compared to $7.0 million for the three months ended March 30, 2020, an increase of $1.8 million. The increase is primarily driven by $1.4 million of higher capital expenditures during the three months ended March 31, 2021 as a result of a higher number of new clinics in the current period.

Net cash used in financing activities for the three months ended March 31, 2021 was $5.6 million compared to $15.4 million of cash provided by financing activities for the three months ended March 31, 2020, a change of $21.0 million. The change was driven by $19.0 million of draws on the revolving credit facility in the three months ended March 31, 2020 which did not recur in the current period.

Year ended December 31, 2020 compared to year ended December 31, 2019

	Year ended December 31,
(in $ thousands)	2020	2019	2018
Net cash provided by operating activities	$138,604	$47,944	$16,710
Net cash used in investing activities	(21,809)	(42,678)	(41,468)
Net cash (used in) provided by financing activities	(12,970)	(13,029)	30,265

Net increase (decrease) in cash and cash equivalents	103,825	(7,763)	5,265
Cash and cash equivalents at beginning of period	38,303	46,066	40,801

Cash and cash equivalents at end of period	$142,128	$38,303	$46,066

Net cash provided by operating activities for the year ended December 31, 2020 was $138.6 million compared to $47.9 million for the year ended December 31, 2019, an increase of $90.7 million. The increase was primarily the result of the receipt of MAAPP funds during the year ending December 31, 2020, as well as changes in deferred tax expense, non-cash interest and charges related to lease termination, partially offset by a reduction of net income of $10.0 million.

Net cash used in investing activities for the year ended December 31, 2020 was $21.8 million compared to $42.7 million for the year ended December 31, 2019, a decrease of $20.9 million. The decrease is primarily driven by $19.3 million of lower capital expenditures during the year ended December 31, 2020 driven by a lower number of new clinic openings due to delayed capital expenditures as part of our response to the impacts of COVID-19.

Net cash used in financing activities for the year ended December 31, 2020 remained consistent year over year at $13.0 million.

Year ended December 31, 2019 compared to year ended December 31, 2018

Net cash provided by operating activities for the year ended December 31, 2019 was $47.9 million compared to $16.7 million for the year ended December 31, 2018, an increase of $31.2 million. The increase in net cash provided by operating activities was primarily the result of a $54.7 million increase in net income and a $20.0 million increase in cash provided from the change in operating assets and liabilities, partially offset by a net decrease of $46.2 million in non-cash charges primarily driven by the lower provision for doubtful accounts resulting from improved collection efforts and the release of our valuation allowance related to a significant portion of our federal and state deferred tax assets.

Net cash used in investing activities for the year ended December 31, 2019 was $42.7 million compared to $41.5 million for the year ended December 31, 2018, an increase of $1.2 million. The increase is primarily driven by our acquisition of one rehabilitation center during the year ended December 31, 2019.

Net cash used in financing activities for the year ended December 31, 2019 was $13.0 million compared to net cash provided by financing activities of $30.0 million for the year ended December 31, 2018, a change of $43.0 million. The change is primarily driven by net proceeds from additional borrowings under our First Lien Credit Agreement during the year ended December 31, 2018.

Commitments and Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business. The Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Management is not aware of any legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on the Company’s results of operations or financial condition, which would require disclosure of the contingency and the possible range of loss.

We enter into contractual obligations and commitments from time to time in the normal course of business, primarily related to our debt financing and operating leases. Refer to Notes 7 and 11 to our consolidated financial statements and Notes 7 and 10 in our consolidated condensed interim financial statements included elsewhere in this prospectus for further information.

Off-Balance Sheet Arrangements

As of March 31, 2021 and December 31, 2020, the Company did not have any off-balance sheet arrangements.

Critical Accounting Estimates

The discussion and analysis of the Company’s financial condition and results of operations is based upon the Company’s consolidated financial statements, which have been prepared in accordance with US GAAP. The preparation of the Company’s consolidated financial statements requires its management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosures. The Company’s management bases its estimates, assumptions and judgments on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Different assumptions and judgments would change the estimates used in the preparation of the Company’s consolidated financial statements which, in turn, could change the results from those reported. In addition, actual results may differ from these estimates and such differences could be material to the Company’s financial position and results of operations.

Critical accounting estimates are those that the Company’s management considers the most important to the portrayal of the Company’s financial condition and results of operations because they require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain The Company’s critical accounting estimates in relation to its consolidated financial statements include those related to:

•	Patient Revenue Recognition and Allowance for Doubtful Accounts

•	Realization of Deferred Tax Assets

•	Goodwill and Intangible Assets

Additional information related to our critical accounting estimates can be found in Note 2, “Basis of Presentation and Summary of Significant Accounting Policies” of our consolidated financial statements included elsewhere in this prospectus.

Patient Revenue Recognition and Allowance for Doubtful Accounts

Net patient revenue

We provide an array of services to our patients including physical therapy, work conditioning, hand therapy, aquatic therapy, functional capacity assessment, sports medicine, wellness programs and home health. Net patient revenue consists of these physical therapy services.

Net patient revenue is recognized at an amount equal to the consideration the Company expects to receive from third-party payors, patients and others for services rendered when the performance obligations under the terms of the contract are satisfied.

There is an implied contract between the Company and the patient upon each patient visit resulting in the Company’s patient service performance obligation. Generally, the performance obligation is satisfied at a point in time, as each service provided is distinct and future services rendered are not dependent on previously rendered services. The Company has separate contractual agreements with third-party payors (e.g., insurers, managed care programs, government programs, workers’ compensation) that provide for payments to the Company at amounts different from its established rates. While these agreements are not considered contracts with the customer, they are used for determining the transaction price for services provided to the patients covered by the third-party payors. The payor contracts do not indicate performance obligations of the Company but indicate reimbursement rates for patients who are covered by those payors when the services are provided.

To determine the transaction price associated with the implied contract, the Company includes the estimated effects of any variable consideration, such as contractual allowances and implicit price concessions. When the

Company has contracts with negotiated prices for services provided (contracted payors), the Company considers the contractual rates when estimating contractual allowances. Variable consideration is estimated using a portfolio approach that incorporates whether or not the Company has historical differences from negotiated rates due to non-compliance with contract provisions. Historical results indicate that it is probable that negotiated prices less variable consideration will be realized; therefore, this amount is deemed the transaction price and recorded as revenue. The Company records an estimated provision for doubtful accounts based on historical collections for claims with similar characteristics, such as location of service and type of third-party payor, at the time of recognition. Any subsequent impairment of the related receivable is recorded as provision for doubtful accounts.

For non-contracted payors, the Company determines the transaction price by applying established rates to the services provided and adjusting for contractual allowances provided to third-party payors and implicit price concessions. The Company estimates the contractual allowances and implicit price concessions using a portfolio approach based on historical collections for claims with similar characteristics, such as location of service and type of third-party payor, in relation to established rates, because the Company does not have a contract with the underlying payor. Any subsequent changes in estimate on the realization of the receivable is recorded as a revenue adjustment. Management believes that calculating at the portfolio level would not differ materially from considering each patient account separately

The Company continually reviews the revenue transaction price estimation process to consider updates to laws and regulations and changes in third-party payor contractual terms that result from contract renegotiations and renewals. Due to complexities involved in determining amounts ultimately due under reimbursement arrangements with third-party payors and government entities, which are often subject to interpretation, the Company may receive reimbursement for healthcare services that is different from the estimates, and such differences could be material.

In its evaluation of the revenue transaction price, management assesses historical collection experience in relation to contracted rates, or for non-contracted payors, established rates. The practice of applying historical collection experience to determine the revenue transaction price for current transactions involves significant judgment and estimation. Management subsequently monitors the appropriateness of its estimates for claims on a date of service basis as cash collections on previous periods mature. Actual cash collections upon maturity may differ from the transaction price estimated upon initial recognition, and such differences could be material. If initial revenue recognition estimates increased or decreased by 100 basis points, the impact to annual net patient revenue would be approximately $5.3 million. Management believes subsequent changes in estimate as a result of maturity of claims with dates of service in 2018, 2019 and 2020 have not been material to the consolidated statements of operations and comprehensive income (loss).

The following table disaggregates net patient revenue for each associated payor class for the three months ended March 31 and years ended December 31:

	Three months ended March 31,		Years ended December 31,
	2021	2020	2020	2019	2018
Commercial	55.4%	52.1%	53.1%	51.5%	50.0%
Government	22.6%	23.3%	22.2%	23.6%	23.2%
Workers’ Compensation	16.0%	17.0%	17.6%	17.2%	18.9%
Other(1)	6.0%	7.6%	7.1%	7.7%	7.9%

	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Other is primarily comprised of net patient revenue related to auto personal injury which by its nature may have longer-term collection characteristics relative to other payor classes.

The following table disaggregates accounts receivable, net associated with net patient revenue for each associated payor class as of:

	March 31, 2021	December 31,
		2020	2019
Commercial	43.2%	42.8%	42.0%
Government	11.2%	11.2%	12.4%
Workers’ Compensation	20.8%	18.6%	17.7%
Other(1)	24.8%	27.4%	27.9%

	100.0%	100.0%	100.0%

(1)	Other is primarily comprised of accounts receivable associated with net patient revenue related to auto personal injury.

Allowance for doubtful accounts

The allowance for doubtful accounts is based on estimates of losses related to receivable balances. The risk of collection varies based upon the service, the payor class and the patient’s ability to pay the amounts not reimbursed by the payor. The Company estimates the allowance for doubtful accounts based upon several factors, including the age of the outstanding receivables, the historical experience of collections, the impact of economic conditions and, in some cases, evaluating specific customer accounts for the ability to pay. Management judgment is used to assess the collectability of accounts and the ability of the Company’s customers to pay. The provision for doubtful accounts is included in clinic operating costs in the consolidated statements of operations and comprehensive income (loss). When it is determined that a customer account is uncollectible, that balance is written off against the existing allowance.

Realization of Deferred Tax Assets

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in operations in the period that includes the enactment date.

We evaluate the realizability of deferred tax assets and reduce those assets using a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. Among the factors used to assess the likelihood of realization are projections of future taxable income streams and the expected timing of the reversals of existing temporary differences. The judgments made at any point in time may be impacted by changes in tax codes, statutory tax rates or future taxable income levels. This could materially impact our assessment of the need for valuation allowance reserves and could cause our provision for income taxes to vary significantly from period to period.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed. The Company accounts for goodwill and indefinite-lived intangible assets under ASC Topic 350, Intangibles—Goodwill and Other, which requires the Company to test goodwill and other indefinite-lived assets for impairment annually or whenever events or circumstances indicate that impairment may exist.

The cost of acquired businesses is allocated first to its identifiable assets, both tangible and intangible, based on estimated fair values. Costs allocated to finite-lived identifiable intangible assets are generally amortized on a straight-line basis over the remaining estimated useful lives of the assets. The excess of the purchase price over the fair value of identifiable assets acquired, net of liabilities assumed, is recorded as goodwill.

Goodwill and intangible assets with indefinite lives are not amortized but must be reviewed at least annually for impairment. If the impairment test indicates that the carrying value of an intangible asset exceeds its fair value, then an impairment loss should be recognized in the consolidated statements of operations and comprehensive income (loss) in an amount equal to the excess carrying value over fair value. Fair value is determined using valuation techniques based on estimates, judgments and assumptions the Company believes are appropriate in the circumstances. The Company completed the annual impairment analysis of goodwill as of October 1, 2020 using an average of a discounted cash flow analysis and comparable public company analysis. The key assumptions associated with determining the estimated fair value include projected future revenue growth rates, EBITDA margins, the terminal growth rate, the discount rate and relevant market multiples. The Company completed the annual impairment analysis of indefinite lived intangible assets as of October 1, 2020 using the relief from royalty approach. The key assumptions associated with determining the estimated fair value include projected revenue growth, the royalty rate and the discount rate.

The Company has one reporting unit for purposes of the Company’s annual goodwill impairment test, The Company concluded that no goodwill impairment occurred during the years ended December 31, 2020, 2019 and 2018.

If we do not achieve our earnings and cash flow projections or our cost of capital rises significantly, the assumptions and estimates underlying the goodwill and intangible asset impairment evaluations could be adversely affected and result in future impairment charges that would negatively impact our operating results and financial position. Factors that could result in the cash flows being lower than the current estimates include decreased revenue caused by unforeseen changes in the healthcare market or the inability to achieve the estimated operating margins in the forecasts due to unforeseen factors. Additionally, changes in the broader economic environments could cause changes to the estimated discount rates and comparable company valuation indicators which may impact the estimated fair value of the Company’s reporting unit.

Recent Accounting Pronouncements

For information regarding recent accounting pronouncements, see Note 2, “Basis of Presentation and Summary of Significant Accounting Policies” to the Company’s consolidated financial statements elsewhere in this prospectus.

Quantitative and Qualitative Disclosures about Market Risk

The Company is exposed to interest rate variability with regard to existing variable-rate debt instruments, which exposure primarily relates to movements in various interest rates, such as prime and LIBOR. The Company utilizes derivative instruments such as interest rate swaps for purposes of hedging exposures related to such variability. Management believes that the result of its interest rate cap reduces the risk of interest rate variability to an immaterial amount. As of March 31, 2021 and December 31, 2020, the fair value of the Company’s derivative instrument was a liability of $1.5 million and $2.1 million, respectively.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The amendments in this update provide optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. This standard is optional and may be applied by entities after March 12, 2020, but no later than December 31, 2022. The Company has certain debt instruments for which the interest rates are indexed to LIBOR, and as a result, is currently evaluating the effect that implementation of this standard will have on the Company’s consolidated operating results, cash flows, financial condition and related disclosures.

OUR BUSINESS

Overview

We are the largest independent outpatient physical therapy provider in the United States by clinic count as of March 31, 2021. We believe we have the most advanced platform in the industry in terms of our team, our clinical systems, and our corporate infrastructure. We are leveraging our platform to directly address some of the most pressing challenges in the U.S. healthcare system, including high costs and poor clinical outcomes. Our mission is to exceed the expectations of the hundreds of thousands of patients we serve each year by providing the right care at the right place at the right time, while reducing the total cost of such care. Our vision is to transform the way musculoskeletal (“MSK”) conditions are treated, with a focus on prevention and avoidance of unnecessary medical visits, medications and surgical procedures.

We strive to deliver evidence-based, patient-centric care that positions us as the first point of contact for MSK health. Physical therapists can diagnose and treat over 70% of MSK conditions without any other provider intervention, according to a study published in the Journal of Orthopaedic & Sports Physical Therapy. For the 30% of MSK disorders that cannot be treated by physical therapy alone, physical therapists serve as knowledgeable care navigators who can direct patients to the appropriate specialists. As the triage point for MSK issues, physical therapists can help reduce unnecessary costs as well as time in treatment. Our proprietary, internally developed electronic medical records (“EMR”) platform supports our clinical workflows and leverages our database of more than two and a half million unique patient cases as well as peer-reviewed best practices guidelines and care protocols to maximize outcomes for our patients. Our EMR is purpose-built for physical therapy and has diagnosis-specific guidelines in place covering approximately 90% of our patient cases. Our ability to manage, deliver and track superior clinical outcomes positions us as an attractive partner for payors seeking to reduce downstream healthcare costs and move from a fee-for-service world to value-based care.

We are focused on providing exceptional patient experiences and creating friendly clinic environments that help our patients attain their physical goals. We also bring evidence-based treatment protocols and individualized treatment plans to accelerate our patients’ return to the quality of life and activities they cherish. Our team-based approach matches physical therapists, physical therapy assistants, and operational support specialists with patients based on acuity to ensure that patients can be seen in a timely fashion and enables all our clinicians to operate at the top of their respective licenses to the fullest extent of their education and experience while avoiding activities, such as clerical tasks, that can be performed by someone else with a different set of skills.

We have an operating model that we believe is unique in the industry. We operate under a single “ATI” brand and own nearly 100% of our clinics, which we believe enables us to control all aspects of the clinical and patient experience, align incentives across our teams, track and analyze clinical outcome data, and drive growth and efficiency in our operations. Together, we believe these components of our customer-centric and patient outcomes-driven model allow us to deliver better results at lower costs for our key stakeholders:

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Patients. We are highly focused on providing the best patient experience. Our clinics are in convenient, attractive locations and we strive to maintain a consistently positive look, feel and experience. Additionally, we work to deliver functional outcomes that meet or exceed national physical therapy industry outcomes across all body regions, which enables patients to return to their normal activities. We are extremely proud of our average Net Promotor Score (“NPS”) of 77 over the trailing four quarters as of March 31, 2021, our CareWire score of 9.7 out of 10 and our average Google Review rating of 4.9 stars across our clinics as of March 31 2021. We believe these metrics are indicative of our patients’ overall high satisfaction with our services and loyalty to the ATI brand.

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Medical Provider Partners. Our medical provider partners also benefit from our customer-driven culture, expansive patient outcomes database, and case management approach, which facilitate end-to-end patient care with MSK issues. Our proprietary EMR system includes a variety of custom tools and analytics to evaluate patient performance in real-time, providing each medical partner provider with simple, intuitive reports on shared patients regarding functional outcomes and satisfaction. These scorecards are used to drive continuous quality improvement and deliver more predictable results. We clinically integrate with our physician group and health network partners to coordinate care for patients across a continuum of settings. Such coordination can lead to better experiences and outcomes for patients, as well as reduced costs caused by duplicative testing and excessive delays often seen across uncoordinated healthcare settings.

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Payors. We derive revenue from a diverse range of payor sources, including commercial health plans, government programs (i.e., Medicaid and Medicare), workers’ compensation insurance and auto/personal injury insurance. We believe we offer significant value to payors not only through superior outcomes that reduce downstream costs, but also through our national footprint, convenient locations and high customer ratings, which help ensure patients are satisfied with their plan offerings and benefits.

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Employers. We recently began to offer our solutions directly to self-insured employers through our ATI First offering. In these arrangements, we educate employees on the benefits of physical therapy and reduce barriers to our services. Through our ATI First model, we expect to drive lower healthcare expenditures through early-intervention and treatment of MSK conditions and hope to improve workforce productivity through lower absenteeism resulting from such MSK conditions.

We believe physical therapy sits on the “right” side of healthcare trends because it has been proven to reduce downstream healthcare costs in a more patient-friendly, outpatient care setting. With our scale and unique platform, we believe that we are leading the physical therapy industry toward a “next generation” integrated care model that emphasizes up-front, conservative care to deliver better outcomes and save costs for the healthcare system. We believe we are best positioned to continue moving the industry toward value-based care.

Our Platform

We have invested significantly in our clinical and corporate infrastructure since partnering with Advent in 2016. Key elements of our platform that we believe best position us to lead the transformation of the industry toward value-based care include:

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Our Clinical Systems & Data. Our proprietary EMR is purpose-built for physical therapy. With our robust outcomes data, we are able to drive discussions with our payor and employer partners to develop and pilot innovative reimbursement models based on improving outcomes and lowering total healthcare costs. We have continued to add to and enhance our EMR capabilities, including caseload management and compliance measures, ensuring our clinicians can focus on treating patients and achieving positive outcomes.

•	Our Technology-Enabled Infrastructure. We incorporate data and analytics in everything that we do.

We relentlessly track our key performance indicators to produce real-time reports on the operational and financial performance at the clinic, clinician, and patient levels, enabling us to adjust quickly in response to market dynamics. We have also made significant investments in our business development activities, enhancing our analytics capabilities to enhance referral source education, consumer targeting, and de novo site planning to ensure we maximize the return on our capital.

Our Services

Physical Therapy

We are the largest independent outpatient physical therapy provider by clinic count as of March 31, 2021. We offer a variety of services within our clinics, including physical therapy to treat spine, shoulder, knee, and neck injuries or pain; work injury rehabilitation services, including work conditioning and work hardening; hand therapy; and other specialized treatment services.

To further enhance our traditional outpatient physical therapy services, we introduced ATI Connect in early 2020, a tele-physical therapy offering which launched amidst state lockdowns nationwide in response to COVID-19 (as defined below). We believe that, while virtual visits will not fully replace the need for in-person treatment, ATI Connect serves as a convenient option for patients who either lack immediate access to a clinic or are looking to supplement traditional treatments. This offering also allows us to serve patients in locations where we do not have a physical presence today.

We recently introduced ATI First which leverages our existing clinic footprint and clinical expertise to unlock value for self-insured employers looking to reduce MSK costs, by moving physical therapists closer to the triage point for MSK conditions to avoid unnecessary downstream costs. ATI First educates employees around the benefits of physical therapy and encourages them to seek out physical therapy services before undergoing a costlier procedure. While our ATI First solution is relatively small today, we intend to leverage our demonstrated success in generating significant savings under our existing contracts to win new contracts and continue evolving our business towards value-based arrangements.

ATI Worksite Solutions (“AWS”)

AWS is an on-site service that provides customized cost-saving injury prevention programs, work-related injury assessment services, wellness offerings and consultations for employers, ranging from Fortune 100 companies to small local businesses. We staff athletic trainers, physical therapy assistants and other clinicians as Certified Early Intervention Specialists at the employer’s site to provide early interventions and promote physical health and wellness.

Management Service Agreements (“MSA”)

We partner with physician-owned practices to improve their financial performance, lower operating costs and optimize patient outcomes. Utilizing our resources and infrastructure, we provide dedicated service teams to oversee the integration of our programs into physical therapy practices. This includes front office staffing, proprietary EMR integration, caseload management and continued education in progressive therapies.

Home Health

We provide complete, in-home caregiver services that help individuals maintain independence and improve their quality of life. We offer skilled nursing care in patients’ homes, then help coordinate a smooth transition to outpatient physical therapy.

Sports Medicine

Our Sports Medicine athletic trainers work with athletes at all levels of competition to prevent, evaluate and treat sports injuries. We offer onsite sports physical therapy services, clinical evaluation and diagnosis, immediate and emergency care, nutrition programs and concussion management, among others.

Our Industry

MSK conditions affect individuals of all ages and are some of the most common causes of health problems in the United States, with an estimated 50% of adults suffering from an MSK condition today, according to industry research. Annual spend on MSK conditions or disorders is estimated to be approximately $300 to $400 billion, or 8% to 11% of the $3.6 trillion U.S. healthcare market in 2019, according to a recent market study. Physical therapy and related services are low-cost solutions that can address a variety of MSK conditions.

The U.S. outpatient physical therapy industry was approximately $22 billion in 2019, representing approximately 55% of the physical therapy market, and is projected to grow 4% annually post COVID-19 through 2025, according to a recent market study. The outpatient physical therapy landscape is highly fragmented with an estimated 38,000 clinics in the U.S. The ten largest players comprise approximately 15% of the market based on number of clinics in 2020, with most of the remaining clinics owned by single practitioners, smaller local groups, or regional operators. We are currently the second largest provider in the industry, and the largest independent provider that is not owned by a hospital operator.

Physical therapy presents a strong value proposition in the healthcare industry as a low cost, high-impact service that can save downstream MSK costs. Research demonstrates that when used as a first line treatment option, physical therapy can meaningfully reduce the probability of ER visits, utilization of advanced imaging services, and need for opioid prescriptions. Furthermore, in addressing core MSK issues earlier on, physical therapy can reduce the need for, and utilization of, high cost surgical procedures as well as other expensive treatment options. In the treatment of lower back pain, physical therapy has demonstrated a reduction in cost per patient by up to $2,736.

We believe there are several favorable tailwinds to the outpatient physical therapy industry:

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Focus on Preventative Care and Early Intervention. Physical therapy is a low-cost treatment option and prevention tool for high-risk patients with MSK conditions. Utilization of physical therapy through early intervention can prevent issues and minimize risks. Physical therapy prior to surgeries can also expedite patient recovery and help improve outcomes. Demonstrated savings through decreased claims and healthcare costs position physical therapy to garner additional spend from payors and employers, as a first line of defense.

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Shift Towards Lower Cost Outpatient Settings. Total physical therapy and related services is a $40 billion industry in the U.S in 2019. Only approximately 55% of physical therapy spend today is delivered in an outpatient setting, which can provide many of the same services at a lower price point. As the healthcare industry continues to shift patients away from high-cost hospitals and long-term care facilities, low-cost alternatives such as outpatient physical therapy are poised to benefit from this trend.

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Aging Population. Older populations have experienced a growing prevalence of chronic illness and injury in recent years; the number of individuals that are 65 years or older and have an MSK condition increased 68% from 1996 to 2014. According to statistics from the US Census Bureau, one in five Americans will be of retirement age by 2030, with the 65+ age group expected to grow by 11 million from 2019 to 2025. With the aging population as well as a growing desire amongst all age groups to optimize physical wellness and remain active, we believe the demand for physical therapy services will continue to increase in the future.

•	Transition to Value-Based Care. We believe value-based arrangements are re-shaping healthcare.

Providers are being challenged to deliver high-quality care and achieve better outcomes at lower costs. We believe this trend places us firmly on the “right” side of healthcare. Physical therapy has demonstrated its ability to improve outcomes as well as help avoid downstream costs from expensive imaging, costly and addictive opioids, surgeries, and long hospital stays.

Our Competitive Advantages

We believe we have unique capabilities and strategies that set us apart from other players in the industry. Our history of growth is founded on a commitment to a relatively simple business model: providing superior, coordinated clinical care, value and convenience to patients and payors. Our business model encompasses the following competitive advantages:

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Extraordinary Patient Experience. We seek to exceed customer expectations by providing the highest quality of care in a friendly and encouraging environment. Our clinicians and administrative staff are trained in the ATI Way, a program designed to put the patient first, ensuring each patient has a consistent experience and receives the same extraordinary service in each of our clinics nationwide. Our clinics are vibrant and modern, complete with state-of-the-art equipment and technology, creating a welcoming and supportive environment where patients can focus on getting better. We are conveniently located close to where our customers work, shop and live, with early morning and late evening hours to fit a variety of schedules. Our administrative staff is available to verify insurance and help navigate the healthcare ecosystem on behalf of our patients. We solicit feedback through satisfaction surveys issued to every patient and evaluate NPS post-treatment to drive continuous quality improvement and customer loyalty.

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Evidence-Based Protocols and Established Patient Outcomes and Quality. Since 2015, we have assembled over two and a half million unique patient cases through our clinics. We have extensive empirical data on outcomes, alongside corresponding patient satisfaction scores, which allow us to holistically understand how to optimize treatment pathways by condition and drive predicted outcomes. Our Clinical Effectiveness Department utilizes our extensive database of real-world evidence to develop ATI Best Practices, treatment protocols and techniques developed from our experience in treating millions of patients. We currently have diagnosis-specific reference documents in place covering 90% of patients and will install additional clinical resources as we continue growing our patient outcomes registry.

We believe we can drive better functional outcomes for our patients as compared to our peers. The Alliance for Physical Therapy Quality and Innovation sponsored an empirical study on clinical outcomes. The leading academic research center in this area conducted the study and released their findings in July 2019. This study analyzed data from 386,000 patient episodes across all 50 states from 2016 to 2018 and was the largest investigation of its kind in physical therapy. Patient episodes available for shoulder, neck, knee, and back were evaluated and patient-reported outcome scores for each body region were normalized to a 0 (worst) to 100 (best) scale. The average outcome scores at the start of care were around 55 for shoulder, 65 for neck, 44 for knee, and 64 for back and improved to over 71 for all body regions. Based on patient case data captured in our EMR, our patient outcomes in 2019 and 2020 presented equal or greater improvement across all body regions based on average outcome scores, when compared to the national industry outcomes published by The Alliance for Physical Therapy Quality and Innovation through their analysis of outcomes data gathered from industry participants, including other physical therapy providers and an EMR vendor.

We believe our unique data set and capabilities position us well as the industry continues to shift towards value-based care. Beginning in 2019, physical therapy providers were included in the CMS Quality Payment Program and were eligible to report quality metrics for the Merit-based Incentive Payment System (“MIPS”). We opted to report 2019 performance, and we received an ‘exceptional’ rating based on the data submitted across our platform and will receive a quality ‘bonus’ on all 2021 billed CMS payments. Being an early adopter, this positions us as a leader in the industry as CMS MIPS measures reporting becomes mandatory for all physical therapy providers beginning in 2020.

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Coordinated Across Care Continuum and Throughout Care Episode. We employ physical health case management techniques, including creation and delivery of personalized patient reports to partner healthcare providers throughout the care episode. The case data in our patient registry incorporates the same patient outcome measures recommended by the American Academy of Orthopedic Surgeons and accepted by CMS for MIPS measures. This consistent approach in evaluating treatment effectiveness for MSK conditions allows for seamless patient progression throughout the care continuum. This approach enables us to serve as a trusted advisor to our patients, helping them better navigate the healthcare ecosystem and returning them to health quickly.

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Unified Brand. We are the largest independent outpatient physical therapy provider in the United States, with nearly 900 clinics across 24 states as of March 31, 2020, all operating under the ATI brand. With a single recognizable banner, we have established an association between the “ATI” name and high-quality therapy, much like our counterparts in various consumer industries have done for their products and services. Our unified brand reduces confusion amongst payors, providers and patients, allowing us to effectively leverage our national platform. With our proprietary EMR, referral resources can send patients to any “ATI” bannered clinic across the country. Moreover, patients can easily associate each clinic with our impressive NPS score and Google review rating. Ultimately, we view our strong unified brand as a compelling competitive advantage as we seek to continue increasing market share.

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Operating Platform for High Performance at Scale. Our operating platform is developed with extensive clinical personnel input and is purpose-built for physical therapy and MSK rehab. Our clinician assignment software matches providers to patient cases, with the goal of ensuring that our therapists are practicing at the top of their license and in compliance with healthcare laws and regulations and licensure requirements. Our clinicians have ready access to ATI Best Practices personalized for each patient by sociodemographic factors, detailed reports on patient satisfaction and individualized patient progression results compared to predicted outcomes. Our operating platform centralizes administrative activities and streamlines EMR tasks, allowing our therapists to focus their time on delivering exceptional patient experiences and outstanding clinical care. We standardize our processes and practices so we can efficiently deliver consistent outcomes at scale across existing and new regions, which we believe will further drive our financial performance.

In 2003, our team founded the ATI Foundation, a 501(c)(3) charitable organization that gives help and hope to children with physical impairments. It was created as a way for our employees and patients to give back to the communities in which we live, work and serve. Since its inception, the ATI Foundation has raised in excess of a million dollars to make a day-to-day impact on the lives of children in our communities.

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Dedicated, Experienced Payor Relations Team. As part of our effort to deepen our relationships with payors, we have invested time and energy over the past year into assembling a highly qualified payor team. Dedicated leadership brings decades of experience with respected names like Optum, Express Scripts, Walgreens, and Aetna, and is well-positioned to drive meaningful conversations around addressing the needs of our partners. Armed with data from our EMR, we believe our team can effectively demonstrate the benefit that working with us brings to both patient and insurer and have meaningful discussions around value-based arrangements. We expect that as we continue to have these conversations, our value proposition will become abundantly clear to all parties involved, driving advantageous rates for our therapy services.

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Highly Experienced Management Team. Our management team has extensive public and private company experience working in the retail health ecosystem, including physical therapy, consumer retail, leading hospital and health systems, and health plans. Our leadership team is highly accomplished and embodies our cultural alignment around teamwork, communication and quality of care. Our managers help organize teams of clinicians, technologists and staff to drive clinical and operational excellence. Our team is well positioned to execute on our objectives and advance an outstanding and caring workplace environment.

Our Growth Strategies

We believe our path to sustainable, robust growth is based on three key pillars: same-clinic growth, our robust de novo program, and accretive M&A.

Multi-Channel Approach to Driving High Same-Clinic Growth. We intend to continue driving high same-clinic growth through the strategies we develop at a local level and customize to unique conditions and opportunities for each region. We utilize a salesforce to build relationships with prescribers and referral partners. We also direct sales and marketing spend toward increasing patient awareness to most effectively capture patients which have been referred to us. We have steadily improved our proprietary analytics to optimize marketing spend and messaging, including direct- to-consumer advertising to build patient-level brand awareness. Our multi-channel same-clinic volume “funnel” includes strategies focused on providers, consumers and employers.

We are equally focused on servicing our growing volumes efficiently. We have made significant investments in training and development to standardize productivity measures across our clinics. We also recently introduced the operational support specialist role to further help alleviate administrative burden on our physical therapists and physical therapy assistants, ensuring our clinicians can work at the top of their respective licenses.

We are seeking to grow ATI First, our direct-to-employer offering that leverages our extensive outcomes data to deliver high ROI healthcare cost savings for employers. ATI First aims to help self-insured employers decrease MSK spend for their employees and dependents by encouraging patients to use physical therapy first. Education programs and reduced barriers improve access for employers while driving additional volumes to our locations and enhancing our rates.

We are pursuing partnerships with payors and national retailers to educate patients on more convenient, lower cost care pathways and integrate physical therapy services into health centers. We are also developing several other initiatives to grow our same-clinic volumes and expand our reach, including digitization of the non- clinical experience, which may include patient scheduling, check-in, and billing, to enhance patient experience while reducing administrative burdens for clinicians and patients.

Continue Expanding our Footprint through our Robust De Novo Program. We have opened more than 300 standalone de novo clinics since 2016 with highly compelling and predictable unit economics. Our historical de novos between 2014 and 2018 have ramped quickly and predictably, typically breaking even at the clinic contribution level in just over one year.

We have built proprietary systems to identify future sites in urban and suburban, high-traffic areas. By incorporating various datasets, including CMS and census data, we are able to compile a comprehensive assessment of potential new locations. We leverage both bottoms-up and top-down analyses to address opportunities on a one-by-one square mile geocode and utilize a cross-functional team to assess the physical locations and develop a “go to market” strategy to determine the most attractive sites. Through our proprietary site-selection process we have identified actionable whitespace opportunity for more than 900 potential de novo clinics within our existing states today. As we enter new states organically or through acquisitions, we create new whitespace into which we can expand with de novo clinics.

In addition to our traditional approach to de novo growth, we have recently supplemented this initiative with our acqui-novo strategy, where we acquire an existing clinic location in a target geography instead of developing anew. Through the widespread volume disruption which emerged as a byproduct of COVID-19 stay-at-home measures, many local physical therapy practices experienced periods of significant business disruption, encouraging them to seek a more established organization to join. We believe that we stand out as an ideal option for these operators to exit their practice and join the Company due to our unified national brand and robust compensation program for clinical staff. Acqui-novos have similar up-front costs compared to de novos, but provide us with immediate presence, available staff, and referral relationships of the former owner within the surrounding areas. We view this as an alternative to a de novo build and may choose to expand through either a de novo or acqui-novo.

M&A Platform Primed for Future Acquisitions. The physical therapy industry is highly fragmented, with approximately 38,000 outpatient clinics in the United States in 2020, according to a recent market study. Within the landscape of outpatient clinics, opportunities for accretive M&A exist across both middle-market private equity-backed companies and local / regional operators. We believe our brand name, presence and superior platform make us an attractive partner for selling operators.

We have a long history of success in M&A. We have realized highly attractive returns on our historical acquisitions, with our acquisitions from 2014 to 2016 yielding purchase price to clinic-level EBITDA multiples of, on average, 6.3x at acquisition close, 5.3x at one year post-close and 4.6x at two years post-close. In effectuating M&A activity, we seek to leverage our brand and infrastructure to improve volumes and profitability of acquired clinics. Following our partnership with Advent in 2016, we shifted our historical focus on M&A activity to our de novo growth strategy, but we currently have ongoing discussions with a number of targets in our pipeline, and we believe our platform positions us well to capture significant synergies.

Impact of COVID-19

COVID-19 has had a significant impact on the outpatient physical therapy industry. In March 2020, as the pandemic began to affect all aspects of daily-life, hospitals and surgical centers began to postpone elective and non- essential surgeries, reducing the volume of individuals requiring physical therapy services. Additionally, closures of non-essential businesses, stay-at-home orders, and social-distancing guidelines all adversely impacted the flow of visits to clinics.

We kept the vast majority of our clinics open during this period to ensure that we continue to provide the convenience and services that our patients need. As a substitute to in-person visits, we also quickly introduced our ATI Connect offering to improve access to our patients that require physical therapy but are not comfortable with in-person sessions. In response to the suppressed volumes, we quickly right-sized our workforce to better match clinicians to demand at the local level. At the same time, we took significant measures to make sure our employees are cared for, including maintaining health benefits for furloughed workers and reducing executive compensation to establish an employee relief pool that provided assistance to our employees most in need.

In response to the COVID-19 crisis, the ATI Foundation expanded its mission to include ATI Team Forward. Through the generosity of the Company’s executive leadership, the Company Board and Advent, the ATI Team Forward grant program assisted our team members with a variety of unforeseen difficulties and hardships created by the pandemic.

In March 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed in response to the COVID-19 pandemic. The CARES Act provided several stimulus measures benefitting providers, including the Company. We benefited from $91.5 million of Provider Relief Funds, used to offset COVID-19 related expenses and lost revenue, $11 million of Social Security taxes deferral, and $26.7 million of Medicare Accelerated and Advance Payments Program funds.

For more information, see “Risk Factors—Risks Relating to our Business and Industry—We are subject to risks associated with public health crises and epidemics/pandemics, such as COVID-19.”

Our Competition

The outpatient physical therapy market is rapidly evolving and highly competitive. Competition within the industry may intensify in the future as existing competitors and new entrants introduce new physical therapy services and platforms and consolidation in the healthcare industry continues. We currently face competition from the following categories of principal competitors:

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National physical therapy providers, such as our largest public competitor focused on outpatient physical therapy, U.S. Physical Therapy, Inc., Select Medical, Upstream Rehabilitation, Athletico Physical Therapy and Confluent Health;

•	Regional physical therapy providers, such as Cora Physical Therapy, Professional Physical Therapy, PRN Physical Therapy and Results Physiotherapy;

•	Physician-owned physical therapy providers, such as the Illinois Bone and Joint Institute, DuPage Medical Group and Rothman Orthopaedics;

•	Individual practitioners or local physical therapy operators, which number in the thousands across the nation; and

•	Vertically integrated hospital systems and scaled physician practices, such as Kaiser Permanente.

The principal competitive factors in the outpatient physical therapy market include the quality of care, cost of care, treatment outcomes, breadth of location and geographic convenience, brand awareness and relationships with referral sources and key industry participants.

We believe that we compare favorably to our principal competitors with respect to these factors due to our unified brand, team-based approach to care, proprietary EMR and data-driven operating platform. We believe that our operational and clinical excellence better provides consistent delivery of care across all of our clinics regardless of geography and our national scale and customer satisfaction scores enhance our brand awareness.

Our Employees and Human Capital Resources

Everything we do is grounded in our patient-centric culture. Our clinicians are a driving force for favorable patient outcomes and are key to our success. We are taking steps designed to address recent unexpectedly high rates of attrition among our physical therapists. See “Prospectus Summary—Recent Developments—Recently announced trends and preliminary results.”

We are an equal opportunity employer and are committed to maintaining a diverse and inclusive work environment. Employees are treated with dignity and respect in an environment free from harassment and discrimination regardless of race, color, age, gender, disability, minority, sexual orientation or any other protected class. Our commitment to diversity and inclusion helps us attract and retain the best talent, enables employees to realize their full potential and drives high performance through innovation and collaboration.

As of March 31, 2020, we had approximately 5,000 employees. This number is not inclusive of any contractors or temporary staff but does include our on-call clinicians. We do not have any employees who are represented by a labor union or are party to a collective bargaining agreement.

Properties

We lease all of the properties used for our clinics under operating leases with lease terms typically ranging from seven to ten years with options to renew. We intend to lease the premises for any new clinic locations. Our typical clinic occupies 1,000 to 5,000 square feet.

We also lease our executive offices located in Bolingbrook, Illinois, under an operating lease expiring in December 2032. We currently lease approximately 134,697 square feet of space at our executive offices.

Legal Proceedings

We are involved in, and from time to time may become involved in, investigations, claims, lawsuits, audits or other proceedings arising in the ordinary course of our business. While we do not expect the outcome of these proceedings to have a material adverse effect on our financial condition or results of operations, such proceedings are inherently unpredictable and could result in sanctions, damages, fines and other penalties that could, in the aggregate, materially impact our financial condition or results of operations.

Governmental Regulations and Supervision

We are subject to extensive federal, state and local government laws and regulations, including Medicare and Medicaid reimbursement rules and regulations, anti-kickback laws, self-referral prohibition statutes, false claims statutes, exclusions statutes, civil monetary penalty statutes and associated regulations, among others. We have made significant investments around our compliance controls across the organization, and we periodically conduct internal compliance audits and reviews. As such, we believe that we are in compliance with all applicable laws and statutes today.

General

We are subject to extensive federal, state and local government laws and regulations. In particular, we are subject to federal and state laws that regulate the reimbursement of our services and that are designed to prevent fraud and abuse, and impose state licensure and corporate practice of medicine restrictions, as well as federal and state laws and regulations relating to the privacy of individually identifiable information. We maintain a robust compliance program, have made significant investments around our controls across the organization, and we periodically conduct internal audits and reviews along with compliance training designed to keep our officers, directors and employees educated and up-to-date and to emphasize our policy of strict compliance.

Reimbursement; Fraud and Abuse

We are subject to laws regulating reimbursement under various federal and state healthcare programs. The marketing, billing, documenting and other practices of healthcare companies are all subject to government scrutiny. To ensure compliance with Medicare, Medicaid and other regulations, health insurance carriers and state agencies often conduct audits and request customer records and other documents to support our claims submitted for payment of services rendered to customers. Similarly, government agencies and their contractors periodically open investigations and obtain information from us and from healthcare providers pursuant to the legal process. Violations of federal and state regulations can result in severe criminal, civil and administrative penalties and sanctions, including disqualification from Medicare and other reimbursement programs, which could significantly impact our financial condition and results of operations.

Various federal and state laws prohibit the submission of false or fraudulent claims, including claims to obtain payment under Medicare, Medicaid, and other government healthcare programs. These laws include the federal False Claims Act, which prohibits persons or entities from knowingly submitting or causing to be submitted a claim that the person knew or should have known (i) to be false or fraudulent; (ii) for items or services not provided or provided as claimed; or (iii) was provided by an individual not otherwise qualified or who was excluded from participation in federal healthcare programs. The False Claims Act also imposes penalties for requests for payment that otherwise violate conditions of participation in federal healthcare programs or other healthcare compliance laws. In recent years, federal and state government agencies have increased the level of enforcement resources and activities targeted at the healthcare industry. Additionally, the False Claims Act and similar state statutes allow individuals to bring lawsuits on behalf of the government, in what are known as qui tam or “whistleblower” actions, and can result in civil and criminal fines, imprisonment, and exclusion from participation in federal and state healthcare programs. The use of these private enforcement actions against healthcare providers has increased dramatically in recent years, in part because the individual filing the initial complaint is entitled to share in a portion of any settlement or judgment. Revisions to the False Claims Act enacted in 2009 expanded significantly the scope of liability, provided for new investigative tools, and made it easier for whistleblowers to bring and maintain False Claims Act suits on behalf of the government.

Anti-Kickback Regulations

We are subject to federal and state laws regulating financial relationships involving federally-reimbursable healthcare services. These laws include Section 1128B(b) of the Social Security Act (the “Anti-Kickback Law”), under which civil and criminal penalties can be imposed upon persons who, among other things, offer, solicit, pay or receive remuneration in return for (i) the referral of patients for the rendering of any item or service for which payment may be made, in whole or in part, by a federal health care program (including Medicare and Medicaid); or (ii) purchasing, leasing, ordering, or arranging for or recommending purchasing, leasing, ordering any good, facility, service, or item for which payment may be made, in whole or in part, by a federal health care program (including Medicare and Medicaid). We believe that our business procedures and business arrangements are in compliance with these laws and regulations. However, the provisions are broadly written and the full extent of their specific application to specific facts and arrangements to which we are a party is uncertain and difficult to predict. In addition, several states have enacted state laws similar to the Anti-Kickback Law, many of which are more restrictive than the federal Anti-Kickback Law.

The Office of the Inspector General (“OIG”) of the Health and Human Services Department has issued regulations describing compensation arrangements that fall within a “Safe Harbor” and, therefore, are not viewed as illegal remuneration under the Anti-Kickback Law. Failure to fall within a Safe Harbor does not mean that the Anti-Kickback Law has been violated; however, the OIG has indicated that failure to fall within a Safe Harbor may subject an arrangement to increased scrutiny under a “facts and circumstances” test. Federal case law provides limited guidance as to the application of the Anti-Kickback Law to these arrangements. However, we believe our arrangements, including our compensation and financial arrangements, comply with the Anti- Kickback Law. If our arrangements are found to violate the Anti-Kickback Law, it could have an adverse effect on our business, financial condition and results of operations. Penalties for violations include denial of payment for the services, significant criminal and civil monetary penalties, and exclusion from the Medicare and Medicaid programs. In addition, claims resulting from a violation of the Anti-Kickback Law are considered false for purposes of the False Claims Act.

Physician Self-Referral

Provisions of the Omnibus Budget Reconciliation Act of 1993 (42 U.S.C. § 1395nn) (the “Stark Law”) prohibit referrals by a physician of “designated health services” which are payable, in whole or in part, by Medicare or Medicaid, to an entity in which the physician or the physician’s immediate family member has an investment interest or other financial relationship, subject to several exceptions. The Stark Law is a strict liability statute and proof of intent to violate the Stark Law is not required. Physical therapy services are among the “designated health services”. Further, the Stark Law has application to our management contracts with individual physicians and physician groups, as well as, any other financial relationship between us and referring physicians, including medical advisor arrangements and any financial transaction resulting from a clinic acquisition. The Stark Law also prohibits billing for services rendered pursuant to a prohibited referral. Several states have enacted laws similar to the Stark Law. These state laws may cover all (not just Medicare and Medicaid) patients. As with the Anti-Kickback Law, we consider the Stark Law in planning our clinics, establishing contractual and other arrangements with physicians, marketing and other activities, and believe that our operations are in compliance with the Stark Law. If we violate the Stark Law or any similar state laws, our financial results and operations could be adversely affected. Penalties for violations include denial of payment for the services, significant civil monetary penalties, and exclusion from the Medicare and Medicaid programs.

Corporate Practice; Fee-Splitting; Professional Licensure

The laws of some states restrict or prohibit the “corporate practice of medicine,” meaning business corporations cannot provide medical services through the direct employment of medical providers, or by exercising control over medical decisions by medical providers. In some states, the specific restrictions explicitly apply to physical therapy services, in others the specific restrictions have been interpreted to apply to physical therapy services or are not fully developed. The specific restrictions with respect to enforcement of the corporate practice of medicine or physical therapy vary from state to state and certain states in which we operate may present higher risk than others.

Many states also have laws that prohibit a non-physical therapy entity, individual, or provider fee-splitting. Generally, these laws restrict business arrangements that involve a physical therapist sharing professional fees with a referral source, but in some states, these laws have been interpreted to extend to management agreements between physical therapists and business entities under some circumstances.

We believe that each of our facilities and medical provider partners comply with any current corporate practice and fee-splitting laws of the state in which they are located. However, such laws and regulations vary from state to state and are enforced by governmental, judicial, law enforcement or regulatory authorities with broad discretion. We cannot be certain that our interpretation of certain laws and regulations is correct with respect to how we have structured our operations, service agreements and other arrangements with physical therapists in the states in which we operate. Future interpretations of corporate practice and fee-splitting laws, the enactment of new legislation, or the adoption of new regulations relating to these laws could cause us to have to restructure our business operations or close our facilities in a particular state.

Health Information Practices

HIPAA required the Health and Human Services Department to adopt standards to protect the privacy and security of individually identifiable health-related information. HIPAA created a source of funding for fraud control to coordinate federal, state and local healthcare law enforcement programs, conduct investigations, provide guidance to the healthcare industry concerning fraudulent healthcare practices, and establish a national data bank to receive and report final adverse actions. HIPAA also criminalized certain forms of health fraud against all public and private payors. Additionally, HIPAA mandates the adoption of standards regarding the exchange of healthcare information in an effort to ensure the privacy and electronic security of patient information and standards relating to the privacy of health information. Sanctions for failing to comply with HIPAA include criminal penalties and civil sanctions. In February of 2009, the American Recovery and Reinvestment Act of 2009 (“ARRA”) was signed into law. Title XIII of ARRA, HITECH, provided for substantial Medicare and Medicaid incentives for providers to adopt electronic health records (“EHRs”) and grants for the development of health information exchange (“HIE”). Recognizing that HIE and EHR systems will not be implemented unless the public can be assured that the privacy and security of patient information in such systems is protected, HITECH also significantly expanded the scope of the privacy and security requirements under HIPAA. Most notable are the mandatory breach notification requirements and a heightened enforcement scheme that includes increased penalties, and which now apply to business associates as well as to covered entities. In addition to HIPAA, a number of states have adopted laws and/or regulations applicable in the use and disclosure of individually identifiable health information that can be more stringent than comparable provisions under HIPAA.

In addition to HIPAA, there are numerous federal and state laws and regulations addressing patient and consumer privacy concerns, including unauthorized access or theft of personal information. State statutes and regulations vary from state to state, some of which are more stringent than HIPAA.

We believe that our operations comply with applicable standards for privacy and security of protected healthcare information. We cannot predict what negative effect, if any, HIPAA/HITECH or any applicable state law or regulation will have on our business.

Other Regulatory Factors

Political, economic and regulatory influences are fundamentally changing the healthcare industry in the United States. Congress, state legislatures and the private sector continue to review and assess alternative healthcare delivery and payment systems. Potential alternative approaches could include mandated basic healthcare benefits, controls on healthcare spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups, and price controls. Legislative debate is expected to continue in the future and market forces are expected to demand only modest increases or reduced costs. For instance, managed care entities are demanding lower reimbursement rates from healthcare providers and, in some cases, are requiring or encouraging providers to accept capitated payments that may not allow providers to cover their full costs or realize traditional levels of profitability. We cannot reasonably predict what impact the adoption of federal or state healthcare reform measures or future private sector reform may have on our business.

MANAGEMENT

The Company’s directors and executive officers and their ages as of July 28, 2021 are as follows:

Name	Age	Position
Labeed Diab	51	Chief Executive Officer; Director
Diana Chafey	52	Chief Legal Officer and Corporate Secretary
Joseph Jordan	39	Chief Financial Officer
Augustus Oakes	46	Chief Information Officer
Ray Wahl	48	Chief Operating Officer
Joe Zavalishin	47	Chief Development Officer
Ryan Wilson	45	Chief Commercial Officer
John L. Larsen	63	Chair; Director
John Maldonado	45	Director
Carmine Petrone	38	Director
Joanne Burns	60	Director
Chris Krubert	53	Director
James E. Parisi	56	Director
Andrew A. McKnight	43	Director

Labeed Diab. Mr. Diab joined the Company as its Chief Executive Officer and member of the Company Board in 2019. Prior to joining the Company, Mr. Diab served as President of Humana Pharmacy Solutions (“Humana”) between 2017 and 2019, where he managed all capabilities that comprise Humana. Mr. Diab also served as Chief Operating Officer and Executive Vice President at Brookdale Senior Living (“Brookdale”). Prior to joining Brookdale in 2015, Mr. Diab served in various executive leadership roles for Walmart Inc. (“Walmart”) between 2009 and 2015. While at Walmart, he served as Walmart’s Vice President and General Manager and later as President of the Midwest Division, culminating in his role as President of Health and Wellness for the United States region. Prior to his career at Walmart, Mr. Diab served as a Regional Vice President of Aramark’s Health Care Division and as a Regional Vice President for Rite Aid Corporation. A registered pharmacist, Mr. Diab began his career as a Pharmacy Manager with American Stores Company and later served in regional roles for CVS Caremark. Mr. Diab received his B.S. from Southwestern Oklahoma State University and completed an advanced management program at Duke University.

Diana Chafey. Ms. Chafey joined the Company as its Chief Legal Officer and Corporate Secretary in 2018. Prior to joining the Company, Ms. Chafey served as Executive Vice President, General Counsel and Corporate Secretary of the Warranty Group between 2013 and 2018, where she oversaw global legal, compliance, risk management, regulatory and corporate governance matters and related affairs. Ms. Chafey also previously held roles as partner at DLA Piper US LLP until 2013 and associate at McGuire Woods LLP from 2002 until 2003, representing clients in domestic and global regulatory and transactional matters. Ms. Chafey received her B.A. from Arizona State University and her J.D. from Valparaiso University School of Law.

Joseph Jordan. Mr. Jordan was named Chief Financial Officer of the Company in 2019. Prior to assuming his role as Chief Financial Officer, Mr. Jordan served as the Company’s Senior Vice President and Chief Accounting Officer beginning in 2018. Prior to joining the Company, Mr. Jordan spent approximately two years at Sears Holdings Corporation (“Sears”), first as Assistant Controller and later as Vice President and Corporate Controller. Mr. Jordan began his career in 2003 and held various positions at Deloitte & Touche LLP and Sun Coke Energy prior to joining Sears. Mr. Jordan received his B.S. in Accounting from Purdue University.

Augustus Oakes. Mr. Oakes joined the Company as Vice President of Business Technology in 2018 and currently serves as Chief Information Officer. Prior to joining the Company, Mr. Oakes served as an IT strategy consultant at KPMG LLP from 2013 until 2018, where he helped clients build modern IT operating models and prepare for digital disruption. Mr. Oakes also served in various IT leadership roles at Walgreen Company, d/b/a Walgreens (“Walgreens”) and as a management consultant with Accenture plc. Mr. Oakes holds a degree from Loyola University Chicago.

Ray Wahl. Mr. Wahl became Chief Operating Officer of the Company in 2019. Previously, Mr. Wahl served on the Company’s leadership team as East Division President, overseeing operations in Delaware, Maryland, Pennsylvania, Michigan, Ohio, North Carolina, South Carolina and Georgia. Mr. Wahl joined the Company in 2006 and has held various leadership positions, overseeing growth through new clinic opportunities, acquisitions and strategic partnerships. Prior to joining the Company, Mr. Wahl was an Athletic Trainer from 1996 until 2000 with Plaza Physical Therapy. Mr. Wahl received his doctorate of physical therapy from Temple University and his M.B.A. from Northwestern University Kellogg School of Management.

Joe Zavalishin. Mr. Zavalishin joined the Company as Chief Development Officer in 2019. Prior to joining the Company, Mr. Zavalishin served as a Senior Vice President at OptumRx, a large manager of pharmacy benefits (“Optum”), where he was responsible for network development and strategy, payor and provider relationships, and pricing from 2016 until 2019. Prior to Optum, Mr. Zavalishin served as Executive Vice President of AxelaCare Health, a national provider of home infusion pharmacy and nursing services (“Axela”), overseeing operations including pricing and strategy from 2013 through 2015 when Axela was acquired by Optum. Mr. Zavalishin’s role was greatly expanded in connection with the acquisition of Axela by Optum. Prior to that time, Mr. Zavalishin served as Vice President of Contracts & Pricing Development at Walgreens from 2009 until 2013. Mr. Zavalishin also served as Vice President of Pharmacy Network and Operations and as Head of Planning and Business Strategy for Medical Products at Aetna Inc. from 2004 until 2009. Mr. Zavalishin received his B.A. from the University of Connecticut and an M.B.A. in Finance and Strategy from Rensselaer Polytechnic Institute.

Ryan Wilson. Mr. Wilson joined the Company as Chief Commercial Officer in 2021. Prior to joining the Company, Mr. Wilson served as Chief Customer Officer and Senior Vice President of Sales for Bayer Consumer Health, North America from 2019 until 2021. He also served as the Chief Growth Officer and Senior Vice President of Sales and Marketing for Brookdale from 2017 until 2019. Most of his career has been spent in the consumer health marketplace, including a decade with healthcare products leader Johnson & Johnson, from 2005 until 2015. Mr. Wilson received his B.S. from the University of Illinois at Urbana-Champaign and his M.B.A. from Northwestern University. He also completed an advanced management program at Duke University.

John L. Larsen. Mr. Larsen serves as the Chair of the Company Board and a member of the Audit Committee and the Chair of the Nominating and Corporate Governance Committee. Mr. Larsen’s role at the Company has primarily been to work alongside executives and board members, participating in and nurturing broad networks of alliances with others. Mr. Larsen has been a member of the Company Board since 2018 and was nominated for Chair in 2021. Mr. Larsen is an executive at Bridgeway Partners LLC (“Bridgeway”). Prior to forming Bridgeway in 2020, Mr. Larsen served in various roles at UnitedHealth Group from 2005 until 2018. Mr. Larsen was also an executive at Gondola Eye, LLC from 2019 until 2020.

Andrew A. McKnight. Mr. McKnight has served on the Board since June 2020. Mr. McKnight is a Managing Partner of the Credit Funds business at Fortress. Mr. McKnight is based in Dallas and heads the liquid credit investment strategies at Fortress, serves on the investment committee for the Credit Funds business at Fortress and is a member of the Management Committee of Fortress. Mr. McKnight previously served on the board of directors of Mosaic Acquisition Corp. from 2017 to 2020. Mr. McKnight has also served on the board of directors and as the Chief Executive Officer of FVAC I since its inception in January 2020 and continues to serve on the board of directors of MP Materials where he is a member of the Compensation Committee. Additionally, Mr. McKnight has served as a director and Chief Executive Officer of FVAC III since its inception in August 2020, and as Chairman of the FVAC IV board. Prior to joining Fortress in February 2005, he was the trader for Fir Tree Partners (“Fir Tree”) where he was responsible for analyzing and trading high yield and convertible bonds, bank debt, derivatives and equities for the value-based hedge fund. Prior to Fir Tree, Mr. McKnight worked on Goldman, Sachs & Co.’s (“Goldman”) distressed bank debt trading desk. Mr. McKnight received a B.A. in Economics from the University of Virginia.

John Maldonado. Mr. Maldonado has served on the Company Board since 2016 and is currently a member of the Health Care Compliance Committee and Nominating and Corporate Governance Committee. Mr. Maldonado is a Managing Partner at Advent. Prior to joining Advent in 2006, he worked at Bain Capital, Parthenon Capital and the Parthenon Group. He also currently serves on the board of directors of AccentCare, Inc., a provider in post-acute healthcare services (“AccentCare”), Definitive Healthcare, LLC, a healthcare data provider, RxBenefits, a pharmacy adviser to employee benefits consultants, Healthcare Private Equity Association, an association that supports the healthcare private equity community, and Syneos Health, a biopharmaceutical solutions organization. Mr. Maldonado received his B.A. in mathematics, summa cum laude, from Dartmouth College and his M.B.A., with high distinction, as a Baker Scholar from Harvard Business School.

Carmine Petrone. Mr. Petrone has served on the Company Board since 2016 and is currently the Chair of the Compensation Committee. Mr. Petrone is a Managing Director at Advent, focused on investments in the healthcare sector. Prior to joining Advent in 2010, Mr. Petrone was an associate at Thomas H. Lee Partners from 2006 to 2008. Mr. Petrone currently serves on the board of directors of AccentCare. He holds a B.A. in Economics from the Johns Hopkins University and an M.B.A. from Harvard Business School.

Joanne M. Burns. Ms. Burns joined the Company Board in 2021 and currently serves as a member of the Audit Committee and Compensation Committee. Prior to serving on the Company Board, Ms. Burns served as the Chief Strategy Officer for Cerner Corporation, a healthcare IT company. Ms. Burns serves on the board of directors of Availity, a healthcare claims clearinghouse, as the chair of the performance and compensation committee and a member of the finance committee. Ms. Burns also serves on the board of directors of Innara Health, a neonatal medical device company, and she is chair of the board of directors and the compensation committee of SNOMED International, an international non-profit organization focused on clinical terminology used in electronic health records. Ms. Burns received her B.S. from the State University of New York College at Plattsburgh and her M.P.A. from the University of San Francisco.

Christopher Krubert. Dr. Krubert joined the Company Board in 2016 and currently serves as the Chair of the Health Care Compliance Committee and a member of the Compensation Committee. Dr. Krubert also currently serves on the board of directors of Solis Mammography, a mammography and imaging services company, Special Docs, a concierge medicine company, and Alteon Health, an acute care medical group. He currently serves as an operating partner with Advent. Dr. Krubert holds a B.A. from the University of Illinois, an M.B.A. from the University of Michigan and an M.D. from the University of Chicago Pritzker School of Medicine.

James E. Parisi. Mr. Parisi joined the Company Board in 2021 and currently serves as the Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Mr. Parisi currently serves on the board of directors of Cboe Global Markets, Inc., a global exchange operator, as the chair of the audit committee, a member of the compensation committee and a member of the Alternate Trading System oversight committee. Previously, Mr. Parisi served on the board of directors of Cotiviti Inc., a clinical and financial analytics company, as the Chair of the audit committee and a member of the board strategy committee from 2015 until 2018. Mr. Parisi also serves on the board of directors for Cboe Futures Inc., a futures exchange, where he was a member of the regulatory oversight committee from 2016 until 2018 and served on the board of directors of Pursuant Health, Inc., a provider of self-service health and wellness testing kiosks, as the chair of the audit committee from 2014 until 2021. Mr. Parisi served as Chief Financial Officer of CME Group Inc., a publicly traded company, from 2004 through 2014. Mr. Parisi received his B.S. from the University of Illinois at Urbana-Champaign and his M.B.A. from the University of Chicago Booth School of Business.

Classified Board of Directors

In accordance with our Second Amended and Restated Certificate of Incorporation, we have a classified Board of Directors which divides our Board into three classes with staggered three-year terms, with only one class of directors being elected in each year. Our current directors will be divided among the three classes as follows:

•	the Class I directors will be Labeed Diab and Andrew A. McKnight, and their terms will expire at the first annual meeting of stockholders after the effectiveness of the filing;

•	the Class II directors will be Joanne Burns, John Maldonado and Jamie Parisi, and their terms will expire at the second annual meeting of stockholders; and

•	the Class III directors will be Chris Krubert, John Larsen and Carmine Petrone, and their terms will expire at the third annual meeting of stockholders.

At each succeeding annual meeting of the stockholders successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

Committees of the Board of Directors

We have four standing committees—an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Healthcare Compliance Committee. The Board may from time to time establish other committees. Each of the committees will report to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

Joanne Burns, John Larsen and Jamie Parisi are members of the Audit Committee. Jamie Parisi is the Chair of the Audit Committee. Each member of the Audit Committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. In addition, each of Ms. Burns, Mr. Larsen and Mr. Parisi is an “audit committee financial expert” within the meaning of 407(d) of Regulation S-K promulgated under the Securities Act.

Pursuant to the Stockholders Agreement and subject to the terms therein, as long as there are two or more Advent Directors on the Board, the investors party thereto have the right to require at least a majority of the members of the Audit Committee be Advent Directors.

Under its charter, the functions of the Audit Committee include:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by ATI;

•	the pre-approval of all non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by ATI;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and discussing the company’s annual audited and quarterly financial statements;

•	discussing the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

•

discussing with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure; and

•

reviewing the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting ATI’s financial statements, including alternatives to, and the rationale for, the decisions made.

Compensation Committee

Joanne Burns, Chris Krubert and Carmine Petrone are members of the Compensation Committee. Carmine Petrone is Chair of the Compensation Committee. All of the members of the Compensation Committee will be independent directors and are considered to be “non-employee directors” under Rule 16b-3 of the Exchange Act.

Pursuant to the Stockholders Agreement and subject to the terms therein, as long as there are two or more Advent Directors on the Company’s Board, the investors party thereto have the right to require at least a majority of the members of the Compensation Committee be Advent Directors.

Under its charter, the functions of the Compensation Committee include:

•

reviewing and approving annually corporate goals and objectives relating to the compensation of the Chief Executive Officer (“CEO”), evaluating the performance of the CEO in light of those goals and reviewing and establishing the CEO’s annual compensation and incentive plan participation levels and bases of participation;

•

reviewing and recommending to the Board non-CEO executive officer compensation; evaluating, reviewing and recommending to the Company’s Board any changes to, or additional, stock-based and other incentive compensation plans in the annual proxy statement and annual report on Form 10-K to be filed with the SEC; and

•	reviewing and recommending annually for approval by the Board, the form and amount of non- management director compensation and benefits.

The Compensation Committee charter also provides that the Compensation Committee shall have the sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NYSE and the SEC.

Nominating and Governance Committee

John Larsen, John Maldonado and Jamie Parisi are members of the Nominating and Governance Committee after the Business Combination. John Larsen will be Chair of the Nominating and Governance Committee.

Pursuant to the Stockholders Agreement and subject to the terms therein, as long as there are two or more Advent Directors on the Board, the investors party thereto have the right to require at least a majority of the members of the Nominating and Governance Committee be Advent Directors.

Under its charter, the functions of the Nominating and Governance Committee include:

•	identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders;

•	developing and recommending to the Board the corporate governance guidelines applicable to the Company;

•	leading the Board in its annual review of the performance of (a) the Board, (b) the Board committees and (c) management; and

•	recommending to the Board nominees for each Board committee.

The Nominating and Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

Role of Board in Risk Oversight

The Board is responsible for overseeing our risk management process. The Board will focus on our general risk management strategy, the most significant risks facing us, and oversee the implementation of risk mitigation strategies by management. Our Audit Committee is also responsible for discussing our policies with respect to risk assessment and risk management.

Code of Business Conduct

ATI has adopted a Code of Ethics applicable to its directors, executive officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that complies with the rules and regulations of the NYSE. A copy of the Code of Ethics has been filed with the SEC and will be provided without charge upon written request to Diana Chafey, Chief Legal Officer and Corporate Secretary, in writing at our principal executive offices at 790 Remington Boulevard, Bolingbrook, Illinois 60440. We intend to disclose on any amendments or waivers of certain provisions of our Code of Ethics.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or the Compensation Committee.

EXECUTIVE COMPENSATION

2021 Executive Compensation

The emerging growth company pay disclosure rules define the required disclosures with respect to the pay of our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer as of December 31, 2020 (collectively, our “Named Executive Officers, or “NEOs”), as well as one additional former executive officer who served for part of the fiscal year:

•	Labeed Diab, Chief Executive Officer

•	Cedric Coco, Chief Human Resources Officer

•	Ray Wahl, Chief Operating Officer

•	Paul Fritz, Former Chief Information Officer

Summary Compensation Table

The following table provides summary information with respect to the total compensation that was provided to the Company’s NEOs during the year ended December 31, 2020:

Name	Position	Year	* 2020 Base	**Bonus	All Other Compensation	Total
Labeed Diab	Chief Executive Officer	2020	$718,200	$359,100	$21,049	$1,098,349
****Cedric Coco	Chief Human Resources Officer	2020	$436,050	$163,519	$36,434	$636,003
Ray Wahl	Chief Operating Officer	2020	$410,400	$153,900	$45,316	$609,616
***Paul Fritz	Separated Chief Information Officer	2020	$382,500	$781,987	$7,626	$1,172,113

*	Inclusive of merit increase in July 2020, with the exception of Mr. Fritz.
**	Discretionary bonuses earned in 2020 and paid February 2021.
***	Departed from the Company on February 17, 2020.
****	Resigned from the Company, effective July 23, 2021.

“All Other Compensation” includes the following compensation elements that were paid in 2020:

All Other Compensation	Labeed Diab	Cedric Coco	Ray Wahl	Paul Fritz
401(k) Match	$4,096	$3,250	$8,650	$7,626
Temporary Housing	$14,127	$22,005	$26,823	$0
Tax Reimbursement for Temporary Housing	$2,825	$11,179	$9,842	$0

Narrative Disclosure to Summary Compensation Table

Compensation Philosophy

The Company is a purpose-driven company focused on extraordinary patient outcomes. We value fair pay for our high-performing talent in a fast-paced and exciting culture. We aim to build and evolve our business with individuals who are committed to improving the lives of others. We seek employees who are passionate about physical therapy and want to join our culture of excellence.

The intent of the Total Rewards package is to support these corporate goals through the following:

•	A competitive base salary

•	An emphasis on short-term bonuses to incent executive officers who overachieve

•	An above market benefits package to support health and wellness

•	A 401K plan with immediate vesting of any Company match

•	A long-term incentive package that aligns executives’ interests with those of our stakeholders

•	Market PTO

•	Substantive career development/pathing opportunities

•	Supportive and engaged leadership

The Company considers base salary, cash bonus, long-term incentive awards, health and wellness benefits, career development and perquisites as an employee’s Total Rewards. The Total Rewards model emphasizes an individual’s complete remuneration from the company. It allows the Company to compare the full suite of incentive and retentive tools with those of our regional competitors.

In order to incentivize corporate growth, we also believe that our executive officers’ total pay should be based on Company performance. The short-term incentive is designed to align an individual’s incentive cash bonus with achievement of corporate goals. The Company Board primarily measures financial performance in determining cash bonus outcomes, but it also considers achievement of corporate objectives or individual annual goals. In addition, prior to 2020, our NEOs received grants of Incentive Common Units (“ICUs”) tied to the value of the Company. These awards aligned our executives with our equity holders, rewarding executives for enhancing the value of equity holders’ investment in the Company.

Base Salary

Each NEO is paid a base salary for the services that the executive officer performs to ensure a competitive pay structure and smooth operations of the business. This compensation is not variable, however based on individual or Company performance, or in the event of a change in role, can be adjusted over time.

Annual Incentive Bonus Plan

The Company maintains the Annual Incentive Bonus (AIB) Plan for each executive officer. The intent of the AIB Plan is to reward high performance aligned with the Company’s strategic mission. Executive officers, in addition to key corporate support staff, are eligible to participate in the AIB Plan. Annual cash awards will be forfeited for employees who are terminated prior to the payment of such award.

Employees may earn awards above or below the target opportunity based on performance. The Compensation Committee has established a performance target with a range of outcomes below and above target. Performance below or above the target influences the extent to which the earned bonus is below or above the targeted levels.

The incentive payouts made to the Company’s NEOs under the AIB Plan are tied to the Company’s achievement of its EBITDA target as set by the Company Board at the beginning of each fiscal year planning cycle.

Due to the impact of the COVID-19 pandemic, the 2020 EBITDA goals under the AIB Plan were not achieved. The total target bonus percentages for Messrs. Diab, Coco and Wahl were 100%, 75% and 75% of their respective base salaries in 2020, and the percentage of Mr. Fritz was 50%. Individual bonus payouts for the Company’s NEOs are traditionally determined by taking into account both Company financial performance (70%

weighting) and individual performance (30% weighting). Noting that individual performance goals were substantively satisfied and that the NEOs led soundly despite the unforeseen and uncontrollable circumstances related to COVID-19, the Company Board approved a bonus equal to 50% of target AIB payout for the NEOs, which was paid in February of 2021. Given Mr. Fritz’s departure before full earn-out of the 2020 bonus, he was not paid a bonus for 2020, consistent with the terms of the AIB Plan.

The following table provides further detail about the 2020 annual bonus payout for each NEO:

Name	* 2020 Base Salary	**2020 AIB Target	2020 AIB Target Opportunity	Discretionary 2020 Annual Bonus Earned
Labeed Diab	$718,200	100%	$718,200	$359,100
Cedric Coco	$436,050	75%	$327,038	$163,519
Ray Wahl	$410,400	75%	$307,800	$153,900
Paul Fritz	$382,500	50%	$191,250	$0

*	Inclusive of merit increase in July 2020, with the exception of Mr. Fritz.
**	Expressed as a % of base salary.

ATI Physical Therapy 2021 Equity Incentive Plan

In connection with the closing of the Business Combination, our Board and our stockholders approved the ATI Physical Therapy 2021 Equity Incentive Plan (the “2021 Plan”). Effective as of the consummation of the Business Combination, 20.8 million shares of Common Stock were reserved for issuance under the 2021 Plan.

The purpose of the 2021 Plan is to align the interests of eligible participants with our stockholders by providing incentive compensation tied to ATI’s performance. The intent of the 2021 Plan is to advance ATI’s interests and increase stockholder value by attracting and motivating key personnel. Under the 2021 Plan, we may grant stock options (both incentive and non-qualified stock options), stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards.

Retirement Plans

The Company maintains a tax-qualified 401(k) savings plan (the “401(k) Plan”), in which all of our employees, including our NEOs, are eligible to participate. The 401(k) Plan allows participants to contribute up to 80% of base salary on a pre-tax basis (or on a post-tax basis, with respect to elective Roth deferrals) into individual retirement accounts, subject to any maximum annual limits set by the Internal Revenue Service. The Company provides for per pay period matches to employees of up to 50% of an employee’s first 6% of contributions to the 401(k) Plan. Participants are immediately, fully vested in their own contributions and any Company matches once eligible for match. Participants become eligible for the Company match after one year of service with the Company during which they performed at least 1,000 hours of service.

The Company also maintains a non-qualified deferred compensation plan (the “Supplemental Retirement Benefit Plan”) under which a select group of highly compensated employees are permitted to supplement contributions made under the 401(k) Plan by deferring up to 50% of their base salary. There is no corresponding Company match provided in the non-qualified plan. Any refunds for prior year contributions returned due to discrimination testing can be rolled into the non-qualified plan at 100%.

Outstanding Equity Awards as of December 31, 2020

The following table sets forth information regarding unvested time and performance management ICUs held, as of December 31, 2020, by each of our NEOs.

Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Labeed Diab	4,529,843	$1,530,407	6,707,622	$2,266,169
Cedric Coco	1,860,624	$628,612	2,500,000	$844,625
Ray Wahl	699,161	$236,211	2,500,000	$844,625
Paul Fritz	0	$0	0	$0

All values placed on unvested ICUs are based upon the Company Board’s determination of the Company’s valuation as of December 31, 2020, as informed by the terms of the purchase offer from Fortress Value Acquisition Corp. II, delivered to the Company as of February 21, 2021.

The following table depicts the award dates of ICUs under the Company’s 2016 Equity Incentive Plan. All awards vest quarterly over 20 periods (5years). This vesting schedule is subject to change in the future.

Award Date
Name	First Award	Second Award
Labeed Diab	3/31/2019	12/31/2019
Cedric Coco	6/30/2019	12/31/2019
Ray Wahl	5/10/2016	12/31/2019
Paul Fritz	4/16/2018	N/A

Long-Term Equity Compensation

The intent of the Company’s long-term equity compensation program is to align recipients with long-term value creation for the Company and provide for a retention vehicle so select executives will be motivated to make decisions in the best long-term view of the Company.

As part of its long-term compensation strategy, the Company has granted ICUs which are intended to retain and incentivize senior executives. The ICUs are not granted on an annual basis. Rather, the ICUs are provided to eligible individuals upon hiring as well as upon promotion into specified roles.

ICUs are “profits interests” and allow employees and other service providers to share in the future appreciation of the Company, subject to certain service-based vesting (based on continued provision of services) and performance-based vesting (based on the return achieved by the holders of Company common stock) conditions, as described in more detail below.

ICUs are issued pursuant to the terms of an Incentive Common Unit Equity Award agreement (the “ICU Award Agreement”) between Wilco Acquisition, LP and each holder of ICUs. ICUs represent an ownership interest in Wilco Acquisition, LP. Pursuant to the limited partnership agreement of Wilco Acquisition, LP, ICUs share in distributions according to the distribution priorities set forth therein, which provide for the following order and priority: first, to the holders of Common Units until they receive an amount equal to their respective capital contributions on a pro rata basis; and then, to the holders of Common Units and ICUs, pro rata, subject to any applicable “participation thresholds” and vesting requirements. A participation threshold in respect of an

ICU is determined at the time of issuance or grant and is equal to or greater than the amount payable in respect of the Common Units with a participation threshold of zero pursuant to the waterfall of Wilco Acquisition, LP in a hypothetical liquidation of the Company at the current business enterprise value of the Company as of immediately prior to such issuance or grant. The effect of the participation threshold in respect of ICUs is that such ICUs will not have any intrinsic value on the date of grant since it would not be entitled to any proceeds in the waterfall based on the hypothetical liquidation used to set such threshold. ICU holders were not required to make any capital contribution in exchange for their ICUs, which were awarded as compensation.

Generally, 50% of the ICUs subject to each award are designated as “time-based” ICUs scheduled to vest over a five-year period (5% per quarter), subject to the grantee’s continued service through each vesting date. Generally, the other 50% of the ICUs subject to each award are designated as “performance-based” ICUs and are scheduled to vest only upon satisfaction of certain performance thresholds. These ICUs vest only in the event of a transaction on which (i) the holders of Company common stock have received at least two times their invested capital in Wilco Acquisition, LP and (ii) the internal rate of return of the holders of Company common stock meets certain criteria as set forth under the grant agreement, subject to such grantee’s continued service through such date.

Treatment of Incentive Common Units and Grant of Unallocated Incentive Common Unit Pool in connection with the Business Combination

In connection with the closing of the Business Combination, holders of vested and unvested ICUs will receive a number of shares of ATI, which number of shares was determined based on the distribution priorities under the Wilco Acquisition, LP limited partnership agreement assuming, solely for this purpose, that all unvested ICUs are vested.

Shares of ATI received in respect of unvested time-based ICUs will be restricted shares and shall be eligible to vest over the shorter of: (a) the existing vesting schedule applicable to the underlying ICUs, or (b) in installments on each quarterly anniversary of the closing over three years post-closing, subject to the grantee’s continued service through each vesting date. Shares of ATI received in respect of performance-based ICUs will be restricted shares and shall be eligible to vest in installments on each quarterly anniversary of the closing over the shorter of: (a) the eight-year period from the original grant date of the underlying ICUs, or (b) three years post-closing, subject to the grantee’s continued service through each vesting date.

In addition, employees of ATI will receive restricted shares of ATI in respect of the unallocated incentive common unit pool as of such time. Such restricted shares of ATI will vest on each quarterly anniversary of the closing over 3 years following the closing, subject to the grantee’s continued service through each vesting date. The allocation of such restricted shares of ATI will be determined by the Compensation Committee.

If any of restricted shares of ATI are forfeited prior to vesting, such shares may be reallocated to employees by the Compensation Committee.

Potential Payments upon Termination or Change in Control

Employment Agreements with Executive Officers

ATI is party to employment agreements with each of Messrs. Diab, Coco and Wahl (the “Executive Employment Agreements”), effective as of the Closing Date, which provide for an initial term of three years that automatically renews for one-year terms thereafter, unless notice of non-renewal is provided 30 days before the renewal date, and a minimum base salary of $750,000 per year for Mr. Diab and $450,000 per year for Mr. Coco and Mr. Wahl. In addition, the Executive Employment Agreements provide for annual target bonuses equal to 125% of base salary for Mr. Diab and 75% of base salary for Mr. Coco and Mr. Wahl, and certain other benefits and perquisites, which are discussed in detail in the Executive Employment Agreements.

The Executive Employment Agreements provide that Messrs. Diab, Coco and Wahl will be granted long-term incentive equity awards from ATI in each of 2021, 2022 and 2023. The aggregate grant-date value of such annual equity awards will be $1,750,000 for Mr. Diab and $500,000 for Mr. Coco and Mr. Wahl in respect of 2021 and 2022, and $3,000,000 for Mr. Diab or $750,000 for Mr. Coco and Mr. Wahl in respect of 2023. Fifty percent (50%) of the aggregate value of the equity awards in respect of 2021 and 2022 will be granted in the form of restricted stock units and the remaining fifty percent will be granted in the form of stock options; the forms of equity awards in respect of subsequent years will be determined by ATI’s compensation committee after consultation with a compensation consultant. The equity award in respect of fiscal year 2021 will vest in three equal annual installments over three years from the date of grant, and vesting of equity awards in respect of subsequent years will be determined by ATI’s compensation committee after consultation with a compensation consultant. With respect to years following 2023, Messrs. Diab and Wahl will be eligible to receive equity awards on terms and conditions determined by ATI’s compensation committee after consultation with a compensation consultant.

Effective July 23, 2021, Cedric Coco, Chief Human Resources Officer, resigned from the Company. The Company and Mr. Coco have agreed Mr. Coco will be eligible for the following payments and benefits, subject to Mr. Coco’s execution of an effective mutual release of claims: (i) 1.25x the sum of his base salary and target bonus, paid over 15 months from the date of termination; (ii) a prorated bonus for the current year, based on actual performance, paid at the time bonuses are paid to other employees; (iii) continued coverage of health benefits for up to 12 months, if elected; and (iv) the vesting of all outstanding unvested Incentive Common Units granted on June 30, 2019 and December 31, 2019 under the Wilco Acquisition LP 2016 Equity Incentive Plan.

In the event of a termination of employment by ATI without cause or by Mr. Diab, Mr. Coco or Mr. Wahl for good reason prior to the end of the term of the respective Executive Employment Agreement and at any time other than within 24 months for Mr. Diab or 18 months for Mr. Coco and Mr. Wahl following a change in control, Messrs. Diab, Coco and Wahl will receive (i) an amount equal to 1.5 times for Mr. Diab or 1.25 times for Mr. Coco and Mr. Wahl the sum of annual base salary and target bonus amount, payable in 18 monthly installments for Mr. Diab or 15 monthly installments for Mr. Coco and Mr. Wahl; (ii) a pro-rated annual bonus based on actual performance for the year in which termination occurs; (iii) reimbursement of COBRA costs for a coverage period of 18 months for Mr. Diab or 12 months for Mr. Coco and Mr. Wahl, and (iv) immediate vesting of any then-unvested equity awards granted under the Wilco Acquisition, LP 2016 Equity Incentive Plan. In the event of a termination of employment by ATI without cause or by Mr. Diab, Mr. Coco or Mr. Wahl for good reason within 24 months for Mr. Diab or 18 months for Mr. Coco and Mr. Wahl following a change in control, Messrs. Diab, Coco and Wahl will instead receive (i) an amount equal to 2.0 times for Mr. Diab or 1.5 times for Mr. Coco and Mr. Wahl the sum of his annual base salary and target bonus amount, payable in a lump sum; (ii) a pro-rated annual bonus based on actual performance for the year in which termination occurs; (iii) reimbursement of COBRA costs for a coverage period of 18 months for Mr. Diab or 12 months for Mr. Coco and Mr. Wahl, and (iv) immediate vesting of any then-unvested equity awards granted under the Wilco Acquisition, LP 2016 Equity Incentive Plan. Any such severance payments will be subject to applicable taxes and the executive’s execution and non-revocation of a general release of claims and continued compliance with restrictive covenant provisions.

The Executive Employment Agreements also contain a covenant not to compete, generally prohibiting Mr. Diab, Mr. Coco and Mr. Wahl from providing services to a competitor or soliciting employees or business contacts for 18 months for Mr. Diab or 15 months for Mr. Coco and Mr. Wahl following termination of employment, or for 24 months for Mr. Diab or 18 months for Mr. Coco and Mr. Wahl if the executive receives enhanced severance upon a qualifying termination within 24 months for Mr. Diab or 18 months for Mr. Coco and Mr. Wahl following a change in control. In addition, the Executive Employment Agreements mandate that the confidentiality obligations continue after termination of employment.

Director Compensation

The Company’s non-employee directors receive cash and equity compensation in exchange for their Company Board service. Cash retainers are provided on a quarterly basis to directors. Upon joining the Company Board, directors are awarded a one-time grant of equity valued at $500,000 and do not receive additional equity awards thereafter. No equity awards were granted to directors in 2020.

Company Board Retainers in 2020

Director	Total
Christopher Krubert	$75,000
John (Jack) Larsen	$75,000
Todd Zimmerman	$75,000

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, we are exempt from certain disclosure requirements related to executive compensation, including the requirement to hold advisory votes on the executive pay of our NEOs, as well as the requirement to disclose the ratio of the CEO’s annual total compensation to the median annual total compensation of our employee who is paid at the median of our employee group.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Party Transactions—FAII

Founder Shares

On June 15, 2020, FAII issued the Founder Shares in exchange for an aggregate capital contribution of $25,000. Sponsor had agreed to forfeit an aggregate of up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On August 14, 2020, the underwriters exercised their over-allotment option in full. As a result, the 1,125,000 Founder Shares were no longer subject to forfeiture. In August 2020, Sponsor transferred a total of 100,000 Founder Shares to four independent directors of FAII for the same per-share price initially paid for by Sponsor. Subsequent to those transfers, Sponsor held 8,525,000 Founder Shares. The Founder Shares automatically converted into Common Stock upon the consummation of the Business Combination.

The Insiders have agreed to certain restrictions on their Founder Shares, including until the earliest to occur of: (x) 180 days after the Closing; and (y) the date following the Closing on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all holders of public stock issued in connection with our initial public offering having the right to exchange their shares of common stock for cash, securities or other property.

Pursuant to the Parent Sponsor Letter Agreement, the Insiders have further agreed that, all of the Vesting Shares shall be unvested and shall be subject to certain vesting and forfeiture provisions, as follows: (A) 33.33% of the Vesting Shares beneficially owned by the Insiders shall vest at such time as a $12.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination, (B) 33.33% of the Vesting Shares beneficially owned by the Insiders shall vest at such time as a $14.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination and (C) 33.34% of the Vesting Shares beneficially owned by the Insiders shall vest at such time as a $16.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination.

Private Placement Warrants

Substantially concurrently with the closing of the FAII’s IPO, the Sponsor purchased an aggregate 5,933,333 Private Placement Warrants for a price of $1.50 per warrant. Each Private Placement Warrant was exercisable to purchase one share of FAII Class A common stock at $11.50 per share.

Each Private Warrant entitles the holder to purchase one share of our Common Stock at $11.50 per share. The Private Placement Warrants (including the Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our Business Combination. At the closing of the Business Combination, the Sponsor transferred and surrendered for no consideration 2,966,667 of its Private Placement Warrants. 2,966,666 Private Placement Warrants are outstanding at this time.

Related Party Notes

Prior to FAII’s IPO, the Sponsor loaned FAII an aggregate of $97,250 to cover expenses related to FAII’s IPO pursuant to a promissory note. The promissory note was non-interest bearing, unsecured and due on the earlier of April 30, 2021 and the closing of the FAII’s IPO. FAII repaid the promissory note in full on August 14, 2020.

Office Space and Related Support Services

On August 14, 2020, FAII entered into an agreement with an affiliate of Sponsor to pay a monthly fee of $20,000 for office space and related support services. Upon completion of the Business Combination, we ceased paying these monthly fees.

PIPE Investment

In connection with the PIPE Investment and consummation of the Business Combination, the Sponsor purchased 7,500,000 shares of FAII Class A common stock at $10.00 per share for an aggregate purchase price of $75 million.

Amended and Restated Registration Rights Agreement

In connection with the closing of the Business Combination, we entered into a First Amendment to Amended and Restated Registration Rights Agreement (the “First Amendment to A&R RRA”) with the Sponsor, holders of certain securities of the Company prior to the Closing and new holders of certain securities of the Company. The First Amendment to A&R RRA amended the Amended and Restated Registration Rights Agreement that was entered into on February 21, 2021 (the “A&R RRA”) by and among the Company, FAII Sponsor, holders of certain securities of the Company prior to the Closing (the “Existing Holders”) and new holders of certain securities of the Company (the “New Holders”).

The First Amendment to A&R RRA provides, among other things, that the Common Stock issued to the Sponsor, the Existing Holders, and the New Holders will be subject to a lock-up period from the Closing Date until the earlier to occur of (a) 180 days after the Closing Date and (b) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their Common Stock for cash. The First Amendment to A&R RRA also provides that (i) any issued and outstanding shares of Common Stock or any other equity security of the Company held by an Existing Holder immediately after the Closing Date and (ii) any outstanding shares of Common Stock or any other equity security of the Company held by a New Holder immediately after the Closing Date will constitute Registrable Securities (as defined in the A&R RRA).

Stockholders Agreement

In connection with the execution of the Merger Agreement, FAII entered into the Stockholders Agreement with certain entities affiliated with Advent party thereto, (the “Advent Stockholders”) which became effective upon the Closing Date. Pursuant to the terms of the Stockholders Agreement, the Advent Stockholders, have the right to designate director nominees for election to the Board at any meeting of our stockholders (“Advent Directors”). The number of nominees that the Advent Stockholders are entitled to nominate pursuant to the Stockholders Agreement is dependent on the aggregate number of shares of our common stock (including any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), shares of our common stock, including options and warrants) held by Advent Stockholders. For so long as the Advent Stockholders own (i) 50% or more of our common stock, the Advent Stockholders are entitled to designate five Advent Directors, (ii) 38% or more (but less than 50%) of our common stock, the Advent Stockholders are entitled to designate four Advent Directors, (iii) 26% or more (but less than 38%) of our common stock, the Advent Stockholders are entitled to designate three Advent Directors, (iv) 13% or more (but less than 26%) of our common stock, the Advent Stockholders are entitled to designate two Advent Directors, (v) 5% or more (but less than 13%) of our common stock, the Advent Stockholders are entitled to designate one Advent Director and (vi) less than 5%, the Advent Stockholders are not entitled to designate any Advent Directors.

Certain Relationships and Related Party Transactions—Company

The following is a summary of transactions (or series of transactions) and any currently proposed transactions since December 31, 2019, to which we have been or will be a participant and in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, director nominees, executive officers or holders of more than 5% of any class of our equity interests at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

Advent International Expense Reimbursements

We have reimbursed Wilco GP, Inc., which is affiliated with Advent, for expenses totaling $234,995 for the period covering January 1, 2020 to December 31, 2020. The reimbursed expenses were incurred in the normal course of business and related to third-party expenses for board member search fees, the performance of a proactive internal audit related to our cybersecurity capabilities, travel expenses, and external legal and consulting fees.

Procedures with Respect to Review and Approval of Related Party Transactions

Upon consummation of the Business Combination, the Board adopted a written Related Person Transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “related person transaction” is a transaction, arrangement or relationship in which ATI or any of its subsidiaries was, is or will be a participant, involving an amount exceeding $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the applicable period was, one of ATI’s executive officers or a member of the Board;

•	any person who is known by ATI to be the beneficial owner of more than five percent (5%) of any class of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent of our voting stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

We have also adopted policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and have appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our Second Amended and Restated Certificate of Incorporation, the Audit Committee has the responsibility to review related person transactions and will approve only those transactions that it determines are fair to us and in ATI’s best interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding beneficial ownership of shares of our Common Stock as of July 27, 2021 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;

•	each of our named executive officers and directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and Warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership, the Company deemed outstanding shares of its Common Stock subject to options and Warrants held by that person that are currently exercisable or exercisable within 60 days of July 27, 2021. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The percentage of beneficial ownership is based on 207,282,536 shares of Common Stock issued and outstanding as of July 27, 2021, which calculation includes all shares of Common Stock issued and outstanding as of July 27, 2021, the only outstanding class of the Company’s common stock following the Business Combination. All shares of the Company’s Class F common stock, par value $0.0001 per share, were converted into the shares of Common Stock and subject to certain vesting and forfeiture provisions as set forth in the amended and restated letter agreement, dated as of February 21, 2021, by and between the Company, the Sponsor and the Company’s then-officers and directors.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage of Beneficial Ownership
5% or Greater Stockholders
Wilco Acquisition, LP(1)	130,300,000		62.86%
Fortress Acquisition Sponsor II LLC(2)	16,025,000		7.73%
Named Executive Officers and Directors
Labeed Diab	—	(4)	—
Cedric Coco	—	(5)	—
Ray Wahl	—	(6)	—
John Maldonado(3)	—		—
John L. Larsen	—		—
Andrew A. McKnight	30,000		*
Carmine Petrone(3)	—		—
Joanne Burns	—		—
Chris Krubert	—		—
James E. Parisi	—		—
All Current Directors and Executive Officers of ATI as a group (17 individuals)	—		—

Total Shares	146,355,000		70.59%

*	Less than one percent.
(1)

Represents 130,300,000 shares of Common Stock held by Wilco Acquisition, LP (“Wilco Acquisition”). Wilco Acquisition intends to distribute such shares of Common Stock to its limited partners and general partner, each of which will be a permitted transferee under the A&R RRA and is named as a selling securityholder herein. Excludes 15,000,000 Earnout Shares subject to vesting as described elsewhere in this prospectus. Wilco GP, Inc. (“Wilco GP”), an affiliate of Advent International Corporation (“Advent”), is the general partner of Wilco Acquisition. In addition, Advent and its related entities may be deemed to have indirect beneficial ownership of the 130,300,000 shares of Common Stock that are beneficially owned by Wilco GP. The ownership consists of shares indirectly owned through (i) GPE VII GP S.À.R.L. (“Advent GP Luxembourg”), including shares indirectly owned through Advent International GPE VII Limited Partnership, Advent International GPE VII-B Limited Partnership, Advent International GPE VII-C Limited Partnership, Advent International GPE VII-D Limited Partnership, Advent International GPE VII-F Limited Partnership and Advent International GPE VII-G Limited Partnership (collectively, the “Advent Luxembourg Funds”), (ii) GPE VII GP Limited Partnership (“Advent GP Cayman”), including shares owned through Advent International GPE VII-A Limited Partnership, Advent International GPE VII-E Limited Partnership and Advent International GPE VII-H Limited Partnership (collectively, the “Advent Cayman Funds”), (iii) Advent Partners GPE VII Cayman Limited Partnership, (iv) Advent Partners GPE VII – B Cayman Limited Partnership, (v) Advent Partners GPE VII Limited Partnership, (vi) Advent Partners GPE VII – A Cayman Limited Partnership, (vii) Advent Partners GPE VII – A Limited Partnership, (viii) Advent Partners GPE VII 2014 Limited Partnership, (ix) Advent Partners GPE VII 2014 Cayman Limited Partnership, (x) Advent Partners GPE VII-A 2014 Limited Partnership, (xi) Advent Partners GPE VII-A 2014 Cayman Limited Partnership (the entities listed in (iii) through (xi) collectively, the “Advent AP Funds”) and GPE VII ATI Co-Investment Limited Partnership (the “Advent Co-Invest Fund”). Advent is the manager of Advent International GPE VII, LLC (“Advent Top GC”), which in turn is the General Partner of each of Advent GP Cayman, the Advent AP Funds, and the Advent Co-Invest Fund. Advent Top GC is also the manager of Advent GP Luxembourg, which is the General Partner of each of the Advent Luxembourg Funds. Advent GP Cayman is the General Partner of each of the Advent Cayman Funds. The address of Advent, Advent GP Luxembourg, the Advent Luxembourg Funds, Advent GP Cayman, the Advent Cayman Funds, Advent Top GC, the Advent AP Funds and Advent Co-Invest Fund (collectively, the “Advent Related Entities”) is Prudential Tower, 800 Boylston Street, Suite 3300, Boston, MA 02199.
(2)

Represents 16,025,000 shares of Common Stock held by FAII Sponsor, including (i) 7,500,000 shares acquired in the private placement and (ii) 8,525,000 shares subject to vesting. Excludes 2,966,666 shares of Common Stock issuable upon the exercise of 2,966,666 private placement warrants held directly by FAII Sponsor. Interests in the Selling Securityholder are owned by each of FCOF V UB Investments L.P., a Cayman Islands exempted limited partnership, FTS SIP II L.P., a Jersey limited partnership, FCO MA J5 L.P., a Cayman Islands exempted limited partnership, FCO MA V UB Securities LLC, a Delaware limited liability company, Super FCO MA III L.P., a Cayman Islands exempted limited partnership, FCO MA Centre Street II (ER) LP, a Delaware limited partnership, FCO MA Centre Street II (PF) LP, a Delaware limited partnership, FCO MA Centre Street II (TR) LP, a Delaware limited partnership, FCO V LSS SubCo LP, a Delaware limited partnership, FCO MA Maple Leaf LP, a Delaware limited partnership, FCO MA MI II L.P. a Cayman Islands exempted limited partnership, Drawbridge Special Opportunities Fund LP, a Delaware limited partnership, Drawbridge Special Opportunities Fund Ltd., a Cayman Islands exempted company, DBSO TRG Fund (A) L.P., a Cayman Islands exempted limited partnership, and Fortress Vintage Securities Fund L.P., a Cayman Islands exempted limited partnership, as the members. FCOF V UB Investments L.P. is owned by Fortress Credit Opportunities Fund V (A) L.P., a Cayman Islands exempted limited partnership, Fortress Credit Opportunities Fund V (B) L.P., a Cayman Islands exempted limited partnership, Fortress Credit Opportunities Fund V (C) L.P., a Cayman Islands exempted limited partnership, Fortress Credit Opportunities Fund V (D) L.P., a Cayman Islands exempted limited partnership, Fortress Credit Opportunities Fund V (D) LP, a Delaware limited partnership, Fortress Credit Opportunities Fund V (G) L.P., a Cayman Islands exempted limited partnership (collectively, the “FCO V Funds”). FCO V Fund GP LLC, a Delaware limited partnership is the general partner of each of the FCO V Funds. Fortress Credit Opportunities V-C Advisors LLC, a Delaware limited liability company, is the investment advisor of Fortress Credit Opportunities Fund V (C) L.P. and Fortress Credit Opportunities V Advisors LLC, a Delaware limited liability company, is the investment advisor of each other FCO V Fund. The general partner of each of the FCO V Funds is FCO Fund V GP LLC. Hybrid GP Holdings (Cayman) LLC, a

Cayman Islands limited liability company (“Hybrid Cayman”), is the owner of all of the issued and outstanding interests of FCO Fund V GP LLC. Hybrid GP Holdings LLC, a Delaware limited liability company (“Hybrid Holdings”), is the owner of all of the issued and outstanding interests of Hybrid GP Holdings (Cayman) LLC. Fortress Operating Entity I, a Delaware limited partnership (“FOE I”) is the owner of all of the issued and outstanding membership interests in Fortress Principal Investment Holdings IV LLC. FIG Corp., a Delaware corporation, is the general partner of FOE I. Fortress Investment Group LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding shares of FIG Corp. FCO BT GP LLC, a Delaware limited liability company, is the general partner of FTS SIP II L.P. The owner of all of the issued and outstanding interests of FCO BT GP LLC is Hybrid GP Holdings. Fortress Credit Opportunities MA Advisors LLC is the investment advisor of FTS SIP II L.P. FCO Fund V GP LLC is the general partner of FCO MA J5 L.P. FCO MA JS Advisors LLC is the investment advisor of FCO MA J5 L.P. FCO MA SUP GP III LLC is the general partner of FCO MA III Super L.P. Hybrid Cayman is the owner of all of the issued and outstanding interests of FCO MA SUP GP III LLC. FCO MA Sup Advisors LLC is the investment advisor of FCO MA SUP GP III LLC. FCO MA Centre II GP LLC, a Delaware limited liability company, is the general partner of, and FCO MA Centre II Advisors LLC, a Delaware limited liability company, is the investment advisor of, each of FCO MA Centre Street (ER) LP, FCO MA Centre Street II (PF) LP and FCO MA Centre Street II (TR) LP. Hybrid Holdings is the owner of all of the issued and outstanding interests of FCO MA Centre II GP LLC. FCO V LSS SubCo GP LLC, a Delaware limited liability company, is the general partner of FCO V LSS SUBCO LP. Hybrid Cayman is the owner of all of the issued and outstanding interests of FCO V LCC SubCo GP LLC. FCO V LSS SubCo Advisors LLC, a Delaware limited liability company, is the investment advisor of FCO V LSS SubCo GP LLC. FCO MA Maple Leaf GP LLC, a Delaware limited liability company, is the general partner of FCO MA Maple Leaf LP. Hybrid Holdings is the owner of all of the issued and outstanding interests of FCO MA Maple Leaf GP LLC. MA Maple Leaf Advisors LLC, a Delaware limited liability company, is the investment advisor of FCO MA Maple Leaf LP. FCO MA MI II GP LLC, a Delaware limited liability company, is the general partner of FCO MA MI II L.P. Hybrid Holdings is the owner of all of the issued and outstanding interests of FCO MA MI II GP LLC. Fortress Credit Opportunities MA II Advisor LLC is the investment advisor of FCO MA MI II GP LLC. Drawbridge Special Opportunities Fund GP LLC is the General Partner of Drawbridge Special Opportunities Fund LP. Fortress Principal Investment Holdings IV LLC, a Delaware limited liability company, is the managing member of Drawbridge Special Opportunities Fund GP LLC. FOE I is the owner of all of the issued and outstanding membership interests in Fortress Principal Investment Holdings IV LLC. Drawbridge Special Opportunities Intermediate Fund L.P., a Cayman islands exemption limited partnership, is the owner of all of the issued and outstanding interests of Drawbridge Special Opportunities Fund Ltd. Drawbridge Special Opportunities Offshore Fund Ltd., a Cayman Islands exempted company, is the owner of all of the issued and outstanding interests of Drawbridge Special Opportunities Intermediate Fund L.P. Drawbridge Special Opportunities Advisors is the investment advisor of each of Drawbridge Special Opportunities Offshore Fund Ltd. and Drawbridge Special Opportunities Fund LP DBSO TRG Fund (A) GP LLC, a Delaware limited liability company, is the general partner of DBSO TRG Fund (A) L.P. Hybrid Holdings is the owner of all of the issued and outstanding interests of DBSO TRG Fund (A) GP LLC. DBSO TRG Fund (A) Advisors LLC is the investment advisor of DBSO TRG Fund (A) GP LLC. Fortress Vintage Securities Fund GP LLC, a Delaware limited liability company, is the general partner of Fortress Vintage Securities Fund L.P. Hybrid Holdings is the owner of all of the issued and outstanding interests of Fortress Vintage Securities Fund GP LLC. Fortress Vintage Securities Fund Advisors LLC, a Delaware limited liability company, is the investment advisor of Fortress Vintage Securities Fund GP LLC. FCO MA V UB Securities LLC, a Delaware limited liability company, is owned by FCO MA V L.P., a Cayman Islands exemption limited partnership. The general partner of FCO MA V L.P. is FCO MA V GP LLC, a Delaware limited liability company, and the investment advisor of FCO MA V L.P. is FCO MA V Advisors LLC, a Delaware limited liability company. FIG LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding interests of each of the investment advisors listed above. The Selling Securityholder holds and beneficially owns all of the Shares, and on the basis of the relationships described herein, each of the other foregoing persons may be deemed to beneficially own the shares of Common Stock held by the Selling Securityholder. As the Co-Chief

Investment Officers of the fund that own the Selling Securityholder (through advisory and general partner entities) each of Peter L. Briger, Jr., Dean Dakolias, Andrew A. McKnight and Joshua Pack participates in the voting and investment decisions with respect to the shares of Common Stock held by the Selling Securityholder, but each of them disclaims beneficial ownership thereof. The address of FAII Sponsor and each of the foregoing entities is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.
(3)	The business address of such director is Prudential Tower, 800 Boylston Street, Suite 3300, Boston, Massachusetts 02199.
(4)

Mr. Diab is entitled to receive restricted stock units and options to purchase shares to be granted in 2021, 2022 and 2023 pursuant to the terms of his employment agreement effective as of the closing of the Business Combination. Pursuant to such agreement, he will receive a number of restricted stock units and options to purchase shares based on the share price at the time of the grants equal in value to $1,750,000 in respect of 2021 and 2022 and $3,000,000 in respect of 2023.

(5)

Mr. Coco is entitled to receive restricted stock units and options to purchase shares to be granted in 2021, 2022 and 2023 pursuant to the terms of his employment agreement effective as of the closing of the Business Combination. Pursuant to such agreement, he will receive a number of restricted stock units and options to purchase shares based on the share price at the time of the grants equal in value to $500,000 in respect of 2021 and 2022 and $750,000 in respect of 2023.

(6)

Mr. Wahl is entitled to receive restricted stock units and options to purchase shares to be granted in 2021, 2022 and 2023 pursuant to the terms of his employment agreement effective as of the closing of the Business Combination. Pursuant to such agreement, he will receive a number of restricted stock units and options to purchase shares based on the share price at the time of the grants equal in value to $500,000 in respect of 2021 and 2022 and $750,000 in respect of 2023.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in the shares of Common Stock after the date of this prospectus other than through a public sale.

The following table sets forth, as of the date of this prospectus:

•	the name of the Selling Securityholders for whom we are registering shares of Common Stock for resale to the public,

•	the number and percentage of shares of Common Stock that the Selling Securityholders beneficially owned prior to the offering for resale of the securities under this prospectus,

•	the number and percentage of shares of Common Stock that may be offered from time to time for resale for the account of the Selling Securityholders pursuant to this prospectus, and

•

the number and percentage of shares to be beneficially owned by the Selling Securityholders after the offering of the resale securities (assuming all of the offered shares of Common Stock are sold by the Selling Securityholders).

Our registration of the shares of Common Stock does not necessarily mean that the Selling Securityholders will sell all or any of such Common Stock. A Selling Securityholder may sell all, some or none of such securities in this offering. The 9,866,657 shares of Common Stock issuable upon exercise of the Warrants (i) are not included in the “Beneficial Ownership Before the Offering” column below and (ii) are included in the “Number Beneficially Owned After Offering” column below. See “Plan of Distribution.”

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number Beneficially Owned Prior to Offering(1)	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(2)	Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Beneficially Owned After Offering	Percent Owned After Offering(2)
Name of Selling Securityholder
Wilco Acquisition, LP(3)	130,300,000	130,300,000	—	—	—	—	—	—
Fortress Acquisition Sponsor II LLC(4)	16,025,000	16,025,000	—	—	2,966,666	2,966,666	—	—
Dakota Holdco, LLC(5)	3,038,197	3,038,197	—	—	—	—	—	—
PBCAY One Limited(6)	2,000,000	2,000,000	—	—
Funds managed by Weiss Asset Management LP(7)	3,700,000	3,700,000	—	—	—	—	—	—
Alyeska Master Fund, L.P.(8)	2,500,000	2,500,000	—	—	—	—	—	—
Entities affiliated with Monashee Investment Management LLC(9)	2,200,000	2,000,000	200,000	*	49,999	—	49,999	*
Healthcare of Ontario Pension Plan Trust Fund(10)	1,500,000	1,500,000	—	—	220,000	—	220,000	*
Soroban Opportunities Master Fund LP(11)	1,500,000	1,500,000	—	—	—	—	—	—
WCH Fund I, LP(12)	1,500,000	1,500,000	—	—	—	—	—	—
Wells Fargo Asset Management(13)	1,200,000	1,200,000	—	—	—	—	—	—
Integrated Core Strategies (US) LLC(14)	1,079,278	800,000	279,278	*	184,733	—	184,733	*

	Shares of Common Stock				Warrants to Purchase Common Stock
	Number Beneficially Owned Prior to Offering(1)	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(2)	Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Beneficially Owned After Offering	Percent Owned After Offering
Citadel Multi-Strategy Equities Master Fund Ltd.(15)	600,000	600,000	—	—	—	—	—	—
Diameter Master Fund LP(16)	600,000	600,000	—	—	—	—	—	—
Funds managed by Polar Asset Management Partners(17)	1,040,000	600,000	440,000	*	—	—	—	—
Entities affiliated with Glazer Capital, LLC(18)	600,000	600,000	—	—	—	—	—	—
Kepos Alpha Master Fund L.P.(19)	600,000	600,000	—	—	—	—	—	—
Linden Capital L.P.(20)	600,000	600,000	—	—	—	—	—	—
Funds managed by Marshall Wace, LLP(21)	500,000	500,000	—	—	—	—	—	—
Woodline Master Fund LP(22)	500,000	500,000	—	—	—	—	—	—
HBK Master Fund L.P.(23)	500,000	500,000	—	—	—	—	—	—
Jane Street Global Trading, LLC(24)	627,944	300,000	327,944	*	60,378	—	60,378	*
PEAK6 Capital Management LLC(25)	300,000	300,000	—	—	—	—	—	—
Maven Investment Partners US Limited - New York Branch(26)	100,000	100,000	—	—	—	—	—	—
Aaron Hood	25,000	25,000	—	—	—	—	—	—
Carmen Policy	25,000	25,000	—	—	—	—	—	—
Rakefet Russak-Aminoach	25,000	25,000	—	—	—	—	—	—
Sunil Gulati	25,000	25,000	—	—	—	—	—	—

*	Indicates less than one percent.
(1)	Beneficial ownership includes shares that Wilco Acquisition expects to distribute to its limited partners.
(2)

Based on 232,149,193 shares of Common Stock comprised of (i) 207,282,536 shares of Common Stock issued and outstanding as of July 27, 2021, (ii) 9,866,657 shares of Common Stock that may be issued upon exercise of the Warrants on July 27, 2021 and (iii) 15,000,000 Earnout shares.

(3)

Represents 130,300,000 shares of Common Stock held by Wilco Acquisition, LP (“Wilco Acquisition”). Wilco Acquisition intends to distribute such shares of Common Stock to its limited partners and general partner, each of which will be a permitted transferee under the A&R RRA and is named as a selling securityholder herein. Excludes 15,000,000 Earnout Shares subject to vesting as described elsewhere in this prospectus. Wilco GP, Inc. (“Wilco GP”), an affiliate of Advent International Corporation (“Advent”), is the general partner of Wilco Acquisition. In addition, Advent and its related entities may be deemed to have indirect beneficial ownership of the 130,300,000 shares of Common Stock that are beneficially owned by Wilco GP. The ownership consists of shares indirectly owned through (i) GPE VII GP S.À.R.L. (“Advent GP Luxembourg”), including shares indirectly owned through Advent International GPE VII Limited Partnership, Advent International GPE VII-B Limited Partnership, Advent International GPE VII-C Limited Partnership, Advent International GPE VII-D Limited Partnership, Advent International GPE VII-F Limited Partnership and Advent International GPE VII-G Limited Partnership (collectively, the “Advent Luxembourg Funds”), (ii) GPE VII GP Limited Partnership (“Advent GP Cayman”), including shares owned through Advent International GPE VII-A Limited Partnership, Advent International GPE VII-E Limited Partnership and Advent International GPE VII-H Limited Partnership (collectively, the “Advent Cayman Funds”), (iii) Advent Partners GPE VII Cayman Limited Partnership, (iv) Advent Partners GPE VII – B Cayman Limited Partnership, (v) Advent Partners GPE VII Limited Partnership, (vi) Advent Partners GPE VII – A Cayman Limited Partnership, (vii) Advent Partners GPE VII – A Limited Partnership, (viii) Advent Partners GPE VII 2014 Limited Partnership, (ix) Advent Partners GPE VII 2014 Cayman

Limited Partnership, (x) Advent Partners GPE VII-A 2014 Limited Partnership, (xi) Advent Partners GPE VII-A 2014 Cayman Limited Partnership (the entities listed in (iii) through (xi) collectively, the “Advent AP Funds”) and GPE VII ATI Co-Investment Limited Partnership (the “Advent Co-Invest Fund”). Advent is the manager of Advent International GPE VII, LLC (“Advent Top GC”), which in turn is the General Partner of each of Advent GP Cayman, the Advent AP Funds, and the Advent Co-Invest Fund. Advent Top GC is also the manager of Advent GP Luxembourg, which is the General Partner of each of the Advent Luxembourg Funds. Advent GP Cayman is the General Partner of each of the Advent Cayman Funds. The address of Advent, Advent GP Luxembourg, the Advent Luxembourg Funds, Advent GP Cayman, the Advent Cayman Funds, Advent Top GC, the Advent AP Funds and Advent Co-Invest Fund (collectively, the “Advent Related Entities”) is Prudential Tower, 800 Boylston Street, Suite 3300, Boston, MA 02199.
(4)

Represents 16,025,000 shares of Common Stock held by FAII Sponsor, including (i) 7,500,000 shares acquired in the private placement and (ii) 8,525,000 shares subject to vesting. Excludes 2,966,666 shares of Common Stock issuable upon the exercise of 2,966,666 private placement warrants held directly by FAII Sponsor. Interests in the Selling Securityholder are owned by each of FCOF V UB Investments L.P., a Cayman Islands exempted limited partnership, FTS SIP II L.P., a Jersey limited partnership, FCO MA J5 L.P., a Cayman Islands exempted limited partnership, FCO MA V UB Securities LLC, a Delaware limited liability company, Super FCO MA III L.P., a Cayman Islands exempted limited partnership, FCO MA Centre Street II (ER) LP, a Delaware limited partnership, FCO MA Centre Street II (PF) LP, a Delaware limited partnership, FCO MA Centre Street II (TR) LP, a Delaware limited partnership, FCO V LSS SubCo LP, a Delaware limited partnership, FCO MA Maple Leaf LP, a Delaware limited partnership, FCO MA MI II L.P. a Cayman Islands exempted limited partnership, Drawbridge Special Opportunities Fund LP, a Delaware limited partnership, Drawbridge Special Opportunities Fund Ltd., a Cayman Islands exempted company, DBSO TRG Fund (A) L.P., a Cayman Islands exempted limited partnership, and Fortress Vintage Securities Fund L.P., a Cayman Islands exempted limited partnership, as the members. FCOF V UB Investments L.P. is owned by Fortress Credit Opportunities Fund V (A) L.P., a Cayman Islands exempted limited partnership, Fortress Credit Opportunities Fund V (B) L.P., a Cayman Islands exempted limited partnership, Fortress Credit Opportunities Fund V (C) L.P., a Cayman Islands exempted limited partnership, Fortress Credit Opportunities Fund V (D) L.P., a Cayman Islands exempted limited partnership, Fortress Credit Opportunities Fund V (D) LP, a Delaware limited partnership, Fortress Credit Opportunities Fund V (G) L.P., a Cayman Islands exempted limited partnership (collectively, the “FCO V Funds”). FCO V Fund GP LLC, a Delaware limited partnership is the general partner of each of the FCO V Funds. Fortress Credit Opportunities V-C Advisors LLC, a Delaware limited liability company, is the investment advisor of Fortress Credit Opportunities Fund V (C) L.P. and Fortress Credit Opportunities V Advisors LLC, a Delaware limited liability company, is the investment advisor of each other FCO V Fund. The general partner of each of the FCO V Funds is FCO Fund V GP LLC. Hybrid GP Holdings (Cayman) LLC, a Cayman Islands limited liability company (“Hybrid Cayman”), is the owner of all of the issued and outstanding interests of FCO Fund V GP LLC. Hybrid GP Holdings LLC, a Delaware limited liability company (“Hybrid Holdings”), is the owner of all of the issued and outstanding interests of Hybrid GP Holdings (Cayman) LLC. Fortress Operating Entity I, a Delaware limited partnership (“FOE I”) is the owner of all of the issued and outstanding membership interests in Fortress Principal Investment Holdings IV LLC. FIG Corp., a Delaware corporation, is the general partner of FOE I. Fortress Investment Group LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding shares of FIG Corp. FCO BT GP LLC, a Delaware limited liability company, is the general partner of FTS SIP II L.P. The owner of all of the issued and outstanding interests of FCO BT GP LLC is Hybrid GP Holdings. Fortress Credit Opportunities MA Advisors LLC is the investment advisor of FTS SIP II L.P. FCO Fund V GP LLC is the general partner of FCO MA J5 L.P. FCO MA JS Advisors LLC is the investment advisor of FCO MA J5 L.P. FCO MA SUP GP III LLC is the general partner of FCO MA III Super L.P. Hybrid Cayman is the owner of all of the issued and outstanding interests of FCO MA SUP GP III LLC. FCO MA Sup Advisors LLC is the investment advisor of FCO MA SUP GP III LLC. FCO MA Centre II GP LLC, a Delaware limited liability company, is the general partner of, and FCO MA Centre II Advisors LLC, a Delaware limited liability company, is the investment advisor of, each of FCO MA Centre Street (ER) LP, FCO MA Centre Street II (PF) LP and FCO MA Centre Street II (TR) LP. Hybrid Holdings is the owner of all of the issued and outstanding interests of FCO MA Centre II GP LLC. FCO V LSS SubCo GP LLC, a Delaware limited liability company, is the general partner of FCO V LSS SUBCO LP. Hybrid Cayman is the owner of all of the issued and outstanding interests of FCO V LCC SubCo GP LLC. FCO V LSS SubCo Advisors LLC, a Delaware limited liability company, is the investment advisor of FCO V LSS SubCo GP LLC. FCO MA Maple Leaf GP LLC, a Delaware limited liability company, is the general partner of FCO MA Maple Leaf LP. Hybrid Holdings is the owner of all of the issued and outstanding interests of FCO MA Maple Leaf GP LLC. MA Maple Leaf Advisors LLC, a Delaware limited liability company, is the investment advisor of FCO MA Maple Leaf LP. FCO MA MI II GP LLC, a Delaware limited liability company, is the general partner of FCO MA MI II L.P. Hybrid Holdings is the owner of all of the issued and outstanding interests of FCO MA MI II GP LLC. Fortress Credit Opportunities MA II Advisor LLC is the investment advisor of FCO MA MI II GP LLC. Drawbridge Special Opportunities Fund GP LLC is the General Partner of Drawbridge Special Opportunities Fund LP. Fortress Principal Investment Holdings IV LLC, a Delaware limited liability company, is the managing member of Drawbridge Special Opportunities Fund GP LLC. FOE I is the owner of all of the issued and outstanding membership interests in Fortress Principal Investment Holdings IV LLC. Drawbridge Special Opportunities Intermediate Fund L.P., a Cayman islands exemption limited partnership, is the owner of all of the issued and outstanding interests of Drawbridge Special Opportunities Fund Ltd. Drawbridge Special Opportunities Offshore Fund Ltd., a Cayman Islands exempted company, is the owner of all of the issued and outstanding interests of Drawbridge Special Opportunities Intermediate Fund L.P. Drawbridge Special Opportunities Advisors is the investment advisor of each of Drawbridge Special Opportunities Offshore Fund Ltd. and Drawbridge Special Opportunities Fund LP DBSO TRG Fund (A) GP LLC, a Delaware limited liability company, is the general partner of DBSO TRG Fund (A) L.P. Hybrid Holdings is the owner of all of the issued and outstanding interests of DBSO TRG Fund (A) GP LLC. DBSO TRG Fund (A) Advisors LLC is the investment advisor of DBSO TRG Fund (A) GP LLC. Fortress Vintage Securities Fund GP LLC, a Delaware limited liability company, is the general partner of Fortress Vintage Securities Fund L.P. Hybrid Holdings is the owner of all of the issued and outstanding interests of Fortress Vintage Securities Fund GP LLC. Fortress Vintage Securities Fund Advisors LLC, a Delaware limited liability company, is the investment advisor of Fortress Vintage Securities Fund GP LLC. FCO MA V UB Securities LLC, a Delaware limited liability company, is owned by FCO MA V L.P., a Cayman Islands exemption limited partnership. The general partner of FCO MA V L.P. is FCO MA V GP LLC, a Delaware limited liability company, and the investment advisor of FCO MA V L.P. is FCO MA V Advisors LLC, a Delaware limited liability company. FIG LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding interests of each of the investment advisors listed above. The Selling Securityholder holds and beneficially owns all of the Shares, and on the basis of the relationships described herein, each of the other foregoing persons may be deemed to beneficially own the shares of Common Stock held by the Selling Securityholder. As the Co-Chief Investment Officers of the fund that own the Selling Securityholder (through advisory and general partner entities) each of Peter L. Briger, Jr., Dean Dakolias, Andrew A. McKnight and Joshua Pack participates in the voting and investment decisions with respect to the shares of Common Stock held by the Selling Securityholder, but each of them disclaims beneficial ownership thereof. The address of FAII Sponsor and each of the foregoing entities is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.
(5)

Represents 3,038,197 shares of Common Stock held by Dakota Holdco, LLC. Dakota Holdco, LLC intends to distribute such shares of Common Stock to its members, each of which will be a permitted transferee under the A&R RRA and is named as a selling securityholder herein. Pursuant to an LLC Agreement Gregory Steil, Dylan Bates, Brent Mack and Robert McKenzie are the managers of Dakota Holdco, LLC and exercise voting and investment power with respect to the shares. Each of Messrs. Steil, Bates, Mack and McKenzie may be deemed the beneficial owner of the securities held by Dakota Holdco, LLC. Each of Messrs. Steil, Bates, Mack and McKenzie, however, disclaims beneficial ownership of the Common Stock held by Dakota Holdco, LLC other than to the extent of any pecuniary interest therein. The address of Dakota Holdco, LLC is 1433 Maple Avenue, Downers Grove, IL 60515.

(6)	The address of PBCAY One Limited is 201 The Exchange Building, DIFC, PO Box 116020, Dubai, U.A.E.
(7)

Consists of (i) 1,369,000 shares held by Brookdale Global Opportunity Fund (“BGO”) and (ii) 2,331,000 shares held by Brookdale International Partners, L.P. (“BIP”). Andrew Weiss is the Manager of WAM GP

LLC, which is the general partner of Weiss Asset Management LP, the investment manager of BGO and BIP. WAM GP LLC is also the Manager of BIP GP LLC, the general partner of BIP. Mr. Weiss has voting and dispositive power with respect to the securities held by the BGO and BIP. Mr. Weiss, WAM GP LLC, Weiss Asset Management LP and BIP GP LLC each disclaim beneficial ownership of the shares held by BGO and BIP, except to the extent of their respective pecuniary interests therein. The business address of the foregoing entities is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116
(8)

Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska”), has voting and investment control of the shares of Common Stock held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the Common Stock held by Alyeska. The address of the foregoing individuals and entities is 77 W. Wacker, Suite 700, Chicago, Illinois 60601.

(9)

Consists of (i) 511,044 shares held by BEMAP Master Fund Ltd (“BEMAP”), (ii) 397,192 shares held by Monashee Solitario Fund LP (“Monashee Solitario”), (iii) 317,849 shares held by Monashee Pure Alpha SPV I LP (“Monashee Pure Alpha”), (iv) 88,605 shares held by SFL SPV I LP (“SFL”), (v) 74,994 shares held by Bespoke Alpha MAC MIM LP (“Bespoke Alpha”) and (vi) 610,316 shares held by DS Liquid Div RVA MON LLC (“DS Liquid”). Monashee Investment Management LLC is the investment advisor for BEMAP, Monashee Solitario, Monashee Pure Alpha, SFL, Bespoke Alpha and DS Liquid. Jeff Muller is an officer of Monashee Investment Management LLC, and may be deemed to have voting and investment power of the shares of Common Stock held by BEMAP, Monashee Solitario, Monashee Pure Alpha, SFL, Bespoke Alpha and DS Liquid. The address of the foregoing entities is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(10)	The address of Healthcare of Ontario Pension Plan Trust Fund is 1 York Street, Suite 1900, Toronto, Ontario M5J 0B6.
(11)

Soroban Capital GP LLC may be deemed to beneficially own the shares by virtue of its role as general partner of Soroban Opportunities Master Fund LP. Soroban Capital Partners LP may be deemed to beneficially own the shares by virtue of its role as investment manager of Soroban Opportunities Master Fund LP. Soroban Capital Partners GP LLC may be deemed to beneficially own the shares by virtue of its role as general partner of Soroban Capital Partners LP. Eric W. Mandelblatt may be deemed to beneficially own the shares by virtue of his role as Managing Partner of Soroban Capital Partners GP LLC. Each of Soroban Capital GP LLC, Soroban Capital Partners LP, Soroban Capital Partners GP LLC and Eric W. Mandelblatt disclaim beneficial ownership of the shares except to the extent of his or its pecuniary interest. The address of Soroban Opportunities Master Fund LP is c/o Soroban Capital Partners LP, 55 West 46th Street, 32nd Floor, New York, NY 10036.

(12)

Willoughby Capital Holdings, LLC is the sole owner of the general partner of the Selling Securityholder and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Willoughby Capital Holdings, LLC, 10 Bank St., Suite 1120, White Plains, NY 10606.

(13)

Consists of (i) 271,300 shares held by Wells Fargo Global Small Cap Fund and (ii) 928,700 shares held Wells Fargo Special Small Cap Value Fund. The address of the foregoing entities is 100 Heritage Reserve, Menomonee Falls, WI 53051.

(14)

Integrated Core Strategies (US) LLC, a Delaware limited liability company (“Integrated Core Strategies”), beneficially owned 1,034,588 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) (consisting of: (i) 800,000 shares of the Company’s Class A Common Stock purchased in a private placement pursuant to a subscription agreement dated February 21, 2021 (the “PIPE”) and (ii) an additional 234,588 shares of the Company’s Class A Common Stock acquired separately from the PIPE) and Grandview LLC, a Delaware limited liability company (“Grandview”), beneficially owned 229,423 shares of the Company’s Class A Common Stock (consisting of: (i) 44,690 shares of the Company’s Class A Common Stock and (ii) 184,733 shares of the Company’s Class A Common Stock issuable upon exercise of certain warrants). Grandview is an affiliate of Integrated Core Strategies. Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium

Management is also the managing member of Grandview and may be deemed to have shared voting control and investment discretion over securities owned by Grandview. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Grandview. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Grandview. The foregoing should not be construed in and of itself as an admission by Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies or Grandview, as the case may be. The address of the foregoing entities is c/o Millennium Management LLC, 399 Park Avenue, New York, NY 10022.
(15)

Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the U.S. Investment Advisers Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Mr. Griffin may be deemed to be the beneficial owners of the securities through their control of CAL and/or certain other affiliated entities. The address of Citadel Multi-Strategy Equities Master Fund Ltd. is 131 S. Dearborn Street, Chicago, IL 60603.

(16)

Reflects shares held by Diameter Master Fund LP (the “Diameter Fund”). Diameter Capital Partners LP is the investment manager of the Diameter Fund and, therefore, has investment and voting power over these shares. Scott Goodwin and Jonathan Lewinsohn, as the sole managing members of the general partner of the investment manager, make voting and investment decisions on behalf of the investment manager. As a result, the investment manager, Mr. Goodwin and Mr. Lewinsohn may be deemed to be the beneficial owners of these shares. Notwithstanding the foregoing, each of Mr. Goodwin and Mr. Lewinsohn disclaim any such beneficial ownership. The address of the Diameter Fund is 55 Hudson Yards, Suite 29B, New York, NY 10001.

(17)

Consists of (i) 250,925 shares held by Polar Multi-Strategy Master Fund and (ii) 349,075 shares of common stock held by Polar Long/Short Master Fund (collectively, the “Polar Funds”). The Polar Funds are under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Funds and has control and discretion over the shares held by the Polar Funds. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Funds. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of the Polar Funds is c/o Polar Asset Management Partners Inc., 401 Bay Street, Suite 1900, Toronto, Ontario M5H 2Y4.

(18)

Includes (i) 159,984 shares held by Glazer Enhanced Fund, L.P., (ii) 370,794 shares held by Glazer Enhanced Offshore Fund, Ltd. and (iii) 69,222 shares held by Highmark Limited, In Respect of its Segregated Account, Highmark Multi-Strategy 2 (collectively, the “Glazer Funds”). Voting and investment power over the shares held by such entities resides with their investment manager, Glazer Capital, LLC (“Glazer Capital”). Mr. Paul J. Glazer (“Mr. Glazer”), serves as the Managing Member of Glazer Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Glazer, however, disclaims any beneficial ownership of the shares held by such entities. The address of the foregoing individuals and entities is c/o Glazer Capital, LLC, 250 West 55th Street, Suite 30A, New York, NY 10019.

(19) Kepos Capital LP is the investment manager of the Selling Securityholder and Kepos Partners LLC is the General Partner of the Selling Securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this Selling Securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is c/o Kepos Capital LP, 11 Times Square, 35th Floor, New York, New York 10036.

(20)

The securities directly held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. The address of Linden Capital L.P. is c/o Linden Advisors LP, 590 Madison Ave, 15th Floor, New York, New York 10022.

(21)

Includes (i) 51,117 shares held by Marshall Wace Investment Strategies Systematic Alpha Plus Fund, (ii) 77,941 shares held by Marshall Wace Investment Strategies TOPS Fund, (iii) 126,816 shares held by Marshall Wace Investment Strategies Market Neutral TOPS Fund and (iv) 244,126 shares held by Marshall Wace Investment Strategies Eureka Fund (collectively, the “Marshall Wace Funds”). Marshall Wace, LLP, a limited liability partnership formed in England (the “Investment Manager”), is the investment manager of each of the Marshall Wace Funds. Each of the Marshall Wace Funds are sub-trusts of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between sub-trusts. The Investment Manager has delegated certain authority for US operations and trading to Marshall Wace North America L.P. Each of the foregoing other than the Investment Manager disclaims beneficial ownership of the securities listed above. The address of the Marshall Wace Funds and the Investment Manager, is 32 Molesworth Street, Dublin 2, Ireland.

(22)

Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares of common stock. Woodline Master Fund LP disclaims any beneficial ownership of these shares. The address of Woodline Master Fund LP is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(23)

HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the Company’s securities pursuant to an Investment Management Agreement between HBK Investments L.P. and HBK Master Fund L.P.. HBK Investments L.P. has delegated discretion to vote and dispose of the Company’s securities to HBK Services LLC, a Delaware limited liability company. The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, David C. Haley, Jon L. Mosle III and Matthew Luth. Each of HBK Services LLC and the individuals listed above disclaim beneficial ownership of any of the securities reported herein. The address of HBK Master Fund L.P. is c/o HBK Services LLC, 2300 North Field Street, Suite 2200, Dallas, Texas 75201.

(24)

Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert. A. Granieri are the members of the Operating Committee of Jane Street Group, LLC and may be deemed to have voting and investment power with respect to the shares. The address of Jane Street Global Trading, LLC is 250 Vesey Street, New York, New York 10281.

(25)

Matthew Hulsizer and Jennifer Just are the managers of PEAK6 LLC, which is the managing member of PEAK6 Investments LLC, which is the sole member of PEAK6 Group, which is the member of PEAK6 Capital Management LLC. Matthew Hulsizer and Jennifer Just exercise voting and dispositive power over the shares and may be deemed to beneficially own the shares. The address of PEAK6 Capital Management LLC is 141 W. Jackson Blvd, Suite 500, Chicago, IL 60604.

(26)

Anand K. Sharma may be deemed to have investment discretion and voting power over the securities held by the Selling Securityholder. The address of Maven Investment Partners US Limited - New York Branch is 675 3rd Avenue, 15th Floor, New York, NY 10017.

Each of the Selling Securityholders that is a broker-dealer or an affiliate of a broker-dealer has represented to us that it purchased the securities offered by this prospectus in the ordinary course of business and, at the time of purchase of those securities, did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute those shares.

DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of our Common Stock and Warrants. Because it is only a summary, it does not contain all of the information that may be important to you, and is qualified by reference to the Second Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, the Warrant Agreement and the Amended and Restated Registration Rights Agreement, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Second Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, the Warrant Agreement and the Amended and Restated Registration Rights Agreement in their entirety for a complete description of the rights and preferences of our securities.

Authorized Capital Stock

The Second Amended and Restated Certificate of Incorporation authorizes the issuance of 471,000,000 shares of capital stock, consisting of (i) 470,000,000 shares of Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. As of July 27, 2021, there were 207,282,536 shares of Common Stock outstanding held of record by approximately 45 stockholders, no shares of preferred stock outstanding and Warrants to purchase 9,866,657 shares of Common Stock outstanding held of record by approximately 2 holders. Such holder numbers do not include Continental Stock Transfer & Trust Company participants or beneficial owners holding shares through nominee names.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Certificate of Incorporation, the holders Common Stock will possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under the Second Amended and Restated Certificate of Incorporation, holders of Common Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

The Second Amended and Restated Certificate of Incorporation provides that subject to applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of Common Stock will be entitled to share ratably in all the remaining assets of the Company available for distribution to its stockholders.

Preemptive or Other Rights

Under the Second Amended and Restated Certificate of Incorporation, our stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to Common Stock.

Number and Election of Directors

Under the terms of the Second Amended and Restated Certificate of Incorporation, our Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed to Class I and Class II in connection with the Business Combination) serving a three-year term. The term of office of the Class I directors will expire at the first annual meeting of the stockholders following the effectiveness of the Second Amended and Restated Certificate of Incorporation. The term of office of the Class II directors will expire at the second annual meeting of the stockholders following the effectiveness of the Second Amended and Restated Certificate of Incorporation. The term of office of the Class III directors will expire at the third annual meeting of the stockholders following the effectiveness of the Second Amended and Restated Certificate of Incorporation.

Under the Second Amended and Restated Certificate of Incorporation, there is no cumulative voting with respect to the election of directors. Our directors will be elected by a plurality of the votes cast at a meeting of the stockholders by holders of Common Stock.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Stockholders’ Warrants

Each whole public warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of FAII’s IPO or 30 days after the consummation of the Business Combination. A warrant holder may exercise its Public Warrants only for a whole number of shares of Common Stock. This means that only a whole public warrant may be exercised at any given time by a warrant holder. No fractional Public Warrants will be issued upon separation of the units and only whole Public Warrants will trade. The Public Warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Common Stock pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will we be required to net cash to settle any warrant. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of a unit containing such public warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Public Warrants. We will use our best efforts to cause the same to become effective within 60 business days after the closing of the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Common Stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash. Once the Public Warrants become exercisable, we may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per public warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of shares of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Warrants for Common Stock. Commencing 90 days after the Public Warrants become exercisable, we may redeem the outstanding Public Warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Common Stock except as otherwise described below;

•

if, and only if, the last reported sale price of our Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders;

•

if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Common Stock) as the outstanding Public Warrants, as described above; and

•

if, and only if, there is an effective registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The numbers in the table below represent the number of shares of Common Stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per public warrant), determined based on the average of the last reported sales price for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a public warrant is adjusted as set forth below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a public warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a public warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a public warrant.

Redemption Date (period to expiration of warrants)	Fair Market Value of Common Stock
	10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each public warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of our Common Stock for the ten trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Public Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.277 shares of our Common Stock for each whole public warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Common Stock for the ten trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Public Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.298 shares of our Common Stock for each whole public warrant. In no event will the Public Warrants be exercisable in connection with this redemption feature for more than 0.365 shares of our Common Stock per public warrant. Finally, as reflected in the table above, if the Public Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Common Stock.

This redemption feature differs from the typical public warrant redemption features used in other blank check offerings, which typically only provide for a redemption of Public Warrants for cash (other than the Private Placement Warrants) when the trading price for the Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Public Warrants to be redeemed when the Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Common Stock is below the exercise price of the Public Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Public Warrants without the Public Warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Warrants for Cash.” Holders choosing to exercise their Public Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Public Warrants based on an option pricing model with a fixed volatility input as of the date of this proxy statement. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Public Warrants, and therefore have certainty as to our capital structure as the Public Warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the redemption price to public warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Public Warrants if we determine it is in our best interest to do so. As such, we would redeem the Public Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Public Warrants and pay the redemption price to the public warrant holders.

As stated above, we can redeem the Public Warrants when the Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing public warrant holders with the opportunity to exercise their Public Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Public Warrants when the Common Stock is trading at a price below the exercise price of the Public Warrants, this could result in the public warrant holders receiving fewer Common Stock than they would have received if they had chosen to wait to exercise their Public Warrants for Common Stock if and when such Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Common Stock to be issued to the holder. If, at the time of redemption, the Public Warrants are exercisable for a security other than the shares of Common Stock pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the Public Warrants may be exercised for such security.

Redemption Procedures and Cashless Exercise. If we call the Public Warrants for redemption as described above under “—Redemption of Warrants for Cash,” management will have the option to require any holder that wishes to exercise his, her or its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (A) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (B) the fair market value. The “fair market value” shall mean the average last reported sale price of shares of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a public warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants after our initial business combination. If we call our Public Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other public warrant holders would have been required to use had all public warrant holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the public warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding shares of our Common Stock is increased by a stock dividend payable in shares of Common Stock to all or substantially all holders of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of shares of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (A) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (B) one (1) minus the quotient of (i) the price per share of Common Stock paid in such rights offering divided by (ii) the fair market value. For these purposes (A) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (B) fair market value means the volume weighted average price of Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of FAII Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (A) as described above, (B) certain ordinary cash dividends or (C) to satisfy the redemption rights of the holders of Common Stock in connection with the Business Combination, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (A) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment and (B) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Common Stock and in lieu of our shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each public warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding Common Stock, the holder of a public warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such public warrant holder had exercised the public warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement.

Additionally, if less than 70% of the consideration receivable by the holders of FAII Class A common stock in such a transaction is payable in the form of FAII Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The Public Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and FAII. You should review a copy of the warrant agreement, which was filed as an exhibit to the registration statement pertaining to FAII’s IPO, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Placement Warrants

The Sponsor purchased 5,933,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant for an aggregate purchase price of $8,900,000 in a Private Placement that occurred on FAII’s IPO closing date. The Private Placement Warrants are identical to the Public Warrants sold as part of the units in FAII’s IPO except that, so long as they are held by the Sponsor or its permitted transferees, (A) they will not be redeemable by us (except as described above under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants for Class A common stock”), (B) they will not be transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the Sponsor), (C) they may be exercised by the holders on a cashless basis and (D) they (including the shares of Common Stock issuable upon exercise of these warrants) are entitled to registration rights. If the Private Placement Warrants are held by holders other than Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units sold in FAII’s IPO.

If holders of the Private Placement Warrants elect to exercise their warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (A) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise prices of the warrants by (B) the fair market value. The “fair market value” shall mean the average last reported sale price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by Sponsor and its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information.

Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Certain Anti-Takeover Provisions of Delaware Law, our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of the DGCL and our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of our Common Stock.

Business Combinations

We have opted out of Section 203 of the DGCL; however the Second Amended and Restated Certificate of Incorporation contains a provision that is substantially similar to Section 203, but excludes the Advent and its affiliates and successors and investment funds affiliated with Advent (the “Excluded Parties”) from the definition of “interested stockholder,” and make certain related changes. Upon consummation of the Business Combination, the Excluded Parties became “interested stockholders” within the meaning of Section 203 of the DGCL, but are not be subject to the restrictions on business combinations set forth in Section 203, as the FAII Board approved the Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders.

In addition, our Second Amended and Restated Certificate of Incorporation provides for certain other provisions that may have an anti-takeover effect:

•	There is no cumulative voting with respect to the election of directors.

•	Our Board is empowered to appoint a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances.

•	Directors may only be removed from the Board for cause.

•	A prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.

•

A prohibition on stockholders calling a special meeting and the requirement that a meeting of the stockholders may only be called by members of our Board, by our Chief Executive Officer or by our Chairman, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

•

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board

Under the terms of our Second Amended and Restated Certificate of Incorporation, the Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed to Class I and Class II in connection with the Business Combination) serving a three-year term. The term of office of the Class I directors will expire at the first annual meeting of stockholders following the effectiveness of our Second Amended and Restated Certificate of Incorporation. The term of office of the Class II directors will expire at the second annual meeting of stockholders following the effectiveness of our Second Amended and Restated Certificate of Incorporation. The term of office of the Class III directors will expire at the third annual meeting of stockholders following the effectiveness of our

Second Amended and Restated Certificate of Incorporation. Directors will be elected by a plurality of the votes cast at a meeting of the stockholders by holders of Common Stock. So long as the Board is classified, it would take at least two elections of directors for any individual or group to gain control of the Board. Accordingly, while the classified board is in effect, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.

Advance notice requirements for stockholder proposals and director nominations

The Amended and Restated Bylaws provide that stockholders seeking to bring business before the annual meeting of the stockholders, or to nominate candidates for election as directors at the annual meeting of the stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company’s secretary at our principal executive offices not later than the close of business on the 90th nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of the stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. The Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of the stockholders or from making nominations for directors at our annual meeting of the stockholders.

Right of Certain Company Stockholders to Appoint Members of the Board

In connection with the execution of the Merger Agreement, FAII and certain holders of Company stock affiliated with Advent entered into the Stockholders Agreement, pursuant to which, among other things, Advent is entitled to designate for nomination to the Board (A) five directors if Advent holds equal to or greater than 50% of the outstanding shares of Common Stock, (B) four directors if Advent holds less than 50% but equal to or greater than 38% of the outstanding shares of Common Stock, (C) three directors if Advent holds less than 38% but equal to or greater than 26% of the outstanding shares of Common Stock, (D) two directors if Advent holds less than 26% but equal to or greater than 13% of the outstanding shares of Common Stock and (E) one director if Advent holds less than 13% but equal to or greater than 5% of the outstanding shares of Common Stock.

Exclusive Forum

The Amended and Restated Bylaws provide that, unless ATI consents to the selection of an alternative forum, any (A) derivative action or proceeding brought on behalf of ATI, (B) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to ATI or its stockholders, (C) action asserting a claim against ATI or its directors, officers or employees arising pursuant to any provision of the DGCL or our Second Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws or (D) action asserting a claim against ATI or its directors, officers or employees governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware. Additionally, the Amended and Restated Bylaws also provide that, to the fullest extent permitted by law, unless ATI consents to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of ATI shall be deemed to have notice of and consented to the forum provisions in the Amended and Restated Bylaws. This exclusive forum provision will not apply to claims under the Exchange Act but will apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Registration Rights

In connection with the closing of the Business Combination, we entered into the First Amendment to A&R RRA, which amended the A&R RRA. The First Amendment to A&R RRA provides, among other things, that the Common Stock issued to the Sponsor, the Existing Holders, and the New Holders will be subject to a lock-up period from the Closing Date until the earlier to occur of (a) 180 days after the Closing Date and (b) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their Common Stock for cash. The First Amendment to A&R RRA also provides that (i) any issued and outstanding shares of Common Stock or any other equity security of the Company held by an Existing Holder immediately after the Closing Date and (ii) any outstanding shares of Common Stock or any other equity security of the Company held by a New Holder immediately after the Closing Date will constitute Registrable Securities (as defined in the A&R RRA).

Rule 144 and Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the consummation of the Business Combination, the Company ceased to be a shell company.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Stock or Warrants of the Company for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock or Warrants, as applicable, then outstanding; or

•	the average weekly reported trading volume of the Common Stock or Warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Listing of Securities

Our Common Stock and Public Warrants are listed on the NYSE under the symbol “ATIP” and “ATIP WS,” respectively.

Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 9,866,657 shares of Common Stock, consisting of (i) 2,966,666 shares of Common Stock that are issuable upon the exercise of 2,966,666 Private Placement Warrants and (ii) 6,899,991 shares of Common Stock that are issuable upon the exercise of 6,899,991 Public Warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees from time to time of (i) up to 199,736,948 shares of Common Stock (including up to 2,966,666 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants) and (ii) up to 2,966,666 Private Placement Warrants.

The Selling Securityholders may offer and sell, from time to time, their respective shares of Common Stock or Private Placement Warrants covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;

•	in short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	by pledge to secured debts and other obligations;

•	to or through underwriters or agents;

•	“at the market” or through market makers or into an existing market for the securities; and

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market. The Selling Securityholders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell the securities. The shares may be sold directly or through broker-dealers or other financial institutions acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Securityholders may also enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). A Selling Securityholder that is an entity may elect to make an in-kind distribution of Common Stock or Warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Securityholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Securityholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The Selling Securityholders party to the A&R RRA have agreed, and the other Selling Securityholders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders are subject to the applicable provisions of the Exchange Act, including Regulation M. This regulation, if applicable to sales hereunder, may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Securityholders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Restrictions to Sell

Pursuant to the A&R RRA the restricted stockholders agreed not to dispose of or hedge any of their Common Stock or securities convertible into or exchangeable for shares of Common Stock until the earlier to occur of (A) 180 days after the Closing Date; and (B) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their Company Stock for cash, securities or other property.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock by non-U.S. Holders (as defined below). This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular non-U.S. Holders in light of their individual circumstances, including non-U.S. Holders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, passive foreign investment companies, or controlled foreign corporations), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, the Medicare tax or alternative minimum tax. In addition, this summary is limited to non-U.S. Holders that will hold our Common Stock as a “capital asset” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”). No ruling from the Internal Revenue Service (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

A “non-U.S. Holder” means a beneficial owner of our Common Stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner, member or other beneficial owner of such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership, and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our Common Stock, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if an applicable tax treaty so requires, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (or, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

(i) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock, and (ii) shares of our Common Stock (A) are not regularly traded on an established securities market or (B) are regularly traded on an established securities market, but the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such non-U.S. holder on the sale, exchange or other disposition of our Common Stock, including distributions not constituting a dividend described above, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, if our stock is not regularly traded on an established securities market, or such non-U.S. Holder owns more than 5% of our Common Stock as described above a buyer of our Common Stock from such non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition, and we may be required to withhold U.S. income tax at a rate of 15% on distributions not constituting a dividend, as described above. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we currently are not a United States real property holding corporation, but there is no assurance that we will not become a United States real property holding corporation in the future. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Additional U.S. Federal Tax Considerations

Backup Withholding and Additional Information Reporting

Distributions paid to a non-U.S. Holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A non-U.S. Holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Common Stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of Common Stock held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. Department of Treasury. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our Common Stock.

EXPERTS

The financial statements of Fortress Value Acquisition Corp. II as of December 31, 2020 and for the period from June 10, 2020 (inception) through December 31, 2020, have been audited by WithumSmith+Brown, PC (“Withum”), an independent registered public accounting firm as set forth in their report thereon, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Wilco Holdco, Inc. as of December 31, 2020 and December 31, 2019 and for each of the three years in the period ended December 31, 2020 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Weil, Gotshal & Manges LLP will pass upon the validity of the Common Stock and Warrants covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.atipt.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

CHANGE IN AUDITOR

On June 17, 2021, the Board approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. PricewaterhouseCoopers LLP served as the independent registered public accounting firm of ATI prior to the Business Combination. Accordingly, Withum, FAII’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm following completion of the Business Combination.

Withum’s report on FAII’s balance sheet as of December 31, 2021, and the related statements of operations, changes in stockholders’ equity and cash flows, for the period from June 10, 2020 (inception) through

December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the period from June 10, 2020 (inception) through December 31, 2020 and the subsequent period through June 16, 2021, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the year period from June 10, 2020 (inception) through December 31, 2020 and the interim period through June 16, 2021, FAII did not consult PricewaterhouseCoopers LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on FAII’s financial statements, and no written report or oral advice was provided to FAII by PricewaterhouseCoopers LLP that PricewaterhouseCoopers LLP concluded was an important factor considered by FAII in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

FAII has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) and, if not, stating the respects in which it does not agree. A letter from Withum is attached as Exhibit 16.1 to the Registration Statement of which this prospectus forms a part.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Wilco Holdco, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Wilco Holdco, Inc. and its subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2020, including the related notes and financial statement schedule listed in the accompanying index (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020 in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 1 to the consolidated financial statements, the Company changed the manner in which it accounts for leases in 2020.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 12, 2021

We have served as the Company’s auditor since 2021.

Wilco Holdco, Inc.

Consolidated Balance Sheets

(in thousands)

	As of December 31,
	2020	2019
Assets:
Current assets:
Cash and cash equivalents	$142,128	$38,303
Accounts receivable (net of allowance for doubtful accounts of $69,693 in 2020 and $80,350 in 2019)	90,707	103,605
Other current assets	6,027	10,394

Total current assets	238,862	152,302

Non-current assets:
Property and equipment, net	137,174	155,395
Operating lease right-of-use assets	258,227	—
Goodwill	1,330,085	1,330,085
Trade name and other intangible assets, net	644,339	644,279
Other non-current assets	1,685	3,526

Total assets	$2,610,372	$2,285,587

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$12,148	$10,446
Accrued expenses and other liabilities	70,690	59,378
Current portion of operating lease liabilities	52,395	—
Current portion of long-term debt	8,167	8,167

Total current liabilities	143,400	77,991

Long-term debt, net	991,418	989,017
Redeemable preferred stock	163,329	144,298
Deferred income tax liabilities	138,547	136,780
Deferred leasehold improvement allowance, net	—	27,770
Deferred leasehold interests, net	—	3,069
Operating lease liabilities	253,990	—
Other non-current liabilities	18,571	1,743

Total liabilities	1,709,255	1,380,668

Commitments and contingencies (Note 12)

Stockholders’ Equity:
Common stock, $0.01 par value, 1,500,000 shares authorized, 938,557 shares issued and outstanding	9	9
Additional paid-in capital	954,732	952,796
Accumulated other comprehensive loss	(1,907)	(1,325)
Accumulated deficit	(68,804)	(63,028)

Total Wilco Holdco, Inc. equity	884,030	888,452
Non-controlling interests	17,087	16,467

Total stockholders’ equity	901,117	904,919

Total liabilities and stockholders’ equity	$2,610,372	$2,285,587

The accompanying notes to the consolidated financial statements are an integral part of these statements.

Wilco Holdco, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share data)

		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2018
Net patient revenue	$529,585	$717,596	680,238
Other revenue	62,668	67,862	58,416

Net operating revenue	592,253	785,458	738,654

Clinic operating costs:
Salaries and related costs	306,471	414,492	398,899
Rent, clinic supplies, contract labor and other	166,144	170,516	163,407
Provision for doubtful accounts	16,231	22,191	37,368

Total clinic operating costs	488,846	607,199	599,674
Selling, general and administrative expenses	104,320	119,221	106,911

Operating (loss) income	(913)	59,038	32,069
Other (income) expense, net	(91,002)	825	694
Interest expense, net	69,291	76,972	73,493
Interest expense on redeemable preferred stock	19,031	15,511	12,775

Income (loss) before taxes	1,767	(34,270)	(54,893)
Income tax expense (benefit)	2,065	(44,019)	(9,966)

Net (loss) income	(298)	9,749	(44,927)
Net income attributable to non-controlling interest	5,073	4,400	3,887

Net (loss) income attributable to Wilco Holdco, Inc.	$(5,371)	$5,349	$(48,814)

Basic and diluted (loss) earnings per share	$(5.72)	$5.13	$(51.99)

Weighted average shares outstanding	939	939	939

Net (loss) income attributable to Wilco Holdco, Inc.	$(5,371)	$5,349	$(48,814)
Other comprehensive loss:
Unrealized loss on interest rate swap	(582)	(16)	(1,309)

Comprehensive (loss) income	$(5,953)	$5,333	$(50,123)

The accompanying notes to the consolidated financial statements are an integral part of these statements.

Wilco Holdco, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

(in thousands)

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Non-controlling Interest	Total Stockholders’ Equity
	Shares	Amount
Balance at January 1, 2018	938,557	$9	$947,839	—	$(19,943)	$14,859	$942,764
Stock-based compensation	—	—	2,935	—	—	—	2,935
Cumulative impact of ASC 606 adoption	—	—	—	—	380	—	380
Other comprehensive loss(1)	—	—	—	(1,309)	—	—	(1,309)
Distribution to non-controlling interest holder	—	—	—	—	—	(1,817)	(1,817)
Net income attributable to non-controlling interest	—	—	—	—	—	3,887	3,887
Net loss attributable to Wilco Holdco, Inc.	—	—	—	—	(48,814)	—	(48,814)

Balance at December 31, 2018	938,557	9	950,774	(1,309)	(68,377)	16,929	898,026
Stock-based compensation	—	—	1,822	—	—	—	1,822
Contributions related to acquisitions	—	—	200	—	—	—	200
Other comprehensive loss(1)	—	—	—	(16)	—	—	(16)
Distribution to non-controlling interest holder	—	—	—	—	—	(4,862)	(4,862)
Net income attributable to non-controlling interest	—	—	—	—	—	4,400	4,400
Net income attributable to Wilco Holdco, Inc.	—	—	—	—	5,349	—	5,349

Balance at December 31, 2019	938,557	9	952,796	(1,325)	(63,028)	16,467	904,919
Stock-based compensation	—	—	1,936	—	—	—	1,936
Cumulative impact of ASC 842 adoption	—	—	—	—	(405)	—	(405)
Other comprehensive loss(1)	—	—	—	(582)	—	—	(582)
Distribution to non-controlling interest holder	—	—	—	—	—	(4,453)	(4,453)
Net income attributable to non-controlling interest	—	—	—	—	—	5,073	5,073
Net loss attributable to Wilco Holdco, Inc.	—	—	—	—	(5,371)	—	(5,371)

Balance at December 31, 2020	938,557	$9	$954,732	$(1,907)	$(68,804)	$17,087	$901,117

(1)	Other comprehensive loss relates to unrealized loss on interest rate swap

The accompanying notes to the consolidated financial statements are an integral part of these statements.

Wilco Holdco, Inc.

Consolidated Statements of Cash Flows

(in thousands)

		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2018
Operating activities:
Net income (loss)	$(298)	$9,749	$(44,927)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	39,510	40,119	39,090
Provision for doubtful accounts	16,231	22,191	37,368
Deferred income tax provision	1,814	(44,033)	(11,319)
Amortization of ROU assets	44,526	—	—
Amortization of intangible assets and liabilities	190	(1,015)	(1,335)
Stock-based compensation	1,936	1,822	2,935
Amortization of debt issuance costs and original issue discount	4,109	3,197	3,554
Non-cash interest expense	6,335	—	—
Loss on disposal and impairment of assets	469	1,870	55
Loss on lease terminations and impairment	3,863	—	—
Changes in:
Accounts receivable, net	(3,307)	(11,929)	(25,876)
Other current assets	4,841	283	8,127
Other non-current assets	413	36	375
Accounts payable	798	(1,908)	5,992
Accrued expenses and other liabilities	9,174	9,543	(11,151)
Operating lease liabilities	(42,819)	—	—
Other non-current liabilities	5,056	2,508	1,047
Accrued interest on redeemable preferred stock	19,031	15,511	12,775
Medicare Accelerated and Advance Payment Funds	26,732	—	—

Net cash provided by operating activities	138,604	47,944	16,710

Investing activities:
Purchases of property and equipment	(21,887)	(41,227)	(41,468)
Purchases of intangible assets	(250)	—	—
Proceeds from sale of property and equipment	328	397	—
Business acquisitions, net of cash acquired	—	(1,848)	—

Net cash used in investing activities	(21,809)	(42,678)	(41,468)

Financing activities:
Original issue discount	—	—	(300)
Deferred financing costs	(350)	—	—
Principal payments on long-term debt	(8,167)	(8,167)	(7,860)
Proceeds from issuance of debt	—	—	40,000
Proceeds from revolving line of credit	68,750	—	18,500
Payments on revolving line of credit	(68,750)	—	(18,500)
Distribution to non-controlling interest holder	(4,453)	(4,862)	(1,817)

Net cash (used in) provided by financing activities	(12,970)	(13,029)	30,023

Changes in cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	103,825	(7,763)	5,265
Cash and cash equivalents at beginning of period	38,303	46,066	40,801

Cash and cash equivalents at end of period	$142,128	$38,303	$46,066

Supplemental noncash disclosures:
Derivative changes in fair value	$582	$16	$1,309
Purchases of property and equipment in accounts payable	$3,010	$2,106	$1,092

Other supplemental disclosures:
Cash paid for interest	$58,421	$76,636	$81,285
Cash received from tax refunds	$(1,098)	$(1,092)	$(941)

The accompanying notes to the consolidated financial statements are an integral part of these statements.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements

1. Overview of the Company

Wilco Holdco, Inc., together with its subsidiaries (herein referred to as “we”, “the Company”, “ATI Physical Therapy” and “ATI”), is a privately held, nationally recognized healthcare company, specializing in outpatient rehabilitation and adjacent healthcare services. The Company provides outpatient physical therapy services under the name ATI Physical Therapy and, as of December 31, 2020, had 875 clinics (as well as 22 clinics under management service agreements) located in 25 states. The Company offers a variety of services within its clinics, including physical therapy to treat spine, shoulder, knee and neck injuries or pain; work injury rehabilitation services, including work conditioning and work hardening; hand therapy; and other specialized treatment services. The Company is a wholly-owned subsidiary of Wilco Acquisition, LP.

On May 10, 2016, the Company entered into a series of transactions in which its wholly-owned subsidiary, Wilco Intermediate Holdings, Inc., acquired all of the outstanding shares of ATI Holdings Acquisition, Inc. and paid off ATI’s existing borrowings for a total of $1.9 billion (the “2016 Transaction”). The funds from the acquisition were used to (i) purchase ATI from its existing shareholders; (ii) repay outstanding borrowings under ATI’s previously existing credit agreements as of the acquisition date, including accrued interest; and (iii) pay certain transaction costs.

Impact of COVID-19 and CARES Act

The onset of the coronavirus (COVID-19) pandemic in the United States resulted in changes to our operating environment leading to significantly reduced visit volumes and associated patient service revenues beginning in late March 2020. In response, the Company implemented measures to reduce labor-related costs in relation to the reduced visit volumes through reduced working schedules, voluntary and involuntary furloughs and headcount reductions. In addition, the Company executed plans to reduce discretionary spend, including reductions of bonus and incentives and delayed certain capital expenditures. The Company took significant measures to ensure employees were cared for, including maintaining health benefits for furloughed workers and reducing executive compensation to establish an employee relief pool that provided assistance to employees most in need.

As an essential business serving patients, the Company implemented various safety measures and maintained its operations in a way that allowed nearly all clinical locations to remain open throughout 2020. The Company also established a telehealth option, ATI Connect, to provide patients an online avenue to obtain physical therapy services, which launched amidst national lockdowns.

The Company continues to closely monitor the impact of COVID-19 on all aspects of our business, and our priorities remain protecting the health and safety of employees, maximizing the availability of services to satisfy patient needs and preserving the operational and financial stability of the business. While we expect the disruption caused by COVID-19 to be temporary, if disruption continues for an extended period, it could have a material impact on the Company’s results of operations, financial condition and cash flows.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law providing reimbursement, grants, waivers and other funds to assist health care providers during the COVID-19 pandemic. The CARES Act stimulus provisions include, but are not limited to, the following:

•

$100.0 billion provided in appropriations for the Public Health and Social Services Emergency Fund, also referred to as the Provider Relief Fund, to be used for preventing, preparing and responding to the coronavirus and for reimbursing “eligible health care providers for health care related expenses or lost revenues that are attributable to coronavirus.” A portion of the fund was allocated for general distribution to Medicare providers, with the remainder allocated for targeted distributions to providers that meet additional criteria. The provider relief funds are subject to certain restrictions and are subject

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

to recoupment if not used for designated purposes. The U.S. Department of Health and Human Services (“HHS”) has indicated that the CARES Act provider relief funds are subject to ongoing reporting and changes to the terms and conditions.

•

Expansion of the Medicare Accelerated and Advance Payment Program (“MAAPP funds”) allowed healthcare providers to apply to receive advanced payments for future Medicare services, with the expectation that the advanced funds would offset reimbursement from Medicare when such future services are provided based on the terms of the program.

•

Tax provisions enacted related to the suspension of certain payment requirements for the employer portion of Social Security taxes, the timing of realization of certain tax attributes, changes to the prior and future limitations on interest deductions, technical corrections from prior tax legislation for tax depreciation of certain qualified improvement property and the creation of certain payroll tax credits associated with the retention of employees.

•

Temporary suspension of the 2% cut to Medicare payments due to sequestration so that, for the period from May 1, 2020 to December 31, 2020, the Medicare program would be exempt from any sequestration order.

The Company has realized benefits under the CARES Act including, but not limited to, the following:

•

Through December 31, 2020, the Company received approximately $91.5 million of general disbursement payments under the Provider Relief Fund. These payments have been recognized as other income in the consolidated statements of operations and comprehensive income (loss) throughout 2020 in a manner commensurate with the reporting and eligibility requirements issued by the HHS. Based on the terms and conditions of the program, including recent reporting guidance issued by the HHS in early 2021, the Company believes that it has met the applicable terms and conditions to retain the funds. This includes, but is not limited to, the fact that the Company’s attributable expenses and lost revenues for the year ended December 31, 2020 exceeded the amount of funds received. To the extent that reporting requirements and terms and conditions are subsequently modified, it may affect the Company’s ability to comply and ability to retain the funds.

•

The Company applied for and attained approval to receive $26.7 million of MAAPP funds during the quarter ended June 30, 2020. Based on current guidance, the MAAPP funds received are required to be applied to future Medicare billings commencing during the quarter ending June 30, 2021. Because the Company has not met all performance obligations or performed the services related to these funds, as of December 31, 2020, $15.5 million of the funds are recorded in accrued expenses and other liabilities, and $11.2 million of the funds are recorded in other non-current liabilities.

•

The Company elected to defer depositing the employer portion of Social Security taxes for payments due from March 27, 2020 through December 31, 2020, interest-free and penalty-free. Related to these payments, as of December 31, 2020, $5.5 million is included in accrued expenses and other liabilities and $5.5 million is included in other non-current liabilities.

2. Basis of Presentation and Summary of Significant Accounting Policies

The accompanying consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s indirect wholly-owned subsidiaries include, but are not limited to, ATI Holdings Acquisition, Inc. and ATI Holdings, LLC.

Principles of consolidation

The consolidated financial statements incorporate the financial statements of the Company, its subsidiaries, entities for which the Company has a controlling financial interest, and variable interest entities (“VIEs”) for

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Notes to Consolidated Financial Statements (continued)

which the Company is the primary beneficiary. All intercompany balances and transactions have been eliminated in consolidation, and net earnings are reduced by the portion of net earnings attributable to noncontrolling interests.

Variable interest entities

The Company consolidates all variable interest entities where the Company is the primary beneficiary. The Company identifies the primary beneficiary of a VIE as the enterprise that has both: (i) the power to direct the activities of the VIE that most significantly impact the entity’s economic performance; and (ii) the obligation to absorb losses or the right to receive benefits of the VIE that could be significant to the entity. The Company may change the original assessment of a VIE upon subsequent events such as the modification of contractual agreements.

The Company has an investment in RSFH-ATI Physical Therapy, LLC (“RSFH”) that qualifies as a VIE. Based on the provisions of the RSFH agreement, the Company manages the entity and handles all day-to-day operating decisions in exchange for management fees and may receive distributions proportionate with its level of ownership. Accordingly, the Company has the decision-making power over the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits that could be significant to the entity.

As of December 31, 2020 and 2019, total assets of RSFH were $19.7 million and $14.3 million, respectively, and total liabilities were $6.5 million and $1.0 million, respectively. In general, the assets are available primarily for the settlement of obligations of RSFH.

Use of estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The effect of the change in the estimates will be recognized in the current period of the change.

Segment reporting

The Company reports segment information based on the management approach. The management approach designates the internal reporting used by management for making decisions and assessing performance as the source of the Company’s reportable segments. All of the Company’s operations are conducted within the United States. Our chief operating decision maker (“CODM”) is our Chief Executive Officer, who reviews financial information presented on a consolidated basis for purposes of making decisions, assessing financial performance and allocating resources. We operate our business as one operating segment and therefore we have one reportable segment.

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of three months or less when issued.

Accounts receivable

The Company’s accounts receivable are reported net of contractual adjustments and allowances for doubtful accounts. The majority of accounts receivable are due from commercial insurance companies, workers’

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Notes to Consolidated Financial Statements (continued)

compensation plans, auto personal injury claims and government health programs, such as Medicare or Medicaid. The Company reports accounts receivable at an amount equal to the consideration the Company expects to receive in exchange for providing healthcare services to its patients.

Allowance for doubtful accounts

The allowance for doubtful accounts is based on estimates of losses related to receivable balances. The risk of collection varies based upon the service, the payor class and the patient’s ability to pay the amounts not reimbursed by the payor. The Company estimates the allowance for doubtful accounts based upon several factors, including the age of the outstanding receivables, the historical experience of collections, the impact of economic conditions and, in some cases, evaluating specific customer accounts for the ability to pay. Management judgment is used to assess the collectability of accounts and the ability of the Company’s customers to pay. The provision for doubtful accounts is included in clinic operating costs in the consolidated statements of operations and comprehensive income (loss). When it is determined that a customer account is uncollectible, that balance is written off against the existing allowance.

Concentrations of business risk

The Company provides physical therapy services to a large number of patients who participate in government healthcare programs, resulting in a customer concentration relating to Medicare and Medicaid’s service reimbursement programs. The Company believes that the concentration of credit risk with respect to other patient accounts receivable is limited due to the large number of patients that make up the Company’s patient base and the dispersion across many different insurance companies, preferred provider organizations and individuals.

Net patient revenue

Net patient revenue consists of revenue for physical therapy services. Net patient revenue is recognized at an amount equal to the consideration the Company expects to receive from third-party payors, patients and others for services rendered when the performance obligations under the terms of the contract are satisfied.

There is an implied contract between the Company and the patient upon each patient visit resulting in the Company’s patient service performance obligation. Generally, the performance obligation is satisfied at a point in time, as each service provided is distinct and future services rendered are not dependent on previously rendered services. The Company has separate contractual agreements with third-party payors (e.g., insurers, managed care programs, government programs, workers’ compensation) that provide for payments to the Company at amounts different from its established rates. While these agreements are not considered contracts with the customer, they are used for determining the transaction price for services provided to the patients covered by the third-party payors. The payor contracts do not indicate performance obligations of the Company but indicate reimbursement rates for patients who are covered by those payors when the services are provided.

To determine the transaction price associated with the implied contract, the Company includes the estimated effects of any variable consideration, such as contractual allowances and implicit price concessions. When the Company has contracts with negotiated prices for services provided (contracted payors), the Company considers the contractual rates when recording revenue and adjusts for any variable consideration to the transaction price to arrive at revenue. Variable consideration is estimated using a portfolio approach that incorporates whether or not the Company has historical differences from negotiated rates due to non-compliance with contract provisions. Historical results indicate that it is probable that negotiated prices less variable consideration will be realized; therefore, this amount is deemed the transaction price and recorded as revenue. The Company records an estimated provision for doubtful accounts based on historical collections for claims with similar

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Notes to Consolidated Financial Statements (continued)

characteristics, such as location of service and type of third-party payor, at the time of recognition. Any subsequent impairment of the related receivable is recorded as provision for doubtful accounts.

For non-contracted payors, the Company determines the transaction price by applying established rates to the services provided and adjusting for contractual allowances provided to third-party payors and implicit price concessions. The Company estimates the contractual allowances and implicit price concessions using a portfolio approach based on historical collections for claims with similar characteristics, such as location of service and type of third-party payor, in relation to established rates, because the Company does not have a contract with the underlying payor. Any subsequent changes in estimate on the realization of the receivable is recorded as a revenue adjustment. Management believes that calculating at the portfolio level would not differ materially from considering each patient account separately

The Company continually reviews the revenue transaction price estimation process to consider updates to laws and regulations and changes in third-party payor contractual terms that result from contract renegotiations and renewals. Due to complexities involved in determining amounts ultimately due under reimbursement arrangements with third-party payors and government entities, which are often subject to interpretation, the Company may receive reimbursement for healthcare services that is different from the estimates, and such differences could be material.

Other revenue

Revenue from the ATI Worksite Solutions business is derived from onsite services provided to clients’ employees including injury prevention, rehabilitation, ergonomic assessments and performance optimization. Revenue is determined based on the number of hours and respective rate for services provided.

Revenues from Management Service Agreements (“MSA”) are derived from contractual arrangements whereby the Company manages a non-controlled clinic or clinics for third party owners. The Company does not have any ownership interest in these clinics. Typically, revenue is determined based on the number of visits conducted at the clinic and recognized when services are performed. Costs, primarily salaries for the Company’s employees, are recorded when incurred.

Other revenue includes physical or occupational therapy services and athletic training provided on-site, such as at schools, homes and industrial worksites. Contract terms and rates are agreed to in advance between the Company and the third parties. Services are typically performed over the contract period, and revenue is recorded in accordance with the contract terms. If the services are paid in advance, revenue is deferred and recognized as the services are performed.

Property and equipment

Property and equipment acquired is recorded at cost less accumulated depreciation, except during an acquisition of a business, in which case the assets are recorded at fair value. Depreciation is calculated using the straight-line method and is provided in amounts sufficient to attribute the cost of depreciable assets to operations over the estimated useful lives. The approximate useful life of each class of property and equipment is as follows:

Equipment	3 – 5 years
Furniture & fixtures	5 – 7 years
Automobiles	3 – 5 years
Software	3 – 5 years
Buildings	40 years
Leasehold improvements	Lesser of lease term or estimated useful lives of the assets (generally 5 – 15 years)

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Notes to Consolidated Financial Statements (continued)

Major repairs that extend the useful life of an asset are capitalized to the property and equipment account. Routine maintenance and repairs are charged to rent, clinic supplies, contract labor and other expense and selling, general and administrative expenses. Gains or losses associated with property and equipment retired or sold are included in earnings.

Computer software is included in property and equipment and consists of purchased software and internally developed software. The Company capitalizes application-stage development costs for significant internally developed software projects. Once the software is ready for its intended use, these costs are amortized on a straight-line basis over the software’s estimated useful life. Costs recognized in the preliminary project phase and the post-implementation phase, as well as maintenance and training costs, are expensed as incurred.

Impairment of long-lived assets

The Company reviews the recoverability of long-lived assets whenever events or circumstances occur indicating that the carrying value of the asset may not be recoverable. If the undiscounted cash flows related to the long-lived asset or asset group are not sufficient to recover the remaining carrying value of such asset or asset group, an impairment charge is recognized for the excess carrying amount over the fair value of the asset or asset group. Impairment of deferred leasehold interests relating to asset write-offs from clinic closings are recorded to clinic operating costs.

Goodwill and intangible assets

Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed. The Company accounts for goodwill and indefinite-lived intangible assets under Accounting Standards Codification (“ASC”) Topic 350, Intangibles—Goodwill and Other, which requires the Company to test goodwill and other indefinite-lived assets for impairment annually or whenever events or circumstances indicate that impairment may exist. The Company did not note any triggering events during the current or prior presented years that resulted in the recording of an impairment loss. Due to the current economic uncertainty resulting from the COVID-19 pandemic, the Company will continue to review the carrying amounts of goodwill and indefinite-lived assets for potential triggering events.

The cost of acquired businesses is allocated first to its identifiable assets, both tangible and intangible, based on estimated fair values. Costs allocated to finite-lived identifiable intangible assets are generally amortized on a straight-line basis over the remaining estimated useful lives of the assets. The excess of purchase price over the fair value of identifiable assets acquired, net of liabilities assumed, is recorded as goodwill.

The approximate useful life of each class of intangible asset is as follows:

ATI Physical Therapy trade name/trademarks	Indefinite
Non-compete agreements	2 – 5 years
Other intangible assets	15 years

Goodwill and intangible assets with indefinite lives are not amortized but must be reviewed at least annually for impairment. If the impairment test indicates that the carrying value of an intangible asset exceeds its fair value, then an impairment loss should be recognized in the consolidated statements of operations and comprehensive income (loss) in an amount equal to the excess carrying value over fair value. Fair value is determined using valuation techniques based on estimates, judgments and assumptions the Company believes are appropriate in the circumstances. The Company completed the annual impairment analysis of goodwill as of October 1, 2020 by estimating its fair value using an average of a discounted cash flow analysis and comparable public company

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Notes to Consolidated Financial Statements (continued)

analysis. The key assumptions associated with determining the estimated fair value include projected future revenue growth rates, EBITDA margins, the terminal growth rate, the discount rate and relevant market multiples. The Company completed the annual impairment analysis of indefinite-lived intangible assets as of October 1, 2020 by estimating its fair value using the relief from royalty approach. The key assumptions associated with determining the estimated fair value include projected revenue growth, the royalty rate and the discount rate.

Deferred financing costs

Original debt issuance discounts and costs incurred related to debt financing are recorded as a reduction to debt and amortized ratably over the term of the related debt agreement, using the effective interest method. Deferred financing costs related to debt instruments with no outstanding liability balance (e.g. revolving credit facilities) are recognized as prepaid expenses and amortized ratably over the term of the related agreement using the effective interest method. Deferred financing costs are amortized to interest expense, net in the Company’s consolidated statements of operations and comprehensive income (loss). The Company recognized amortization of deferred debt issuance costs of $3.0 million, $2.7 million and $2.7 million for the years ended December 31, 2020, 2019 and 2018, respectively. The Company recognized amortization of original debt issuance discounts of $1.0 million, $0.5 million and $0.8 million for the years ended December 31, 2020, 2019 and 2018, respectively.

Preferred stock

Preferred stock is classified as debt, equity or mezzanine equity based on its redemption features. Preferred stock with redemption features outside of the control of the issuer, such as contingent redemption features, is classified as mezzanine equity. Preferred stock with mandatory redemption features is classified as debt. Preferred stock with no redemption features, or redemption features over which the issuer has control, is classified as equity.

The Company’s preferred stock is classified as debt (redeemable preferred stock) in the Company’s consolidated balance sheets. Refer to Note 14, “Series A Preferred Stock” for more information about the Company’s preferred stock.

Noncontrolling interests in consolidated affiliates

The consolidated financial statements include all assets, liabilities, revenues and expenses of less-than-100%-owned affiliates where the Company has a controlling financial investment. The Company has separately reflected net income attributable to the noncontrolling interests in net income in the consolidated statements of operations and comprehensive income (loss).

Fair value of financial instruments

The Company determines fair value measurements used in its consolidated financial statements based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants exclusive of any transaction costs, as determined by either the principal market or the most advantageous market.

Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy. The basis for fair value measurements for each level within the hierarchy is described below with Level 1 having the highest priority and Level 3 having the lowest.

•	Level 1: Quoted prices in active markets for identical assets or liabilities.

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Notes to Consolidated Financial Statements (continued)

•

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs are observable in active markets.

•	Level 3: Valuations derived from valuation techniques in which one or more significant inputs are unobservable.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, other current assets, accounts payable, other accrued expenses and deferred revenue for which the carrying amounts approximate fair value because of the short maturity of these items. The Company’s term loans and revolving line of credit are Level 2 fair value measures which have variable interest rates and, therefore, the recorded amounts approximate fair value. The Company utilizes the market approach valuation technique based on interest rates that are currently available to the Company for issuance of debt with similar terms and maturities.

Income taxes

The Company accounts for income taxes in accordance with ASC Topic 740 (“ASC 740”), Income Taxes. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in operations in the period that includes the enactment date.

ASC 740 provides guidance on how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more likely than not of being sustained by the applicable tax authority. Tax positions deemed to not meet a more-likely-than-not threshold may not be recognized in the financial statements. The Company reviews these tax uncertainties in light of changing facts and circumstances, such as the progress of tax audits, and if any tax uncertainties were identified, the Company would recognize them accordingly.

General and professional liability

The Company purchases general and professional liability insurance to cover general and professional liability claims. In addition, the Company carries an umbrella insurance policy. Management believes that any known claims or incidents will not have a material effect on the Company’s consolidated financial position or results of operations.

Clinic operating costs

Clinic operating costs consist of salaries specific to the Company’s clinic operations along with rent, clinic supplies expense, depreciation and advertising costs. In addition, clinic operating costs includes the provision for doubtful accounts.

Selling, general and administrative expenses

Selling, general and administrative expenses consist primarily of wages and benefits for corporate personnel, corporate outside services, marketing costs, depreciation of corporate fixed assets, amortization of intangible assets and certain corporate level professional fees, including those related to legal, accounting and payroll.

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Notes to Consolidated Financial Statements (continued)

Advertising costs

Advertising costs are expensed as incurred or when services are rendered. Advertising costs included in clinic operating costs were $2.3 million, $4.6 million and $4.3 million for the years ended December 31, 2020, 2019 and 2018, respectively. Advertising costs included in selling, general and administrative expenses were $4.8 million, $6.9 million and $7.6 million for the years ended December 31, 2020, 2019 and 2018, respectively.

Leases

The Company’s classes of leased assets include real estate and equipment. All leased assets have been classified as operating lease arrangements. The Company applies the guidance in ASC Topic 842 (“ASC 842”), Leases, to individual leases of assets. The Company determines whether an arrangement is a lease at contract inception by determining if the contract conveys the right to control the use of identified property or equipment for a period of time in exchange for consideration.

Operating lease balances are included in operating lease right-of-use (“ROU”) assets, current portion of operating lease liabilities and operating lease liabilities in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease.

ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The operating lease ROU asset also includes any prepaid lease payments made, less lease incentives. When discount rates implicit in leases cannot be readily determined, the Company uses the applicable incremental borrowing rate at lease commencement to perform lease classification tests on lease components and to measure lease liabilities and ROU assets. The Company’s incremental borrowing rate is the rate of interest that it would have to pay to borrow on a collateralized basis, over a similar term, an amount equal to the lease payments in a similar economic environment.

The ROU asset is subject to testing for impairment if there is an indicator for impairment, as is the case for owned assets. The amortization of operating lease ROU assets and the accretion of operating lease liabilities are reported together as fixed lease expense. The fixed lease expense is recognized on a straight-line basis over the life of the lease.

The Company’s initial operating lease terms are generally between 7 and 10 years, and typically contain options to renew for varying terms. The Company’s lease terms include the impact of options to extend or terminate the lease when it is reasonably certain that the options will be exercised or not exercised, as appropriate. Generally, options are not deemed reasonably certain until a legal amendment is executed. Leases with an initial term of 12 months or less are not recorded on the balance sheet.

Some of the Company’s operating leases include variable lease payments, which include periodic adjustments of the Company’s payments for the use of the asset based on changes in factors such as consumer price indices, fair market value, tax rates imposed by taxing authorities or lessor cost of insurance. To the extent they are not included in operating lease liabilities and operating lease ROU assets, these variable lease payments are recognized as incurred. Additionally, the Company makes payments for property taxes, insurance, common area maintenance or other services and accounts for these costs as variable lease payments.

Prior to adopting ASC 842 on January 1, 2020 we classified leases at inception date as either a capital lease or an operating lease in accordance with the guidance in ASC 840. All leased assets were classified as operating leases wherein rental payments were expensed on a straight-line basis over their respective lease term. When a landlord

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Notes to Consolidated Financial Statements (continued)

offered the Company incentives or concessions, such as reimbursement for leasehold improvements made to new space, the concessions were recognized by the Company as deferred leasehold improvement allowances and as a reduction of rental expense on a straight-line basis over the term of the lease.

Recently adopted accounting guidance

In May 2014, the Financial Accounting Standards Board (“FASB”) established ASC Topic 606, Revenue from Contracts with Customers, by issuing Accounting Standards Update (“ASU”) No. 2014-09. ASC Topic 606 supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition. The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. New disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers are required. The standards also require the selection of a retrospective or cumulative effect transition method.

The Company adopted this standard on January 1, 2018 using a modified retrospective transition method. Upon adoption, the Company recognized the cumulative effect of $0.4 million as an adjustment to decrease the opening balance of the accumulated deficit. The adoption of this standard did not have a material impact on the Company’s consolidated statements of operations and comprehensive income (loss) and consolidated statements of cash flows. Prior periods were not retrospectively adjusted.

In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718)—Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The Company adopted ASU 2016-09 effective January 1, 2018. The adoption of this standard did not materially impact the Company’s consolidated financial statements.

In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities, which amends and simplifies existing guidance in order to allow companies to more accurately present the economic effects of risk management activities in the financial statements. The Company early adopted ASU 2017-12 effective January 1, 2018. As the Company did not have derivatives outstanding at the time of adoption, no prior period adjustments were required. Pursuant to the provisions of ASU 2017-12, the Company is no longer required to separately measure and recognize hedge ineffectiveness. Instead, the Company recognizes the entire change in the fair value of cash flow hedges included in the assessment of hedge effectiveness in other comprehensive loss. The amounts recorded in other comprehensive loss will subsequently be reclassified into interest expense when the hedged item affects earnings. The adoption of this standard did not materially impact the Company’s consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This ASU addresses the classification of certain specific cash flow issues including debt prepayment or extinguishment costs, settlement of certain debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of certain insurance claims and distributions received from equity method investees. The Company adopted this ASU effective January 1, 2019. The adoption of this standard did not materially impact the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or

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Notes to Consolidated Financial Statements (continued)

businesses. The amendments in this ASU require that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set of assets is not a business. The Company adopted this ASU effective January 1, 2019. The adoption of this standard did not materially impact the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This ASU requires a customer in a cloud computing arrangement that is a service contract to follow the internal-use software guidance to determine which implementation costs to defer and recognize as an asset. The Company adopted this ASU effective January 1, 2019 using the prospective method of adoption. The adoption of this standard did not materially impact the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04 (ASU 2017-04), Simplifying the Test for Goodwill Impairment (Topic 350), which eliminates the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. The Company elected to early adopt this ASU effective January 1, 2019. The adoption of this standard did not materially impact the Company’s consolidated financial statements.

In February 2016, the FASB established ASC Topic 842, Leases, by issuing ASU No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. ASC 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; ASU No. 2018-11, Targeted Improvements; ASU No. 2019-01, Codification Improvements; and ASU No. 2019-10, Leases (Topic 842). ASC 842 establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

ASC 842 is effective for the Company on January 1, 2021, with early adoption permitted. The Company elected to early adopt this standard on January 1, 2020 using the alternative transition method provided by ASC 842. Under the alternative transition method, the effects of initially applying the new guidance are recognized as a cumulative-effect adjustment to retained earnings at the date of initial application, which is January 1, 2020, and prior periods are not restated.

As part of transitioning to ASC 842, the Company has elected to apply the package of transition practical expedients, which allows the Company to not reassess under ASC 842 prior conclusions about lease identification, lease classification and initial direct costs. As a result of adopting ASC 842 and election of the transition practical expedients, the Company recognized ROU assets and lease liabilities for those leases classified as operating leases under ASC 840 that continued to be classified as operating leases under ASC 842 at the date of initial application. Leases classified as capital under ASC 840 are classified as finance under ASC 842. As of the date of transition to ASC 842, the Company did not have any capital leases under ASC 840.

The Company has elected the practical expedient within ASC 842 to not separate lease and non-lease components within lease transactions for all classes of assets. Additionally, the Company has elected the short-term lease exception for all classes of assets.

In applying the alternative modified retrospective transition method, the Company measured lease liabilities at the present value of the sum of remaining minimum lease payments. The Company’s operating lease liabilities have been measured using the Company’s incremental borrowing rates as of January 1, 2020 (the date of initial

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Notes to Consolidated Financial Statements (continued)

application). Additionally, the Company’s operating lease ROU assets have been measured as the initial measurement of applicable lease liabilities adjusted for any unamortized initial direct costs, prepaid/accrued rent, unamortized lease incentives and any liabilities on account of exit or disposal cost obligations.

Adoption of ASC 842 at January 1, 2020, and application of the alternative modified retrospective transition method resulted in the recognition of:

(1) operating lease ROU assets of $263.2 million;

(2) operating lease liabilities of $306.4 million;

(3) the cumulative effect adjustment to increase the opening balance of the accumulated deficit by $0.4 million;

Adoption of this standard did not have a material impact on the Company’s consolidated statements of operations and comprehensive income (loss) and consolidated statements of cash flows. Refer to Note 11, “Leases” for more information about the Company’s lease related obligations.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326), which added a new impairment model known as the current expected credit loss (“CECL”) model. The CECL model is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses. ASU No. 2016-03 was subsequently amended by ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses; ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments; ASU 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief; ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates; ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments—Credit Losses; and ASU 2020-02, Financial Instruments—Credit Losses (Topic 326) and Leases (Topic 842)—Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842) (SEC Update). The CECL model applies to all financial instruments carried at amortized cost (including trade receivables) and off-balance-sheet credit exposures not accounted for as insurance or as derivatives. The CECL model does not have a minimum threshold for recognition of impairment losses, and entities will need to measure expected credit losses on assets that have a low risk of loss. The effects of initially applying the new guidance are recognized as a cumulative-effect adjustment to retained earnings at the date of initial application. This ASU is effective for the Company on January 1, 2023, with early adoption permitted. The Company elected to early adopt this ASU effective January 1, 2020. The adoption of this standard did not materially impact the Company’s consolidated financial statements.

Recent accounting pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes—Simplifying the Accounting for Income Taxes (Topic 740), which removes certain exceptions to the general principles in Topic 740 and simplifies the accounting for income taxes. This ASU is effective for the Company on January 1, 2022, with early adoption permitted. The Company expects to early adopt this new accounting standard effective January 1, 2021. The Company does not expect adoption of this ASU to have a material impact on the Company’s consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional guidance for a limited period of time to

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. This standard is effective for all entities as of March 12, 2020 through December 31, 2022, with early adoption permitted. The Company has certain debt instruments for which the interest rates are indexed to the London InterBank Offered Rate (“LIBOR”), and as a result, is currently evaluating the effect that implementation of this standard will have on the Company’s consolidated operating results, cash flows, financial condition and related disclosures.

3. Revenue from Contracts with Customers

The following table disaggregates net operating revenue by major service line for the years ended December 31, 2020, 2019 and 2018 (in thousands):

	2020	2019	2018
Net patient revenue	$529,585	$717,596	$680,238
ATI Worksite Solutions(1)	30,864	27,662	24,211
Management Service Agreements(1)	15,837	17,363	16,933
Other revenue(1)	15,967	22,837	17,272

	$592,253	$785,458	$738,654

(1)	ATI Worksite Solutions, Management Service Agreements and Other revenue are included within other revenue on the face of the consolidated statements of operations and comprehensive income (loss).

The following table disaggregates net patient revenue for each associated payor class as a percentage of total net patient revenue for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	2018
Commercial	53.1%	51.5%	50.0%
Government	22.2%	23.6%	23.2%
Workers’ compensation	17.6%	17.2%	18.9%
Other(1)	7.1%	7.7%	7.9%

	100.0%	100.0%	100.0%

(1)	Other is primarily comprised of net patient revenue related to auto personal injury.

4. Goodwill, Trade Name and Other Intangible Assets

Our indefinite-lived intangible assets consist of certain trade names. The Company’s primary trade name has earned a reputation with patients, physicians, payors and employers for providing high quality therapy services with superior patient outcomes. We test indefinite-lived intangible assets for impairment on an annual basis as of October 1. The Company concluded that no indefinite-lived intangible asset impairment existed at the time of annual impairment tests performed for the years ended December 31, 2020, 2019 and 2018.

The Company has one reporting unit for purposes of the Company’s annual goodwill impairment test, which is completed as of October 1. The Company concluded that no goodwill impairment existed at the time of the annual impairment tests performed for the years ended December 31, 2020 and 2019.

The Company has not identified any triggering events occurring after the testing date that would impact the impairment testing results obtained but will continue to monitor the fair value of the Company. If the estimated

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

cash flows decrease, impairment charges may need to be recorded in the future. Factors that could result in the cash flows being lower than the current estimates include decreased revenue caused by unforeseen changes in the healthcare market or the inability to achieve the estimated operating margins in the forecasts due to unforeseen factors. Additionally, changes in the broader economic environments could cause changes to the estimated discount rates and comparable company valuation indicators which may impact the estimated fair values.

Changes in the carrying amount of goodwill were as follows for the years ended December 31, 2020 and 2019 (in thousands):

	2020	2019

Beginning balance	$1,330,085	$1,327,837
Additions—acquisitions	—	2,248

Ending balance	$1,330,085	$1,330,085

The table below summarizes the Company’s carrying amount of trade name and other intangible assets at December 31, 2020 and 2019 (in thousands):

	2020	2019
Gross intangible assets:
ATI trade name(1)	$643,700	$643,700
Non-compete agreements	4,678	4,428
Other intangible assets	640	640
Accumulated amortization:
Accumulated amortization—non-compete agreements	(4,437)	(4,290)
Accumulated amortization—other intangible assets	(242)	(199)

Total trade name and other intangible assets, net	$644,339	$644,279

(1)	Not subject to amortization.

Upon the adoption of ASC 842, the Company’s above market leases and below market leases were reclassified and included in the measurement of ROU assets for all reporting periods after January 1, 2020. Prior to the adoption of ASC 842, below market leases were included in other non-current assets and above market leases were included in deferred leasehold interests, net in the Company’s consolidated balance sheets. Above market leases and below market leases were amortized over the term of the respective leases. The gross carrying amount and related accumulated amortization of the Company’s above market leases and below market leases, after the impact of related impairment charges, were as follows at December 31, 2019 (in thousands):

	2019
	Below Market Leases	Above Market Leases
Gross carrying value	$2,688	$10,303
Accumulated amortization	(1,260)	(7,234)

Ending balance	$1,428	$3,069

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

The following table presents the amount of amortization expense (income) recorded in clinic operating costs and selling, general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income (loss) for the years ended December 31, 2020, 2019 and 2018 (in thousands):

	2020	2019	2018
Clinic operating costs:
Amortization income(1)	$—	$(1,230)	$(1,662)
Selling, general and administrative expenses:
Amortization expense	190	215	327

Total expense (income)	$190	$(1,015)	$(1,335)

(1)

Clinic operating costs amortization income was primarily related to the amortization of above and below market leases. Due to the adoption of ASC 842, there was no above and below market lease amortization during fiscal year 2020.

The Company estimates that amortization expense related to intangible assets is expected to be immaterial over the next five fiscal years and thereafter.

5. Property and Equipment

Property and equipment consisted of the following at December 31, 2020 and 2019 (in thousands):

	2020	2019
Equipment	$32,978	$31,452
Furniture and fixtures	17,247	17,018
Leasehold improvements	162,853	153,733
Automobiles	19	127
Computer equipment and software	77,390	68,804
Construction-in-progress	9,594	9,808

	300,081	280,942
Accumulated depreciation and amortization	(162,907)	(125,547)

Property and equipment, net	$137,174	$155,395

Property and equipment includes internally developed computer software costs in the amount of $50.8 million and $46.3 million as of December 31, 2020 and 2019, respectively. The related amortization expense was $9.8 million, $9.8 million and $7.6 million for the years ended December 31, 2020, 2019 and 2018, respectively.

Depreciation expense is recorded within rent, clinic supplies, contract labor and other and selling, general and administrative expenses within the consolidated statements of operations and comprehensive income (loss), depending on the use of the underlying fixed assets. The depreciation expense recorded in clinic operating costs relates to revenue-generating assets, which primarily includes clinic leasehold improvements, therapy equipment and automobiles. The depreciation expense included in selling, general and administrative expenses is related to infrastructure items, such as corporate leasehold improvements, computer equipment and software.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

The following table presents the amount of depreciation expense recorded in rent, clinic supplies, contract labor and other and selling, general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income (loss) for the years ended December 31, 2020, 2019 and 2018 (in thousands):

	2020	2019	2018
Rent, clinic supplies, contract labor and other	$25,409	$25,007	$25,653
Selling, general and administrative expenses	14,101	15,112	13,437

Total depreciation expense	$39,510	$40,119	$39,090

6. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following at December 31, 2020 and 2019 (in thousands):

	2020	2019
Salaries and related costs	$21,387	$30,044
CARES Act funds(1)	21,031	—
Credit balance due to patients and payors	9,635	3,889
Transaction-related amount due to former owners(2)	3,611	3,611
Transaction-related costs(3)	2,547	367
Revenue cycle management costs	2,469	918
Deferred rent(4)	—	13,348
Other	10,010	7,201

Total	$70,690	$59,378

(1)	Includes current portion of MAAPP funds received and deferred employer Social Security tax payments.
(2)	Represents the amount due to former owners related to the Company’s utilization of net operating loss carryforwards generated prior to the 2016 Transaction.
(3)	Represents costs related to public readiness initiatives and potential corporate transactions.
(4)	Due to the adoption of ASC 842, deferred rent was reclassified and included in the measurement of the Company’s ROU assets for all reporting periods after January 1, 2020.

7. Borrowings

Long-term debt consisted of the following at December 31, 2020 and 2019 (in thousands):

	2020	2019
First lien term loan(1) (due May 10, 2023, with principal payable in quarterly installments)	$779,915	$788,081
Second lien subordinated loan(2) (due in one payment on May 10, 2024)	231,335	225,000
Less: unamortized debt issuance costs	(8,933)	(12,120)
Less: unamortized original issue discount	(2,732)	(3,777)

Total debt	$999,585	$997,184
Less: current portion of long-term debt	(8,167)	(8,167)

Long-term debt, net	$991,418	$989,017

(1)

Interest rate of 4.5% and 5.2% at December 31, 2020 and 2019, respectively, with interest payable in designated installments (dependent upon the base interest rate election) at a variable interest rate.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

(2)	Interest rate of 10.3% and 11.0% at December 31, 2020 and 2019, respectively, with interest paid in designated installments (dependent upon the base interest rate election).

2016 first and second lien credit agreements

On May 10, 2016, the Company borrowed $660.0 million in term debt in accordance with its first lien credit agreement. The Company incurred debt issuance costs and an original issue discount (“OID”) of $17.3 million and $8.1 million, respectively. The first lien term loan is payable in quarterly installments and matures on May 10, 2023.

On May 10, 2016, the Company borrowed $225.0 million in subordinated term debt in accordance with its second lien credit agreement. The Company incurred debt issuance costs of $7.9 million. The second lien term loan matures on May 10, 2024.

On December 22, 2016, the Company converted $50.0 million of revolver borrowings into $50.0 million of term debt and borrowed an additional $5.0 million under an amendment to the first lien credit agreement. The Company incurred debt issuance costs and OID of $0.1 million and $0.6 million, respectively.

On June 29, 2017, the Company borrowed an additional $50.0 million under a second amendment to the first lien credit agreement. The Company incurred debt issuance costs and OID of $0.1 million and $0.5 million, respectively.

On August 16, 2017, the Company repriced the first lien credit agreement under a third amendment. The applicable interest rate spreads for term debt were lowered from 4.5% to 3.5% per annum for LIBOR loans and from 3.5% to 2.5% per annum for prime rate loans. On the same day, the Company borrowed an additional $10.0 million under a fourth amendment to the first lien credit agreement. The Company incurred debt issuance costs of $0.4 million.

On October 2, 2018, the Company borrowed an additional $40.0 million under a fifth amendment to the first lien credit agreement, with an OID of $0.3 million.

On March 31, 2020, the Company elected to pay a portion of its interest in kind on its second lien credit agreement by capitalizing and adding such interest to the principal amount of the debt. The Company made two paid in kind interest elections in the amounts of $3.1 million and $3.2 million on June 30, 2020 and September 30, 2020, respectively.

The 2016 first and second lien credit arrangements are guaranteed by Wilco Intermediate and its domestic subsidiaries, subject to customary exceptions (collectively, the “Guarantors”) and secured by substantially all of the assets of ATI Holdings Acquisition, Inc. (the “Borrower”) and Guarantors. The 2016 first and second lien borrowings bear interest, at the Borrower’s election, at a base interest rate of the Alternate Base Rate (“ABR”) or LIBOR plus an interest rate spread, as defined in the first and second lien credit agreements. The ABR is the highest of (i) the federal funds rate plus 0.5%, (ii) one-month LIBOR plus 1.0% and (iii) the prime rate. The LIBOR term may be one, two, three or six months (or, to the extent available, twelve months or a shorter period).

The per annum interest rate spread for first lien term loans is (a) 2.50% for ABR loans and (b) 3.50% for LIBOR loans. The interest rate spread for second lien term loans is (a) 8.25% for ABR loans and (b) 9.25% for LIBOR loans, in each case with an increase of 1.25% per annum for any interest period in which the Borrower elects to pay a portion of the required interest in kind. The effective interest rate for the first lien term loan was 4.9% and 5.6% for the years ended December 31, 2020 and 2019, respectively. The effective interest rate for the second lien term loan was 10.9% and 11.6% for the years ended December 31, 2020 and 2019, respectively.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

The agreements contain covenants with which the Borrower must comply. For the first lien credit agreement, the Borrower must maintain, as of the last day of each fiscal quarter when the sum of the outstanding balance of revolving loans, swingline loans and certain letters of credit exceeds 30% of the total revolving credit facility commitment, a ratio of consolidated first lien net debt to consolidated adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), as defined in the agreements, not to exceed 6.25:1.00. Additionally, the agreements are subject to subjective acceleration clauses, effective upon a material adverse change in the Company’s business or financial condition. As of December 31, 2020, the Borrower was in compliance with the financial covenant contained in the first lien agreement.

Revolving credit facility

The first lien agreement includes a revolving credit facility with a maximum borrowing capacity of $70.0 million, including $15.0 million sub-limit for swingline loans and amounts available for letters of credit. The issuance of such letters of credit and the making of swingline loans reduces the amount available under the applicable revolving credit facility. The Company incurred debt issuance costs of $1.6 million associated with entering the agreement.

The Borrower may make draws under the revolving credit facility to make or purchase additional investments and for general working capital purposes until the maturity date of the revolving credit facility. On November 13, 2020, the Company extended the maturity date of its revolving credit facility from May 10, 2021 to May 10, 2023 under a sixth amendment to the first lien credit agreement. The first lien revolving facility matures on May 10, 2023 unless (a) as of February 9, 2023 (the “Springing Maturity Date”), either (i) more than $100.0 million of first lien term loans remain outstanding on the Springing Maturity Date or (ii) the debt incurred to refinance any portion of the first lien term loans in excess of $100.0 million does not satisfy specified parameters, in which case the first lien revolving facility will mature on February 9, 2023, or (b) the Borrower makes certain prohibited restricted payments as defined in the agreement, in which case the first lien revolving facility will mature on the later of (i) the date of such restricted payment and (ii) May 10, 2021. The Company incurred $0.4 million in fees associated with the extension.

The per annum interest rate spread for first lien revolving loans is (a) 3.50% for ABR loans and (b) 4.50% for LIBOR loans, with stepdowns based on the first lien leverage ratio. The applicable interest rate spreads were 3.0% and 3.5% for ABR revolving borrowings, and 4.0% and 4.5% for LIBOR revolving borrowings at December 31, 2020 and 2019, respectively. In addition to the stated interest rate on borrowings under the revolving credit facility, the Company is required to pay a commitment fee of between 0.25% and 0.5% per annum on any unused portion of the revolving credit facility based on the Company’s first lien leverage ratio. The fee was 0.25% at December 31, 2020.

The Company drew amounts totaling $68.8 million under its revolving credit facility in March and April 2020. The Company repaid the borrowed amounts in full in June 2020. As of December 31, 2020 and 2019, no borrowings were outstanding under the revolving credit facility.

The Company had letters of credit totaling $1.2 million under the letter of credit sub-facility on the revolving credit facilities as of December 31, 2020 and 2019, respectively. The letters of credit auto-renew on an annual basis and are pledged to insurance carriers and a landlord as collateral.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

Aggregate maturities of long-term debt are as follows (in thousands):

2021	$8,167
2022	8,167
2023	763,581
2024	231,335

Total future maturities	1,011,250
Original issue discount and debt issuance costs	(11,665)

Total debt	$999,585

8. Employee Benefit Plans

The Company maintains a defined contribution 401(k) retirement plan for its full-time employees. The plan allows all participants to make elective pretax contributions of up to 100% of their compensation, up to a maximum amount as limited by law. The Company makes matching contributions to the plan on behalf of the employee in the amount of 50% of the first 6% of the contributing participant’s elective deferral contribution. Matching contributions to the plan were $4.7 million, $5.5 million and $4.9 million for the years ended December 31, 2020, 2019 and 2018, respectively.

The following table presents the Company’s matching contributions to the plan recorded in clinic operating costs and selling, general and administrative expenses in the consolidated statements of operations and comprehensive income (loss) for the years ended December 31, 2020, 2019 and 2018 (in thousands):

	2020	2019	2018
Clinic operating costs	$4,206	$4,965	$4,408
Selling, general and administrative expenses	520	504	537

Total	$4,726	$5,469	$4,945

9. Stock-Based Compensation

The Company recognizes compensation expense for all share-based compensation awarded to employees, net of forfeitures, using a fair value-based method. The grant-date fair value of each award is amortized to expense over the award’s vesting period. Compensation expense associated with share-based awards is included in selling, general and administrative expenses in the accompanying consolidated statements of operations and comprehensive income (loss).

The Company adopted the Wilco Acquisition, LP 2016 Equity Incentive Plan (the “2016 Plan”) under which it may grant profit interests of Wilco Acquisition, LP (the “Parent Company”), in the form of Incentive Common Units, to members of management, key employees and independent directors of the Parent Company and its subsidiaries. The General Partner of the Parent Company (or a subcommittee thereof appointed to administer the 2016 Plan) is authorized to make grants and to make various other decisions under the 2016 Plan. The maximum number of Incentive Common Units reserved for issuance under the 2016 Plan is 92,917,083. The maximum number of Incentive Common Units awarded to independent directors of the Parent Company shall not exceed 2,581,030.

Service-based vesting

The Parent Company grants Incentive Common Units, subject to service-based vesting, to members of management, key employees and independent directors. Pursuant to the 2016 Plan, total stock-based

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

compensation expense related to service-based awards recognized in the years ended December 31, 2020, 2019 and 2018 was $1.9 million, $1.8 million and $2.9 million, respectively. Stock-based compensation expense is recognized on a straight-line basis over the vesting period, generally five years. Stock-based compensation expense is adjusted for forfeitures as incurred. As of December 31, 2020, the remaining unrecognized compensation expense from unvested service-based incentive units was $4.7 million, which will be recognized over a weighted-average period of 3.52 years.

The following table summarizes the activity of service-based units and respective weighted-average fair market value per unit in relation to the 2016 Plan for the years ended December 31, 2020, 2019 and 2018:

	2020		2019		2018
	Units	FMV	Units	FMV	Units	FMV
Outstanding at beginning of period	48,667,422	$0.34	43,071,537	$0.36	35,651,263	$0.40
Issued	4,170,049	$0.31	17,086,750	$0.27	15,446,621	$0.28
Forfeited	(1,985,215)	$0.31	(11,490,865)	$0.31	(8,003,118)	$0.39
Redeemed	—	—	—	—	(23,229)	$0.39

Outstanding at end of period	50,852,256	$0.32	48,667,422	$0.34	43,071,537	$0.36

Outstanding and vested at beginning of period	24,614,338	$0.38	19,244,975	$0.39	11,115,315	$0.39
Vested	6,749,005	$0.29	5,369,363	$0.36	8,152,889	$0.37
Redeemed	—	—	—	—	(23,229)	$0.39

Outstanding and vested at end of period	31,363,343	$0.36	24,614,338	$0.38	19,244,975	$0.39

Outstanding and unvested at end of period	19,488,913	$0.25	24,053,084	$0.29	23,826,562	$0.34

Performance-based vesting

Members of management, key employees and independent directors are granted Incentive Common Units in the Parent Company, subject to performance-based vesting. For such units, vesting is generally contingent upon a change-in-control, including in the event of an initial public offering (“IPO”), and the achievement of specified investment returns of certain Parent Company unit holders. In the event of an IPO, the performance-based vesting requirements will convert to service-based vesting requirements. Since a change in control or IPO cannot be assessed as probable before it occurs, no compensation expense has been recorded for the performance-based units that have been granted under the 2016 Plan.

The following table summarizes the activity of performance-based units and respective weighted-average fair market value per unit in relation to the 2016 Plan for the years ended December 31, 2020, 2019 and 2018:

	2020		2019		2018
	Units	FMV	Units	FMV	Units	FMV
Outstanding at beginning of period	35,075,204	$0.18	35,532,014	$0.25	34,398,044	$0.30
Issued	4,170,049	$0.19	17,086,750	$0.09	15,446,621	$0.17
Forfeited	(4,180,426)	$0.23	(17,543,560)	$0.23	(14,312,651)	$0.29

Outstanding at end of period	35,064,827	$0.16	35,075,204	$0.18	35,532,014	$0.25

Outstanding and unvested at beginning of period	35,064,827	$0.16	35,075,204	$0.18	35,532,014	$0.25

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

The fair value of each 2016 Plan incentive unit grant was determined using the Monte Carlo analysis. The fair value was derived by determining the equity valuation of the Company, and subsequently allocating the equity value among the securities that comprise the capital structure of the Company using the option-pricing method. The following weighted-average assumptions were used for the respective periods. Term is management’s probability-weighted estimate of the holding period expected for the equity sponsor, based on various scenarios contemplated in the Monte Carlo analysis. Volatility is measured using comparable companies’ publicly traded common stock prices, historical volatility using the log-return of daily stock prices for each comparable company, and, when available, implied volatilities of publicly traded options on the companies’ stock by backsolving the Black-Scholes option pricing model.

	2020	2019	2018
Risk-free interest rate	0.1%	2.3%	2.4%
Term	1 year	2 years	3 years
Volatility	72.5%	30.0%	35.0%
Expected dividend	—%	—%	—%

10. Income Taxes

The Company’s income (loss) before taxes consists of only domestic operations. The details of the Company’s income tax expense (benefit) for the years ended December 31, 2020, 2019 and 2018 are as follows (in thousands):

	2020	2019	2018
Current:
Federal	$—	$—	$1
State	251	14	190

Total current	251	14	191

Deferred:
Federal	3,514	(30,305)	(7,691)
State	(1,700)	(13,728)	(2,466)

Total deferred	1,814	(44,033)	(10,157)

Total income tax expense (benefit)	$2,065	$(44,019)	$(9,966)

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

The effective tax rate was (62.5)%, 113.8% and 17.0% for the years ended December 31, 2020, 2019 and 2018, respectively. The Company’s effective income tax rate varies from the federal statutory rate of 21.0% year to year due to various items, such as state income taxes, valuation allowances and nondeductible items such as interest expense on redeemable preferred stock. The differences between the federal tax rate and the Company’s effective tax rate for the years ended December 31, 2020, 2019 and 2018 are as follows (in thousands):

	2020		2019		2018
Federal income tax benefit at statutory rate	$(694)	21.0%	$(8,121)	21.0%	$(12,330)	21.0%
State income tax expense (benefit), net of federal tax benefit	1,248	(37.8%)	(3,741)	9.7%	(5,212)	8.9%
Change in state tax rate	(2,551)	77.1%	(1,197)	3.1%	(1,663)	2.8%
Prior period adjustments and other	(105)	3.2%	(51)	0.0%	(853)	1.6%
Valuation allowance	(981)	29.7%	(34,943)	90.4%	6,198	(10.6)%
Interest expense on redeemable preferred stock	3,997	(120.9)%	3,257	(8.4)%	2,683	(4.6)%
Other permanent differences, net	1,151	(34.8)%	777	(2.0)%	1,211	(2.1)%

Total income tax expense (benefit)	$2,065	(62.5%)	$(44,019)	113.8%	$(9,966)	17.0%

Income tax expense for the year ended December 31, 2020 includes $0.6 million in deferred income tax benefit related to the correction of a prior period error. We evaluated the impact of this error on our prior period financial statements, assessing both quantitatively and qualitatively, and concluded the error was not material to any of our prior year or the current year financial statements.

Deferred income taxes have been provided on temporary differences, which consist of the following at December 31, 2020 and 2019 (in thousands):

	2020	2019
Deferred income tax assets:
Accrued liabilities	$14,423	$7,085
Provision for bad debt	16,472	20,472
Operating lease liabilities	75,141	—
Acquisition and transaction costs	4,262	4,813
Net operating losses	54,655	52,613
Interest expense	21,903	26,132
Other deferred tax assets	4,205	5,424

Total gross deferred income tax assets	191,061	116,539
Valuation allowance	(22,581)	(23,562)

Total gross deferred income tax assets, net of valuation allowance	168,480	92,977
Deferred income tax liabilities:
Goodwill	36,374	28,942
Trade name/trademark	179,503	181,447
Operating lease right-of-use assets	63,531	—
Depreciation	24,188	14,387
Other deferred tax liabilities	3,431	4,981

Total gross deferred income tax liabilities	307,027	229,757

Net deferred income tax liabilities	$138,547	$136,780

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

Deferred tax assets include federal net operating losses of $153.3 million and $124.8 million at December 31, 2020 and 2019, respectively and state net operating losses of $440.5 million and $458.2 million at December 31, 2020 and 2019, respectively. Deferred tax assets are expected to be used in the reduction of taxable earnings of future tax years. The earliest net operating loss will expire by statute in 2021 for state net operating losses, and in 2035 for federal net operating losses.

In evaluating the Company’s ability to recover deferred income tax assets, all available positive and negative evidence is considered, including operating results, ongoing tax planning and forecasts of future taxable income in each of the jurisdictions in which the Company operates.

For the year ended December 31, 2019, the Company reached the conclusion that it was appropriate to release its valuation allowance related to a significant portion of its federal and state deferred tax assets due to the continued improvements in operating performance and the expectation of current and future taxable income, which is partly attributable to interest limitation addbacks. As a result of the release, the Company’s valuation allowance related to federal net operating loss carryforwards decreased approximately $26.0 million, and the Company’s valuation allowance related to state net operating loss carryforwards and state credits decreased approximately $8.9 million. Consistent with the prior year, for the year ended December 31, 2020, it is more likely than not that the Company’s federal and certain state deferred income tax assets will be realized, and the Company continues to maintain a valuation allowance mainly related to certain state net operating losses.

The Company is routinely audited by the tax authorities in various U.S. states and is currently not subject to examination. The statute remains open for most state jurisdictions for periods beginning in 2016. For federal tax purposes, tax years through 2016 are closed for examination by the Internal Revenue Service. Any interest and penalties related to the tax uncertainties are recorded in income tax expense.

As reflected in the following table, the Company has an uncertain tax position related to the tax treatment of tenant improvement allowances. The Company’s uncertain tax position is not expected to impact the effective tax rate. Due to the Company’s net operating loss position, there were no accrued interest and penalties related to the unrecognized tax benefits in any year. We believe that it is reasonably possible that our gross unrecognized tax benefits will be reduced within the next twelve months by $3.0 million due to anticipated tax filings. Of the gross unrecognized tax benefits, none were recognized as liabilities in the consolidated balance sheets in any year due to tax attribute carryforwards available to offset a potential tax liability.

(in thousands)	2020	2019	2018
Balance at beginning of period	$2,341	$884	$—
Increases for positions taken during the current year	686	1,457	884

Balance at end of period	$3,027	$2,341	$884

11. Leases

The Company leases various facilities and office equipment for its physical therapy operations and administrative support functions under operating leases. The Company’s initial operating lease terms are generally between 7 and 10 years. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The amortization of operating lease ROU assets and the accretion of operating lease liabilities are reported together as fixed lease expense. The fixed lease expense is recognized on a straight-line basis over the life of the lease. Refer to Note 2, “Basis of Presentation and Summary of Significant Accounting Policies” for more information about the Company’s lease accounting policies and ASC 842 adoption.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

Lease costs are included as components of clinic operating costs and selling, general and administrative expenses on the consolidated statements of operations and comprehensive income (loss). Lease costs incurred by lease type for the year ended December 31, 2020 were as follows (in thousands):

2020
Lease cost
Operating lease cost	$67,279
Variable lease cost(1)	18,689

Total lease cost(2)	$85,968

(1)	Includes short term lease costs, which are not material
(2)	Sublease income was not material

During the year ended December 31, 2020, the Company terminated certain lease agreements primarily related to corporate facilities no longer in use. These terminations resulted in net charges of $4.3 million, comprised of $3.9 million in loss on lease terminations and impairment and $0.4 million in other costs associated with the terminations. The charges are recorded in selling, general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income (loss). The Company expects to pay approximately $4.6 million related to these terminations during 2021, which is included in current portion of operating lease liabilities on the Company’s consolidated balance sheets as of December 31, 2020.

During the year ended December 31, 2020, the Company modified the lease terms for a significant number of its real estate leases. Modifications were primarily rent concessions provided by lessors, and exercised options to extend lease terms due to COVID-19. Modifications during the year ended December 31, 2020 resulted in an increase to the Company’s operating lease ROU assets and operating lease liabilities of approximately $29.3 million.

Other supplemental quantitative disclosures as of the year ended December 31, 2020 was as follows:

2020
Other information
Cash paid for amounts included in the measurement of lease liabilities (in thousands):
Operating cash flows from operating leases	$61,993
Right-of-use assets obtained in exchange for new operating lease liabilities (in thousands):	$14,067

Weighted-average remaining lease term:
Operating leases	6.7 years
Weighted-average discount rate:
Operating leases	6.5%

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

Estimated undiscounted future lease payments under non-cancellable operating leases, along with a reconciliation of the undiscounted cash flows to operating lease liabilities, respectively, at December 31, 2020 were as follows (in thousands):

Year
2021	$69,726
2022	62,035
2023	56,389
2024	49,251
2025	40,436
Thereafter	103,101

Total undiscounted future cash flows	$380,938
Less: Imputed Interest	(74,553)

Present value of future cash flows	$306,385

Presentation on Balance Sheet
Current	$52,395
Non-current	$253,990

Prior to the adoption of ASC 842, the amount of rent expense recorded in clinic operating costs and selling, general and administrative expenses for the years ended December 31, 2019 and 2018 was as follows (in thousands):

	2019	2018
Clinic operating costs	$55,508	$52,997
Selling, general and administrative costs	2,830	2,922

Total lease cost	$58,338	$55,919

The related-party lease expense included in these amounts was $6.8 million and $6.9 million for the years ended December 31, 2019 and 2018, respectively. The relationship that gave rise to related party treatment is no longer applicable in 2020.

Prior to the adoption of ASC 842, minimum rental commitments under non-cancelable operating leases in effect at December 31, 2019 were as follows (in thousands):

Lease maturity
2020	$64,368
2021	59,507
2022	52,653
2023	46,615
2024	39,910
2025 and thereafter	115,512

Total minimum lease payments	$378,565

12. Commitments and Contingencies

The Company has contractual commitments that are not required to be recognized in the consolidated financial statements related to cloud computing and telecommunication services agreements. Minimum amounts due under

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

these agreements are approximately $8.7 million through March of 2024 subject to customary business terms and conditions.

From time to time, the Company is a party to legal proceedings, governmental audits and investigations that arise in the ordinary course of business. Management is not aware of any legal proceedings, governmental audits and investigations of which the outcome is probable or reasonably possible to have a material adverse effect on the Company’s results of operations or financial condition, which would require disclosure of the contingency and the possible range of loss.

13. Related-Party Transactions

Related-party rent expenses recorded for the years ended December 31, 2019 and 2018 are discussed in Note 11, “Leases”. The relationship that gave rise to related party treatment is no longer applicable in 2020.

14. Series A Preferred Stock

On May 10, 2016, the Company issued 98,000 shares of Series A Preferred Stock (the “preferred stock”), with a par value of $0.01 per share and original issue price of $1,000 per share, for a total consideration value of $98.0 million. The preferred stock vote together with the holders of common stock as a single class and includes protective provisions as outlined in the operating agreement. The preferred stock is a class of equity that has priority over the common stock with respect to distribution rights, liquidation rights and dividend rights. Upon any liquidation, the holders of preferred stock are entitled to be paid out of the available funds and assets, prior and in preference of any other security in an amount equal to the original issue price plus the amount of any unpaid cumulative, preferred dividends, whether or not declared. There were no costs associated with the issuance of the preferred stock.

The preferred stockholders, from and after issuance, are entitled to cumulative preferred dividends at an annual rate per share equal to 10.25% of the original issue price. The dividend rate of the preferred stock increases by 0.25% at the end of each fiscal quarter beginning after the second anniversary of the issuance of the preferred stock. The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock unless the holders of preferred stock then outstanding shall first receive a cash dividend equal to the sum of the amount of the aggregate cumulative preferred dividend payable.

The Company is required to redeem all outstanding shares of preferred stock within 180 days after the date on which the Company repays, in full, all amounts due under the first lien credit facility and second lien credit facility for a cash payment to the holders. The Company is required to redeem all outstanding shares of preferred stock upon the occurrence of a deemed liquidating event as described by the operating agreement for a cash payment to the holders of the preferred stock.

In the event of an IPO, the preferred stock, to the extent that all or a portion has not been redeemed, converts into fully paid and nonassessable shares of common stock determined by dividing the liquidation amount by the IPO Price. The Company shall at all times when the preferred stock is outstanding, reserve and keep available an adequate number of shares out of the authorized but unissued common stock, for the purpose of effecting the conversion of the preferred stock upon the consummation of an IPO. If the number of authorized but unissued shares of common stock is not sufficient to affect the conversion of all outstanding preferred stock, the Company shall increase the number of authorized but unissued shares of common stock for purposes of effecting conversion.

Based on the requirement of redemption for cash within 180 days in the event of repayment of the first lien credit facility and second lien credit facility, occurrence of a deemed liquidating event, and an IPO conversion share-

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

settlement feature, for which a variable number of shares may be issued for a fixed amount of preferred stock outstanding, the preferred stock is classified as debt (redeemable preferred stock) in the Company’s consolidated balance sheets.

Cumulative dividends related to the preferred stock are accrued as preferred dividends that increase the balance of the redeemable preferred stock on the Company’s consolidated balance sheets and are recognized as interest expense on redeemable preferred stock in the Company’s consolidated statements of operations and comprehensive income (loss). For the years ended December 31, 2020, 2019 and 2018, the Company incurred cumulative preferred dividends related to the preferred stock of $19.0 million, $15.5 million and $12.8 million, respectively. No dividends have been paid related to the preferred stock.

The balance of redeemable preferred stock was $163.3 million and $144.3 million as of December 31, 2020 and 2019, respectively.

15. (Loss) Earnings per Share

Basic (loss) earnings per share is computed by dividing net (loss) income by the weighted average number of common shares outstanding during the period. Preferred shares are treated as participating securities and therefore are included in computing earnings per common share using the two-class method. The two-class method is an earnings allocation formula that calculates basic and diluted net earnings per common share for each class of common stock separately based on dividends declared and participation rights in undistributed earnings as if the earnings for the year had been distributed.

The application of the two-class method for the years ended December 31, 2020 and 2018 would have resulted in net losses being allocated to the participating securities. As the preferred shareholders do not participate in losses, there was no allocation of net loss to participating securities in the period.

There were no potentially dilutive securities in calculating diluted (loss) earnings per share for the years ended December 31, 2020, 2019 and 2018.

The calculation of both basic and diluted (loss) earnings per share for the years ended December 31, 2020, 2019 and 2018 was as follows (in thousands, except per share data):

	December 31,
	2020	2019	2018
Basic and diluted (loss) earnings per share:
Net (loss) income	$(298)	$9,749	$(44,927)
Less: Net income attributable to non-controlling interest	5,073	4,400	3,887
Less: Income allocated to participating securities	—	535	—

(Loss) income available to common shareholders	(5,371)	4,814	(48,814)

Weighted average shares outstanding	939	939	939

Basic and diluted (loss) earnings per share	$(5.72)	$5.13	$(51.99)

16. Subsequent Events

On February 22, 2021, the Company announced that it entered into a definitive merger agreement with Fortress Value Acquisition Corp. II (“FVAC II”), a special purpose acquisition company. Upon closing of the transaction, the combined company is expected to operate as “ATI Physical Therapy, Inc.” and remain listed on the New

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

York Stock Exchange under a new ticker symbol. The transaction is expected to close in the second quarter of 2021, subject to approval by FVAC II’s stockholders and other customary closing conditions.

The Company evaluated events and transactions occurring subsequent to December 31, 2020 through March 12, 2021, the date of issuance of the consolidated financial statements. Based on this evaluation, it was determined that no subsequent events other than the items noted above occurred that require recognition or disclosure in the consolidated financial statements.

Wilco Holdco, Inc.

Consolidated Condensed Balance Sheets

($ in thousands, except share and per share data)

(unaudited)

	March 31,	December 31,
	2021	2020
Assets:
Current assets:
Cash and cash equivalents	$97,677	$142,128
Accounts receivable (net of allowance for doubtful accounts of $65,243 in 2021 and $69,693 in 2020)	94,684	90,707
Other current assets	11,236	6,027

Total current assets	203,597	238,862
Non-current assets:
Property and equipment, net	134,452	137,174
Operating lease right-of-use assets	255,336	258,227
Goodwill	1,330,085	1,330,085
Trade name and other intangible assets, net	644,934	644,339
Other non-current assets	1,784	1,685

Total assets	$2,570,188	$2,610,372

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$12,359	$12,148
Accrued expenses and other liabilities	71,579	70,690
Current portion of operating lease liabilities	48,182	52,395
Current portion of long-term debt	8,167	8,167

Total current liabilities	140,287	143,400

Long-term debt, net	990,370	991,418
Redeemable preferred stock	168,637	163,329
Deferred income tax liabilities	128,032	138,547
Operating lease liabilities	250,165	253,990
Other non-current liabilities	11,908	18,571

Total liabilities	1,689,399	1,709,255
Commitments and contingencies (Note 11)
Stockholders’ Equity:
Common stock, $0.01 par value, 1,500,000 shares authorized, 938,557 shares issued and outstanding	9	9
Additional paid-in capital	955,236	954,732
Accumulated other comprehensive loss	(1,346)	(1,907)
Accumulated deficit	(87,931)	(68,804)

Total Wilco Holdco, Inc. equity	865,968	884,030
Non-controlling interests	14,821	17,087

Total stockholders’ equity	880,789	901,117

Total liabilities and stockholders’ equity	$2,570,188	$2,610,372

The accompanying notes to the consolidated condensed financial statements are an integral part of these statements.

Wilco Holdco, Inc.

Consolidated Condensed Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended
	March 31, 2021	March 31, 2020
Net patient revenue	$132,271	$164,939
Other revenue	16,791	17,799

Net operating revenue	149,062	182,738
Clinic operating costs:
Salaries and related costs	80,654	95,349
Rent, clinic supplies, contract labor and other	43,296	45,429
Provision for doubtful accounts	7,171	6,020

Total clinic operating costs	131,121	146,798
Selling, general and administrative expenses	24,726	23,471

Operating (loss) income	(6,785)	12,469
Other expense, net	153	132
Interest expense, net	16,087	17,858
Interest expense on redeemable preferred stock	5,308	4,377

Loss before taxes	(28,333)	(9,898)
Income tax benefit	(10,515)	(1,792)

Net loss	(17,818)	(8,106)
Net income attributable to non-controlling interest	1,309	1,330

Net loss attributable to Wilco Holdco, Inc.	$(19,127)	$(9,436)

Basic and diluted loss per share	$(20.37)	$(10.05)

Weighted average shares outstanding	939	939

Net loss attributable to Wilco Holdco, Inc.	$(19,127)	$(9,436)
Other comprehensive income:
Unrealized gain on interest rate swap	561	265

Comprehensive loss	$(18,566)	$(9,171)

The accompanying notes to the consolidated condensed financial statements are an integral part of these statements.

Wilco Holdco, Inc.

Consolidated Condensed Statements of Changes in Stockholders’ Equity

($ in thousands)

(unaudited)

				Accumulated
			Additional	Other			Total
	Common Stock		Paid-In	Comprehensive	Accumulated	Non-controlling	Stockholders’
For the Three Months Ended March 31, 2021	Shares	Amount	Capital	Loss	Deficit	Interest	Equity
Balance at January 1, 2021	938,557	$9	$954,732	$(1,907)	$(68,804)	$17,087	$901,117
Stock-based compensation	–	–	504	–	–	–	504
Other comprehensive income (1)	–	–	–	561	–	–	561
Distribution to non-controlling interest holder	–	–	–	–	–	(3,575)	(3,575)
Net income attributable to non-controlling interest	–	–	–	–	–	1,309	1,309
Net loss attributable to Wilco Holdco, Inc.	–	–	–	–	(19,127)	–	(19,127)

Balance at March 31, 2021	938,557	$9	$955,236	$(1,346)	$(87,931)	$14,821	$880,789

				Accumulated
			Additional	Other			Total
	Common Stock		Paid-In	Comprehensive	Accumulated	Non-controlling	Stockholders’
For the Three Months Ended March 31, 2020	Shares	Amount	Capital	Loss	Deficit	Interest	Equity
Balance at January 1, 2020	938,557	$9	$952,796	$(1,325)	$(63,028)	$16,467	$904,919
Stock-based compensation	–	–	494	–	–	–	494
Cumulative impact of ASC 842 adoption	–	–	–	–	(405)	–	(405)
Other comprehensive income (1)	–	–	–	265	–	–	265
Distribution to non-controlling interest holder	–	–	–	–	–	(1,553)	(1,553)
Net income attributable to non-controlling interest	–	–	–	–	–	1,330	1,330
Net loss attributable to Wilco Holdco, Inc.	–	–	–	–	(9,436)	–	(9,436)

Balance at March 31, 2020	938,557	$9	$953,290	$(1,060)	$(72,869)	$16,244	$895,614

(1)	Other comprehensive income relates to unrealized gain on interest rate swap

The accompanying notes to the consolidated condensed financial statements are an integral part of these statements.

Wilco Holdco, Inc.

Consolidated Condensed Statements of Cash Flows

($ in thousands)

(unaudited)

	For the Three Months Ended
	March 31, 2021	March 31, 2020
Operating activities:
Net loss	$(17,818)	$(8,106)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	9,564	9,939
Provision for doubtful accounts	7,171	6,020
Deferred income tax provision	(10,515)	(1,797)
Amortization of ROU assets	11,055	11,398
Amortization of intangible assets	55	46
Stock-based compensation	504	494
Amortization of debt issuance costs and original issue discount	1,045	973
Loss (gain) on disposal and impairment of assets	221	(60)
Changes in:
Accounts receivable, net	(11,148)	1,208
Other current assets	(5,265)	(112)
Other non-current assets	(112)	(339)
Accounts payable	1,060	(1,837)
Accrued expenses and other liabilities	(5,686)	(7,713)
Operating lease liabilities	(15,984)	(12,033)
Other non-current liabilities	473	(586)
Accrued interest on redeemable preferred stock	5,308	4,377

Net cash (used in) provided by operating activities	(30,072)	1,872

Investing activities:
Purchases of property and equipment	(8,376)	(7,033)
Purchases of intangible assets	(650)	–
Proceeds from sale of property and equipment	16	75
Proceeds from sale of clinics	248	–

Net cash used in investing activities	(8,762)	(6,958)

Financing activities:
Principal payments on long-term debt	(2,042)	(2,042)
Proceeds from revolving line of credit	–	19,000
Distribution to non-controlling interest holder	(3,575)	(1,553)

Net cash (used in) provided by financing activities	(5,617)	15,405

Changes in cash and cash equivalents:
Net (decrease) increase in cash and cash equivalents	(44,451)	10,319
Cash and cash equivalents at beginning of period	142,128	38,303

Cash and cash equivalents at end of period	$97,677	$48,622

Supplemental noncash disclosures:
Derivative changes in fair value	$561	$265
Purchases of property and equipment in accounts payable	$2,161	$2,439
Other supplemental disclosures:
Cash paid for interest	$14,990	$16,836
Cash paid for (received from) tax refunds	$1	$(11)

The accompanying notes to the consolidated condensed financial statements are an integral part of these statements.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements

1. Overview of the Company

Wilco Holdco, Inc., together with its subsidiaries (herein referred to as “we”, “the Company”, “ATI Physical Therapy” and “ATI”), is a privately held, nationally recognized healthcare company, specializing in outpatient rehabilitation and adjacent healthcare services. The Company provides outpatient physical therapy services under the name ATI Physical Therapy and, as of March 31, 2021, had 882 clinics (as well as 22 clinics under management service agreements) located in 24 states. The Company offers a variety of services within its clinics, including physical therapy to treat spine, shoulder, knee and neck injuries or pain; work injury rehabilitation services, including work conditioning and work hardening; hand therapy; and other specialized treatment services. The Company is a wholly-owned subsidiary of Wilco Acquisition, LP. The Company’s indirect wholly-owned subsidiaries include, but are not limited to, ATI Holdings Acquisition, Inc. and ATI Holdings, LLC.

On February 22, 2021, the Company announced that it entered into a definitive merger agreement with Fortress Value Acquisition Corp. II (“FAII”), a special purpose acquisition company. Upon closing of the transaction, the combined company is expected to operate as “ATI Physical Therapy, Inc.” and remain listed on the New York Stock Exchange under the ticker symbol “ATIP.” The transaction is expected to close in the second quarter of 2021, subject to approval by FAII’s stockholders and other customary closing conditions.

Impact of COVID-19 and CARES Act

The onset of the coronavirus (COVID-19) pandemic in the United States resulted in changes to our operating environment leading to significantly reduced visit volumes and associated patient service revenues since late March 2020. In response, the Company implemented measures to reduce labor-related costs in relation to the reduced visit volumes through reduced working schedules, voluntary and involuntary furloughs and headcount reductions. In addition, the Company executed plans to reduce discretionary spend, including by reducing bonuses and incentives and delaying certain capital expenditures. The Company, however, took significant measures to ensure employees were cared for, including by maintaining health benefits for furloughed workers and reducing executive compensation to establish an employee relief pool that provides assistance to employees most in need.

As an essential business, the Company implemented various safety measures and maintained its operations in a way that allowed nearly all clinical locations to remain open since the onset of the pandemic. The Company also established a telehealth option, ATI Connect, to provide patients with an online avenue to obtain physical therapy services, which launched amidst state and national lockdowns.

We continue to closely monitor the impact of COVID-19 on all aspects of our business, and our priorities remain protecting the health and safety of employees, maximizing the availability of services to satisfy patient needs and preserving the operational and financial stability of our business. While we expect the disruption caused by COVID-19 to be temporary, we cannot predict the length of such disruption, and if such disruption continues for an extended period, it could have a material impact on the Company’s results of operations, financial condition and cash flows.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law providing reimbursement, grants, waivers and other funds to assist health care providers during the COVID-19 pandemic. The CARES Act stimulus provisions include, but are not limited to, the following:

•

$100.0 billion provided in appropriations for the Public Health and Social Services Emergency Fund, also referred to as the Provider Relief Fund, to be used for preventing, preparing and responding to COVID-19 and for reimbursing “eligible health care providers for health care related expenses or lost revenues that are attributable to COVID-19.” A portion of the fund was allocated for general

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

distribution to Medicare providers, with the remainder allocated for targeted distributions to providers that meet additional criteria. The provider relief funds are subject to certain restrictions and are subject to recoupment if not used for designated purposes. The U.S. Department of Health and Human Services (“HHS”) has indicated that the CARES Act provider relief funds are subject to ongoing reporting and changes to the terms and conditions.

•

Expansion of the Medicare Accelerated and Advance Payment Program (“MAAPP”) funds allowed healthcare providers to apply to receive advanced payments for future Medicare services, with the expectation that the advanced funds would offset reimbursement from Medicare when such future services are provided based on the terms of the program.

•

Tax provisions enacted related to the suspension of certain payment requirements for the employer portion of Social Security taxes, the timing of realization of certain tax attributes, changes to the prior and future limitations on interest deductions, technical corrections from prior tax legislation for tax depreciation of certain qualified improvement property and the creation of certain payroll tax credits associated with the retention of employees.

•

Temporary suspension of the 2% cut to Medicare payments due to sequestration so that, for the period from May 1, 2020 to March 31, 2021, the Medicare program would be exempt from any sequestration order. In April 2021, the President of the United States signed into law H.R. 1868, which extends the sequestration relief through December 2021.

The Company has realized benefits under the CARES Act including, but not limited to, the following:

•

In 2020, the Company received approximately $91.5 million of general distribution payments under the Provider Relief Fund. These payments have been recognized as other income in the consolidated statement of operations and comprehensive income/(loss) throughout 2020 in a manner commensurate with the reporting and eligibility requirements issued by the HHS. Based on the terms and conditions of the program, including recent reporting guidance issued by the HHS in early 2021, the Company believes that it has met the applicable terms and conditions. This includes, but is not limited to, the fact that the Company’s COVID-19 related expenses and lost revenues for the year ended December 31, 2020 exceeded the amount of funds received. To the extent that reporting requirements and terms and conditions are subsequently modified, it may affect the Company’s ability to comply and ability to retain the funds.

•

The Company applied for and attained approval to receive $26.7 million of MAAPP funds during the quarter ended June 30, 2020. Based on current guidance, the MAAPP funds received are required to be applied to future Medicare billings commencing during the quarter ending June 30, 2021. Because the Company has not yet met all required performance obligations or performed the services related to these funds, as of March 31, 2021 and December 31, 2020, $22.1 million and $15.5 million of the funds are recorded in accrued expenses and other liabilities, respectively, and $4.6 million and $11.2 million of the funds are recorded in other non-current liabilities, respectively.

•

The Company elected to defer depositing the employer portion of Social Security taxes for payments due from March 27, 2020 through December 31, 2020, interest-free and penalty-free. Related to these payments, as of March 31, 2021 and December 31, 2020, $5.5 million is included in accrued expenses and other liabilities and $5.5 million is included in other non-current liabilities.

2. Basis of Presentation and Recent Accounting Standards

The accompanying unaudited consolidated condensed financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

Management believes the unaudited consolidated condensed financial statements for the interim periods presented contain all necessary adjustments to present fairly, in all material respects, the Company’s financial position, results of operations and cash flows for the interim periods presented.

Operating results for the three months ended March 31, 2021 are not necessarily indicative of the results the Company expects for the entire year. In addition, the influence of seasonality, changes in payor contracts, strategic transactions, changes in laws and general economic conditions in the markets in which the Company operates and other factors impacting the Company’s operations may result in any period not being comparable to the same period in previous years. Preparation of the consolidated condensed financial statements requires management to make estimates and assumptions that affect the reported amounts during the reporting period. Actual results could differ from those estimates.

The Company reports segment information based on the management approach. The management approach designates the internal reporting used by management for making decisions and assessing performance as the source of the Company’s reportable segments. All of the Company’s operations are conducted within the United States. Our chief operating decision maker (“CODM”) is our Chief Executive Officer, who reviews financial information presented on a consolidated basis for purposes of making decisions, assessing financial performance and allocating resources. We operate our business as one operating segment and therefore we have one reportable segment.

For further information regarding the Company’s accounting policies and other information, the consolidated condensed financial statements should be read in conjunction with our audited consolidated financial statements and notes thereto for the year ended December 31, 2020 included in FAII’s proxy statement filed with the SEC on May 14, 2021.

Recently adopted accounting guidance

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2019-12, Income Taxes – Simplifying the Accounting for Income Taxes (Topic 740), which removes certain exceptions to the general principles in Topic 740 and simplifies the accounting for income taxes. This ASU is effective for the Company on January 1, 2022, with early adoption permitted. The Company early adopted this new accounting standard effective January 1, 2021. The adoption of this ASU did not have a material impact on the Company’s consolidated condensed financial statements.

Recent accounting pronouncements

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. This standard was subsequently amended by ASU No. 2021-01, Reference Rate Reform (Topics 848): Scope. This standard is optional and may be applied by entities after March 12, 2020, but no later than December 31, 2022. The Company has certain debt instruments for which the interest rates are indexed to the London InterBank Offered Rate (“LIBOR”), and as a result, is currently evaluating the effect that implementation

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

of this standard will have on the Company’s consolidated operating results, cash flows, financial condition and related disclosures.

3. Revenue from Contracts with Customers

The following table disaggregates net operating revenue by major service line for the periods indicated below (in thousands):

	Three Months Ended
	March 31, 2021	March 31, 2020
Net patient revenue	$132,271	$164,939
ATI Worksite Solutions (1)	8,493	7,553
Management Service Agreements (1)	3,497	4,603
Other revenue (1)	4,801	5,643

	$149,062	$182,738

(1)

ATI Worksite Solutions, Management Service Agreements and Other revenue are included within other revenue on the face of the consolidated condensed statements of operations and comprehensive income (loss).

The following table disaggregates net patient revenue for each associated payor class as a percentage of total net patient revenue for the periods indicated below:

	Three Months Ended
	March 31, 2021	March 31, 2020
Commercial	55.4%	52.1%
Government	22.6%	23.3%
Workers’ compensation	16.0%	17.0%
Other (1)	6.0%	7.6%

	100.0%	100.0%

(1)	Other is primarily comprised of net patient revenue related to auto personal injury.

4. Goodwill, Trade Name and Other Intangible Assets

Changes in the carrying amount of goodwill consisted of the following (in thousands):

	Three Months Ended	Year Ended
	March 31, 2021	December 31, 2020
Beginning balance	$1,330,085	$1,330,085
Additions – acquisitions	—	—

Ending balance	$1,330,085	$1,330,085

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

The table below summarizes the Company’s carrying amount of trade name and other intangible assets at March 31, 2021 and December 31, 2020 (in thousands):

	March 31, 2021	December 31, 2020
Gross intangible assets:
ATI trade name (1)	$643,700	$643,700
Non-compete agreements	5,328	4,678
Other intangible assets	640	640
Accumulated amortization:
Accumulated amortization – non-compete agreements	(4,481)	(4,437)
Accumulated amortization – other intangible assets	(253)	(242)

Total trade name and other intangible assets, net	$644,934	$644,339

(1)	Not subject to amortization.

Amortization expense for the three months ended March 31, 2021 and 2020 was immaterial. The Company estimates that amortization expense related to intangible assets is expected to be immaterial over the next five fiscal years and thereafter.

5. Property and Equipment

Property and equipment consisted of the following at March 31, 2021 and December 31, 2020 (in thousands):

	March 31, 2021	December 31, 2020
Equipment	$33,376	$32,978
Furniture and fixtures	17,332	17,247
Leasehold improvements	165,242	162,853
Automobiles	19	19
Computer equipment and software	79,003	77,390
Construction-in-progress	11,135	9,594

	306,107	300,081
Accumulated depreciation and amortization	(171,655)	(162,907)

Property and equipment, net	$134,452	$137,174

The following table presents the amount of depreciation expense recorded in rent, clinic supplies, contract labor and other and selling, general and administrative expenses in the Company’s consolidated condensed statements of operations and comprehensive income (loss) for the periods indicated below (in thousands):

	Three Months Ended
	March 31, 2021	March 31, 2020
Rent, clinic supplies, contract labor and other	$6,506	$6,371
Selling, general and administrative expenses	3,058	3,568

Total depreciation expense	$9,564	$9,939

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

6. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following at March 31, 2021 and December 31, 2020 (in thousands):

	March 31, 2021	December 31, 2020
Salaries and related costs	$20,896	$21,387
CARES Act funds (1)	27,605	21,031
Credit balance due to patients and payors	3,945	9,635
Transaction-related amount due to former owners (2)	3,611	3,611
Transaction-related costs (3)	6,574	2,547
Revenue cycle management costs	1,479	2,469
Other payables and accrued expenses	7,469	10,010

Total	$71,579	$70,690

(1)	Includes current portion of MAAPP funds received and deferred employer Social Security tax payments.
(2)	Represents the amount due to former owners related to the Company’s utilization of net operating loss carryforwards generated prior to its acquisition of ATI Holdings Acquisition, Inc.
(3)	Represents costs related to public readiness initiatives and corporate transactions.

7. Borrowings

Long-term debt consisted of the following at March 31, 2021 and December 31, 2020 (in thousands):

	March 31, 2021	December 31, 2020
First lien term loan (1) (due May 10, 2023, with principal payable in quarterly installments)	$777,873	$779,915
Second lien subordinated loan (2) (due in one payment on May 10, 2024)	231,335	231,335
Less: unamortized debt issuance costs	(8,211)	(8,933)
Less: unamortized original issue discount	(2,460)	(2,732)

Total debt	$998,537	$999,585
Less: current portion of long-term debt	(8,167)	(8,167)

Long-term debt, net	$990,370	$991,418

(1)

Interest rate of 4.5% at March 31, 2021 and December 31, 2020, with interest payable in designated installments (dependent upon the base interest rate election) at a variable interest rate. The effective interest rate for the first lien term loan was 4.9% at March 31, 2021 and December 31, 2020.

(2)

Interest rate of 10.3% at March 31, 2021 and December 31, 2020, with interest paid in designated installments (dependent upon the base interest rate election). The effective interest rate for the second lien term loan was 10.9% at March 31, 2021 and December 31, 2020.

The Company’s credit agreements contain covenants with which the Borrower must comply. For the first lien credit agreement, the Borrower must maintain, as of the last day of each fiscal quarter when the sum of the outstanding balance of revolving loans, swingline loans and certain letters of credit exceeds 30% of the total revolving credit facility commitment, a ratio of consolidated first lien net debt to consolidated adjusted earnings

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

before interest, taxes, depreciation and amortization (“EBITDA”), as defined in the agreements, not to exceed 6.25:1.00. Additionally, the agreements are subject to subjective acceleration clauses, effective upon a material adverse change in the Company’s business or financial condition. As of March 31, 2021, the Borrower was in compliance with the financial covenant contained in the first lien agreement.

Revolving credit facility

The first lien agreement includes a revolving credit facility with a maximum borrowing capacity of $70.0 million, including $15.0 million sub-limit for swingline loans and amounts available for letters of credit. The issuance of such letters of credit and the making of swingline loans reduces the amount available under the applicable revolving credit facility. The Company incurred debt issuance costs of $1.6 million associated with entering the agreement.

The Company drew amounts of $19.0 million and $49.8 million under its revolving credit facility in March and April 2020, respectively. The Company repaid the borrowed amounts in full in June 2020. As of March 31, 2021 and December 31, 2020, no borrowings were outstanding under the revolving credit facility.

The Company had letters of credit totaling $1.2 million under the letter of credit sub-facility on the revolving credit facilities as of March 31, 2021 and December 31, 2020, respectively. The letters of credit auto-renew on an annual basis and are pledged to insurance carriers as collateral.

Aggregate maturities of long-term debt at March 31, 2021 are as follows (in thousands):

2021	$6,125
2022	8,167
2023	763,581
2024	231,335

Total future maturities	1,009,208
Original issue discount and debt issuance costs	(10,671)

Total debt	$998,537

8. Stock-Based Compensation

The Company recognizes compensation expense for all share-based compensation awarded to employees, net of forfeitures, using a fair value-based method. The grant-date fair value of each award is amortized to expense over the award’s vesting period. Compensation expense associated with share-based awards is included in selling, general and administrative expenses in the accompanying consolidated condensed statements of operations and comprehensive income (loss).

The Company adopted the Wilco Acquisition, LP 2016 Equity Incentive Plan (the “2016 Plan”) under which it may grant profit interests of Wilco Acquisition, LP (the “Parent Company”), in the form of Incentive Common Units, to members of management, key employees and independent directors of the Parent Company and its subsidiaries. The General Partner of the Parent Company (or a subcommittee thereof appointed to administer the 2016 Plan) is authorized to make grants and to make various other decisions under the 2016 Plan. The maximum number of Incentive Common Units reserved for issuance under the 2016 Plan is 92,917,083. The maximum number of Incentive Common Units awarded to independent directors of the Parent Company shall not exceed 2,581,030.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

Service-based vesting

The Parent Company grants Incentive Common Units, subject to service-based vesting, to members of management, key employees and independent directors. Pursuant to the 2016 Plan, total stock-based compensation expense related to service-based awards recognized in the three months ended March 31, 2021 and 2020 was $0.5 million and $0.5 million, respectively. Stock-based compensation expense is recognized on a straight-line basis over the vesting period, generally five years. Stock-based compensation expense is adjusted for forfeitures as incurred. As of March 31, 2021, the remaining unrecognized compensation expense from unvested service-based incentive units was $4.3 million, which will be recognized over a weighted-average period of 3.47 years. There were no service-based units granted during the first three months of 2021.

Performance-based vesting

Members of management, key employees and independent directors are granted Incentive Common Units in the Parent Company, subject to performance-based vesting. For such units, vesting is generally contingent upon a change-in-control, including in the event of an initial public offering (“IPO”), and the achievement of specified investment returns of certain Parent Company unit holders. In the event of an IPO, the performance-based vesting requirements will convert to service-based vesting requirements. Since a change in control or IPO cannot be assessed as probable before it occurs, no compensation expense has been recorded for the performance-based units that have been granted under the 2016 Plan. There were no performance-based units granted during the first three months of 2021.

9. Income Taxes

The effective tax rate and income tax benefit for the three months ended March 31, 2021 were 37.1% and $10.5 million, compared to 18.1% and $1.8 million for the three months ended March 31, 2020.

The effective tax rate for the three months ended March 31, 2021 was estimated based on full-year 2021 forecasted income. The effective tax rate was different than the statutory rate primarily due to nondeductible transaction costs and interest expense on redeemable preferred stock. The estimated effective tax rate applicable to year-to-date losses resulted in a tax benefit of $10.5 million for the quarter.

The effective tax rate for the three months ended March 30, 2020 was estimated based on full-year 2020 forecasted losses. The effective tax rate was different than the statutory rate primarily due to unfavorable nondeductible interest expense on redeemable preferred stock. The estimated effective tax rate applicable to year-to-date losses resulted in a tax benefit of $1.8 million for the quarter.

10. Leases

The Company leases various facilities and office equipment for its physical therapy operations and administrative support functions under operating leases. The Company’s initial operating lease terms are generally between 7 and 10 years. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The amortization of operating lease ROU assets and the accretion of operating lease liabilities are reported together as fixed lease expense. The fixed lease expense is recognized on a straight-line basis over the life of the lease.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

Lease costs are included as components of clinic operating costs and selling, general and administrative expenses on the consolidated condensed statements of operations and comprehensive income (loss). Lease costs incurred by lease type were as follows for the periods indicated below (in thousands):

	Three Months Ended March 31,
	2021	2020
Lease cost
Operating lease cost	$15,823	$16,042
Variable lease cost (1)	4,936	4,471

Total lease cost (2)	$20,759	$20,513

(1)	Includes short term lease costs, which are not material
(2)	Sublease income was not material

Other supplemental quantitative disclosures were as follows for the periods indicated below (in thousands):

	Three Months Ended March 31,
	2021	2020
Other information
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$16,166	$16,637
Right-of-use assets obtained in exchange for new operating lease liabilities:	$5,399	$5,601

Average lease terms and discount rates as of March 31, 2021 and December 31, 2020 were as follows:

	March 31, 2021	December 31, 2020
Weighted-average remaining lease term:
Operating leases	6.6 years	6.7 years
Weighted-average discount rate:
Operating leases	6.5%	6.5%

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

Estimated undiscounted future lease payments under non-cancellable operating leases, along with a reconciliation of the undiscounted cash flows to operating lease liabilities, respectively, at March 31, 2021 were as follows (in thousands):

Year
2021 (excluding the three months ended March 31, 2021)	$48,896
2022	63,790
2023	57,698
2024	50,593
2025	41,898
Thereafter	108,110

Total undiscounted future cash flows	$370,985
Less: Imputed Interest	(72,638)

Present value of future cash flows	$298,347

Presentation on Balance Sheet
Current	$48,182
Non-current	$250,165

11. Commitments and Contingencies

From time to time, the Company is a party to legal proceedings, governmental audits and investigations that arise in the ordinary course of business. Management is not aware of any legal proceedings, governmental audits and investigations of which the outcome is probable or reasonably possible to have a material adverse effect on the Company’s results of operations or financial condition, which would require disclosure of the contingency and the possible range of loss.

12. Series A Preferred Stock

On May 10, 2016, the Company issued 98,000 shares of Series A Preferred Stock (the “preferred stock”), with a par value of $0.01 per share and original issue price of $1,000 per share, for a total consideration value of $98.0 million. The preferred stock vote together with the holders of common stock as a single class and includes protective provisions as outlined in the operating agreement. The preferred stock is a class of equity that has priority over the common stock with respect to distribution rights, liquidation rights and dividend rights. Upon any liquidation, the holders of preferred stock are entitled to be paid out of the available funds and assets, prior to and in preference of any other equity security in an amount equal to the original issue price plus the amount of any unpaid cumulative, preferred dividends, whether or not declared. There were no costs associated with the issuance of the preferred stock.

The preferred stockholders, from and after issuance, are entitled to cumulative preferred dividends at an annual rate per share equal to 10.25% of the original issue price. The dividend rate of the preferred stock increases by 0.25% at the end of each fiscal quarter beginning after the second anniversary of the issuance of the preferred stock. The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock unless the holders of preferred stock then outstanding shall first receive a cash dividend equal to the sum of the amount of the aggregate cumulative preferred dividend payable.

The Company is required to redeem all outstanding shares of preferred stock within 180 days after the date on which the Company repays, in full, all amounts due under the first lien credit facility and second lien credit facility for a cash payment to the holders. The Company is required to redeem all outstanding shares of preferred

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

stock upon the occurrence of a deemed liquidating event as described by the operating agreement for a cash payment to the holders of the preferred stock.

In the event of an IPO, the preferred stock, to the extent that all or a portion has not been redeemed, converts into fully paid and nonassessable shares of common stock determined by dividing the liquidation amount by the IPO Price. The Company shall at all times when the preferred stock is outstanding, reserve and keep available an adequate number of shares out of the authorized but unissued common stock, for the purpose of effecting the conversion of the preferred stock upon the consummation of an IPO. If the number of authorized but unissued shares of common stock is not sufficient to affect the conversion of all outstanding preferred stock, the Company shall increase the number of authorized but unissued shares of common stock for purposes of effecting conversion.

Based on the requirement of redemption for cash within 180 days in the event of repayment of the first lien credit facility and second lien credit facility, occurrence of a deemed liquidating event, and an IPO conversion share-settlement feature, for which a variable number of shares may be issued for a fixed amount of preferred stock outstanding, the preferred stock is classified as debt (redeemable preferred stock) in the Company’s consolidated condensed balance sheets.

Cumulative dividends related to the preferred stock are accrued as preferred dividends that increase the balance of the redeemable preferred stock on the Company’s consolidated condensed balance sheets and are recognized as interest expense on redeemable preferred stock in the Company’s consolidated condensed statements of operations and comprehensive income (loss). For the three months ended March 31, 2021 and 2020, the Company incurred cumulative preferred dividends related to the preferred stock of $5.3 million and $4.4 million, respectively. No dividends have been paid related to the preferred stock.

The balance of redeemable preferred stock was $168.6 million and $163.3 million as of March 31, 2021 and December 31, 2020, respectively. Refer to terms contained in FAII’s proxy statement filed with the SEC on May 14, 2021 for further information related to the negotiated settlement of the Company’s preferred stock in the contemplated Merger.

13. Loss per Share

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Preferred shares are treated as participating securities and therefore are included in computing earnings per common share using the two-class method. The two-class method is an earnings allocation formula that calculates basic and diluted net earnings per common share for each class of common stock separately based on dividends declared and participation rights in undistributed earnings as if the earnings for the year had been distributed.

The application of the two-class method for the three months ended March 31, 2021 and 2020 would have resulted in net losses being allocated to the participating securities. As the preferred shareholders do not participate in losses, there was no allocation of net loss to participating securities in the period.

There were no potentially dilutive securities for the three months ended March 31, 2021 and 2020.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

The calculation of both basic and diluted loss per share for the periods indicated below was as follows (in thousands, except per share data):

	Three Months Ended
	March 31, 2021	March 31, 2020
Basic and diluted loss per share:
Net loss	$(17,818)	$(8,106)
Less: Net income attributable to non-controlling interest	1,309	1,330

Loss available to common shareholders	(19,127)	(9,436)

Weighted average shares outstanding	939	939

Basic and diluted loss per share	$(20.37)	$(10.05)

14. Subsequent Events

The Company evaluated events and transactions occurring subsequent to March 31, 2021 through May 6, 2021, the date of issuance of the consolidated condensed financial statements. Based on this evaluation, it was determined that no subsequent events other than the items noted above occurred that require recognition or disclosure in the consolidated condensed financial statements.

WILCO HOLDCO, INC.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

$ in thousands	Balance at Beginning of Year	Additions	Deductions / Adjustments	Balance at End of Year
Year ended December 31, 2020
Allowance for doubtful accounts(1)	80,350	16,231	(26,888)	69,693
Valuation allowance for deferred tax assets(2)	23,562	—	(981)	22,581

Year ended December 31, 2019
Allowance for doubtful accounts(1)	77,115	22,191	(18,956)	80,350
Valuation allowance for deferred tax assets(3)	58,505	—	(34,943)	23,562

Year ended December 31, 2018
Allowance for doubtful accounts(1)	69,350	37,368	(29,603)	77,115
Valuation allowance for deferred tax assets(4)	52,310	6,195	—	58,505

(1)

The additions to the allowance for doubtful accounts represent the provision for doubtful accounts that is recorded based upon the Company’s evaluation of the collectability of accounts receivable. Deductions/Adjustments are primarily related to actual write-offs of receivables and other adjustments.

(2)	The decrease in the valuation allowance for deferred tax assets is primarily related to removal of valuation allowance on net loss carryforwards due to current period taxable income.
(3)

The decrease in the valuation allowance for deferred tax assets is primarily related the removal of both U.S. federal and state valuation allowances on net operation loss carry forwards due to continued improvements in operating performance and the expectation of future taxable income.

(4)	The increase in the valuation allowance for deferred tax assets is primarily related to an increase in operating losses in the current period.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Fortress Value Acquisition Corp. II

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Fortress Value Acquisition Corp. II (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from June 10, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from June 10, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 3 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

May 5, 2021

FORTRESS VALUE ACQUISITION CORP. II

BALANCE SHEET

December 31, 2020

(As Restated)

Assets:
Current assets:
Cash	$1,313,454
Prepaid expenses	345,938

Total current assets	1,659,392
Investments held in Trust Account	345,018,957

Total Assets	$346,678,349

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$1,573,061
Franchise tax payable	112,022

Total current liabilities	1,685,083
Deferred underwriting commissions payable	12,075,000
Warrant liabilities	33,634,340

Total Liabilities	47,394,423

Commitments and Contingencies
Class A common stock, $0.0001 par value; 29,428,392 shares subject to possible redemption	294,283,920

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized none issued and outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 5,071,608 shares issued and outstanding (excluding 29,428,392 shares subject to possible redemption)	507
Class F common stock, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding	863
Additional paid-in capital	18,610,675
Accumulated deficit	(13,612,039)

Total Stockholders’ Equity	5,000,006

Total Liabilities and Stockholders’ Equity	$346,678,349

The accompanying notes are an integral part of these financial statements.

FORTRESS VALUE ACQUISITION CORP. II

STATEMENT OF OPERATIONS

(As Restated)

For the period from June 10, 2020 (inception) through December 31, 2020
General and administrative expenses	$1,495,574
Franchise tax expense	112,022

Loss from operations	(1,607,596)
Interest income	18,957
Increase in fair value of warrant liabilities	(7,031,641)
Loss on excess of fair value over cash received for Private Placement Warrants	(4,216,725)
Offering costs related to warrant liabilities	(775,034)

Net loss	(13,612,039)

Weighted average shares outstanding, Class A common stock	34,500,000

Basic and diluted net loss per share, Class A common stock	$(0.00)

Weighted average shares outstanding, Class F common stock	8,625,000

Basic and diluted net loss per share, Class F common stock	$(1.58)

The accompanying notes are an integral part of these financial statements.

FORTRESS VALUE ACQUISITION CORP. II

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the period from June 10, 2020 (inception) through December 31, 2020

(As Restated)

	Common stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class F
	Shares	Amount	Shares	Amount
Balance —June 10, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class F common stock to the Sponsor	—	—	8,625,000	863	24,137	—	25,000
Sale of Units in Initial Public Offering, net of offering costs related to Class A common stock and initial fair value of Public Warrants	34,500,000	3,450	—	—	312,867,515	—	312,870,965
Class A common stock subject to possible redemption	(29,428,392)	(2,943)	—	—	(294,280,977)	—	(294,283,920)
Net loss	—	—	—	—	—	(13,612,039)	(13,612,039)

Balance—December 31, 2020	5,071,608	$507	8,625,000	$863	$18,610,675	$(13,612,039)	$5,000,006

The accompanying notes are an integral part of these financial statements.

FORTRESS VALUE ACQUISITION CORP. II

STATEMENT OF CASH FLOWS

For the period from June 10, 2020 (inception) through December 31, 2020

(As Restated)

Cash Flows from Operating Activities:
Net loss	$(13,612,039)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income from investments held in Trust Account	(18,957)
Increase in fair value of warrant liabilities	7,031,641
Loss on excess of fair value over cash received for Private Placement Warrants	4,216,725
Offering costs related to warrant liabilities	775,034
Changes in operating assets and liabilities:
Prepaid expenses	(345,938)
Accounts payable and accrued expenses	1,284,393
Franchise tax payable	112,022

Net cash used in operating activities	(557,119)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(345,000,000)

Net cash used in investing activities	(345,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class F common stock to the Sponsor	25,000
Proceeds received under loan from the Sponsor	97,250
Repayment of loan from the Sponsor	(97,250)
Proceeds received from Initial Public Offering of Units, net of underwriting commissions	338,100,000
Payment of offering costs	(154,427)
Proceeds received from the issuance of Private Placement Warrants	8,900,000

Net cash provided by financing activities	346,870,573

Net change in cash	1,313,454
Cash—beginning of the period	—

Cash—end of the period	$1,313,454

Supplemental disclosure of non-cash financing activities:
Offering costs included in accounts payable and accrued expenses	$288,668

Deferred underwriting commissions payable in connection with the initial public offering	$12,075,000

Initial fair value of warrant liabilities	$26,602,699

Value of Class A common stock subject to possible redemption	$294,283,920

The accompanying notes are an integral part of these financial statements.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

1. Description of Organization and Business Operations

Fortress Value Acquisition Corp. II (the “Company”) is a blank check company incorporated in Delaware on June 10, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to capitalize on the ability of its management team to identify, acquire and operate a business that may provide opportunities for attractive risk-adjusted returns.

All activity from June 10, 2020 (inception) through December 31, 2020 relates to the Company’s formation, completion of the initial public offering (“Initial Public Offering”), and since the closing of the Initial Public Offering, the search for a Business Combination candidate. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on August 11, 2020. On August 14, 2020, the Company consummated its Initial Public Offering of 34,500,000 units (“Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), which included the issuance of 4,500,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $345.0 million and incurring offering costs of approximately $19.4 million, inclusive of approximately $12.1 million in deferred underwriting commissions (Note 6).

Substantially concurrently with the closing of the Initial Public Offering, the Company consummated a private placement (“Private Placement”) of 5,933,333 warrants (the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant, with the Company’s Sponsor, Fortress Acquisition Sponsor II LLC (the “Sponsor”), generating gross proceeds of $8.9 million (Note 5). The Private Placement Warrants had an estimated fair value of $13,116,725 as of the closing of the Initial Public Offering, resulting in a $4,216,725 non-cash loss to the Company equal to the excess of fair value over the cash received for the Private Placement Warrants.

Upon the closing of the Initial Public Offering and Private Placement, $345.0 million ($10.00 per Unit) of the aggregate net cash proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a U.S.-based Trust Account (“Trust Account”) at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The cash proceeds held in the Trust Account were subsequently invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account as described below.

As of December 31, 2020, the Company had approximately $1.3 million in cash held outside of the Trust Account. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if any, and excluding the amount of any deferred underwriting discount held in trust) at

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

the time of the Company signing a definitive agreement in connection with its initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

On February 21, 2021, the Company and Wilco Holdco, Inc., a Delaware corporation (“ATI”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), to effect a Business Combination between FVAC Merger Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and ATI. The Merger Agreement and the transactions contemplated thereby will constitute a “Business Combination” as contemplated by the Company’s Amended and Restated Certificate of Incorporation. The Merger Agreement and the Business Combination were unanimously approved by the board of directors of the Company on February 21, 2021. For further information, refer to Item 9B of this Form 10-K/A and to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2021.

The Company will provide its stockholders of Public Shares (“Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirement, or the Company decides to obtain stockholder approval for business or other reasons, it will: (i) conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and (ii) file proxy materials with the Securities and Exchange Commission (“SEC”). The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount in the Trust Account (approximately $10.00 per share as of December 31, 2020) , plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay for the Company’s tax obligations, calculated as of two business days prior to the consummation of the Business Combination. The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). The Company’s amended and restated certificate of incorporation provides that in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the initial business combination and after payment of the deferred underwriting commissions. In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

Notwithstanding the foregoing, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Class A common stock in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months (August 2022) from the closing of the Initial Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholder and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law.

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses).

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commissions (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account (or less than that in certain circumstances). In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

indemnify the Trust Account due to claims of creditors by endeavoring to have all third parties, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On September 29, 2020, the Company announced that, commencing October 2, 2020, the holders of the Company’s units may elect to separately trade the Class A common stock and Public Warrants comprising the units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “FAII.U,” and each of the shares of Class A common stock and Public Warrants that are separated will trade on the New York Stock Exchange under the symbols “FAII” and “FAII WS,” respectively.

Liquidity

As of December 31, 2020, the Company had approximately $1.3 million in its operating bank account, $18,957 of interest income available in the Trust Account to pay for taxes and working capital deficit of approximately $26,000. In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”) (see Note 5). In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” as of December 31, 2020 the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the Sponsor, and the Sponsor has the financial wherewithal to fund the Company, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Business Combination and a minimum one year from the date of issuance of these financial statements. Over this time period, the Company will be using these funds for paying existing accounts payable, and transaction expenses related to the Company’s proposed Business Combination.

An outbreak of respiratory disease which caused a global pandemic continues to impact global markets. This coronavirus has resulted in enhanced health screenings, healthcare service preparation and delivery, quarantines, cancellations, disruptions to markets, supply chains and customer activity, as well as general concern and uncertainty. The impact of this coronavirus continues to evolve and is affecting the economies of many nations, individual companies and markets in general and may continue to last for an extended period of time.

Management will continue to evaluate the impact of the COVID-19 pandemic and while the virus could have an adverse effect on the future financial results, cash flows and/or planned merger with ATI, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of previously issued financial statements

The Company has restated its previously audited financial statements as of December 31, 2020, for the period from June 10, 2020 (inception) through December 31, 2020, as well as the unaudited condensed financial statements for the three month period ended September 30, 2020 and for the period from June 10, 2020 (inception) through September 30, 2020 and the previously audited balance sheet as of August 14, 2020, to correct misstatements in those prior periods related to misstatements identified in improperly applying accounting guidance on certain warrants, recognizing them as components of equity instead of a derivative warrant liability, under the guidance of Accounting Standards Codification (“ASC”) 815-40, “Derivatives and Hedging - Contracts on an Entity’s Own Equity” (“ASC 815-40”).

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

See Note 3, Restatement of Previously Issued Financial Statements for additional information regarding the errors identified and the restatement adjustments made to the financial statements.

2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed as of December 31, 2020, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2020.

Investments held in trust account

As of December 31, 2020, the Company had approximately $345.0 million in investments held in the Trust Account.

Offering costs

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that are directly related to the Initial Public Offering of Units and totaled approximately $19.4 million, inclusive of approximately $12.1 million in deferred underwriting commissions. Approximately $18.6 million of the offering costs were related to the issuance of Class A common stock and charged to stockholders’ equity and approximately $0.8 million of the offering costs were related to the warrant liabilities and charged to the statement of operations.

Income taxes

The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the United States of America is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Class A common stock subject to possible redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2020, 29,428,392 shares of Class A common stock subject to possible redemption at the redemption amount are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

Net loss per share

The Company’s statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share.

Net income (loss) per common stock, basic and diluted for Class A common stock for the period from June 10, 2020 (inception) through December 31, 2020 were calculated by (i) dividing the interest income earned on the Trust Account of $18,957 less funds available to be withdrawn from the Trust Account for taxes of $18,957 which resulted in net income of none, respectively, by (ii) the weighted average number of Class A common stock outstanding for the period.

Net income (loss) per common stock, basic and diluted for Class F common stock for the period from June 10, 2020 (inception) through December 31, 2020 were calculated by dividing (i) the net income (loss) less net income attributable to Class A common stock by (ii) the weighted average number of Class F common stock outstanding for the respective period.

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net loss per share of common stock is computed by dividing net loss applicable to common stockholders by the weighted average number of common stock outstanding for the period. The Company has not considered the effect of the Public Warrants sold in the Initial Public Offering (including the consummation of the over-allotment) and Private Placement to purchase an aggregate of 12,833,333 shares of Class A common stock in the calculation of diluted loss per share, since their inclusion would be anti-dilutive under the treasury stock method as of December 31, 2020.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which at times may exceed the Federal depository insurance coverage of $250,000. As of December 31, 2020, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Warrant liabilities

The Company accounts for its outstanding Public Warrants and Private Placement Warrants (collectively, the “Warrants”) in accordance with the guidance contained in Accounting Standards Codification 815-40, “Derivatives and Hedging - Contracts on an Entity’s Own Equity” (“ASC 815-40”) and determined that the Warrants do not meet the criteria for equity treatment thereunder. As such, each Warrant must be recorded as a liability and is subject to re-measurement at each balance sheet date and any change in fair value is recognized in the Company’s statements of operations.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. Restatement of Previously Issued Financial Statements

The Company is restating its previously issued financial statements related to the accounting of its Public Warrants and its Private Placement Warrants. The errors that caused the Company to conclude that its financial statements should be restated are the result of a misapplication of the guidance on accounting for certain of its issued Warrants, which came to light when the staff of the SEC issued a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) dated April 12, 2021 (the “SEC Statement”). The SEC Statement addresses certain accounting and reporting considerations related to warrants of a kind similar to those issued by the Company at the time of its initial public offering in August 2020. Based on ASC 815-40 warrant instruments that have certain settlement terms and provisions related to certain tender offers or which do not meet the criteria to be considered indexed to an entity’s own stock shall be initially classified as liabilities at their estimated fair values. Management has concluded that its Warrants do not meet the criteria for equity treatment under the guidance contained in ASC 815-40 and therefore must record the warrants as a liability at their fair value. The warrant liabilities are subject to re-measurement at each balance sheet date, with the change in fair value recognized in the statement of operations.

After consultation with the Company’s independent registered public accounting firm, the Company’s management and the audit committee of the Company’s Board of Directors concluded that it is appropriate to restate the Company’s previously issued audited financial statements as of December 31, 2020 and for the period from June 10, 2020 (inception) through December 31, 2020, as previously reported in its Form 10-K and its unaudited quarterly financial statements as of September 30, 2020 and for the three months ended September 30, 2020 and for the period from June 10, 2020 (inception) through September 30, 2020. The restated classification and reported values of the Warrants are included in the financial statements herein.

Summarized financial information depicting the impact of the restatement to amounts previously presented in the December 31, 2020 Annual Report on Form 10-K and September 30, 2020 Quarterly Report on Form 10-Q is presented below:

Impact of the Restatement - December 31, 2020

The following presents a reconciliation of the balance sheet, statements of operations and cash flows from the prior periods as previously reported to the restated amounts as of December 31, 2020 and for the period from

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

June 10, 2020 (inception) through December 31, 2020. The statements of stockholders’ equity for the period from June 10, 2020 (inception) through December 31, 2020 have been restated respectively, for the restatement impact to net income (loss) and common stock subject to possible redemption. See the statement of operations and cash flows reconciliation tables below for additional information on the restatement and impact to net income (loss) and cash flows.

	As of December 31, 2020
Balance Sheet Data:	As Previously Reported	Adjustments	As Restated
Warrant liabilities	$—	$33,634,340	$33,634,340
Total Liabilities	$13,760,083	$33,634,340	$47,394,423
Class A Common Stock, $0.0001 par value; (as previously reported: 32,791,826 shares subject to possible redemption) As Restated: 29,428,392 shares subject to possible redemption	$327,918,260	$(33,634,340)	$294,283,920
Class A Common stock, $0.0001 par value; 200,000,000 shares authorized; (as previously reported: 1,708,174 shares issued and outstanding) As Restated: 5,071,608 shares issued and outstanding	$171	$336	$507
Additional paid-in capital	$6,587,611	$12,023,064	$18,610,675
Accumulated deficit	$(1,588,639)	$(12,023,400)	$(13,612,039)

	For the period from June 10, 2020 (inception) through December 31, 2020
Statement of Operations Data:	As Previously Reported	Adjustments	As Restated
Increase in fair value of warrant liabilities	$—	$(7,031,641)	$(7,031,641)
Loss on excess of fair value over cash received for Private Placement Warrants	$—	$(4,216,725)	$(4,216,725)
Offering costs related to warrant liabilities	$—	$(775,034)	$(775,034)
Net loss	$(1,588,639)	$(12,023,400)	$(13,612,039)
Basic and diluted net loss per share, Class F common stock	$(0.18)	$(1.40)	$(1.58)

	For the period from June 10, 2020 (inception) through December 31, 2020
Statement of Cash Flows Data:	As Previously Reported	Adjustments	As Restated
Net loss	$(1,588,639)	$(12,023,400)	$(13,612,039)
Increase in fair value of warrant liabilities	$—	$7,031,641	$7,031,641
Loss on excess of fair value over cash received for Private Placement Warrants	$—	$4,216,725	$4,216,725
Offering costs related to warrant liabilities	$—	$775,034	$775,034
Supplemental disclosure of non-cash financing activities: Value of Class A common stock subject to possible redemption	$327,918,260	$(33,634,340)	$294,283,920
Initial fair value of warrant liabilities	$—	$26,602,699	$26,602,699

Impact of the Restatement—Quarterly Interim Periods (Unaudited)

The following presents a reconciliation of the balance sheet, statements of operations and cash flows from the prior periods as previously reported to the restated amounts as of September 30, 2020, for the three months

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

ended September 30, 2020 and for the period from June 10, 2020 (inception) through September 30, 2020. See the statement of operations and cash flows reconciliation tables below for additional information on the restatement and impact to net income (loss) and cash flows.

	As of September 30, 2020
Balance Sheet Data (unaudited):	As Previously Reported	Adjustments	As Restated
Warrant liabilities	$—	$29,183,785	$29,183,785
Total Liabilities	$13,688,767	$29,183,785	$42,872,552
Class A Common Stock, $0.0001 par value; (as previously reported: 32,826,794 shares subject to possible redemption) as restated: 29,908,416 shares subject to possible redemption	$328,267,940	$(29,183,780)	$299,084,160
Class A Common stock, $0.0001 par value; 200,000,000 shares authorized; (as previously reported: 1,673,206 shares issued and outstanding) As Restated: 4,591,584 shares issued and outstanding	$167	$292	$459
Additional paid-in capital	$6,237,935	$7,572,548	$13,810,483
Accumulated deficit	$(1,238,957)	$(7,572,845)	$(8,811,802)

	For the three months ended September 30, 2020
Statement of Operations Data (Unaudited):	As Previously Reported	Adjustments	As Restated
Increase in fair value of warrant liabilities	$—	$(2,581,086)	$(2,581,086)
Loss on excess of fair value over cash received for Private Placement Warrants	$—	$(4,216,725)	$(4,216,725)
Offering costs related to warrant liabilities	$—	$(775,034)	$(775,034)
Net loss	$(1,223,337)	$(7,572,845)	$(8,796,182)
Basic and diluted net loss per share, Class F common stock	$(0.14)	$(0.88)	$(1.02)

	For the period from June 10, 2020 (inception) through September 30, 2020
Statement of Operations Data (Unaudited):	As Previously Reported	Adjustments	As Restated
Increase in fair value of warrant liabilities	$—	$(2,581,086)	$(2,581,086)
Loss on excess of fair value over cash received for Private Placement Warrants	$—	$(4,216,725)	$(4,216,725)
Offering costs related to warrant liabilities	$—	$(775,034)	$(775,034)
Net loss	$(1,238,957)	$(7,572,845)	$(8,811,802)
Basic and diluted net loss per share, Class F common stock	$(0.14)	$(0.88)	$(1.02)

	For the period from June 10, 2020 (inception) through September 30, 2020
Statement of Cash Flows Data (Unaudited):	As Previously Reported	Adjustments	As Restated
Net loss	$(1,238,957)	$(7,572,845)	$(8,811,802)
Increase in fair value of warrant liabilities	$—	$2,581,086	$2,581,086
Loss on excess of fair value over cash received for Private Placement Warrants	$—	$4,216,725	$4,216,725
Offering costs related to warrant liabilities	$—	$775,034	$775,034
Supplemental disclosure of non-cash financing activities: Value of Class A common stock subject to possible redemption	$328,267,940	$(29,183,780)	$299,084,160

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

In addition, the Company also restated certain line items related to the August 14, 2020 Form 8-K filed with the SEC on August 20, 2020. The following balance sheet items as of August 14, 2020 were impacted: an increase of $26.6 million in Warrant liabilities, a decrease of $26.6 million in the amount of Class A common stock subject to possible redemption, an increase of $5.0 million in Additional paid-in capital and an increase in accumulated deficit of $5.0 million.

4. Initial Public Offering

On August 14, 2020, the Company sold 34,500,000 Units, including the issuance of 4,500,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-fifth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

5. Related Party Transactions

Founder shares

In June 2020, the Company issued an aggregate of 8,625,000 shares of Class F common stock to the Sponsor (the “Founder Shares”) in exchange for an aggregate capital contribution of $25,000. The Sponsor had agreed to forfeit an aggregate of up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On August 14, 2020, the underwriters exercised their over-allotment option in full. As a result, the 1,125,000 Founder Shares were no longer subject to forfeiture. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment (see Note 8).

The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earliest of (a) one year after the completion of the initial Business Combination, (b) subsequent to the initial Business Combination, if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, and (c) following the completion of the initial Business Combination, such future date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of common stock for cash, securities or other property. In August 2020, the Sponsor transferred a total of 100,000 Founder Shares to four independent directors of the Company for the same per-share price initially paid for by the Sponsor. Subsequent to these transfers, the Sponsor held 8,525,000 Founder Shares.

Private placement warrants

Substantially concurrently with the closing of the Initial Public Offering, the Sponsor purchased an aggregate 5,933,333 Private Placement Warrants in the Private Placement. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Business Combination.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

Promissory note—related party

Prior to the Initial Public Offering, the Sponsor loaned the Company an aggregate of $97,250 to cover expenses related to the Initial Public Offering pursuant to a promissory note. The promissory note was non-interest bearing, unsecured and due on the earlier of April 30, 2021 and the closing of the Initial Public Offering. The Company repaid the promissory note in full on August 14, 2020.

Office space and related support services

During August 2020, the Company entered into an agreement with an affiliate of the Sponsor to pay a monthly fee of $20,000 for office space and related support services. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. During the period from June 10, 2020 (inception) through December 31, 2020 the Company incurred approximately $93,000 in expenses for services provided by an affiliate of the Sponsor in connection with the aforementioned agreement. As of December 31, 2020, the Company accrued $20,000 in connection with this agreement, as reflected in the accompanying balance sheet.

Related party loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into Public Warrants at a price of $1.50 per warrant. The Public Warrants would be identical to the Private Placement Warrants. As of December 31, 2020, no Working Capital Loans were outstanding.

6. Commitments and Contingencies

Registration rights

The holders of the Founder Shares, Private Placement Warrants and Public Warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and Public Warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement signed prior to the closing date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

Underwriting agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the price paid by the underwriters in the Initial Public Offering. The underwriters exercised this over-allotment in full concurrently with the closing of the Initial Public Offering. The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.9 million paid upon the closing of the Initial Public Offering. Additionally, a deferred underwriting discount of $0.35 per unit, or approximately $12.1 million will be payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes a Business Combination, subject to the terms of the underwriting agreement.

7. Warrant Liabilities

The Company has outstanding Public Warrants to purchase an aggregate of 6,900,000 shares of the Company’s common stock issued in connection with the Initial Public Offering and outstanding Private Placement Warrants to purchase an aggregate of 5,933,333 shares of the Company’s common stock (including Warrants issued in connection with the consummation of the over-allotment).

The change in fair value of the warrant liabilities is summarized as follows:

Initial fair value of warrant liabilities	$26,602,699
Increase in fair value of warrant liabilities	7,031,641

Warrant liabilities as of December 31, 2020	$33,634,340

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the issuance of shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Public Warrants in accordance with the provisions of the warrant agreement. If the Class A common stock, at the time of any exercise of a Public Warrant, is not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section (18)(b)(1) of the Securities Act, the Company may require warrant holders who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that (i) the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (ii) the Private Placement Warrants

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

will be non-redeemable (except under scenario 2 below) so long as they are held by the initial purchasers or such purchasers’ permitted transferees, (iii) the Private Placement Warrants may be exercised by the holders on a cashless basis, and (iv) the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants are entitled to registration rights. If the Private Placement Warrants are held by someone other than the initial stockholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption:

1.	For cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

2.	For class A common stock (commencing 90 days after the warrants become exercisable):

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock to be determined by reference to a table included in the warrant agreement, based on the redemption date and the fair market value of Class A common stock;

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

•	if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A common stock) as the outstanding Public Warrants; and

•

if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

If the Company calls the Public Warrants for redemption, under scenario 1 above, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation. If the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at a newly issued price of less than $9.20 per share of common stock, the exercise price of the Warrants will be adjusted to be equal to 115% of the newly issued price. Additionally, in no event will the Company be required to net cash

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

settle the Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such Warrants. In such a situation, the Warrants would expire worthless.

8. Stockholders’ Equity

Class A common stock—The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share on each matter on which they are entitled to vote. As of December 31, 2020, there were 34,500,000 shares of Class A common stock issued and outstanding, including 29,428,392 shares of Class A common stock subject to possible redemption.

Class F common stock—The Company is authorized to issue 20,000,000 shares of Class F common stock with a par value of $0.0001 per share. Holders of the Company’s Class F common stock are entitled to one vote for each share on each matter on which they are entitled to vote. The Class F common stock will automatically convert into Class A common stock at the time of the consummation of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis. As of December 31, 2020, there were 8,625,000 of Class F common stock outstanding.

Only holders of the Founder Shares will have the right to elect all of the Company’s directors prior to the initial Business Combination. Otherwise, holders of Class A common stock and Class F common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law or the applicable rules of the New York Stock Exchange then in effect.

In the case that additional Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which the Class F common stock shall convert into Class A common stock will be adjusted (unless the holders of a majority of the outstanding Class F common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A common stock issuable upon conversion of all Class F common stock will equal, in the aggregate, 20% of the sum of the total number of all common stock outstanding upon the completion of the Initial Public Offering plus all Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination.

Preferred stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of December 31, 2020, there were no preferred stock issued or outstanding.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

9. Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that are measured on a recurring basis as of December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value. Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period.

	December 31, 2020
	Fair Value	Valuation Method
Assets
Investments held in Trust Account	$345,018,957	Level 1 - Quoted prices in active markets for identical assets

Liabilities
Public Warrant liability	$16,974,000	Level 1 - Quoted prices in active markets for identical liabilities
Private Placement Warrant liability	$16,660,340	Level 3 - Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing liabilities

As of December 31, 2020, the recorded values of cash, accounts payable and accrued expenses and franchise tax payable approximate their fair values due to the short-term nature of these instruments.

Investments held in Trust Account

Investments held in Trust Account are invested in a U.S. Treasury Securities Money Market Fund as of December 31, 2020. None of the balance in the Trust Account was held in cash as of December 31, 2020.

Warrant liabilities

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement Warrants	Public Warrants	Warrant Liabilities
Fair value as of June 10, 2020	$—	$—	$—
Initial measurement on August 14, 2020(1)	13,116,725	13,485,974	26,602,699
Change in valuation(2)(3)	3,543,615	3,488,026	7,031,641

Fair value as of December 31, 2020(4)	$16,660,340	$16,974,000	$33,634,340

(1)

Initial fair value for the Warrants on August 14, 2020, the date of the Company’s Initial Public Offering, was determined using a closed form barrier option simulation model and a modified Black-Scholes option pricing model, with consideration of the redemption features of the Warrants. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

The key inputs into the modified Black-Scholes option pricing model for the Warrants were as follows at initial measurement:

Input	August 14, 2020 (Initial Measurement)
Risk-free interest rate	0.45%
Expected volatility	32.5%
Dividend yield	0.0%
Expected term (years)	6 years
Exercise price	$11.50

The risk-free interest rate is based on the U.S. Treasury yield curve in effect on the date of valuation equal to the remaining expected life of the Warrants. Expected volatility is based on actual historical volatility of publicly traded warrants for comparable special purpose acquisition companies and the Russell 3000 Index as of the valuation date. The dividend yield percentage is zero because the Company does not currently pay dividends, nor does it intend to do so during the expected term of the Warrants.

(2)	Changes in valuation are recognized as a change in fair value of warrant liabilities in the Statement of Operations.
(3)

Due to the use of quoted prices in an active market (Level 1) to measure the fair value of the Public Warrants subsequent to initial measurement, the Company had transfers out of Level 3 totaling $17.0 million during the period from August 14, 2020 through December 31, 2020.

(4)	The key inputs into the modified Black-Scholes option pricing model for the Private Placement Warrants were as follows as of December 31, 2020:

Input	December 31, 2020
Risk-free interest rate	0.36%
Volatility	32.1%
Dividend yield	0.0%
Expected term (years)	6 years
Exercise price	$11.50

The risk-free interest rate is based on the U.S. Treasury yield curve in effect on the date of valuation equal to the remaining expected life of the Private Placement Warrants. Volatility is based on the implied volatility of the Company’s Public Warrants as of the valuation date. The dividend yield percentage is zero because the Company does not currently pay dividends, nor does it intend to do so during the expected term of the Private Placement Warrants.

10. Income Tax

The Company did not have any significant deferred tax assets or liabilities as of December 31, 2020.

The Company’s net deferred tax assets are as follows:

Deferred tax asset	December 31, 2020
Organizational costs and net operating loss	$333,614

Total deferred tax asset	333,614
Valuation allowance	(333,614)

Deferred tax asset, net of allowance	$—

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

The income tax provision consists of the following:

December 31, 2020
Federal:
Current	$—
Deferred	(333,614)

State:
Current	$—
Deferred	—
Change in valuation allowance	333,614

Income tax provision	$—

As of December 31, 2020, the Company had U.S. federal net operating loss carryovers of $93,065 available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from June 10, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $333,614.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 is as follows:

December 31, 2020
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Increase in fair value of warrant liabilities	(18.5)%
Change in valuation allowance	(2.5)%

Income tax provision	0.0%

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the relevant taxing authority.

11. Subsequent Events

The notes to the financial statements include a discussion of material events, which have occurred subsequent to December 31, 2020 (referred to as “subsequent events”) through the date these financial statements were issued. Management has evaluated the subsequent events through this date and has concluded that no other material subsequent events have occurred that require additional adjustment or disclosure in the financial statements, with the exception of the Restatement.

FORTRESS VALUE ACQUISITION CORP. II

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2021 (Unaudited)	December 31, 2020
Assets:
Current assets:
Cash	$162,532	$1,313,454
Prepaid expenses	347,635	345,938

Total current assets	510,167	1,659,392
Investments held in Trust Account	345,007,390	345,018,957

Total Assets	$345,517,557	$346,678,349

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$5,507,767	$1,573,061
Franchise tax payable	49,315	112,022
Total current liabilities	5,557,082	1,685,083

Deferred underwriting commissions payable	12,075,000	12,075,000
Warrant liabilities	20,798,345	33,634,340

Total Liabilities	38,430,427	47,394,423

Commitments and Contingencies

Class A common stock, $0.0001 par value; 30,208,712 and 29,428,392 shares subject to possible redemption as of March 31, 2021 and December 31, 2020, respectively	302,087,120	294,283,920

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 4,291,288 and 5,071,608 shares issued and outstanding (excluding 30,208,712 and 29,428,392 shares subject to possible redemption) as of March 31, 2021 and December 31, 2020, respectively	429	507
Class F common stock, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	863	863
Additional paid-in capital	10,807,553	18,610,675
Accumulated deficit	(5,808,835)	(13,612,039)

Total Stockholders’ Equity	5,000,010	5,000,006

Total Liabilities and Stockholders’ Equity	$345,517,557	$346,678,349

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FORTRESS VALUE ACQUISITION CORP. II

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2021

(Unaudited)

General and administrative expenses	$4,999,809
Franchise tax expense	49,315

Loss from operations	(5,049,124)

Other income:
Interest income	16,333
Decrease in fair value of warrant liabilities	12,835,995

Total other income	12,852,328

Net income	$7,803,204

Weighted average shares outstanding, Class A common stock	34,500,000

Basic and diluted net income per share, Class A common stock	$0.00

Weighted average shares outstanding, Class F common stock	8,625,000

Basic and diluted net income per share, Class F common stock	$0.90

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FORTRESS VALUE ACQUISITION CORP. II

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the three months ended March 31, 2021

(Unaudited)

	Common stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class F
	Shares	Amount	Shares	Amount
Balance - December 31, 2020	5,071,608	$507	8,625,000	$863	$18,610,675	$(13,612,039)	$5,000,006
Increase in Class A common stock subject to possible redemption	(780,320)	(78)	—	—	(7,803,122)	—	(7,803,200)
Net income	—	—	—	—	—	7,803,204	7,803,204

Balance - March 31, 2021	4,291,288	$429	8,625,000	$863	$10,807,553	$(5,808,835)	$5,000,010

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FORTRESS VALUE ACQUISITION CORP. II

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the three months ended March 31, 2021

(Unaudited)

Cash Flows from Operating Activities:
Net income	$7,803,204
Adjustments to reconcile net income to net cash used in operating activities:
Interest income from investments held in Trust Account	(16,333)
Decrease in fair value of warrant liabilities	(12,835,995)
Changes in operating assets and liabilities:
Prepaid expenses	(1,697)
Accounts payable and accrued expenses	3,934,706
Franchise tax payable	(62,707)

Net cash used in operating activities	(1,178,822)

Cash Flows from Investing Activities:
Interest income received from Trust Account	27,900

Net cash provided by investing activities	27,900

Net change in cash	(1,150,922)
Cash - beginning of the period	1,313,454
Cash - end of the period	$162,532

Supplemental disclosure of non-cash financing activities:
Increase in Class A common stock subject to possible redemption	$7,803,200

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Organization and Business Operations

Fortress Value Acquisition Corp. II (the “Company”) is a blank check company incorporated in Delaware on June 10, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to capitalize on the ability of its management team to identify, acquire and operate a business that may provide opportunities for attractive risk-adjusted returns. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

All activity from June 10, 2020 (inception) through March 31, 2021 relates to the Company’s formation, completion of the initial public offering (“Initial Public Offering”), and since the closing of the Initial Public Offering, the search for a Business Combination candidate and activities in connection with the proposed merger. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on August 11, 2020. On August 14, 2020, the Company consummated its Initial Public Offering of 34,500,000 units (“Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), which included the issuance of 4,500,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $345.0 million and incurring offering costs of approximately $19.4 million, inclusive of approximately $12.1 million in deferred underwriting commissions (Note 4). Each Unit consists of one share of Class A common stock and one-fifth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 5).

Substantially concurrently with the closing of the Initial Public Offering, the Company consummated a private placement (“Private Placement”) of 5,933,333 warrants (the “Private Placement Warrants” and together with the “Public Warrants”, the “Warrants”), at a price of $1.50 per Private Placement Warrant, with the Company’s Sponsor, Fortress Acquisition Sponsor II LLC (the “Sponsor”), generating gross proceeds of $8.9 million (see Note 3).

Upon the closing of the Initial Public Offering and Private Placement, $345.0 million ($10.00 per Unit) of the aggregate net cash proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a U.S.-based trust account (“Trust Account”) at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The cash proceeds held in the Trust Account were subsequently invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account as described below.

As of March 31, 2021, the Company had $162,532 in cash held outside of the Trust Account. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company’s initial Business

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if any, and excluding the amount of any deferred underwriting discount held in trust) at the time of the Company signing a definitive agreement in connection with its initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

On February 21, 2021, the Company and ATI Physical Therapy entered into an Agreement and Plan of Merger (the “Merger Agreement”), to effect a Business Combination between FVAC Merger Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and Wilco Holdco, Inc., a Delaware corporation (“ATI”). The proposed Business Combination with ATI pursuant to the Merger Agreement and the other transactions contemplated thereby (collectively, the “ATI Business Combination”) will constitute a “Business Combination” as contemplated by the Company’s Amended and Restated Certificate of Incorporation. The Merger Agreement and the Business Combination were unanimously approved by the board of directors of the Company on February 21, 2021.

For more information about the Merger Agreement and the proposed ATI Business Combination, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 22, 2021 and the proxy materials filed with the SEC. Unless specifically stated, this Quarterly Report does not give effect to the proposed ATI Business Combination and does not contain the risks associated with the proposed ATI Business Combination. Such risks and effects relating to the proposed ATI Business Combination are included in the proxy materials filed with the SEC.

The Company will provide its stockholders of Public Shares (“Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirement, or the Company decides to obtain stockholder approval for business or other reasons, it will: (i) conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and (ii) file proxy materials with the SEC. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount in the Trust Account (approximately $10.00 per share as of March 31, 2021), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay for the Company’s tax obligations, calculated as of two business days prior to the consummation of the Business Combination. The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 4). The Company’s amended and restated certificate of incorporation provides that in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the initial business combination and after payment of the deferred underwriting commissions. In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC,

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

and file tender offer documents with the SEC prior to completing a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with the ATI Business Combination, the initial stockholders (as defined below) have agreed in connection with the proposed ATI Business Combination to vote their Founder Shares (as defined in Note 3) and any Public Shares purchased during or after the Initial Public Offering in favor of certain proposals relating to the proposed ATI Business Combination, and any proposals reasonably requested by the Company in connection with the proposed Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the ATI Business Combination.

Notwithstanding the foregoing, the Company’s amended and restated certificate of incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Stockholders with the opportunity to redeem their Class A common stock in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months (August 2022) from the closing of the Initial Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholder and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law.

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses).

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commissions (see Note 4) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account (or less than that in certain circumstances). In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all third parties, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

As of March 31, 2021, the Company had $162,532 in its operating bank account, $7,390 of interest income available in the Trust Account to pay for taxes and working capital deficit of $5,046,915. In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”) (see Note 3). In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” as of March 31, 2021 the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the Sponsor, and the Sponsor has the financial wherewithal to fund the Company, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Business Combination and a minimum one year from the date of issuance of these condensed consolidated financial statements. Over this time period, the Company will be using these funds for paying existing accounts payable and transaction expenses related to the Company’s proposed Business Combination.

Separate trading of Class A common shares and Public Warrants

On September 29, 2020, the Company announced that, commencing October 2, 2020, the holders of the Company’s Units may elect to separately trade the Class A common stock and Public Warrants comprising the Units. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Those Units not separated will continue to trade on the New York Stock Exchange under the symbol “FAII.U,” and each of the shares of Class A common stock and Public Warrants that are separated will trade on the New York Stock Exchange under the symbols “FAII” and “FAII WS,” respectively.

COVID-19

An outbreak of respiratory disease which caused a global pandemic continues to impact global markets. This coronavirus has resulted in enhanced health screenings, healthcare service preparation and delivery, quarantines, cancellations, disruptions to markets, supply chains and customer activity, as well as general concern and uncertainty. The impact of this coronavirus continues to evolve and is affecting the economies of many nations, individual companies and markets in general and may continue to last for an extended period of time.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Management will continue to evaluate the impact of the COVID-19 pandemic and while the virus could have an adverse effect on the future financial results, cash flows and/or planned merger with ATI Physical Therapy, the specific impact is not readily determinable as of the date of these condensed consolidated financial statements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. These condensed consolidated financial statements should be read in conjunction with the Company’s financial statements for the period from June 10, 2020 through December 31, 2020 and footnotes thereto included in the Company’s Annual Report on Form 10-K/A filed with the SEC on May 5, 2021.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed as of March 31, 2021, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of March 31, 2021 and December 31, 2020, respectively.

Investments held in trust account

As of March 31, 2021 and December 31, 2020, respectively, all of the investments held in the Trust Account were held in a money market fund which holds U.S. Treasury Securities. During the three months ended March 31, 2021, the Company withdrew $27,900 of interest earned on the Trust Account to pay its franchise taxes.

Income taxes

The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the United States of America is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020, respectively. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Class A common stock subject to possible redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of March 31, 2021 and December 31, 2020, respectively, 30,208,712 and 29,428,392 shares of Class A common stock subject to possible redemption at the redemption amount are presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheet.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Net income (loss) per common share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company’s condensed consolidated statement of operations includes a presentation of net income (loss) per share for common stock subject to redemption in a manner similar to the two-class method of net income (loss) per common share.

Net income (loss) per common share, basic and diluted for Class A common stock for the three months ended March 31, 2021 were calculated by dividing (i) the interest income earned on the Trust Account less funds available to be withdrawn from the Trust Account for taxes which resulted in no net income by (ii) the weighted average number of Class A common stock outstanding for the period.

Net income (loss) per common share, basic and diluted for Class F common stock for the three months ended March 31, 2021 were calculated by dividing (i) the net income (loss) less net income attributable to Class A common stock by (ii) the weighted average number of Class F common stock outstanding for the period.

The Company has not considered the effect of the Warrants sold in the Initial Public Offering (including the consummation of the over-allotment) and Private Placement to purchase an aggregate of 12,833,333 shares of Class A common stock in the calculation of diluted income per share, since the exercise of the Warrants into Class A common shares is contingent upon the occurrence of future events (see Note 5). For the three months ended March 31, 2021, the average market price of the Company’s Class A common stock was below the Warrants’ $11.50 exercise price.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which at times may exceed the Federal depository insurance coverage of $250,000. As of March 31, 2021 and December 31, 2020, respectively, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Warrant liabilities

The Company accounts for its outstanding Public Warrants and Private Placement Warrants in accordance with the guidance contained in Accounting Standards Codification 815-40, “Derivatives and Hedging — Contracts on an Entity’s Own Equity” (“ASC 815-40”) and determined that the Warrants do not meet the criteria for equity treatment thereunder. As such, each warrant must be recorded as a liability and is subject to re-measurement at each balance sheet date and any change in fair value is recorded in the Company’s condensed consolidated statement of operations.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

3. Related Party Transactions

Founder shares

In June 2020, the Company issued an aggregate of 8,625,000 shares of Class F common stock to the Sponsor (the “Founder Shares”) in exchange for an aggregate capital contribution of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment (see Note 5).

The initial stockholders have agreed to (A) vote all of their Founder Shares in favor of the Business Combination and each of the other proposals set forth in the proxy statement for the Business Combination, (B) vote all of their Founder Shares against certain other actions, including any action expected to result in a breach of the Merger Agreement or any alternative business combination and (C) certain restrictions on their Founder Shares, including (x) to not redeem or tender any of their Class A common stock in connection with any such vote or in connection with any vote to amend the Company’s current charter and (y) to not transfer any (1) Founder Shares (or shares of Class A common stock issuable upon conversion thereof) until the earliest to occur of: (i) if the closing of the Business Combination does not occur, (a) one year after the completion of the Company’s initial business combination, (b) subsequent to the initial business combination if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted under certain conditions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, and (c) the date following the completion of the Company’s initial business combination on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company public stockholders having the right to exchange their shares of common stock for cash, securities or other property; (ii) if the closing of the Business Combination does occur, (a) 180 days after the closing, and (b) the date following the closing on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property , or (2) Private Placement Warrants (or shares of Class A common stock issuable upon conversion thereof) until 30 days after the completion of the Company’s initial business combination, in each case, upon the terms and subject to the conditions set forth in the that certain amended and restated letter agreement dated February 21, 2021, by and among the Company, ATI and the initial stockholders (the “Sponsor Letter Agreement”).

In August 2020, the Sponsor transferred a total of 100,000 Founder Shares to four independent directors of the Company for the same per-share price initially paid for by the Sponsor. Subsequent to these transfers, the Sponsor held 8,525,000 Founder Shares.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Private placement warrants

Substantially concurrently with the closing of the Initial Public Offering, the Sponsor purchased an aggregate 5,933,333 Private Placement Warrants in the Private Placement. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Business Combination. Pursuant to the Sponsor Letter Agreement, the Sponsor has agreed to transfer and surrender, for no consideration, 2,966,667 of its Private Placement Warrants subject to and immediately prior to the consummation of the Business Combination.

Office space and related support services

During August 2020, the Company entered into an agreement with an affiliate of the Sponsor to pay a monthly fee of $20,000 for office space and related support services. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. During the three months ended March 31, 2021, the Company incurred $60,000 in expenses for services provided by an affiliate of the Sponsor in connection with the aforementioned agreement.

Related party loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of March 31, 2021 and December 31, 2020, respectively, no Working Capital Loans were outstanding.

4. Commitments and Contingencies

Registration rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement signed prior to the closing date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Underwriting agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the price paid by the underwriters in the Initial Public Offering. The underwriters exercised this over-allotment in full concurrently with the closing of the Initial Public Offering. The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.9 million paid upon the closing of the Initial Public Offering. Additionally, a deferred underwriting discount of $0.35 per unit, or approximately $12.1 million will be payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes a Business Combination, subject to the terms of the underwriting agreement.

5. Warrant Liabilities

The Company has outstanding Public Warrants to purchase an aggregate of 6,900,000 shares of the Company’s common stock issued in connection with the Initial Public Offering and outstanding Private Placement Warrants to purchase an aggregate of 5,933,333 shares of the Company’s common stock (including Warrants issued in connection with the consummation of the over-allotment).

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The decrease in fair value of the warrant liabilities is summarized as follows:

Warrant liabilities as of December 31, 2020	$33,634,340
Decrease in fair value of warrant liabilities	(12,835,995)

Warrant liabilities as of March 31, 2021	$20,798,345

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the issuance of shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Public Warrants in accordance with the provisions of the warrant agreement. If the Class A common stock, at the time of any exercise of a Public Warrant, is not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section (18)(b)(1) of the Securities Act, the Company may require warrant holders who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that (i) the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (ii) the Private Placement Warrants will be non-redeemable (except under scenario 2 below) so long as they are held by the initial purchasers or such purchasers’ permitted transferees, (iii) the Private Placement Warrants may be exercised by the holders on a cashless basis, and (iv) the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants are entitled to registration rights. If the Private Placement Warrants are held by someone other than the initial stockholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption:

1.	For cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations,

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

2.	For Class A common stock (commencing 90 days after the warrants become exercisable):

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock to be determined by reference to a table included in the warrant agreement, based on the redemption date and the fair market value of Class A common stock;

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

•	if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A common stock) as the outstanding Public Warrants; and

•

if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

If the Company calls the Public Warrants for redemption, under scenario 1 above, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation. If the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at a newly issued price of less than $9.20 per share of common stock, the exercise price of the Warrants will be adjusted to be equal to 115% of the newly issued price. Additionally, in no event will the Company be required to net cash settle the Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such Warrants. In such a situation, the Warrants would expire worthless.

6. Stockholders’ Equity

Class A common stock—The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share on each matter on which they are entitled to vote. As of March 31, 2021 and December 31, 2020, respectively, there were 34,500,000 shares of Class A common stock issued and outstanding, including 30,208,712 and 29,428,392 shares of Class A common stock subject to possible redemption.

Class F common stock—The Company is authorized to issue 20,000,000 shares of Class F common stock with a par value of $0.0001 per share. Holders of the Company’s Class F common stock are entitled to one

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

vote for each share on each matter on which they are entitled to vote. The Class F common stock will automatically convert into Class A common stock at the time of the consummation of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis. As of March 31, 2021 and December 31, 2020, respectively, there were 8,625,000 shares of Class F common stock issued and outstanding.

Only holders of the Founder Shares will have the right to elect all of the Company’s directors prior to the initial Business Combination. Otherwise, holders of Class A common stock and Class F common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law or the applicable rules of the New York Stock Exchange then in effect.

In the case that additional Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which the Class F common stock shall convert into Class A common stock will be adjusted (unless the holders of a majority of the outstanding Class F common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A common stock issuable upon conversion of all Class F common stock will equal, in the aggregate, 20% of the sum of the total number of all common stock outstanding upon the completion of the Initial Public Offering plus all Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination.

Preferred stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of March 31, 2021 and December 31, 2020, respectively, there were no preferred stock issued and outstanding.

7. Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that are measured on a recurring basis as of March 31, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value. Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. There were no transfers between levels for the three months ended March 31, 2021.

	Fair Value
	March 31, 2021	December 31, 2020	Valuation Method

Assets

Investments held in Trust Account	$345,007,390	$345,018,957	Level 1 - Quoted prices in active markets for identical assets

Liabilities

Public Warrant liability	$10,902,000	$16,974,000	Level 1 - Quoted prices in active markets for identical liabilities

Private Placement Warrant liability	$9,896,345	$16,660,340	Level 3 - Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing liabilities

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of March 31, 2021 and December 31, 2020, respectively, the recorded values of cash, accounts payable and accrued expenses and franchise tax payable approximate their fair values due to the short-term nature of these instruments.

Investments held in Trust Account

Investments held in Trust Account are invested in a U.S. Treasury Securities Money Market Fund as of March 31, 2021 and December 31, 2020, respectively. None of the balance in the Trust Account was held in cash as of March 31, 2021 and December 31, 2020, respectively.

Warrant liabilities

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement Warrants	Public Warrants	Warrant Liabilities
Fair value as of December 31, 2020	$16,660,340	$16,974,000	$33,634,340
Change in valuation(1)	(6,763,995)	(6,072,000)	(12,835,995)

Fair value as of March 31, 2021(2)	$9,896,345	$10,902,000	$20,798,345

(1)	Changes in valuation are recognized as a change in fair value of warrant liabilities in the condensed consolidated statement of operations.
(2)	The key inputs into the modified Black-Scholes option pricing model for the Private Placement Warrants were as follows as of March 31, 2021:

Input	March 31, 2021
Risk-free interest rate	0.92%
Volatility	23.1%
Dividend yield	0.0%
Expected term (years)	6 years
Exercise price	$11.50

The risk-free interest rate is based on the U.S. Treasury yield curve in effect on the date of valuation equal to the remaining expected life of the Private Placement Warrants. Volatility is based on the implied volatility of the Company’s Public Warrants as of the valuation date. The dividend yield percentage is zero because the Company does not currently pay dividends, nor does it intend to do so during the expected term of the Private Placement Warrants.

8. Income Tax

The Company’s net deferred tax assets are as follows:

	March 31, 2021	December 31, 2020
Deferred tax asset
Organizational costs and net operating loss	$1,390,500	$333,614

Total deferred tax asset	1,390,500	333,614
Valuation allowance	(1,390,500)	(333,614)

Deferred tax asset, net of allowance	$—	$—

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The income tax provision consists of the following:

	March 31, 2021	December 31, 2020
Federal:
Current	$—	$—
Deferred	(1,056,886)	(333,614)

State:
Current	$—	$—
Deferred	—	—
Change in valuation allowance	1,056,886	333,614

Income tax provision	$—	$—

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the relevant taxing authority.

9. Subsequent Events

The notes to the condensed consolidated financial statements include a discussion of material events, which have occurred subsequent to March 31, 2021 (referred to as “subsequent events”) through the date these condensed consolidated financial statements were issued. Management has evaluated the subsequent events through this date and has concluded that no material subsequent events have occurred that require additional adjustment or disclosure in the condensed consolidated financial statements.

ATI Physical Therapy, Inc.

196,770,282 shares of Common Stock

Up to 9,866,657 shares of Common Stock Issuable upon Exercise of the

Warrants

PROSPECTUS

July 30, 2021